As filed with the Securities and Exchange Commission on July 15, 2022

File No. 000-56446

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

Blackstone Private Equity Strategies Fund L.P.

(Exact name of registrant as specified in charter)

Delaware	88-1872156
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

345 Park Avenue, 27th Floor	10154
New York, NY	(Zip Code)
(Address of principal executive offices)

(212) 583-5000

(Registrant’s telephone number, including area code)

with copies to:

Rajib Chanda

Benjamin Wells

Nathan Briggs

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, DC 20001

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Limited Partnership Units

Class D Limited Partnership Units

Class I Limited Partnership Units

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

Blackstone Private Equity Strategies Fund L.P. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and the “Fund,” refer to Blackstone Private Equity Strategies Fund L.P.;

•

the term “Feeder” refers to Blackstone Private Equity Strategies Fund (TE) L.P. (the Fund and the Feeder together form “BXPE,” a private investment program, and the term BXPE is used throughout this Registration Statement to refer to the investment program of the Fund and the Feeder as a whole);

•	the term “General Partner” refers to Blackstone Private Equity Strategies Associates, L.P., our general partner;

•	the term “Investment Manager” refers to Blackstone Private Investments Advisors L.L.C., our investment manager;

•	the term “Blackstone” refers collectively to Blackstone Inc. and its subsidiaries and affiliated entities;

•	the term “Sponsor” refers to, as the context or applicable law requires, individually and collectively, the General Partner and the Investment Manager;

•

the term “Unitholders” refers to holders of our limited partnership units (the “Units”). There are three classes of Units available to investors through the Fund: Class S (“Class S” or the “Class S Units”), Class D (“Class D” or the “Class D Units”) and Class I (“Class I” or the “Class I Units”) (each a “Class”);

•

the term “Portfolio Entity” refers, individually and collectively, to any entity owned, directly or indirectly through subsidiaries, by the Fund or Other Blackstone Accounts (as defined below), including as the context requires, portfolio companies, holding companies, special purpose vehicles and other entities through which investments are held; and

•

the term “Other Blackstone Accounts” refers to, as the context requires, individually and collectively, any of the following: investment funds, vehicles, accounts, products and/or other similar arrangements sponsored, advised, and/or managed by Blackstone or its affiliates, whether currently in existence or subsequently established (in each case, including any related successor funds, alternative vehicles, supplemental capital vehicles, surge funds, over-flow funds, co-investment vehicles and other entities formed in connection with Blackstone or its affiliates side-by-side or additional general partner investments with respect thereto), including BXPE Lux (as defined below).

The Fund is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Fund will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).

This Registration Statement does not constitute an offer of BXPE or any other Blackstone fund. Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, we will be subject to the proxy rules in Section 14 of the Exchange Act and the Fund, directors, executive officers, and principal unitholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this Registration Statement constitute forward-looking statements because they relate to future events or our future performance or financial condition. The forward-looking statements contained in this Registration Statement may include statements as to:

•	our future operating results;

•	our business prospects and the prospects of the companies in which we may invest;

•	the impact of the investments that we expect to make;

•	our ability to raise sufficient capital to execute our investment strategy;

•	our ability to source adequate investment opportunities to efficiently deploy capital;

•	the ability of our portfolio companies to achieve their objectives;

•	our current and expected financing arrangements and investments;

•

the effect of global and national economic and market conditions generally upon our operating results, including, but not limited to, changes with respect to inflation, interest rate changes and supply chain disruptions, and changes in government rules, regulations and fiscal policies;

•	the adequacy of our cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Sponsor or any of their affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we may invest;

•	our use of financial leverage;

•	the ability of the Sponsor to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Sponsor or its affiliates to attract and retain highly talented professionals;

•	our ability to structure investments in a tax-efficient manner and the effect of changes to tax legislation and our tax position; and

•	the tax status of the enterprises in which we may invest.

In addition, words such as “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this Registration Statement involve risks and uncertainties. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Item 1A. Risk Factors” and elsewhere in this Registration Statement. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in our operations or the economy generally due to terrorism, natural disasters, epidemics or other events having a broad impact on the economy; and

•	future changes in laws or regulations and conditions in our operating areas.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

ITEM 1	BUSINESS

(a) General Development of Business

Blackstone Private Equity Strategies Fund L.P. forms a part of BXPE, an investment program designed to offer eligible individuals access to Blackstone’s private equity platform (the “PE Platform”). Each of our general partner, Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership, (the “General Partner”) and our investment manager, Blackstone Private Investments Advisors L.L.C. (the “Investment Manager”), a Delaware limited liability company, is an affiliate of Blackstone.

We expect to conduct a continuous private offering (the “Private Offering”) of our Units in reliance on exemptions from the registration requirements of the 1933 Act to investors that are both (i) accredited investors (as defined in Regulation D under the 1933 Act) and (ii) qualified purchasers (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and rules thereunder). BXPE is structured as a perpetual-life strategy, with monthly, fully funded subscriptions and periodic repurchase offers, which we believe enables investors to better manage exposure to the private equity asset class.

(b) [Reserved]

(c) Description of Business

The Fund — Blackstone Private Equity Strategies Fund L.P.

The Fund, a limited partnership, was formed on April 5, 2022 under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Our investment objectives are to deliver medium- to long-term capital appreciation and, to a lesser extent, generate modest current income. We will seek to meet our investment objectives by investing primarily in privately negotiated, equity-oriented investments (“Private Equity Investments”), leveraging the talent and investment capabilities of Blackstone’s PE Platform to create an attractive portfolio of alternative investments diversified across geographies and sectors.

Blackstone and Blackstone Private Equity Overview

Blackstone is the world’s largest alternative asset manager, with total assets under management of $915.5 billion as of March 31, 2022 and approximately 4,030 employees at our headquarters in New York and around the world. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by utilizing extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses include investment vehicles focused on private equity, real estate, public debt and equity, infrastructure, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis.

The key Blackstone businesses underlying BXPE’s investment strategy currently represent total assets under management of $233.2 billion as of March 31, 2022. These businesses include:

Buyout

Buyout investments include control and control-oriented investments in companies with durable businesses. These strategies invest across sectors, industries and geographies, with a focus on business quality, cash flow and actively improving the operations of companies.

- Global Buyout
- Asia Buyout
- Middle Market
- Core Private Equity
- Energy Transition

Growth

Growth-oriented investments include investments in businesses that are growing and looking to further accelerate that growth to achieve market leading positions in their respective sectors. These strategies apply a thematic approach to investing across secular growth trends.

- Growth Equity
- Life Sciences
- Late-Stage, Pre-IPO

Opportunistic

Opportunistic investments include investment opportunities across a wide range of asset classes, sectors, industries, geographies and places in the capital structure. These are typically structured as preferred and structured equity investments, asset purchases or contractual arrangements that generate a yield with a focus on downside protection and less volatile returns.

- Preferred Equity
- Royalties
- GP Stakes
- Life Sciences Yield
- Special Situations

Secondaries

Secondary investments (transactions in limited partner interests in private funds in the secondary market) include transactions across traditional limited partner secondaries as well as general partner or sponsor-led secondaries. Traditional limited partner transactions include secondary market purchases of limited partner interests in mature private funds from original holders seeking liquidity across diverse portfolios. General partner-led transactions include, among other things, secondary transactions involving partial portfolios, fund continuation vehicles, recapitalizations, preferred equity and other structured solutions.

- LP-Led Secondaries
- GP-Led Secondaries

Investment Strategies

The Fund expects to access Private Equity Investments in a variety of ways, including through:

•	Direct Investments: Investments in companies and other private assets, directly or through intermediate entities;

•	Secondary Investments: Secondary market purchases of existing investments in established funds managed by Blackstone affiliates or third-party managers; and

•	Primary Commitments: Capital commitments to commingled, blind pool investment funds managed by Blackstone or third-party managers.

We will employ Blackstone’s thematic, sector-based approach to private equity investing with a focus on transactions where its scale, brand and/or operating intervention capabilities will create competitive advantages for BXPE. In managing BXPE’s Direct Investments, Blackstone intends to remain a disciplined, value-oriented investor engaged in building portfolio companies by supporting management teams and business plans, improving operations, providing access to the Blackstone ecosystem, and evaluating and participating in follow-on investments to support growth.

To a lesser extent, we will also invest in debt and other securities, including but not limited to loans, debt securities, public equities, interests in collateralized debt obligation and loan obligation vehicles, derivatives, money market instruments, cash and cash equivalents (“Debt and Other Securities”). Debt and Other Securities are generally expected to be liquid, and may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

Each investment in Direct Investments, Secondary Investments, Primary Commitments and Debt and Other Securities is referred to as an “Investment.” BXPE expects to make Investments through special purpose vehicles, operating companies or platforms, joint ventures, other investment vehicles and listed companies. Direct Investments may include, without limitation, private and public investments in equity instruments, preferred equity instruments, convertible debt or equity derivative instruments, warrants, options, “PIK” (paid-in-kind) notes, mezzanine debt and “PIPE” (private investments in public equity) transactions.

BXPE will generally seek to invest at least 80% of its net asset value (“NAV”) in Private Equity Investments and up to 20% of its NAV in Debt and Other Securities. Our Investments may vary materially from these indicative allocation ranges, including due to factors such as a large inflow of capital over a short period of time, the Sponsor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or Repurchase Requests (as defined below) and subject to any limitations or requirements relating to applicable law. Certain Investments could be characterized by the Investment Manager, in its discretion, as either Private Equity Investments or Debt and Other Securities depending on the terms and characteristics of such Investments. We may make Investments by investing in or alongside Other Blackstone Accounts, subject to the terms and conditions of our and such Other Blackstone Accounts’ governing documents.

BXPE may utilize leverage, incur indebtedness and provide other credit support for any purpose, including to fund all or a portion of the capital necessary for an Investment, subject to certain limitations, and leverage may be used more heavily by certain investment strategies, such as Debt and Other Securities, particularly during the ramp-up period. See “—Leverage” below for more information regarding BXPE’s utilization of leverage. BXPE may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management. See “Item 1A. Risk Factors” for a discussion of the risks inherent in employing leverage and engaging in hedging transactions.

BXPE Fund Program

BXPE will invest alongside BXPE Lux (as defined below). While BXPE and BXPE Lux have substantially similar investment objectives and strategies and are expected to have highly overlapping investment portfolios and together form the “BXPE Fund Program,” BXPE and BXPE Lux will be operated as distinct investment structures.

“BXPE Lux” means Blackstone Private Equity Strategies Fund SICAV, a Luxembourg alternative investment fund available to individual investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions, together with its master fund, feeder funds, parallel funds and other related entities.

The Investment Manager and the General Partner

The Fund has entered into the investment management agreement (the “Investment Management Agreement”) with Blackstone Private Investments Advisors L.L.C. (previously defined as the “Investment Manager”), and the limited partnership agreement, as may be amended and restated from time to time (the “Partnership Agreement”), with Blackstone Private Equity Strategies Associates L.P. (previously defined as the “General Partner” and, together with the Investment Manager, the “Sponsor”), pursuant to which the Sponsor will manage the Fund on a day-to-day basis.

Overall responsibility for BXPE oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors with respect to our periodic reports under the Exchange Act and certain situations involving conflicts of interest. See “ —The Board of Directors” and “ —Partnership Agreement” below for further information.

The General Partner will delegate the portfolio management function regarding BXPE to the Investment Manager. The Investment Manager will have discretion to make Investments on behalf of BXPE.

The Investment Manager is a newly formed Delaware limited liability company with its business address at 345 Park Avenue, New York, NY 10154, United States of America. The Investment Manager is an affiliate of Blackstone and is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended from time to time (the “Advisers Act”). The Investment Manager will be responsible for initiating, structuring, and negotiating BXPE’s Investments. In addition, the Investment Manager will actively manage each Investment to seek to maximize the value of each Investment.

In consideration for its services, the Investment Manager will be entitled to receive the Management Fee (as defined herein) payable by the Fund. The Investment Manager may separately elect for the Management Fee to be paid (in whole or in part) to an affiliate of the Investment Manager in satisfaction of Management Fee amounts owed to the Investment Manager in connection with services provided by such affiliate to BXPE and/or any Intermediate Entity. See “—Investment Management Agreement” and for a discussion of Fund Expenses, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Management Fee” below for further information.

Each of the Investment Manager and General Partner is an affiliate of Blackstone and, as such, our Investment Manager and General Partner have access to the broader resources of Blackstone, subject to Blackstone’s policies and procedures regarding the management of conflicts of interest.

The Sub-Investment Managers

The Investment Manager has delegated the portfolio management function for a portion of BXPE’s Investments to Blackstone Credit Systematic Strategies LLC (“BCSS”) and Blackstone Liquid Credit Strategies LLC (“BLCS” and together with BCSS the “Sub-Investment Managers,” each being a “Sub-Investment Manager,” and together with the Investment Manager, the “BX Managers”). The Investment Manager will have the ability to determine the portion of BXPE’s Investments that will be managed by each Sub-Investment

Manager, but is not expected to have investment-level discretion for the portion managed by each Sub-Investment Manager. The primary investment focus of the Sub-Investment Managers will be investments in Debt and Other Securities. BCSS primarily seeks to achieve risk-adjusted returns from portfolios of corporate credit assets and derivatives through active diversification and the selection of positions which it believes have attractive return/risk profiles. BLCS primarily seeks to invest in diversified (often leveraged) portfolios of fixed income investments, including first lien senior secured loans, high yield bonds and investment-grade and non-investment grade corporate credit.

In consideration for its services, each Sub-Investment Manager will be entitled to receive a fee payable by the Investment Manager (out of its Management Fee) in an amount to be agreed between the Investment Manager and each Sub-Investment Manager from time to time.

BXPE Structure

Market Opportunity

We believe the market opportunity for private companies relative to public companies presents a compelling opportunity for medium- to long-term capital appreciation and, to a lesser extent, generating modest current income. Private markets represent a wide investable universe. The market for private equity is expected to continue its strong growth experienced in recent years, with the global market forecasted to more than double in size by 2025 as compared to 2020.1

[1]

Source: “The Future is Private: Unlocking the Art of Private Equity in Wealth Management,” Boston Consulting Group (“BCG”) and iCapital (March 1, 2022) at https://www.bcg.com/en-us/publications/2022/unlocking-private-equity-in-wealth-management (Unless otherwise specified therein, all data included in the report is based on BCG’s “Global Wealth Market Sizing 2021” (June 2021) and Preqin’s “Future of Alternatives 2025” (November 2020)).

We believe private equity strategies have several levers to deliver strong returns during unique points of the market cycle. Across market cycles, private equity strategies seek to deliver ongoing value creation by offering strategic and operational support to help companies realize their full potential. Such support is vital when concerning economic indicators such as rising interest rates, inflation and recessionary metrics become more apparent.

The Board of Directors

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors (the “Board of Directors” or “Board”). The Board is responsible for overseeing our periodic reports under the Exchange Act and certain conflicts of interest related to the Sponsor in accordance with the provisions of the Partnership Agreement and any policies of the General Partner. The Board will initially be comprised of four members, one of whom will be independent (the “Independent Directors”) of the Fund and the Sponsor.2 The General Partner may appoint additional directors to the Board from time to time. See “Item 5. Directors and Executive Officers—Biographical Information” for further information regarding the members of the Board.

The Fund will have an Audit Committee, which will initially be comprised of two directors, one of whom is an Independent Director. The Audit Committee will be responsible for selecting our auditor and approving our financial statements, among other matters.

Investment Management Agreement

The description below of the Investment Management Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Management Agreement attached as an exhibit to this Registration Statement.

The Investment Manager will provide management services to us pursuant to the Investment Management Agreement. Under the terms of the Investment Management Agreement, the Investment Manager is responsible for the following:

•	originating and recommending investment opportunities, consistent with the investment objective and strategy of the Fund;

•	monitoring and evaluating our investments;

•

analyzing and investigating potential Portfolio Entities, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds;

•	analyzing and investigating potential dispositions of Investments, including identification of potential acquirers and evaluations of offers made by such potential acquirers;

•	structuring of acquisitions of Investments;

•	identifying bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financial proposals;

•	supervising the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment;

•	monitoring the performance of Portfolio Entities and, where appropriate, providing advice to the management of the Portfolio Entities at the policy level during the life of an Investment;

[2]

The status of an Independent Director under our Partnership Agreement is determined consistent with the independence tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other standards determined by the General Partner.

•	arranging and coordinating the services of other professionals and consultants, including Blackstone; and

•

providing us with such other services as the General Partner may, from time to time, appoint the Investment Manager to be responsible for and perform, consistent with the terms of the Investment Management Agreement.

The Investment Manager’s services under the Investment Management Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. For the avoidance of doubt, the management, policies and operations of the Fund shall be the ultimate responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement. See “—Partnership Agreement” below for further information.

Compensation of the Sponsor

Management Fee

In consideration for its services, the Investment Manager will be entitled to receive a management fee (the “Management Fee”) payable by BXPE equal to, in the aggregate, 1.25% of the Fund’s NAV per annum payable monthly, before giving effect to any accruals for the Management Fee, the Servicing Fee (as defined below), the Performance Participation Allocation (as defined below), pending Unit repurchases, any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity through which BXPE indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable month. The Unitholders in the Feeder will indirectly bear a portion of the Management Fee paid by the Fund, but such expenses will not be duplicated at the Feeder level.

The Investment Manager may elect to receive the Management Fee in cash, Units and/or shares or units of Intermediate Entities. If the Management Fee is paid in Units, such Units may be repurchased at the Investment Manager’s request and will be subject to the volume limitations in Repurchase Program but not the Early Repurchase Deduction.

The Investment Manager has agreed to waive the Management Fee for the first six months following the date on which BXPE first accepts third-party subscriptions for this offering.

Performance Participation Allocation

The General Partner or any other entity so designated by the General Partner (the “Recipient”) is allocated a performance participation (the “Performance Participation Allocation”) by the Fund equal to 12.5% of Total Return subject to a 5% annual Hurdle Amount and a High Water Mark with 100% Catch-Up (each as defined below). Such allocation will be measured on a calendar year basis, be paid quarterly and accrue monthly (subject to pro-rating for partial periods). Investors in the Feeder will indirectly bear a portion of the Performance Participation Allocation payable by the Fund, but such expenses will not be duplicated at the Feeder level. For further information regarding the Performance Participation Allocation (as defined herein), see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Performance Participation Allocation” below.

Administration

The General Partner or the Investment Manager will provide administration services to the Fund, consistent with the Partnership Agreement and Investment Management Agreements. For further information regarding the reimbursement of the costs and expenses incurred by the Sponsor, as applicable, in performing its administrative obligations see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses—Fund Expenses” below for further information.

Partnership Agreement

The description below of the Partnership Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Partnership Agreement attached as an exhibit to this Registration Statement.

Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership, is our General Partner. Overall responsibility for BXPE oversight rests with the General Partner, subject to certain oversight rights held by the Fund’s Board of Directors with respect to our periodic reports under the Exchange Act and certain situations involving conflicts of interest. Without limitation, and subject to the terms of the Partnership Agreement, the General Partner is responsible for and authorized with the following, without any approval of any Unitholder or other person:

•	the management and operation of the Fund;

•	any and all of the objects and purposes of the Fund;

•	to perform all acts and enter into and perform all contracts, other documents and tasks as it may deem necessary or advisable for the Fund;

•	selecting, approving, making and managing Investments generally, including in or alongside any Other Blackstone Accounts;

•	making all decisions concerning the investigation, evaluation, selection, monitoring, acquisition, holding and disposition of Investments; and

•	directing the formulation of investment policies and strategies for the Fund.

Additionally, if it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other considerations of BXPE or of certain current or prospective Unitholders, the General Partner or any of its affiliates may, in its sole discretion, cause BXPE to hold certain investments directly or indirectly through (i) entities that may elect to be classified as corporations for U.S. federal income tax purposes, whether formed in a U.S. or non-U.S. jurisdiction (each a “Corporation”) or (ii) one or more limited liability companies or limited partnerships (each, a “Lower Entity,” and together with any Corporation, “Intermediate Entities”). Management Fees and Performance Participation Allocations (each as described herein) may be paid or allocated, as applicable, in whole or in part, at the level of BXPE or any such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Corporation.

The General Partner or any of its affiliates, in its sole discretion, may also establish one or more feeder vehicles (in addition to the Feeder), to invest through the Fund (each, a “Feeder Vehicle”) if it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other considerations of BXPE or of certain current or prospective Unitholders. The Unitholders in a Feeder Vehicle (including the Feeder) will indirectly bear a portion of the Management Fee paid by the Fund, but such expenses will not be duplicated at the Feeder Vehicle level.

Investment Process Overview

BXPE benefits from an investment committee that is comprised of some of the most senior and experienced investment professionals at Blackstone, including Jonathan Gray (President and COO of Blackstone), David Blitzer (Global Head of Tactical Opportunities), Joan Solotar (Global Head of Private Wealth Solutions), Joseph Baratta (Global Head of Private Equity), Michael Chae (CFO of Blackstone), Christopher James (COO of Tactical Opportunities), Lionel Assant (European Head of Private Equity), Vik Sawhney (CAO of Blackstone and Global Head of Institutional Client Solutions) and Todd Hirsch (Senior Managing Director) (the “BXPE Investment Committee”).

All Investments led by BXPE are reviewed and approved by the BXPE Investment Committee. Investments led by Other Blackstone Accounts in which BXPE has invested in or alongside, including BXPE Lux, are reviewed and approved by a subset of the BXPE Investment Committee to ensure that investments led by such Other Blackstone Accounts are consistent with the BXPE investment mandate and the portfolio allocation described herein. Central to BXPE’s investment strategy is the precondition that shared investments have been evaluated by the underlying businesses. Each of Blackstone’s investment businesses employs a thorough investment origination, diligence, and selection process, and each such investment must be approved by each group’s respective investment committee.

At the core of Blackstone’s investment strategy is a rigorous investment origination, selection and investment decision process with considerable emphasis on monitoring and reporting the performance of the ongoing investment portfolio. Blackstone’s investment review and monitoring process—from the initial identification of an investment opportunity to the final decision, through to ultimate monetization—is a disciplined approach designed to screen out transactions with excessive risk, actively monitor investments and capitalize on opportunities to maximize valuation upon exit. The following is a general outline of our investment process:

Sourcing

We believe that Blackstone occupies a unique position in the global alternative asset management industry today. We believe the size and performance of each of Blackstone’s asset management businesses along with its extensive experience managing alternative investment funds across a wide range of asset classes throughout a variety of market conditions and economic cycles offers us a distinct competitive advantage in identifying and addressing opportunities. Additionally, given Blackstone’s global network of industry-expert advisors, its platform produces significant deal flow and a reservoir of resources that we seek to leverage during the investment process. Moreover, we believe that Blackstone businesses are highly synergistic with each other, often enabling us to source and execute proprietary transactions where other market participants are unable. Lastly, we believe that Blackstone’s scale, institutional reputation and franchise all afford us a differentiated capability in accessing proprietary opportunities, and make Blackstone the partner of choice with companies, potential partners, management teams and financial intermediaries.

The PE Platform proactively originates and screens hundreds of potential investments annually, encompassing many sectors as well as niche sub-sectors where fewer firms have expertise. We anticipate that the PE Platform teams will directly originate investment opportunities arising out of the market. Blackstone has extensive relationships with a broad range of market participants, companies and other counterparties that we expect to yield attractive investment opportunities.

Due Diligence

Members of the investment teams within the PE Platform are responsible for selecting, evaluating, structuring, diligencing, negotiating, executing, managing and exiting direct investments, as well as pursuing potential operational improvements and value creation initiatives. The hallmark of Blackstone’s approach to investment selection is to rigorously investigate an investment opportunity in order to quantify the potential investment’s relative risks and rewards. The process is a thorough and disciplined approach to investment screening and selection that allows Blackstone’s investment team to allocate its resources only to opportunities with a significant chance of completion and the potential for attractive risk-adjusted returns.

Staffing decisions are made on a global basis; investment teams include professionals from Blackstone’s dedicated team. The team is further supplemented, as appropriate, with one or more of Blackstone’s key advisors and, in certain situations, with member(s) of Blackstone’s Portfolio Operations, Capital Markets, environmental, social, and governance (“ESG”) and Government Relations groups. Investment opportunities under active consideration are discussed at weekly Monday meetings with the PE Platform’s entire team.

Investment Committee

Across the PE Platform, the key findings of the underlying team’s due diligence, investment thesis, concerns, value-added business plan and corresponding detailed financial estimates and key sensitivities are compiled in a comprehensive memorandum that forms the basis for a discussion by the relevant investment committees for each of the respective business units in the PE Platform. For shared deals, the relevant investment committee of the underlying business unit then makes the final decision regarding each investment, including the binding bid valuation, key terms, and tactics. A subset of the BXPE Investment Committee ensures that investments led by Other Blackstone Accounts and shared with BXPE are consistent with the BXPE investment mandate and the portfolio allocation described herein. BXPE’s Investment Committee goes through the same process for investments led by BXPE professionals including fund commitments to Other Blackstone Accounts and Direct Investments sourced by the BXPE team. We believe the BXPE Investment Committee, which consists of some of the most experienced Blackstone investment professionals, is a critical factor in our success. This group assesses the quality of due diligence, business models, valuations and risks on both a deal-specific and comparative basis.

BXPE will leverage the various investment, asset management, portfolio operations, finance, and legal and compliance professionals located around the globe providing expertise to the PE Platform. For further information regarding the Investment Committee, see “Item 5. Directors and Executive Officers—Committees—Investment Committee.”

Monitoring / Value Creation

Risk Management. A well-identified and controlled risk profile is a crucial part of our investment methodology. We seek to control risk in a number of ways that may include diversification across investment strategies, underlying instruments, geography and the expected maturity or holding periods of positions; hedging of foreign exchange, interest rate and credit spread exposure; selective use of leverage; risk analysis; and operational controls.

The asset management and investment teams within the PE Platform seek to continuously conduct risk analyses on the investments in its portfolios. Some of the types of analyses the teams expect to conduct include review of underwriting prior to investing, review of performance against underwriting assumptions, measurement of industry, asset class and geographic exposure and scenario analysis.

We believe that many of the risks borne by our business are likely to be idiosyncratic in nature, and investment outcomes may depend more on the quality of underwriting and strategy execution than broader market trends. As part of our risk management, we will seek to control the movement of cash and custody of assets, audit and due diligence of servicing partners and deal performance monitoring and rigorous financial reporting requirements.

The judgment and experience of the senior members of our asset management and investment teams, as well as the oversight of the BXPE Investment Committee will play a significant role in managing our risk profile.

Portfolio Operations and Asset Management. Blackstone has made significant investments in the Portfolio Operations Group to further expand the scale, performance impact and potential of our engagement and value creation across its portfolio.

Blackstone’s Portfolio Operations Group is expected to be an important contributor to our investment performance. Blackstone’s team of operating professionals, senior and operating advisors,4 and Portfolio Entity board members / chairpersons partner closely with Blackstone’s investment professionals and portfolio executives, leveraging Blackstone’s scale and expertise to drive value for our companies over the investment lifecycle. We believe our strong ecosystem of talent, sector and functional expertise and networks and playbooks form a strong operating platform that we can mobilize on an integrated basis to build, grow, optimize and defend our investments. Blackstone’s Portfolio Operations group is squarely focused on helping our businesses grow and transform in addition to continuing to drive operating improvements. Our ability to grow and transform our businesses is essential to generating strong returns. They marshal the group’s functional expertise in (i) growth (e.g., data science, talent, salesforce efficiency, pricing, digital transformation) and (ii) cost / efficiency (e.g., procurement, group healthcare, lean, enterprise risk, sustainability) to drive fit-for-purpose operating interventions that are customized to each of our companies, helping management achieve their underwritten business goals. We believe the Portfolio Operations Group and our engagement model deliver an integrated spectrum of operational capabilities, spanning growth and efficiency-focused platforms, expertise, infrastructure, and networks, which provide our deal teams and Portfolio Entities with meaningful and differentiated competitive advantages.

To execute value-added strategic and operating initiatives, Blackstone works with Portfolio Entity board members, functional experts within the Portfolio Operations Group, the Blackstone Capital Markets Group, and third-party industry-specific experts. These resources improve our asset management capabilities, help optimize capital structure, inform business strategy, optimize operations and cash flows, and enhance exit value. We also analyze information across our Portfolio Entities, such as management incentive plans or cybersecurity compliance, to develop benchmarks and implement best practices across the portfolio.

We will focus on business building, strategy, carve-outs, post-merger integration, operational improvement, finance effectiveness, turnarounds and restructurings, and preparing our companies for exit. Blackstone utilizes a number of processes to execute value creation strategies, such as appointing experienced industry executives to serve on the board and creating a management compensation package based on achievement of the value-added business plan. Blackstone will also actively monitor our portfolio’s performance through conducting regular portfolio reviews, as well as sharing progress updates with our investment teams through monthly operational and financial key performance indicator reporting. The portfolio reviews are designed to measure actual performance against the base case to highlight potential value-creation opportunities.

Blackstone seeks to utilize the experience and relationships of directors on the boards of our Portfolio Entities to assist with key operational and strategic initiatives and value creation. These directors include present and former industry leaders and CEOs who have often been specifically recruited by Blackstone for their particular expertise across a specific asset class or industry as well as with macro or policy issues worldwide. They are expected to help us proactively identify investment themes before they are broadly apparent in the marketplace, make introductions to and conduct diligence on management teams, identify and evaluate potential risks, and diligence aspects of potential investment opportunities across a number of facets.

[4]

Senior and executive advisors are not Blackstone employees. There can be no assurance that such professionals will continue to be associated with the fund throughout the life of the fund. The level of involvement and role of the advisors and consultants with each Blackstone portfolio company may vary, including having no involvement or role at all.

High quality management teams are a critical component of the value creation strategy. The Blackstone team maintains an extensive informal network of relationships with key industry executives. These relationships, which are continuously cultivated by Blackstone’s team and the centralized Portfolio Operations Group, are strengthened by Blackstone’s strong global reputation, local presence in key geographic regions, and track record of value-added partnerships. They can help us to identify and recruit quality management teams to lead our companies. Blackstone also maintains strong relationships at the senior-most levels of key executive recruitment firms.

Data Science. We believe that our ability to leverage Blackstone’s dedicated data science team is a distinct competitive advantage and is differentiated across the private equity space. Blackstone Data Science is comprised of over 30 data scientists and engineers who work closely with Blackstone’s business units to drive value-add throughout the deal lifecycle. In this capacity, the team collaborates with our investment team by (i) leveraging alternative datasets to inform deal sourcing; (ii) utilizing statistical models and big data for investment diligence; and (iii) building predictive models and data science teams to drive operating efficiency. We believe that leveraging data and analytics during the underwriting process is critical in gaining a differentiated lens to inform our investment decisions. Additionally, this team works with Blackstone’s Portfolio Entity management teams to deploy machine learning and help to develop data and analytics capabilities within their businesses. We believe that data science is mission critical to today’s business world as it can allow companies to quantify “gut” feeling, automate processes, operate with superior precision, and leverage new and differentiated data. We believe Blackstone Data Science has been critical in helping to differentiate us with management teams.

Allocation of Investment Opportunities

BXPE will invest alongside BXPE Lux as part of the BXPE Fund Program. While BXPE and BXPE Lux have substantially similar investment objectives and strategies and are expected to have highly overlapping investment portfolios, BXPE and BXPE Lux will be operated as distinct investment structures. As a result, certain conflicts may arise between BXPE and BXPE Lux with respect to the allocation of investment opportunities. Investment opportunities will be allocated between BXPE and BXPE Lux in accordance with Blackstone’s prevailing policies and procedures on a basis that the Sponsor believes to be fair and reasonable in its sole discretion, which may be pro rata based on available capital, subject to the following considerations: (x) any applicable investment strategies, mandates, objectives, focus, parameters, guidelines, limitations, liquidity positions and requirements of BXPE and BXPE Lux; (y) available capital of BXPE and BXPE Lux; and (z) legal, tax, accounting, regulatory and any other considerations deemed relevant by the Sponsor, including, without limitation, the considerations described in “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Other Blackstone Accounts; Allocation of Investment Opportunities.”

Additionally, because the BXPE Fund Program invests across the Blackstone PE Platform, it is expected that its investment strategy will overlap to some degree with that of Other Blackstone Accounts that are actively investing and similarly overlap with future Other Blackstone Accounts. Although the BXPE Fund Program may make unique investments that are not shared by Other Blackstone Accounts outside of the BXPE Fund Program, it is expected that many investment opportunities will be shared with Other Blackstone Accounts outside of the BXPE Fund Program to the extent such opportunities fall within the narrower investment strategy of such Other Blackstone Account and our broader investment strategy across the BXPE Fund Program. This overlap will from time to time create conflicts of interest, which the Sponsor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures. Moreover, under certain circumstances, investment opportunities sourced and/or identified by the Sponsor and that fall within the BXPE Fund Program’s investment strategy and objective are expected to be allocated on a priority basis in whole or in part to Portfolio Entities, Other Blackstone Accounts, Portfolio Entities of Other Blackstone Accounts, or Blackstone.

With respect to Other Blackstone Accounts outside the BXPE Fund Program with investment objectives or guidelines that overlap with ours but that do not have contractual investment priorities, investment opportunities are allocated among us and one or more Other Blackstone Accounts in accordance with Blackstone’s prevailing policies and procedures on a basis that the Sponsor and its affiliates believe to be fair and reasonable in their sole discretion, subject to the following considerations: (x) any applicable investment strategies, investment mandates, objectives, focus, parameters, guidelines, investor preferences, limitations and other contractual provisions, obligations and terms relating to the BXPE Fund Program and such Other Blackstone Accounts and the duration of the investment periods and holding periods of such Other Blackstone Accounts (as applicable), (y) available capital of the BXPE Fund Program and such Other Blackstone Accounts, (z) legal, tax, accounting, regulatory and any other considerations deemed relevant by the Sponsor, including, without limitation, the considerations described in “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Other Blackstone Accounts; Allocation of Investment Opportunities.” The allocation of investments to Other Blackstone Accounts, including as described above, will result in fewer investment opportunities for the BXPE Fund Program.

Investment opportunities that the Sponsor makes a good faith determination are not expected to meet BXPE’s risk return profile or are otherwise inappropriate for BXPE given considerations described in this Registration Statement or as otherwise determined by the Sponsor, will generally not be allocated to BXPE.

Furthermore, certain Other Blackstone Accounts that are part of the PE Platform have contractual investment priorities with respect to investments that fall within their investment focus (e.g., large control-oriented private equity investments with certain return profiles, mid-sized or large energy related private equity investments, Secondary investments in traditional buyout funds), which means that such opportunities will be first offered to the applicable Other Blackstone Accounts. In certain circumstances, we expect to be able to participate in investment opportunities where Other Blackstone Accounts provide for applicable exceptions to contractual investment priorities, including certain side-by-side investment rights held by Blackstone that may be used by us, or where an Other Blackstone Account determines there is additional capacity available in an investment opportunity. Other Blackstone Accounts having contractual investment priority over us will result in fewer investment opportunities being made available to us.

The Sponsor and its affiliates calculate available capital, weigh the factors described above, and further described in “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Other Blackstone Accounts; Allocation of Investment Opportunities.” (which will not be weighted equally) and make other investment allocation decisions in accordance with their prevailing policies and procedures in their sole discretion, taking into account a variety of considerations, which may include, without limitation, net asset value, any actual or anticipated allocations, expected future fundraising and uses of capital, applicable investment guidelines, excuse rights and investor preferences, any or all reserves, vehicle sizes, targeted amounts of securities as determined by the Sponsor and its affiliates, geographic limitations and actual or anticipated capital needs or other factors determined by the Sponsor and its affiliates. The manner in which available capital of BXPE is determined may differ from, or subsequently change with respect to, Other Blackstone Accounts. In certain circumstances as pertaining to particular underlying strategies of BXPE, BXPE will invest its “available capital” (on a time-weighted basis as described herein) pro rata with Other Blackstone Accounts, taking into account the allocation considerations described herein. Under this allocation methodology, capital deployment is allocated by calculating BXPE’s and such Other Blackstone Account’s respective available capital for a particular underlying strategy, which is then weighted by the remaining time in BXPE’s and such Other Blackstone Account’s respective investment periods. It is generally expected that BXPE’s “available capital” for purposes of applying this allocation methodology will only include available capital of BXPE (including, potentially, capital expected to be contributed to BXPE in the future) that is expected to be invested in a particular strategy for which such methodology is being used, as determined by the Investment Manager in its discretion. The amounts and forms of leverage utilized for investments will also be determined by the Sponsor and its affiliates in their sole discretion. Any differences or adjustments with respect to the manner in which available capital is determined with respect to BXPE or Other Blackstone Accounts may adversely impact the allocation of particular investment opportunities. There is no assurance that any conflicts arising out of the foregoing will be resolved in favor of BXPE. Blackstone is entitled to amend its policies and procedures at any time without prior notice or BXPE’s consent.

Leverage

BXPE may utilize leverage, incur indebtedness and provide other credit support for any purpose, including to fund all or a portion of the capital necessary for an Investment and leverage may be used more heavily by certain investment strategies, such as Debt and Other Securities, particularly during the ramp-up period. BXPE will not incur indebtedness, directly or indirectly, that would cause the Leverage Ratio (as defined below) to be in excess of 30% (the “Leverage Limit”); provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an investment). Any indebtedness incurred at the investment level will be excluded in the calculation of the Leverage Limit.

“Leverage Ratio” means, on any date of incurrence of any such indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage (as defined below) by (ii) the aggregate month-end values of BXPE’s Investments (including Debt and Other Securities), plus the value of any other assets (such as cash on hand), as determined in accordance with BXPE’s valuation policy.

“Aggregate Net Leverage” means (i) the aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of BXPE minus (ii) cash and cash equivalents of BXPE minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an investment and working capital advances.

For purposes of determining Aggregate Net Leverage, the General Partner shall use the principal amount of borrowings, and not the valuations of BXPE’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. BXPE’s assets or any part thereof, including any accounts of BXPE, may be pledged in connection with any credit facilities or borrowings. The Leverage Limit may be exceeded on a temporary basis to satisfy short-term liquidity needs, refinance existing borrowings or for other obligations. For the avoidance of doubt, the Leverage Limit does not apply to guarantees of indebtedness, “bad boy” guarantees or other related liabilities that are not recourse indebtedness for borrowed money.

BXPE may, but is not obligated to, engage in hedging transactions for the purpose of efficient portfolio management. The General Partner and/or Investment Manager may review the hedging policy of BXPE from time to time depending on movements and projected movements of the relevant currencies and interest rates and the availability of cost-effective hedging instruments for BXPE at the relevant time.

Competition

Identifying, closing and realizing attractive private equity investments that fall within BXPE’s investment mandate is highly competitive and involves a high degree of uncertainty. In addition, developing and maintaining relationships with joint venture partners or management teams, on which some of BXPE’s strategy depends, is highly competitive. We believe Blackstone’s position as a leading private equity investor with scale, experienced investment teams and strong sourcing capabilities will helps us compete for quality investment opportunities and that Blackstone’s operational expertise will help our portfolio companies compete in their respective markets. The Sponsor competes for investment opportunities and potential joint venture partners with other investment funds, corporations, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), hedge funds, sovereign wealth funds and other investors. In addition, certain Other Blackstone Accounts that have investment objectives that are adjacent to or overlap with those of the BXPE Fund Program (whether now in existence or subsequently established), and Blackstone or such Other Blackstone Accounts may share and/or receive priority with respect to certain investment opportunities falling within the primary focus of such Other Blackstone Accounts or otherwise receive allocations of investments otherwise appropriate for the BXPE Fund Program (including, for example, Other Blackstone Accounts established to primarily pursue investments relating to specific geographic regions, sectors and/or asset classes). New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market.

Term

BXPE has been established, and is expected to continue, for an indefinite period of time. As part of BXPE’s indefinite term structure, investors may request the repurchase of their Units on a quarterly basis (as further discussed below). See “—Repurchase Program” below for more information regarding repurchases.

Emerging Growth Company

We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering pursuant to an effective registration statement under the 1933 Act, (ii) in which we have total annual gross revenue of at least $1.07 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our Units that is held by non-affiliates exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). We cannot predict if investors will find our Units less attractive because we may rely on some or all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Distribution Reinvestment Plan

BXPE intends to adopt an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions.

We intend to adopt a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the General Partner on behalf of our Unitholders who do not elect to receive their distributions in cash as provided below. As a result, if the General Partner authorizes, and we declare, a cash distribution, then our Unitholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Units as described below, rather than receiving the cash dividend. Distributions on fractional Units will be credited to each participating Unitholder’s account to three decimal places.

No action is required on the part of a registered Unitholder to have his, her or its cash distribution reinvested in our Units. Unitholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their Subscription Agreements (other than clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Units.

If any Unitholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from

BXPE or DST Systems Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Units will be purchased under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.

If a Unitholder seeks to terminate its participation in the distribution reinvestment plan, notice of termination must be received by the Plan Administrator five business days in advance of the first calendar day of the next month in order for a Unitholder’s termination to be effective for such month. Any transfer of Units by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred Units. If a participant elects to have its Units repurchased in full, any Units issued to the participant under the Plan subsequent to the expiration of the repurchase offer will be considered part of the participant’s prior tender, and participant’s participation in the distribution reinvestment plan will be terminated as of the valuation date of the applicable repurchase offer. Any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled distribution payment date.

If a Unitholder elects to opt out of the distribution reinvestment plan, they will receive any distributions we declare in cash. There will be no Subscription Fees charged to the Unitholder that participates in the distribution reinvestment plan for Units received pursuant to the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If Units are held by a broker or other financial intermediary, a Unitholder may change its election by notifying its broker or other financial intermediary of its election.

The purchase price for Units purchased under our distribution reinvestment plan will be equal to the most recent available NAV per share for such Units at the time the distribution is payable. Units issued pursuant to our distribution reinvestment plan will have the same voting rights as the Units offered pursuant to this Registration Statement.

Repurchase Program

At the discretion of the General Partner, BXPE will implement a Repurchase Program in which it intends to offer to repurchase in each quarter up to 5% of Units outstanding (either by number of Units or aggregate NAV) as of the close of the previous calendar quarter. Repurchase offers are expected to commence the quarter following the quarter in which the Fund’s first accepts third-party investors and begins investment operations. The Sponsor may amend or suspend the Repurchase Program if in its reasonable judgment it deems such action to be in BXPE’s best interest and the best interest of Unitholders, including as necessary to ensure that BXPE is not subject to tax as a corporation. As a result, Unit repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on BXPE’s liquidity, adversely affect its operations or risk having an adverse impact on BXPE that would outweigh the benefit of the repurchase offer. BXPE intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act.

Under the Repurchase Program, to the extent we offer to repurchase Units in any particular quarter, we expect to repurchase Units pursuant to quarterly repurchase offers using a purchase price equal to the NAV per Unit as of the last calendar day of the applicable quarter (the “Repurchase Date”), subject to the Early Repurchase Deduction described below. BXPE expects repurchase offers will generally have expiration dates falling on or around the last business day of the month preceding the last month of the applicable quarter. BXPE expects that settlements of repurchases will generally be made approximately 60 calendar days after the Repurchase Date (e.g., a Unitholder requesting a September 30th repurchase would generally be expected to receive a settlement on or around November 29th of the same year). Each Unitholder whose Units (or portion thereof) have been accepted for repurchase would continue to be a Unitholder of BXPE until the Repurchase Date. Because investors must submit repurchase requests (“Repurchase Request”) in the repurchase offer on or around the last business day of the month preceding the Repurchase Date, Unitholders will not know the NAV per Unit on the Repurchase Date or for the month preceding the Repurchase Date at the time their repurchase request is tendered.

In the event that we determine to repurchase some but not all of the Units submitted for repurchase during any quarter, Units submitted for repurchase during such quarter will be repurchased on a pro rata basis after we have repurchased all Units for which repurchase has been requested due to death, disability or divorce and other limited exceptions. All unsatisfied repurchase requests must be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the Repurchase Program, as applicable. BXPE will have no obligation to repurchase Units, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent BXPE from accommodating all repurchase requests made in any quarter. Unitholders who are exchanging a class of our Units for an equivalent aggregate NAV of another class of our Units will not be subject to, and will not be treated as repurchases for the calculation of, the 5% quarterly calculation on repurchases and will not be subject to the Early Repurchase Deduction.

Any repurchase request of Units as of a date on or before one year of the date immediately following the effective subscription date of such Units will be subject to an early repurchase deduction equal to 5% of the value of the NAV of the Units being repurchased (calculated as of the Repurchase Date) (the “Early Repurchase Deduction”) for the benefit of BXPE and therefore indirectly the investors participating in BXPE (including the Unitholders).

The General Partner may, from time to time, waive the Early Repurchase Deduction in its discretion, including without limitation in the case of repurchases resulting from death, qualifying disability, or divorce, in the case of repurchases arising from the rebalancing of a model portfolio sponsored by a financial intermediary, trade or operational errors and in certain other circumstances. In addition, Units may be sold to certain feeder vehicles primarily created to hold BXPE’s Units that in turn offer interests in such feeder vehicles to non-U.S. persons. For such feeder vehicles and similar arrangements in certain markets, BXPE will not apply the Early Repurchase Deduction to the feeder vehicles or underlying investors, often because of administrative or systems limitations.

All questions as to the applicability of the Early Repurchase Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Repurchase Deduction will be determined by the General Partner, in its sole discretion, and its determination shall be final and binding.

Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Sponsor or its affiliates pursuant to the terms of the Investment Management Agreement and the Partnership Agreement. See “Item 1(c). Description of Business—Investment Management Agreement” and “—Partnership Agreement.”

The Offering

Subscriptions for Units may be made on an ongoing basis, but will only be accepted as of the first calendar day of each month (a “Subscription Date”), unless the General Partner determines otherwise. A prospective Unitholder generally must notify BXPE of its desire to subscribe for Units by 5 p.m. ET at least five business days prior to the first calendar day of the month (unless waived by the General Partner in its sole discretion).

To be accepted, a subscription amount request must be made with a completed and executed subscription document in good order, including (a) satisfying any additional requirements imposed by the subscriber’s placement agent or financial intermediary, (b) satisfying the know your client (KYC), terrorist financing and anti-money laundering (AML) checks carried out by BXPE or its agent, and (c) payment of the full purchase price of the Units being subscribed.

The purchase price per Unit of each Class is equal to the NAV per Unit for such Class as of the last calendar day of the immediately preceding month. Until BXPE has determined its first NAV, which is expected to be as of the end of the first full month after BXPE has accepted third-party investors and begun investment operations, the subscription price for Units will be $25.00 per unit plus applicable Subscription Fees. For example, if a prospective Unitholder wishes to make an initial subscription for Units in October, the initial subscription request must be received in good order at least five business days before November 1st. The offering price will equal the NAV per Unit of the applicable Class as of the last calendar day of October, plus applicable Subscription Fees. If accepted, the subscription will be effective on the first calendar day of November (based on the October 31st NAV). Late subscription orders will be automatically resubmitted for the next available Subscription Date, unless such subscription order is withdrawn or revoked before 5 p.m. ET on the last business day before such Subscription Date (subject to the General Partner’s discretion to accept after such time).

BXPE’s monthly NAV as of the last calendar day of each month (a “Valuation Date”) will generally be available by the 20th business day of the next month. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities” below. Prospective Unitholders will therefore not know the NAV per Unit of their investment until after the investment has been accepted. Prospective Unitholders are required to subscribe for a USD amount and the number of Units that such investor receives will subsequently be determined based on the NAV per Unit as of the time such investment was accepted by BXPE (e.g., a Unitholder admitted as of November 1st of a calendar year, whose investment is based on BXPE’s NAV as of October 31st of such year, will learn of such NAV and the corresponding number of Units represented by their subscription around November 30th of that year).

Fractions of Units to two decimal places will be issued. The timing of Subscription Dates, Valuation Dates and deadlines for subscribing may be modified from time to time by the General Partner in its sole discretion.

Proxy Voting Policies and Procedures

The Investment Manager is registered as an investment adviser under the Advisers Act.

The SEC has adopted Rule 206(4)-6 under the Advisers Act (the “Rule”), which requires registered investment advisers that exercise voting authority over client securities to implement proxy voting policies. Because the Investment Manager may be deemed to have authority to vote proxies relating the companies in which BXPE invests, the Investment Manager has adopted a set of policies and procedures (together, the “Policy”) in compliance with the Rule. To the extent the Investment Manager exercises or is deemed to be exercising voting authority over BXPE securities, the Policy is designed and implemented in a manner reasonably expected to ensure that voting with respect to proxy proposals, amendments, consents or resolutions (collectively, “proxies”) is exercised in a manner that serves the best interest of BXPE, as determined by the Investment Manager in its discretion. Notwithstanding the foregoing, because proxy proposals and individual company facts and circumstances may vary, the Investment Manager may not always vote proxies in accordance with the Policy. In addition, many possible proxy matters are not covered in the Policy. Generally, the Investment Manager will vote proxies (i) in favor of management’s recommendation for the election of the board of directors and (ii) to approve the financial statements as presented by management.

Each proxy is voted on a case-by-case basis taking into consideration any relevant facts and circumstances at the time of the vote. In situations where the Investment Manager wishes to vote differently from what is recommended in the Policy, or where a potential material conflict of interest relating to the proxy vote exists, the Investment Manager will take such actions as are required by the Policy.

Unitholders may request a copy of the Policy and the voting records relating to proxies as provided by the Rule by contacting the Investment Manager.

Privacy Policy Notice

Prospective investors should be aware that, in making an investment in BXPE, and interacting with BXPE, its affiliates and/or delegates by:

i.	submitting a subscription agreement;

ii.	communicating through telephone calls, online investor platforms (including bxaccess.com), written correspondence, and emails (all of which may be recorded); or

iii.

providing Personal Data (as defined below) concerning individuals connected with the investor (such as directors, officers, trustees, employees, representatives, shareholders, investors, clients, beneficial owners and/or agents), they may be providing BXPE, its affiliates and/or delegates with Personal Data.

We have prepared a data privacy notice (“DPN”) detailing how we will collect Personal Data, where we collect it from, and the purposes for which the Personal Data is used. This DPN explains what rights are given to individuals, how long Personal Data will be retained, who it will be shared with, the purposes of the processing, safeguards put in place where Personal Data is transferred internationally, and relevant contacts. The DPN and the Privacy Policy for Non-U.S. Investors, are included in this Registration Statement as Exhibit 20.1 and Exhibit 20.2, respectively. For purposes of the foregoing, “Personal Data” has the meaning given to it under data protection laws that apply to our processing of personal data, and includes any information that relates to, describes, identifies or can be used, directly or indirectly, to identify an individual (such as name, address, date of birth, personal identification numbers, sensitive personal information, passport information, financial information, and economic information).

Reporting Obligations

We will file our annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC under the Exchange Act to provide current public information to the investment community in anticipation of being required to register under Section 12(g) of the Exchange Act in the future, to comply with applicable requirements thereunder.

We intend to make available on our website, when available, our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Our website will contain additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this Registration Statement. From time to time, we may use our website as a distribution channel for material company information. Financial and other important information regarding us will be routinely accessible thorough and posted on our website.

Certain U.S. Tax Considerations

The discussion of tax matters set forth in this Registration Statement was not intended to be used, and cannot be used by any prospective investor, for the purpose of avoiding penalties that may be imposed. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

This summary discusses certain U.S. federal income tax considerations relating to an investment in Units of BXPE. This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), on the regulations promulgated thereunder, and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretation, possibly with retroactive effect. This discussion is necessarily general and may not apply to all categories of investors, some of which, such as banks, thrifts, insurance companies, dealers and other investors that do not own their Units as capital assets and investors required to accelerate the recognition of any item of gross income with respect to the Fund or its investments as a result of such income being recognized on an applicable financial statement, may be subject to special rules. Tax-exempt Unitholders and Non-U.S. Unitholders (as defined below) are discussed separately below. The actual tax consequences of the purchase and ownership of Units in BXPE will vary depending upon the investor’s circumstances.

For purposes of this discussion, a “U.S. Person” or a “U.S. Unitholder” is an individual who is a citizen or resident of the United States, as determined for U.S. federal income tax purposes, a corporation or an entity treated as a corporation for such purposes that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. Person. A “Non-U.S. Person” is a person that is not a U.S. Person, and a “Non-U.S. Unitholder” is a Unitholder (other than a partnership) that is not a U.S. Person. The “Feeder” shall mean a Delaware limited partnership formed by the General Partner in order to mitigate the incurrence of ECI and UBTI for Non-U.S. Unitholders and certain tax-exempt Unitholders. Such Feeder will be treated as a partnership for U.S. federal income tax purposes and will invest all or substantially all of its assets in the Fund indirectly through one or more U.S. and non-U.S. Corporations. An investment in the Feeder by a Unitholder is not generally expected give rise to either ECI or UBTI, subject to the discussions below in “—Taxation of U.S. Unitholders—Tax-Exempt Investors” and “—Taxation of Non-U.S. Unitholders—General.”

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Units, the tax treatment of a partner will generally depend upon the status of the partner in the partnership and the activities of the partnership. Partners of a partnership holding Units in BXPE should consult their own tax advisors. This discussion does not constitute tax advice and is not intended to substitute for tax planning.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE AND OWNERSHIP OF INTERESTS IN BXPE.

Partnership Status. Subject to the discussion of “publicly traded partnerships” set forth below, a domestic business entity (such as the Fund and the Feeder) that has two or more members and that is not organized as a corporation under federal or state law will generally be classified as a partnership for U.S. federal income tax purposes. The classification of an entity as a partnership for such purposes may not be respected for state or local tax purposes.

An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership.” The General Partner intends to operate each of the Fund and the Feeder so that it will not be a publicly traded partnership, although no assurances can be given. Subject to the discussion of partnership audits below under “Other Matters,” an organization that is classified as a partnership for U.S. federal income tax purposes is generally not subject to U.S. federal income tax itself, although it must file an annual information return.

However, in the absence of a ruling from the U.S. Internal Revenue Service (the “IRS”) (which BXPE does not intend to obtain), there can be no assurance that the IRS will not attempt to recharacterize either the Fund or the Feeder as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. If either the Fund or the Feeder were determined to be taxable as a corporation, it would be taxable on its earnings at the corporate income tax rate and any distributions to the partners would be taxable as dividends to the Unitholders to the extent of the earnings and profits of the Fund or the Feeder, as applicable. In any event, significant amounts of the assets of the Fund and the Feeder are expected to be held through entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. The remainder of this discussion assumes that each of the Fund and the Feeder will be treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Unitholders

Each U.S. Unitholder will be required to take into account, as described below, its distributive share of each item of the Fund’s income, gain, loss, deduction, and credit for each taxable year of the Fund ending with or within the U.S. Unitholder’s taxable year. See “—Allocations of Income, Gain, Loss, and Deduction” below. Generally, each item will have the same character and the same source (either U.S. or foreign), as though the U.S. Unitholder realized the item directly. U.S. Unitholders must report those items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, the Fund may invest (directly or indirectly) in certain securities, such as original issue discount obligations or preferred stock with repurchase or repayment premiums, or in stock of certain types of foreign corporations, such as a “controlled foreign corporation” or “passive foreign investment company” (each as defined below), that could cause the Fund, and consequently, the U.S. Unitholders, to recognize taxable income without receiving any cash. Thus, taxable income allocated to a U.S. Unitholder may exceed cash distributions, if any, made to such Unitholder, and no assurance can be given that the Fund will be able to make cash distributions to cover such tax liabilities as they arise, in which case such Unitholder would have to satisfy tax liabilities arising from any investment in the Fund from a Unitholder’s own funds. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in the Fund. Investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a U.S. Unitholder to pay an interest charge on taxable income that is treated as having been deferred. If the Fund’s preparation of its return is delayed, it may be advisable for Unitholders to request extensions for filing their own income tax returns.

With respect to non-corporate Unitholders, certain dividends paid by a corporation, including certain qualified foreign corporations, may be subject to reduced rates of taxation (subject to holding period and other requirements). A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of specified income tax treaties with the United States. In addition, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends received from that corporation on shares that are readily tradable on an established securities market in the United States. Non-corporate Unitholders will not be eligible for reduced rates of taxation on any dividends if the payor is a “passive foreign investment company” in the taxable year in which such dividends are paid or in the preceding taxable year. Prospective Unitholders should consult their own tax advisors regarding the application of the foregoing rules to their particular circumstances.

Medicare Tax. U.S. Unitholders that are individuals, estates, or trusts are subject to a Medicare tax of 3.8% on “net investment income” (or undistributed “net investment income,” in the case of estates and trusts) for each taxable year, with such tax applying to the lesser of such income or the excess of such person’s adjusted gross income (with certain adjustments) over a specified amount. Net investment income includes net income from interest, dividends, annuities, royalties, rents, and net gain attributable to the disposition of investment property. It is anticipated that net income and gain attributable to an investment in the Fund will be included in a U.S. Unitholder’s “net investment income” subject to this Medicare tax.

Fund Distributions. Distributions of cash (including, in certain circumstances, distributions of certain “marketable securities” treated as cash distributions) from the Fund to a U.S. Unitholder in any year will reduce the adjusted basis of the U.S. Unitholder’s partnership interest by the amount of such cash distribution. To the extent such distributions exceed the adjusted basis of a U.S. Unitholder’s partnership interest, such U.S. Unitholder will be treated as having recognized gain from the sale or exchange of such interest. In general, distributions (other than liquidating distributions) of property other than cash will reduce the adjusted basis (but not below zero) of a U.S. Unitholder’s partnership interest by the amount of the partnership’s adjusted basis in such property immediately before its distribution but will not result in the realization of taxable income to the Unitholder. For these purposes, a reduction in a U.S. Unitholder’s share of the Fund’s debt, including when a new Unitholder is admitted to the Fund, will result in a deemed cash distribution to the Unitholder in an amount equal to the reduction.

Basis. A U.S. Unitholder’s adjusted basis in its partnership interest is, in general, equal to the amount of cash the U.S. Unitholder has contributed to the Fund, increased by the U.S. Unitholder’s share of income and liabilities of the Fund and decreased by the U.S. Unitholder’s proportionate share of cash distributions, losses, and reductions in such liabilities. Each U.S. Unitholder will (subject to certain limits discussed below) be entitled to deduct its allocable share of the Fund losses to the extent of its tax basis in its Interest at the end of the tax year of the Fund in which such losses are recognized.

Allocations of Income, Gain, Loss, and Deduction. Pursuant to the Partnership Agreement, items of the Fund’s income, gain, loss, and deduction are allocated so as to take into account the varying interests of the Unitholders in the Fund. Treasury Regulations provide that allocations of items of partnership income, gain, loss, deduction, or credit will be respected for tax purposes if such allocations have “substantial economic effect” or are determined to be in accordance with the partners’ interests in a partnership. The Fund believes that, for U.S. federal income tax purposes, allocations pursuant to the Partnership Agreement should be given effect, and the General Partner intends to prepare tax information returns based on such allocations. If the IRS were to redetermine the allocations to a particular U.S. Unitholder, such redetermination could be less favorable than the allocations set forth in the Partnership Agreement.

Deduction for Certain Qualified Business Income and Certain REIT Dividends. Non-corporate taxpayers may be allowed a deduction of 20% of certain domestic business income (excluding capital gains, dividend income, and certain types of compensation) received from partnerships engaged in business other than specified service businesses (i.e., businesses in the fields of law, health, accounting, financial services, brokerage services, or businesses where the principal asset of the business is the reputation or skill of its employees or owners or businesses which involve the performance of services consisting of investing and investment management). A high income taxpayer’s deduction is limited to the greater of (a) 50% of its pro-rata share of W-2 wages paid by such partnership, or (b) the sum of 25% of such W-2 wages plus 2.5% of the tax basis of certain depreciable property used in the trade or business. Ordinary dividends from REITs and certain allocations from publicly traded partnerships may also benefit from the 20% deduction, without the foregoing limitations. A substantial amount of income of BXPE may not be eligible for the deduction. This deduction will sunset after December 31, 2025.

Limitations on Deductions. While the Fund is not intended as a “tax shelter,” it is possible that losses and expenses could exceed the Fund’s income and gain in a given year. The ability of a Unitholder to deduct such a net loss from its taxable income from other sources may be subject to a number of limitations under the Code. For example, each U.S. Unitholder will not be entitled to deduct its share of the Fund’s losses in excess of its tax basis at the end of the tax year of the Fund in which such losses are recognized. Other limitations include the limitation on “tax-exempt use loss” under Section 470 of the Code, and for certain investors, such as individuals, the “at risk” rules of Section 465 of the Code and the limitations on, or for tax years beginning before January 1, 2026, disallowance of, miscellaneous itemized deductions under Section 67 of the Code, limitations on interest deductions under Section 163 of the Code, and the limitations on passive activity losses of Section 469 of the Code. Because of some of those limitations, it is possible that, if the Fund has losses and income from different types of activities, certain investors may not be able to use losses from the Fund to reduce income therefrom.

Organization, Management and Syndication Expenses. In general, neither the Fund nor any Unitholder may deduct organization or syndication expenses. An election may be made by a partnership to amortize organizational expenses over a 180-month period, although the Fund does not intend to make such election. Syndication fees (which would include any sales or placement fees or commissions), however, must be capitalized and cannot be amortized or otherwise deducted. The Management Fees paid to the Investment Manager (and similar fees paid to the investment advisers of the underlying investment funds in which the Fund holds interests) may not be deductible (or if deductible, may be subject to limitations on deductibility).

Limitations on Deduction of Business Interest. Deductions for business interest expense (even if paid to third parties) in excess of the sum of a taxpayer’s business interest income and 30% of the adjusted taxable income of the business, which is its taxable income computed without regard to business interest income or expense, net operating losses, or the pass-through income deduction described above (and for taxable years before 2022, excludes depreciation and amortization), are disallowed. Business interest includes any interest on indebtedness related to a trade or business, but excludes investment interest, to which separate limitations apply.

Sale or Disposition of BXPE Units. A U.S. Unitholder that sells or otherwise disposes of an interest in the Fund in a taxable transaction generally will recognize gain or loss equal to the difference, if any, between the adjusted basis of the interest and the amount realized from the sale or disposition. The amount realized will include the Unitholder’s share of the Fund’s liabilities outstanding at the time of the sale or disposition. If the Unitholder holds the interest as a capital asset, such gain or loss will generally be treated as capital gain or loss to the extent a sale of assets by the Fund would qualify for such treatment and will generally be long-term capital gain or loss if the Unitholder had held the interest for more than one year on the date of such sale or disposition, provided, that a capital contribution by the Unitholder within the one-year period ending on such date will cause part of such gain or loss to be short-term. In addition, if the capital contribution of a new Unitholder is distributed to the Unitholders (other than such new Unitholder), for U.S. federal income tax purposes such distributions will likely be treated as a taxable sale of a portion of their interests by Unitholders receiving such distributions. In the event of a sale or other transfer of an interest at any time other than the end of the Fund’s taxable year, the share of income and losses of the Fund for the year of transfer attributable to the interest transferred will be allocated for U.S. federal income tax purposes between the transferor and the transferee on an interim closing-of-the-books basis, pro rata basis, or other reasonable method determined by the General Partner reflecting the respective periods during such year that each of the transferor and the transferee owned the interest.

Foreign Tax Credit Limitations. U.S. Unitholders will generally be entitled to a foreign tax credit with respect to creditable foreign taxes paid on the income and gains of the Fund (or from such Unitholder’s share of income and gains of an investment fund in which the Fund holds interests). Complex rules may, however, depending on each U.S. Unitholder’s circumstances, limit the availability or use of foreign tax credits. In particular, gain recognized on the sale of a non-U.S. investment will generally be treated as U.S. source gain with respect to a U.S. Unitholder for foreign tax credit purposes and therefore a U.S. Unitholder may not be able to claim a credit for any foreign taxes imposed upon such sale unless such credit can be applied against tax due on other income treated as derived from foreign sources. Further, U.S. Unitholders will generally not be entitled to an indirect foreign tax credit with respect to foreign taxes paid by an entity in which the Fund invests that is treated as a corporation for U.S. federal income tax purposes. Capital gains realized by the Fund may be considered to be from sources within the U.S., which may effectively limit the amount of foreign tax credit allowed to the U.S. Unitholder. Certain losses arising from the Fund may be treated as foreign source losses, which could reduce the amount of foreign tax credits otherwise available.

Non-U.S. Currency Gain or Loss. The Fund may engage in transactions involving non-U.S. currencies, including non-U.S. currency hedging transactions, and the Fund and the U.S. Unitholders may experience foreign currency gain or loss with respect to the Fund’s investments. In general, subject to certain exceptions, non-U.S. currency gain or loss is treated as ordinary income or loss. U.S. Unitholders should consult with their individual tax advisors with respect to the tax treatment of non-U.S. currency gain or loss.

Issues Relating to Foreign Corporations. U.S. Unitholders may be subject to special rules applicable to indirect investments in foreign corporations, including those discussed below.

Controlled Foreign Corporations. If a United States Person, including any U.S. Unitholder, owns actually or constructively at least 10% of the voting stock or value of a foreign corporation, such United States Person is considered a “United States Shareholder” with respect to the foreign corporation. If United States Shareholders in the aggregate own more than 50% of the voting power or value of the stock of such corporation, the foreign corporation will be classified as a “controlled foreign corporation” (a “CFC”). For this purpose, each non-U.S.

investment fund in which the Fund invests generally will be regarded as transparent, and the Fund will be deemed to own its proportionate share of any stock of a non-U.S. corporation that is owned directly or indirectly by such non-U.S. investment fund. If the Fund or a U.S. investment fund in which the Fund invests, as the case may be, owns an interest in a non-U.S. corporation, the Fund or such U.S. investment fund, as the case may be, will be treated as a United States Shareholder of any non-U.S. corporation in which its share ownership reaches this 10% threshold. If the corporation qualifies as a CFC at any time during the taxable year, the United States Shareholders of the CFC may be subject to current U.S. tax on certain types of income of the foreign corporation (e.g., dividends, interest, certain rents and royalties, gain from the sale of property producing such income, certain income from sales and services and certain low-taxed foreign income), regardless of cash distributions from the CFC. In addition, gain on the sale of the CFC’s stock by a United States Shareholder (during the period that the corporation is a CFC and thereafter for a five-year period) would be classified in whole or in part as a dividend. It is possible that one or more of the foreign corporations in which the Fund invests (directly or indirectly) may be classified as CFCs and that the Fund or an investment fund in which the Fund invests may be treated as a United States Shareholder. Recent proposed regulations would allow United States Persons to look through the Fund for purposes of determining any current inclusions under the CFC rules, but would still require a portion of gain on sale to be classified in whole or in part as dividend income.

Passive Foreign Investment Companies. U.S. tax law contains special provisions dealing with “passive foreign investment companies” (“PFICs”). A PFIC is defined as any foreign corporation in which either (i) 75% or more of its gross income for the taxable year is “passive income” or (ii) 50% or more of its assets (by value) produce “passive income.” There are no minimum stock ownership requirements for PFICs. Once a corporation qualifies as a PFIC with respect to a U.S. shareholder, it is, subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfies either of the qualification tests in subsequent years. If the Fund were to invest in a PFIC, any gain on disposition of stock of the PFIC as well as income realized on certain “excess distributions” by the PFIC, would be treated as though realized ratably over the shorter of a U.S. Unitholder’s holding period of its Units or the Fund’s holding period for the PFIC. Such gain or income would be taxed as ordinary income. In addition, an interest charge would be imposed on the U.S. Unitholder based on the tax treated as deferred from prior years. If the Fund were to invest in a PFIC and the Fund elected to treat its interest in the PFIC as a “qualified electing fund” (a “QEF”) under the Code, in lieu of the foregoing treatment, such U.S. Unitholder would be required to include in income each year a portion of the ordinary earnings and net capital gains of the qualified fund, even if not distributed to the Fund or the Unitholders. In order to make such election, the PFIC must, among other things, supply the IRS with an information statement. If a non-U.S. portfolio company is indirectly held by the Fund through its ownership in a U.S. investment fund in which the Fund holds interests, that U.S. investment fund (and not the Fund) must make a QEF election in order for the Fund’s U.S. Unitholders to be subject to the tax treatment described immediately above. Recently proposed U.S. Treasury Regulations would require that a U.S. Unitholder, rather than the Fund, make the QEF election. These proposed regulations would generally apply prospectively to taxable years beginning on or after the date the proposed regulations are finalized, and any pre-existing QEF election made by the Fund (or any U.S. alternative investment vehicle treated as a partnership for U.S. federal income tax purposes) prior to that date would continue for any U.S. Unitholder that owns an interest in a PFIC through the Fund on the date the proposed regulations are finalized. Alternatively, an election may be made in the case of certain “marketable stock” to “mark to market” the stock of a PFIC on an annual basis. Pursuant to such an election, a U.S. Unitholder would include in income each year as ordinary income the excess, if any, of the fair market value of the stock at the end of the taxable year over the Fund’s adjusted basis and will be permitted an ordinary loss deduction in respect of the excess, if any, of the adjusted basis of the stock over its fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the election). There can be no assurance that a company in which the Fund or an investment fund in which the Fund holds interests invests will not qualify as a PFIC, that a PFIC in which the Fund or an investment fund in which the Fund holds interests does invest will provide the information necessary for a QEF election to be made or that stock of a PFIC will qualify as “marketable stock.”

Certain Reporting Requirements. U.S. Unitholders may be subject to substantial penalties if they fail to comply with special information reporting requirements with respect to their investments in the Fund or the Feeder. In addition, United States Persons that own stock in foreign corporations, including CFCs and PFICs, are subject to special reporting requirements under the Code.

Taxpayers engaging in certain transactions, including certain loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual U.S. federal income tax return. It is possible that the Fund or the Feeder may engage in transactions that subject the Fund or the Feeder and potentially its Unitholders to such disclosure. A Unitholder disposing of an interest in the Fund or the Feeder at a taxable loss may also be subject to such disclosure.

U.S. individuals (and possibly certain entities) must file certain information with their annual U.S. federal income tax return regarding interests they hold in foreign entities or accounts worth more than $50,000 at any time during the year. If the General Partner were to offer a structure where U.S. Unitholders own their investment in BXPE through a non-U.S. entity, it is possible any such U.S. Unitholders would be subject to such information reporting. In addition, a separate obligation to file an annual Report of Foreign Bank and Financial Accounts (an “FBAR”) applies to any United States person who has a financial interest in, or signature or other authority over, non-U.S. financial accounts worth more than $10,000 at any time during the year. The FBAR regulations continue to reserve on the application of the FBAR rules to ownership by a United States Person of an interest in a foreign private fund entity. Depending on the nature of future guidance, if the General Partner were to offer a structure where U.S. Unitholders own their investment in BXPE through a non-U.S. entity, it is possible any such U.S. Unitholders would also be subject to the FBAR filing requirements. Potential investors should discuss the application of the above rules with their own advisers in light of their individual circumstances.

Prospective U.S. Unitholders should consult their own tax advisors regarding the above reporting requirements.

Tax-Exempt Investors. Qualified pension, profit-sharing and stock bonus plans, educational institutions, and other tax-exempt entities (including private foundations as discussed below) are generally subject to U.S. federal income taxation on their “unrelated business taxable income” (“UBTI”). Subject to certain exceptions described below, UBTI is defined as the gross income derived by such a tax-exempt entity from an unrelated trade or business (including a trade or business conducted by a partnership of which the tax-exempt entity is a partner), less the deductions directly connected with that trade or business. UBTI generally does not include dividends, interest, certain types of rents from real property, and gain or loss derived from the sale of property (other than gain or loss derived from the sale of inventory and property sold to customers in the ordinary course of a trade or business). UBTI does include operating income from certain asset categories owned directly or through entities treated as transparent for U.S. federal income tax purposes. In addition, fee income actually received or deemed to be received by the Fund or the Unitholders (including any fee income that might be deemed to be received because, although paid to the Investment Manager, or its affiliates, such income results in a reduction in the Management Fee) may be treated as UBTI in certain circumstances. The Fund intends to take the position that Unitholders do not share in fee income by virtue of such a reduction in Management Fee. The IRS may take a contrary view, however. If that view were ultimately sustained, tax-exempt U.S. Unitholders could be required to pay U.S. federal income tax on that income as UBTI.

If a tax-exempt entity’s acquisition of an interest in a partnership is debt-financed, or a partnership incurs “acquisition indebtedness” that is allocated to the acquisition of a partnership investment, then UBTI may include a percentage of gross income (less the same percentage of deductions) derived from such investment regardless of whether such income would otherwise be excluded as dividends, interest, rents, gain or loss from sale of eligible property, or similar income. The Fund expects to incur debt either directly or through the investment funds in which the Fund invests, which could generate UBTI for U.S. tax-exempt Unitholders (given that generally debt incurred by a partnership is attributed to its partners). In addition, the Fund or the entities through which it invests may earn operating income that would be UBTI if earned by a U.S. tax-exempt Unitholder directly. Due to the anticipated operations of the Fund, it is possible that the Fund will incur income treated as UBTI. In addition, U.S. tax-exempt Unitholders are not permitted to offset losses from one trade or business against the income or gain from another trade or business (even if those trades or businesses are both conducted by the Fund). Each tax-exempt investor is urged to consult with its own tax counsel as to the U.S. federal income tax consequences as a result of incurring UBTI.

In order to mitigate the incurrence of UBTI for U.S. tax-exempt investors (and ECI for Non-U.S. Unitholders), the General Partner has formed the Feeder, which will be treated as a partnership for U.S. federal income tax purposes and will invest in the Fund indirectly through one or more U.S. and non-U.S. Corporations. As a result, investors that invest through the Feeder will generally derive returns from such investments in the form of dividends or capital gain, which are generally excluded from UBTI so long as such investors’ acquisition of interests in a Feeder is not debt-financed. Moreover, debt incurred by the Fund would generally be allocated to the Feeder and not to its owners. Although it is possible that the IRS could seek to disregard the Feeder and apply the debt-financed property or other UBTI rules to tax-exempt investors, the Fund believes such treatment should not apply. A tax-exempt investor is not expected to incur UBTI solely by reason of an investment in the Feeder.

A non-U.S. Corporation through which the Feeder invests will generally be subject to the U.S. federal income tax treatment described below under “—Taxation of Non-U.S. Limited Partners.” Thus, gains from the sale of stock or securities generally are not subject to U.S. federal income tax and the exemption of interest income under the portfolio interest rules would apply to a non-U.S. Corporation to the extent so described below. However, dividends and effectively connected income (including gains from the sale of United States real property interest) are subject to U.S. federal income tax. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations. When determining whether to invest in Fund through the Feeder, U.S. tax-exempt Unitholders (and Non-U.S. Unitholders) should consider the taxes imposed on the Feeder as compared to any tax on UBTI (or ECI) that may arise from the Investments.

If a U.S. tax-exempt Unitholder is not otherwise taxable under the UBTI provisions with respect to its Units in the Feeder (for example, as debt-financed income), it would not generally be subject to tax under the PFIC rules or the CFC rules. U.S. tax-exempt Limited Partners should consult their own tax advisors as to the application of the above rules to their particular situations.

Certain Issues Pertaining to Private Foundations. In some instances, an investment in the Fund by a private foundation could be subject to an excise tax to the extent that it constitutes an “excess business holding” within the meaning of the Code. For example, if a private foundation (either directly or after taking into account the holdings of its disqualified persons) acquires more than 20% of the profits interest of the Fund (or 35%, if the private foundation does not directly or indirectly “control” the Fund), the private foundation may be considered to have an excess business holding unless at least 95% of the Fund’s gross income is from passive sources within the meaning of Section 4943(d)(3)(B) of the Code and the private foundation does not own, through the Fund, an excess amount of the voting stock or equivalent in any business enterprise owned by the Fund.

Additionally, if a private foundation generates a substantial amount of UBTI, it may risk losing its tax-exempt status. Private foundations should consult their own tax advisors regarding the excess business holdings provisions and all other aspects of Chapter 42 of the Code as they relate to an investment in the Fund, including the level of UBTI that a private foundation may generate as a result of an investment in the Fund. Private foundations should consult their own tax advisors regarding the tax consequences of an investment in the Fund.

Certain tax-exempt investors may be subject to an excise tax if the Fund engages in a “prohibited tax shelter transaction” or a “subsequently listed transaction” within the meaning of Section 4965 of the Code. In addition, if the Fund engages in a “prohibited tax shelter transaction,” tax-exempt investors may be subject to substantial penalties if they fail to comply with special disclosure requirements and managers of such tax-exempt investors may also be subject to substantial penalties. Although the Fund does not expect to engage in any such transaction, the rules are subject to interpretation and therefore there can be no assurance that the rules of Section 4965 of the Code will not apply to a tax-exempt Unitholder. Tax-exempt Unitholders should consult their own tax advisors regarding these rules.

Taxation of Non-U.S. Unitholders

General. Investments made by the Fund in the United States may constitute a U.S. trade or business. In general, in that event, Non-U.S. Unitholders would themselves be considered engaged in a trade or business in the United States through a permanent establishment. Thus, Non-U.S. Unitholders that invest in the Fund directly or through an entity that is transparent for U.S. federal income tax purposes should be aware that the Fund’s income and gain from (as well as gain on the sale of Units in the Fund that is attributable to) U.S. Investments may be treated as effectively connected with the conduct of a U.S. trade or business through a permanent establishment and thus be subject to U.S. federal income tax (and possibly state and local income tax), even though such investor has no other contact with the United States. In addition, it is likely that one or more investment funds that the Fund holds interests in are engaged in a U.S. trade or business. Any U.S. trade or business income allocated to the Fund by such investment funds will be allocated to the Unitholders.

To the extent the Fund or an investment fund the Fund holds interests in is engaged in a U.S. trade or business for U.S. federal income tax purposes, the Fund would be required to withhold and pay over to the U.S. tax authorities a percentage equal to the highest applicable U.S. tax rate of each Non-U.S. Unitholder’s distributive share of Fund’s income that is effectively connected with such trade or business, and each Non-U.S. Unitholder would be required to file U.S. tax returns and pay U.S. tax on its share of the Fund’s net effectively connected income. In such a case, all or a portion of the gain on the disposition (including by repurchase) by a Non-U.S. Unitholder of its interests may be taxed as effectively connected income to the extent such gain is attributable to assets of the Fund that generate effectively connected income. Furthermore, the transferee of an interest in a partnership engaged in a U.S. trade or business may also be required to withhold up to 10% of the amount realized (and such partnership would be required to withhold from future distributions to the transferee if the transferee fails to properly withhold). In addition, a Unitholder which is a non-U.S. corporation may also be subject to an additional branch profits tax of 30% on its share of the Fund’s effectively connected earnings and profits, adjusted as provided by law (subject to reduction by any applicable tax treaty). Each non-U.S. Unitholder is expected to participate in the Fund through the Feeder, as defined above. Such Feeder will invest in the Fund through one or more Corporations, which will be subject to corporate income tax and branch profits tax on ECI, and dividend withholding on non-ECI, as applicable. Significant amounts of the assets of the Feeder are expected to be held through one or more Corporations and significant incremental tax may be incurred from the use of such Corporations. Consequently, an investment through a Feeder will not reduce the U.S. federal income tax liability associated with an investment in the Fund but it is expected to reduce the administrative burdens associated with filing U.S. tax returns with respect to such an investment.

In general, neither the Fund nor the Non-U.S. Unitholders who are not themselves engaged in a U.S. trade or business (or deemed to be engaged in a U.S. trade or business through an investment fund in which the Fund holds interests) will be subject to any U.S. tax with respect to gains from the sale of stock or debt securities held for investment, provided that such gains are not effectively connected to the conduct of a U.S. trade or business by the Fund. However, a non-resident individual present in the U.S. for 183 or more days in the taxable year of the sale, calculated by taking account a portion of the days such individual was present in the United States in the preceding two years, would be taxed by the U.S. on any such gain if either (a) such individual’s tax home for U.S. federal income tax purposes is in the U.S., or (b) the gain is attributable to an office or other fixed place of business maintained in the U.S. by such individual. In addition, special rules would apply to dispositions of “United States real property interests” which include stock in a U.S. corporation 50% or more of the assets of which consist of U.S. real property. Special rules may also apply in the case of non-U.S. investors: (i) that have an office or fixed place of business in the U.S.; or (ii) that are former citizens of the U.S., CFCs, PFICs, and corporations which accumulate earnings to avoid U.S. federal income tax. Such persons are urged to consult their U.S. tax advisors before investing in the Fund.

The Fund will make investments that generate U.S. source interest or dividends. The Fund would not generally be required to withhold tax on portfolio interest income. Portfolio interest generally includes (with certain exceptions) interest paid on registered obligations with respect to which the beneficial owner provides a statement that it is not a United States Person. The portfolio interest exemption is not available with respect to interest paid to a 10% shareholder of the issuer of the indebtedness and is subject to certain other limitations. In addition, certain types of “contingent interest” (generally, interest the amount of which is determined by the receipts, sales, cash flow, income or profits of the debtor or a related person, or by dividends or partnership distributions made by the debtor or related person) are excluded from portfolio interest income. The Fund would be required to withhold at the rate of 30% on U.S. source interest (other than portfolio interest), dividends, and certain other U.S. source income, including certain dividend equivalent amounts governed by Section 871(m) of the Code. A Non-U.S. Unitholder who is resident for tax purposes in a country with respect to which the U.S. has an income tax treaty may be eligible for a reduced rate of withholding in respect of U.S. source dividend and interest income pursuant to such treaty.

Other Matters

Indemnity; Reserves. Each Unitholder will be required to indemnify BXPE for any withholding or other tax obligations imposed on BXPE with respect to such Unitholder. BXPE may reserve certain amounts otherwise distributable to Unitholders in light of such potential obligations. The amount of any taxes paid by BXPE or entities in which BXPE holds a direct or indirect interest and amounts withheld for taxes will be treated as distributions to such Partner to the extent determined by the General Partner to be appropriate.

Partnership Representative. The General Partner will act as or appoint the “partnership representative” of the Fund and the Feeder, with the authority, subject to certain restrictions, to act on behalf of the Fund and the Feeder in connection with any administrative or judicial review of items of BXPE’s income, gain, loss, deduction, or credit of the Fund and the Feeder, as applicable.

U.S. federal income tax audits of partnerships are conducted at the partnership level, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under such alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If the Fund or the Feeder is able to and in fact elects this alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge.

There can be no assurance that the Fund or the Feeder will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If the Fund or the Feeder does not or is not able to make such an election, then (1) the then-current Unitholders, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had the Fund or the Feeder elected the alternative procedure, and (2) a given Unitholder may indirectly bear taxes attributable to income allocable to other Unitholders or former Unitholders, including taxes (as well as interest and penalties) with respect to periods prior to such Unitholder’s ownership of interests in the Fund or the Feeder. Accordingly, it is possible that a Unitholder will bear tax liabilities unrelated to its ownership of interests in the Fund or the Feeder. Amounts available for distribution to the Unitholders may be reduced as a result of BXPE’s obligations to pay any taxes associated with an adjustment.

The partnership representative of the Fund or the Feeder will be the only person with the authority to act on behalf BXPE with respect to audits and certain other tax matters and may decide not to elect (or may be unable to elect) the alternative procedure for any particular adjustment. In addition, the Fund, the Feeder and each Unitholder will be bound by the actions taken by the partnership representative on behalf of the Fund or the Feeder, as applicable, during any audit or litigation proceeding concerning U.S. federal income taxes.

Prospective investors should consult their own tax advisors regarding all aspects of these rules as they affect their particular circumstances.

A tax return preparer may not sign a return without itself incurring a penalty unless either in its view each position taken on such return is more likely than not to be sustained if challenged by the IRS or such position is separately disclosed on the return. The Fund may adopt positions that require such disclosure, which may increase the likelihood the IRS will examine BXPE’s tax returns, or may forego otherwise valid reporting positions to avoid such disclosure, which may increase the tax payable by a Unitholder.

Taxes in Other Jurisdictions. In addition to U.S. federal income tax consequences, prospective investors should consider potential U.S. state and local and non-U.S. tax consequences of an investment in BXPE in the state or locality in which they are a resident for tax purposes. A Unitholder may be subject to tax return filing obligations and income, franchise, or other taxes, including withholding taxes, in jurisdictions in which BXPE or the investment funds in which BXPE holds interests operate. Income or gains from investments held by BXPE or investment funds in which BXPE holds interests may be subject to withholding or other taxes in jurisdictions outside the United States, subject to the possibility of reduction under applicable treaties. Unitholders that wish to claim the benefit of an applicable income tax treaty may be required to submit information to tax authorities in such jurisdictions. Potential investors should consult their own tax advisors regarding the U.S. state and local and non-U.S. tax consequences of an investment in BXPE.

FATCA. FATCA requires all entities in a broadly defined class of Foreign Financial Institutions (“FFIs”) to comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments, and require non-U.S. entities which are not FFIs to either certify they have no substantial U.S. beneficial ownership or to report certain information with respect to certain U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under current regulations; however, the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments. Withholding on these payments is not set to apply until two years after the publication of final regulations defining “foreign passthru payment” in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which BXPE may invest, are expected to be considered FFIs. The reporting obligations imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS, or, if subject to an IGA (as defined below), register with the IRS and comply with the reporting regime of the FATCA Intergovernmental Agreement (“IGA”) and any implementing legislation enacted hereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of the reported information with the IRS. In the event FFIs are unable to do comply with the preceding reporting requirements, certain payments made to FFIs may be subject to a U.S. withholding tax, which would reduce the cash available to investors in BXPE. These reporting requirements may apply to investors who are FFIs, or to underlying funds in which BXPE invests, and Blackstone will have no control over whether any underlying fund complies with the reporting regime. Such withheld amounts that are allocable to a Unitholder may, in accordance with the Partnership Agreement, be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Prospective investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Certain Proposed United States Federal Income Tax Legislation. A number of items of legislation are currently proposed, or have been proposed in the past, that could significantly alter certain of the U.S. federal income tax consequences of an investment in the Fund or the Feeder. It currently is uncertain whether any such proposed legislation (or similar legislation) will be enacted into law. Prospective investors should consult their own tax advisors regarding proposed legislation.

Certain ERISA Considerations

The following is a summary of certain considerations associated with an investment in BXPE by (i) “employee benefit plans” within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that are subject to Title I of ERISA, (ii) “plans” described in Section 4975 of the Code that are subject to Section 4975 of the Code (including, without limitation, individual retirement accounts and “Keogh” plans), (iii) plans, accounts and other arrangements that are subject to the provisions of any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii), (iii) and (iv) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”).

The Sponsor intends that all classes of Units issued by the Fund should be considered “publicly-offered securities” within the meaning of ERISA and certain U.S. Department of Labor Plan Asset Regulations by the first closing of the Fund, although no assurances can be given in this regard.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or the management or disposition of the assets of a Covered Plan, or who renders investment advice for a fee or other compensation to a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in BXPE of a portion of the assets of any Plan, a fiduciary should determine, particularly in light of the risks and lack of liquidity inherent in an investment in BXPE, whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in BXPE with the assets of any Plan if the General Partner, the Investment Manager, or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code. The acquisition and/or ownership of Units by a Covered Plan with respect to which BXPE is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of investments in BXPE. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring Units in reliance on these or any other exemption should carefully review the exemption in consultation with its counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets

Under ERISA and the regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”), when a Covered Plan acquires an equity interest in an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the 1940 Act, the Covered Plan’s assets include both the equity interest in such entity and an undivided interest in each of the underlying assets of the entity unless it is established either that (i) less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” (the “25% Test”) or (ii) the entity is an “operating company,” (each within the meaning of the Plan Asset Regulations). For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and individual retirement account (“IRA”)), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the total value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA). Thus, absent satisfaction of another exception under ERISA, if 25% or more of the total value of any class of equity interests of the Fund were held by benefit plan investors, an undivided interest in each of the underlying assets of the Fund would be deemed to be “plan assets” of any Covered Plan that invested in the Fund.

Plan Asset Consequences

If the assets of the Fund were deemed to be “plan assets” within the meaning of the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the General Partner, the Investment Manager and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Plan any profit realized on the transaction and (ii) reimburse the Covered Plan for any losses suffered by the Covered Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Covered Plans who decide to invest in BXPE could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the General Partner. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

In addition, each prospective investor that is or is acting on behalf of any Plan must independently determine that our Units are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.

In contemplating an investment in the Fund or the Feeder, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund or the Feeder with the assets of any Plan if the General Partner, the Investment Manager or any of their respective affiliates is a fiduciary with respect to such assets of the Plan.

Under the Partnership Agreement, the General Partner will have the power to take certain actions to avoid having the assets of the Fund characterized as “plan assets,” including, without limitation, the right to cause a Unitholder that is a benefit plan investor to withdraw from the Fund and/or the Feeder. While the General Partner and BXPE do not expect that the General Partner will need to exercise such power, neither the General Partner nor BXPE can give any assurance that such power will not be exercised.

The Units issued by the Feeder are not expected to qualify as “publicly-offered securities” and it is possible that the Feeder may not satisfy the 25% Test, in which case the assets of the Feeder will constitute “plan assets” for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code or applicable Similar Laws. The Feeder is intended to be structured as an intermediate vehicle for purposes of an investment in the Fund with limited discretion with respect to the investment, management and disposition of assets of Feeder. In this regard, when investing in the Fund through the Feeder, each Unitholder will, by making a capital contribution to the Feeder, be deemed to (i) direct the General Partner in its capacity as a general partner of the Feeder to the amount of such capital contribution in the Fund and acknowledge that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or applicable Similar Law, the General Partner of the Feeder will act as a custodian with respect to the assets of such Unitholder but is not intended to be a fiduciary with respect to any such Unitholder for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law, (ii) represent that such capital contribution, and the transactions contemplated by such direction, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, or a violation of any applicable Similar Law and (iii) acknowledge and agree that during any period when the underlying assets of the Feeder are deemed to constitute “plan assets” subject to Title I of ERISA, in satisfaction of any “indicia of ownership” requirements, the General Partner of the Feeder will, or will cause an affiliate of the General Partner to, hold the counterpart of the signature page of the Feeder partnership agreement in the United States. However, there can be no assurance that the fiduciary responsibility and prohibited transaction provisions of ERISA, Section 4975 of the Code or applicable Similar Law will not be applicable to activities of the Feeder.

This Registration Statement and the Partnership Agreement do not constitute an undertaking to provide impartial investment advice and it is not our intention to act in a fiduciary capacity with respect to any Plan. The General Partner, Investment Manager and their respective affiliates (the “Relevant Entities”) have a financial interest in investors’ investment in Units on account of the fees and other compensation they expect to receive (as the case may be) from the Fund and their other relationships with the Fund as contemplated hereunder. Any such fees and compensation do not constitute fees or compensation rendered for the provision of investment advice to any Plan. Each Plan will be deemed to represent and warrant that it is advised by a fiduciary that is (a) independent of the Relevant Entities; (b) capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this Registration Statement; and (c) a fiduciary (under ERISA, Section 4975 of the Code or applicable Similar Law) with respect to the Plan’s investment in the Units who is responsible for exercising independent judgment in evaluating the Plan’s investment in the Units and any related transactions.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Each Plan fiduciary should consult with its legal advisor concerning the considerations discussed above before making an investment in the Fund or the Feeder. As indicated above, Similar Laws governing the investment and management of the assets of Plans such as governmental and non-U.S. plans may contain fiduciary and responsibility and prohibited transaction requirements similar to those under ERISA and the Code. Accordingly, fiduciaries of such Plans, in consultation with their advisors, should consider the impact of their respective laws and regulations on an investment in BXPE and the considerations discussed above, if applicable.

Each Plan fiduciary should consult its legal advisor concerning the potential consequences under ERISA, the Code and any applicable similar law before making an investment in the fund directly or indirectly through the Feeder.

ITEM 1A. RISK FACTORS

Risk Factors Summary

The following is only a summary of the principal risks that make an investment in BXPE speculative or risky. The following should be read in conjunction with the complete discussion of risk factors we face, which are set forth below under “—Risk Factors.”

•

Although the investment professionals of the Sponsor and Blackstone have extensive investment experience generally, including extensive experience operating and investing for the PE Platform, as of the date of this Registration Statement, BXPE has not commenced operations and has no operating history. The Sponsor cannot provide assurance that it will be able to successfully implement BXPE’s investment strategy, or that Investments made by BXPE will generate expected returns.

•	This is a “blind pool” offering and thus you will not have the opportunity to evaluate our future investments before we make them.

•

We do not intend to list our Units on any securities exchange, and we do not expect a secondary market in our Units to develop. In addition, there are limits on the ownership and transferability of our Units.

•

We have implemented a Unit repurchase program, but there is no guarantee we will be able to make such repurchases and if we do only a limited number of Units will be eligible for repurchase and repurchases will be subject to available liquidity and other significant restrictions.

•	An investment in our Units is not suitable for you if you need ready access to the money you invest.

•

The purchase and repurchase price for our Units will be based on our NAV and are not based on any public trading market. While there will be independent valuations of our Direct Investments from time to time, the valuation of private equity investments is inherently subjective and our NAV may not accurately reflect the actual price at which our Investments could be liquidated on any given day.

•

The acquisition of Investments may be financed in substantial part by borrowing, which increases our exposure to loss. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors.

•

The private equity industry generally, and BXPE’s investment activities in particular, are affected by general economic and market conditions, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations, trade barriers, technological developments and national and international political, environmental and socioeconomic circumstances. Identifying, closing and realizing attractive private equity investments that fall within BXPE’s investment mandate is highly competitive and involves a high degree of uncertainty.

•

BXPE’s Investments may be concentrated at any time in a limited number of industries, geographies or investments, and, as a consequence, may be more substantially affected by the unfavorable performance of even a single Investment as compared to a more diversified portfolio.

Risk Factors

The purchase of Units in BXPE entails a high degree of risk and is suitable for sophisticated investors for whom an investment in BXPE does not represent a complete investment program, and who fully understand BXPE’s strategy, characteristics and risks, including the use of borrowings to leverage Investments, and are capable of bearing the risk of an investment in BXPE. Potential Unitholders in BXPE should carefully consider the following risk factors before making a decision to invest in BXPE. If any of the risks described or contemplated below occurs, there could be a material adverse effect on the results and operations of BXPE or its Portfolio Entities, and the Unitholders may experience a total loss on their investment in BXPE. The following considerations are not a complete summary or explanation of the various risks involved in an investment in BXPE, and the interplay of risks can have additional effects not described below. Most of the following risk factors apply both to BXPE and to any relevant Other Blackstone Accounts in which BXPE has invested (directly or indirectly). Therefore, potential Unitholders should assume references to BXPE herein include references to Other Blackstone Accounts as well, to the extent BXPE is invested in such Other Blackstone Accounts, unless the context indicates otherwise.

Capitalized terms used but not defined in “Item 1A. Risk Factors” have the meanings given to such terms elsewhere in this Registration Statement. The term “Sponsor” as used in this “Item 1A. Risk Factors” is used to generally describe, as the context or applicable law requires, individually and collectively, the General Partner and the BX Managers and all references herein to the Sponsor or to any rights, powers, responsibilities, or activities of the Sponsor are qualified in all respects by the terms contained elsewhere in this Registration Statement, in the Partnership Agreement and the Investment Management Agreement, all of which should be carefully reviewed by each potential investor for, among other things, a more detailed description of the relative rights, powers, responsibilities, and activities of each of the General Partner and the BX Managers.

General

No Assurance of Investment Return. The Sponsor cannot provide assurance that it will be able to successfully implement BXPE’s investment strategy, or that Investments made by BXPE will generate expected returns. Moreover, the Sponsor cannot provide assurance that any Unitholder will receive a return of its capital or any distribution from BXPE or be able to withdraw from BXPE within a specific period of time. Past performance of investment entities associated with the Sponsor, its affiliates or the Sponsor’s investment professionals are not necessarily indicative of future results or performance and there can be no assurance that BXPE will achieve comparable results. Accordingly, investors should draw no conclusions from the performance of any other investments of the Sponsor or its affiliates and should not expect to achieve similar results. An investment in BXPE involves a risk of partial or total loss of capital and should only be considered by potential investors with high tolerance for risk.

No Operating History. Although the investment professionals of the Sponsor and Blackstone have extensive investment experience generally, including extensive experience operating and investing for the PE Platform, as of the date of this Registration Statement, BXPE has not commenced operations and has no operating history. Therefore, prospective investors will have no or limited track record or history upon which to base their investment decision. The size and type of Investments expected to be made by BXPE could differ from prior Blackstone investments (including prior private equity investments). Valuations of Investments are prepared on the basis of certain qualifications, assumptions, estimates and projections, and there is no assurance that the projections or assumptions used, estimates made or procedures followed by Blackstone or any third-party valuation agent are correct, accurate or complete. In addition, there can be no guarantee that investment opportunities will be identified for BXPE or that, once identified, such investment opportunities will close or will close at the anticipated acquisition price; furthermore, there can be no guarantee that an investment opportunity will generate income or a return of capital or any distribution from BXPE. An investor should only invest in BXPE as a part of an overall investment strategy, and only if the investor is able to withstand a total loss of its investment.

Forward Looking Statements. Statements contained in this Registration Statement that are not historical facts, including statements regarding trends, market conditions and the expertise or experience of Blackstone, the PE Platform or the BXPE investment team, are based on current expectations, estimates, projections, opinions, and/or beliefs of Blackstone. Such statements are not facts and involve known and unknown risks and uncertainties. Potential investors should not rely on these statements as if they were fact. Moreover, certain information contained in this Registration Statement constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe,” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, including, but not limited to, those set forth herein, actual events or results or the actual performance of BXPE may differ materially from those reflected or contemplated in such forward-looking statements. None of the individual members or any employee or director of Blackstone referred to herein holds itself out to any person for any purpose as general partner. Statements contained herein are not made in any person’s individual capacity, but rather on behalf of the Sponsor. References herein to “expertise” or any party being an “expert” are based solely on the belief of Blackstone, are intended only to indicate proficiency as compared to an average person and in no way limit any exculpation provisions or alter any standard of care applicable to Blackstone. Additionally, any awards, honors, or other references or rankings referred to herein with respect to Blackstone or any investment professional are provided solely for informational purposes and are not intended to be, nor should they be construed or relied upon as, any indication of future performance or other future activity. Any such awards, honors, or other references or rankings may have been based on subjective criteria and may have been based on a limited universe of participants, and there are other awards, honors, or other references or rankings given to others and not received by Blackstone and/or any investment professional of Blackstone.

Performance Information. Any performance information included herein or otherwise provided by Blackstone is presented solely for illustrative purposes and may not be representative of all transactions of a given type or of investments generally. In considering investment performance information contained in this Registration Statement or otherwise provided, prospective Unitholders should bear in mind that past performance is not necessarily indicative of future results, and there can be no assurance that BXPE will achieve comparable results, be able to effectively implement its investment strategy, achieve its investment or asset allocation objectives, be profitable or avoid substantial losses.

In addition, there can be no assurance that the BX Managers will be successful in identifying investment opportunities. Although BXPE may invest in Other Blackstone Accounts, the investment portfolio of such Other Blackstone Accounts may differ materially from the current investment strategy of BXPE, including in terms of levels of sectoral and geographic diversification.

Furthermore, performance shown may not reflect returns experienced by any particular investor in the applicable fund. Performance for individual investors may vary from BXPE’s overall performance as a result of the timing of an investor’s admission to BXPE; the repurchase or increase of any part of a Unitholder’s interest in BXPE; and the Class of Units in which they invest (including as a result of different Subscription Fees or Servicing Fees). Prospective Unitholders should note that certain entities, such as the Feeder, may invest through Intermediate Entities, which may pay additional taxes which would further reduce returns experienced by Unitholders participating therein.

The Performance Participation Allocation that the Recipient is entitled to from BXPE is based on a Total Return metric adjusted to exclude the impact of certain expenses, including expenses related to distributions, and therefore such Total Return measure will differ from the performance that investors will experience. Further, investors will experience performance that is net of any Performance Participation Allocation received by the General Partner from the Fund.

Lack of Management Rights; Reliance on the Sponsor. The Sponsor will have exclusive responsibility for management and oversight of BXPE’s activities, subject to certain oversight rights held by the Board. Unitholders will not have the right to make or evaluate any Investment made by BXPE, or other decisions concerning direct management of BXPE and its Portfolio Entities and will not receive some of the financial information with respect to future opportunities that are available to the Sponsor. The Sponsor and the BX Managers will generally have sole and absolute discretion in structuring, negotiating and purchasing, financing and eventually divesting Investments on behalf of BXPE (subject to certain specified exceptions). Accordingly,

Unitholders are dependent upon the judgment and ability of the Sponsor to source transactions and invest and manage the capital of BXPE. No potential investor who is unwilling to entrust all aspects of the management of BXPE to the Sponsor should invest in BXPE.

Role of Investment Professionals. The success of BXPE will depend in part upon the skill and management expertise of the Sponsor’s investment professionals. Their interests in the Sponsor, and the vesting and potential forfeiture terms to which their interests are subject, should discourage them from leaving the Sponsor, but there is ever increasing competition among industry participants for hiring and retaining qualified investment professionals. There can be no assurance that any professional will continue to be associated with the Sponsor or involved in BXPE throughout the life of BXPE or that any new hires or replacements will perform well. Further, the time, dedication and scope of work of an investment professional varies considerably. In addition, investment decisions are often considered by the BXPE Investment Committee or otherwise by multiple investment professionals. Discussion and debate among them are generally helpful to the investment decision-making process but excessive disagreement could adversely impact BXPE. Finally, the Sponsor’s investment professionals work on a variety of projects and funds for Blackstone and/or its affiliates and portfolio entities or have other roles within Blackstone, which will result in less than all of their time and attention being allocated to BXPE, and the ability of members of the investment team to access other professionals and resources within Blackstone for the benefit of BXPE may be limited. See also “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Allocation of Personnel” herein.

Broad Investment Mandate. The investment strategy of BXPE covers a broad range of asset classes and geographic regions. A purchaser of Units must rely upon the ability of the Sponsor to identify, structure and implement investments consistent with BXPE’s overall investment objectives and policies at such times as it determines. BXPE will make investments in keeping with its investment program. BXPE may make investments throughout the capital structure such as mezzanine securities, senior secured debt, bank debt, unsecured debt, convertible bonds and preferred and common stock and across asset classes including, without limitation, private or public equity, structured equity, minority private equity, commodities and credit. It is expected that, in light of BXPE’s investment objective, BXPE may make equity, credit and/or debt investments that do not involve control or influence over the underlying entity in which BXPE invests. Additionally, BXPE will be permitted to invest (and may actually invest) in any number of companies operating in a wide range of industries, geographies or activities.

Risk of Certain Events Related to Blackstone. A bankruptcy, change of control or other significant adverse event relating to Blackstone or the Sponsor could cause the Sponsor to have difficulty retaining personnel and may otherwise adversely affect BXPE and its ability to achieve its investment objective.

Proxy Statements, Unitholder Proposals and Other Matters. Holders of our Units are not entitled to vote in the election of our directors. Accordingly, we are not required to file proxy statements or information statements under Section 14 of the Exchange Act except in those limited circumstances where a vote of holders of our Units is required under our limited partnership agreement or Delaware law. Moreover, unitholders are not able to bring matters before meetings of unitholders or nominate directors at such meeting, nor are they generally able to submit unitholder proposals under Rule 14a-8 of the Exchange Act.

Market Conditions

Highly Competitive Market for Investment Opportunities and Other Investors. Identifying, closing and realizing attractive private equity investments that fall within BXPE’s investment mandate is highly competitive and involves a high degree of uncertainty. In addition, developing and maintaining relationships with joint venture partners or management teams, on which some of BXPE’s strategy depends, is highly competitive. A failure by the Sponsor to identify attractive investment opportunities, develop new relationships and maintain existing relationships with joint venture partners and other industry participants would adversely impact BXPE. The Sponsor competes for investment opportunities and potential joint venture partners with other investment funds, corporations, individuals, companies, financial institutions (such as investment and mortgage banks and pension funds), hedge funds, sovereign wealth funds and other investors. In addition, certain Other Blackstone Accounts that have investment objectives that are adjacent to or overlap with those of the BXPE Fund Program (whether now in existence or subsequently established), and Blackstone or such Other Blackstone Account may share and/or receive priority with respect to certain investment opportunities falling within the primary focus of such Other Blackstone Accounts or otherwise receive allocations of investments otherwise appropriate for the BXPE Fund Program (including, for example, Other Blackstone Accounts established to primarily pursue investments relating to specific geographic regions, sectors and/or asset classes). The BXPE Fund Program has no priority with respect to such investment opportunities and any conflicts that arise regarding allocation of investments may not necessarily be resolved in favor of the BXPE Fund Program. New competitors constantly enter the market, and in some cases existing competitors combine in a way that increases their strength in the market. It is possible that competition for appropriate investment opportunities may increase, which may also require the BXPE Fund Program to participate in auctions more frequently. The outcome of these auctions cannot be guaranteed, thus potentially reducing the number of investment opportunities available to the BXPE Fund Program and potentially adversely affecting the terms, including price, upon which investments can be made. The BXPE Fund Program intends to be selective in its approach to targeting investments, and there is no guarantee that investments meeting the BXPE Fund Program’s investment criteria will be available or that all of the BXPE Fund Program’s Investments will meet such criteria.

General Economic and Market Conditions. The private equity industry generally, and BXPE’s investment activities in particular, are affected by general economic and market conditions, such as interest rates, availability and spreads of credit, credit defaults, inflation rates, economic uncertainty, changes in tax, currency control and other applicable laws and regulations, trade barriers, technological developments and national and international political, environmental and socioeconomic circumstances. Market disruptions in a single country could cause a worsening of conditions on a regional and even global level. A worsening of general economic and market conditions would likely affect the level and volatility of securities prices and the liquidity of BXPE’s Investments, which could impair BXPE’s profitability, result in losses and impact the Unitholders’ investment returns and limit BXPE’s ability to satisfy Repurchase Requests. A depression, recession or slowdown in the global economy or one or more regional markets (or any particular segment thereof) or a weakening of credit markets (including a perceived increase in counterparty default risk) would have a pronounced impact on the Sponsor, BXPE and Portfolio Entities (which would likely be exacerbated by the presence of leverage in a particular Portfolio Entity’s capital structure) and could adversely affect their profitability, creditworthiness and ability to execute on their business plans, sell assets, satisfy existing obligations and repurchases, make and realize Investments successfully, originate or refinance credit or draw on existing financings and commitments.

Volatility in the global financial markets and the political systems of certain countries has in the past had, and may in the future have, spill-over effects which adversely impact global financial markets generally and U.S. markets in particular. Moreover, a recession, slowdown and/or sustained downturn in the global economies (or any particular segment thereof) or weakening of credit markets will adversely affect BXPE’s profitability, impede the ability of Portfolio Entities to perform under or refinance their existing obligations, and impair BXPE’s ability to effectively exit Investments on favorable terms. Any of the foregoing events could result in substantial or total losses to BXPE in respect of certain Investments, which losses will likely be exacerbated by the presence of leverage in a particular Portfolio Entity’s capital structure. Blackstone itself could also be affected by difficult conditions in the capital markets and any overall weakening of the financial services industry in particular or of the U.S. and/or global economies generally.

Financial Market Fluctuations; Availability of Financing. Declines or volatility in financial markets, including the securities and derivatives markets, would adversely affect the value of BXPE’s Investments. A significant market fluctuation often decreases tolerance for counterparty risks, which can negatively impact financial institutions, even causing their failure, as occurred in the global financial crisis in 2008. BXPE and its Portfolio Entities expect to regularly seek to obtain new debt and refinance existing debt, including in the liquid debt markets, and significant declines in pricing of debt securities or increases in interest rates, or other disruptions in the credit markets, would make it difficult to carry on normal financing activities, such as obtaining committed debt financing for acquisitions, bridge financings or permanent financings. Tightening of loan underwriting standards, which often occur during market disruptions, can have a negative impact including through reduction of permitted leverage levels and increased requirements for borrower quality. BXPE’s ability to generate attractive investment returns will be adversely affected by any worsening of financing terms and availability.

Inflation. Inflation and rapid fluctuations in inflation rates have recently had, and may continue to have, negative effects on the economies and financial markets (including securities markets) of various countries, including those with emerging economies. For example, if a Portfolio Entity is unable to increase its revenue in times of higher inflation, its profitability may be adversely affected, including, without limitation, as a result of a significant increase to such Portfolio Entity’s operating cost. Portfolio Entities may have revenues linked to some extent to inflation, including, without limitation, by government regulations and contractual arrangement. As inflation rises, a Portfolio Entity may earn more revenue but may incur higher expenses. As inflation declines, a Portfolio Entity may not be able to reduce expenses commensurate with any resulting reduction in revenue. Furthermore, wages and prices of inputs increase during periods of inflation, which can negatively impact returns on Investments. In an attempt to stabilize inflation, certain countries have imposed wage and price controls at times and certain central banks have raised interest rates. Past governmental efforts to curb inflation have also involved more drastic economic measures that have had a materially adverse effect on the level of economic activity in the countries where such measures were employed, and similar governmental efforts could be taken in the future to curb inflation and could have similar effects. There can be no assurance that inflation will not continue to be a serious problem and have an adverse impact on BXPE’s returns. Certain countries, including the U.S., have recently seen increased levels of inflation and there can be no assurance that continued and more wide-spread inflation will not become a serious problem in the future and have an adverse impact on BXPE’s returns.

Region Related Risks

Economic, Political and Social Risks. Certain countries have in the past, and may in the future, experience religious, political and social instability that could adversely affect BXPE’s Investments in such countries. Such instability could result from, among other things, popular unrest associated with demands for improved political, economic, or social conditions or government policies. Governments of many countries have exercised and continue to exercise substantial influence over many aspects of the private sector, and certain industries may be subject to significant government regulation. Additionally, exchange control regulations, expropriation, confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, nationalization, restrictions on foreign capital inflows, repatriation of investment income or capital, renunciation of foreign debt, political, economic or social instability, or other economic or political developments could adversely affect the assets of BXPE. See also “—United Kingdom Exit from the European Union” herein. Additionally, the availability of attractive investment opportunities for BXPE is expected to depend in part on governments in certain countries continuing to liberalize their policies regarding foreign investment and, in some cases, further encourage private sector initiatives. In addition, countries may be in the initial stages of their industrial development and have a lower per capita gross national product or a low income economy as compared to the more developed economies. Markets for investments in such countries are not as developed and may be less liquid than markets in more developed countries. Investments in companies domiciled in emerging market countries may be subject to potentially higher risks as compared to investments in more developed countries. Additionally, BXPE may be less influential than other market participants in jurisdictions where it or Blackstone does not have a significant presence.

Regional Risk; Interdependence of Markets. Economic problems in a single country are increasingly affecting other markets and economies. A continuation of this trend could result in problems in one country adversely affecting regional and even global economic conditions and markets. The market and the economy of a particular country in which BXPE invests is influenced by economic and market conditions in other countries in the same region or elsewhere in the world. For example, financial turmoil in certain countries in the Asia Pacific region in the late 1990s adversely affected Asian economies generally. Similarly, concerns about the fiscal stability and growth prospects of certain European countries during and after the 2007–2009 global financial crisis had a negative impact on most economies of the Eurozone and global markets. A repeat of either of these crises or the occurrence of similar crises in the future could cause increased volatility in the economies and financial markets of countries throughout a region, or even globally. See also “—United Kingdom Exit from the European Union” herein.

Epidemics / Pandemics. Certain countries have been susceptible to epidemics, which may be designated as pandemics by world health authorities, most recently a novel and highly contagious form of coronavirus (“COVID-19”). The outbreak of such epidemics, together with any resulting restrictions on travel or quarantines imposed, has had and will continue to have a negative impact on the economy and business activity globally (including in the countries in which BXPE invests), and therefore can be expected to adversely affect the performance of BXPE’s Investments and the ability of BXPE to achieve its investment objectives. Furthermore, the rapid development of epidemics or pandemics could preclude prediction as to the ultimate adverse impact on economic and market conditions, and, as a result, presents material uncertainty and risk with respect to BXPE and the performance of its Investments or operations. See also “—Risks Related to Outside Events—Force Majeure Risk” and “—Coronavirus and Public Health Emergencies; Legislative & Regulatory Enactments” herein.

Coronavirus and Public Health Emergencies; Legislative & Regulatory Enactments. Beginning in the first quarter of 2020, there was an outbreak of COVID-19, which the World Health Organization has declared to constitute a “Public Health Emergency of International Concern.” The outbreak of COVID-19 has resulted in numerous deaths, adversely impacted global commercial activity and contributed to significant volatility in certain equity, debt, derivatives and commodities markets. The global impact of the outbreak is rapidly evolving, and many countries have reacted by instituting (or strongly encouraging) quarantines, prohibitions on travel, the closure of offices, businesses, schools, retail stores, restaurants, hotels, courts and other public venues, vaccine mandates (e.g., for certain public sector employees) and other restrictive measures designed to help slow the spread of COVID-19. Businesses are also implementing similar precautionary measures. In addition, state, federal and non-U.S. laws and regulations have been implemented (and other laws and regulations may be considered) that place restrictions on businesses. Such measures, as well as the general uncertainty surrounding the dangers and impact of COVID-19, are (i) expected to have a material adverse impact on businesses, (ii) creating significant disruption in supply chains and economic activity and (iii) having a particularly adverse impact on transportation, hospitality, tourism, entertainment, healthcare, consumer and other industries. Moreover, with the continued spread of COVID-19, governments and business have taken, and may continue to take, increasingly aggressive measures to help slow its spread. For these reasons, among others, as COVID-19 has continued to spread and could in the future continue to spread, the potential impacts, including global, regional or other economic recessions or adverse market impacts have already occurred and the likelihood of ongoing or exacerbated impact is uncertain and difficult to assess.

Any public health emergency, including any new or variant outbreaks of COVID-19, SARS, H1N1/09 flu, avian flu, other coronaviruses, Ebola or other existing or new epidemic diseases, or the threat thereof, could have a significant adverse impact on BXPE and its Portfolio Entities and could meaningfully adversely affect BXPE’s ability to fulfill its investment objectives. See also “—Epidemics / Pandemics” above.

The extent of the impact of any public health emergency on BXPE’s and its Portfolio Entities’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency; the extent of any related travel advisories and voluntary or mandatory government restrictions implemented, in addition to restrictions implemented to protect borrowers in real estate and other industries, the impact of such public health emergency on overall supply and demand, goods (including component parts and raw materials) and services, investor liquidity, consumer confidence and spending levels, the extent of government support, and the levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. For example, the shortage of workers and lack of key components and raw materials that has come as a result of COVID-19 has and may continue to contribute to manufacturers and distributors being unable to produce or supply enough goods to meet increasing demands. The impact of these global supply chain constraints and chip shortages may not fully be reflected until future periods and may have an adverse impact on BXPE and its Portfolio Entities at a future point when COVID-19 may not be as prevalent in the public. For this reason, valuations in such environment are subject to heightened uncertainty and subject to numerous subjective judgments even beyond what is traditionally the case, any or all of which could turn out to be incorrect with the benefit of hindsight. Furthermore, traditional valuation approaches that have been used historically may need to be modified in order to effectively capture fair value in the midst of significant volatility or market dislocation. The effects of a public health emergency may materially and adversely impact the value and performance of BXPE and its Portfolio Entities, BXPE’s ability to source, manage and divest Investments and BXPE’s ability to achieve its investment objectives, all of which could result in significant losses to BXPE. In particular, a public health emergency like COVID-19 may have a greater impact on leveraged assets.

Any such disruptions may continue for an extended period of time. In this regard, views and other forward-looking statements expressed in this Registration Statement are based upon assumptions that may not be valid during or following a public health emergency such as the one that has been underway as of the date of this Registration Statement. The full impacts of this pandemic on markets, business activity and the U.S. and global economy, as well as potential changes in economic and fiscal policies that may be adopted to address the current pandemic or the possibility of a similar future event, price shocks and related externalities, are not yet fully identified or understood and the situation continues to evolve. In implementing BXPE’s investment strategy, the Sponsor will make a number of assumptions, including as to the severity of the consequences of COVID-19 to the U.S. and global economies as well as prospective Portfolio Entities, and the likelihood of a similar future event and any possible impacts thereof. There can be no assurances that such assumptions will be correct and unexpected events and developments, including the severity of this or any other pandemic on economies and specific Portfolio Entities, may be detrimental to BXPE and its Investments. In addition, the operations of BXPE, the Portfolio Entities, and Blackstone may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of the personnel of any such entity, including the personnel of any such entity’s key service providers. Additionally, restrictions on immigration and processing of visas and other work permits may affect the work force of the Portfolio Entities, some of which may rely on foreign talent as an important part of its work force and which could have a material adverse impact on their ability to implement their business plans. The impact to businesses in such circumstances has been and may continue to be substantial.

In connection with the impacts of the current pandemic and any future such public health crisis, BXPE is expected to incur heightened legal expenses which could similarly have an adverse impact to BXPE’s returns. For example, but not by limitation, BXPE or Portfolio Entities may be subject to heightened litigation and its resulting costs, which costs may be significant and are expected to be borne by BXPE and/or its Portfolio Entities. There is also a heightened risk of cyber and other security vulnerabilities during the current public health emergency and any future one, which could result in adverse effects to BXPE or the Portfolio Entities in the form of economic harm, data loss or other negative outcomes.

While the U.S. Food and Drug Administration and other similar regulators globally have approved COVID-19 vaccines (some for emergency use only) and these vaccines are currently available to the general public in some jurisdictions, due to limited supply, they are not yet widely available to the general public in many other jurisdictions. Also, to date, a substantial proportion of the global population has chosen to “wait and see” before getting vaccinated, which is believed to be prolonging the effects of COVID-19. In addition, the vaccines have been found to be less than 100 percent effective, which means a portion of the population that receives such vaccinations has not been protected against the disease. Furthermore, such vaccines have shown reduced efficacy against certain existing or emerging variants of COVID-19, and emerging variants may continue to be more transmissible or deadly than existing variants of COVID-19. Other jurisdictions are encountering similar issues with respect to COVID-19 vaccines. COVID-19 is likely to continue to affect the global economy generally, and the pandemic and/or its economic impact may affect BXPE and BXPE’s ability to achieve its investment objectives to a degree that is not currently known, given the situation continues to evolve. In addition, multiple jurisdictions have adopted, or are considering to adopt, vaccine mandate legislation or regulations that require certain public sector employees and/or private sector employees to obtain vaccines (subject to certain exceptions, which vary per jurisdiction). Employee attrition and turnover resulting from such mandates could adversely affect the business operations of Portfolio Entities that operate within those jurisdictions (e.g., by requiring them to discontinue their employment of critical personnel who are not vaccinated).

In addition, the operations of BXPE, its Portfolio Entities, and the Sponsor may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings (including office attendance), forwarding of and otherwise delayed receipt of mail, and other factors related to a public health emergency, including its potential adverse impact on the health of the personnel of any such entity or the personnel of any such entity’s key service providers. See also “—Risks Related to Outside Events—Force Majeure Risk” and “—Epidemics / Pandemics” herein.

As a result of a public health emergency like the COVID-19 pandemic, the Sponsor may determine, in its discretion, that it is most effective and/or efficient to use private air and/or charter travel due to travel restrictions and/or health and safety considerations, including to and from locations where Blackstone personnel are currently living (even if different than where Blackstone has historically had offices). The cost of such private air or charter travel, which may be increased due to the pandemic, shall be an expense of BXPE (subject to Blackstone’s travel policy). The Sponsor also may determine to use alternative methods, including the use of technology, when sourcing and conducting diligence on potential Investments and monitoring of existing Investments.

Natural Disasters. Certain regions in which BXPE invests or conducts activities related to Investments are susceptible to natural disasters, such as earthquakes, and disease outbreaks that could have a severe impact on the value of, and even destroy, assets in those regions. Health or other government regulations adopted in response to natural calamities may require temporary closure of corporate and governmental offices upon a disaster, which would severely disrupt BXPE’s operations in the affected area. Catastrophic losses may either be uninsurable or insurable at such high rates as to make coverage impracticable. If a major uninsured loss were to occur with respect to any of BXPE’s Investments, BXPE could lose both invested capital and anticipated profits.

Weather and Climatological Risks. Certain regions in which BXPE invests or conducts activities related to Investments may be particularly sensitive to weather and climate conditions. Climate change may cause more extreme weather conditions and increased volatility in seasonal temperatures, which can interfere with operations and increase operating costs, and damage resulting from extreme weather may not be fully insured.

Trade Policy. Political leaders in certain jurisdictions have in the past and may in the future be elected on protectionist platforms, fueling doubts about the future of global free trade. The U.S. government has in the past indicated an intent to alter its approach to international trade policy and in some cases to renegotiate, or potentially terminate, certain bilateral or multi-lateral trade agreements and treaties with foreign countries existing at that time, and made proposals and taken actions related thereto. In addition, the U.S. government has in the past imposed tariffs on certain foreign goods, including steel and aluminum, and has indicated a willingness to impose tariffs on imports of other products with some foreign governments instituting retaliatory tariffs on certain U.S. goods as a result. There are no guarantees that such actions and retaliatory measures will not occur in the future between governments. Global trade disruption, significant introductions of trade barriers and bilateral trade frictions, together with any future downturns in the global economy resulting therefrom, could adversely affect the financial performance of BXPE and its Investments and be an ongoing source of instability, potentially resulting in significant currency fluctuations and/or have other adverse effects on international markets, international trade agreements and/or other existing cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). Please also see “—United Kingdom Exit from the European Union” herein.

Hong Kong National Security Law. The Chinese government has continued to increase its control over the historically autonomous administrative region of Hong Kong. In June 2019, protests began in connection with an amendment to Hong Kong’s extradition law and continued with increased size and intensity through the end of 2019 and into 2020. These protests resulted in disruptions to businesses in major business and tourist areas of Hong Kong and pushed Hong Kong’s economy into a recession for the first time since the global financial crisis in 2008. On June 30, 2020, the National People’s Congress of China passed a national security law (the “National Security Law”), which criminalizes certain offenses including secession, subversion of the Chinese government, terrorism and collusion with foreign entities. The National Security Law also applies to non-permanent residents. Although the extra-territorial reach of the National Security Law remains unclear, there is a risk that the application of the National Security Law to conduct outside Hong Kong by nonpermanent residents of Hong Kong could limit the activities of or negatively affect Blackstone, BXPE or the Portfolio Entities.

The National Security Law has been condemned by the United States, the United Kingdom and several EU countries. On July 14, 2020, the Hong Kong Autonomy Act was signed into law, which introduces sanctions on foreign persons who have “materially contributed” to the Chinese government’s recent actions in Hong Kong as well as on certain foreign financial institutions. Simultaneously, an executive order was issued an executive order declaring a national emergency with respect to the threat posed by the Chinese government’s actions in Hong Kong, formally suspending or eliminating any differential treatment of Hong Kong under U.S. law, including export control law, and authorizing sanctions on persons determined to be engaged in a broad array of anti-democratic or repressive activity. The United States has also imposed sanctions on senior Chinese officials and certain employees of Chinese technology companies that it believes have contributed to the Chinese government’s activities in Hong Kong, adding a number of new Chinese companies to the Department of Commerce’s Entity List. In mid-July 2020, the United Kingdom also suspended its extradition treaty with Hong Kong and extended its arms embargo on China to Hong Kong. Escalation of tensions resulting from the National Security Law and the response of the international community, including conflict between China and other countries like the United States and United Kingdom, protests and other government measures, as well as other economic, social or political unrest in the future, could adversely impact the security and stability of the region and may have a material adverse effect on countries in which Blackstone, BXPE, the Portfolio Entities or any of their respective personnel or assets are located. In addition, any downturn in Hong Kong’s economy could adversely affect the financial performance of BXPE, or could have a significant impact on the industries in which BXPE participates, and may adversely affect the operations of Blackstone, BXPE and the Portfolio Entities, including the retention of investment professionals located in Hong Kong.

Terrorist Activities. The terrorist attacks on the U.S. on September 11, 2001, and subsequently in Paris, London, Madrid and elsewhere, together with the military response by the U.S., the United Kingdom (the “UK”), Australia and various other allied countries in Afghanistan, Iraq and elsewhere, have resulted in substantial and continuing economic volatility and social unrest in various regions of the world. Further terrorist attacks (including cyber sabotage or similar attacks) in major global cities, and any additional significant military or other response by the U.S. or other countries could materially and adversely affect international financial markets and local economies alike. Any terrorist attacks, including biological or chemical warfare or cyber sabotage or similar attacks, that occur at or near significant strategic assets of BXPE’s Investments that have a national or regional profile would likely cause significant harm to employees, property and, potentially, the surrounding community, and may result in losses far in excess of available insurance coverage. As a result of global events similar to those above and continued terrorism concerns, insurers significantly reduced the amount of insurance coverage available for liability to persons other than employees for claims resulting from acts of terrorism, war or similar events. As a result of a terrorist attack or terrorist activities in general, BXPE may not be able to obtain insurance coverage and other endorsements at commercially reasonable prices or at all. See “ —Insurance —Availability of Insurance Against Certain Catastrophic Losses” herein. Recourse to BXPE’s service providers and other counterparties in the event of losses may be limited, and such losses may be borne by BXPE.

Corruption Risk; FCPA. Corruption can result in huge economic losses due to fraud, theft and waste. Moreover, corruption can corrode critical public institutions, such as the courts, law enforcement and public pension administration, thereby undermining property rights, public confidence and social stability. As a result, corruption dramatically increases the systemic risks that exist in some of the jurisdictions in which BXPE invests. Corruption scandals are common and likely to remain so going forward. Unitholders in BXPE are thus exposed to the increased costs and risks of corruption where BXPE invests, and there can be no assurance that any reform efforts will have a meaningful effect during the term of BXPE. The U.S. and the UK have the U.S. Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act of 2010 (the “UK Bribery Act”), respectively, and other jurisdictions have adopted similar anti-corruption laws. Many of these laws have extraterritorial application. In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the UK Bribery Act is broader in scope than the FCPA and applies to private and public sector corruption and holds companies liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. Other countries have also adopted or improved their anti-corruption legal regimes in recent years. Although the Sponsor conducts FCPA diligence on all Investments with operations, BXPE may acquire an Investment with risks related to prior non-compliance with one or more of these statutes. Furthermore, although the Sponsor has robust compliance programs, persons acting on behalf of BXPE or any Portfolio Entity, including related persons of the Sponsor, may engage in conduct that violates one or more of these statutes. Any determination that a related entity not controlled by Blackstone or BXPE, or Blackstone or BXPE themselves or their controlled entities, have violated the FCPA, the UK Bribery Act or other applicable anti-corruption laws or anti-bribery laws could subject Blackstone and BXPE to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence. BXPE may incur costs and expenses associated with engaging external counsel or other third-party consultants or professionals in connection with inquiries or investigations relating to FCPA or other applicable anti-corruption laws or anti-bribery laws. In these cases, BXPE could suffer significant losses from the cost of defense, interruption to ordinary operations and fines and penalties.

Privatization. BXPE may invest in state-owned enterprises or assets that have been or will be transferred from government to private ownership. There can be no assurance that any privatizations will be undertaken or, if undertaken, will be successfully completed or completed on favorable terms. There can also be no assurance that, if a privatization is undertaken on a private placement basis, BXPE will have the opportunity to participate in the investing consortium. Furthermore, if BXPE has the opportunity to participate in a privatization, it is possible the privatization could be re-examined subsequently by local or international regulatory bodies, exposing BXPE to criticism or investigation. Unitholders should be aware that changes in governments or economic factors could result in a change in a country’s policies on privatization. Should these policies change in the future, it is possible that governments may determine to return projects and companies to state ownership. In such a situation, the level of compensation that would be provided to the owners could be substantially less than the amount invested by them.

Foreign Investment Controls. Foreign investment in securities of companies in certain countries where BXPE invests is restricted or controlled to varying degrees. These restrictions or controls may at times limit or preclude foreign investment above certain ownership levels or in certain assets, asset classes or sectors of the country’s economy. BXPE may utilize investment structures to comply with such restrictions, but there can be no assurance that a foreign government will not challenge the validity of these structures or change laws in a way that reduces their effectiveness, imposes additional governmental approvals, restricts or prohibits BXPE’s Investments or taxes, or restricts or otherwise prohibits repatriation of proceeds. These restrictions or controls may limit the potential universe of buyers of an asset, thereby reducing the demand for assets BXPE seeks to sell. For example, the Committee on Foreign Investment in the U.S. may determine a foreign entity cannot buy an asset being sold by BXPE in the U.S.

Foreign Capital Controls. Countries may require government approval for contributions of foreign capital to the country and distributions of investment income or capital out of the country. Countries may also place limitations on holding their currency abroad. Countries can change capital controls to increase or decrease overall levels of foreign direct investment or currency pricing, to manage the country’s balance of payments and for a number of other reasons outside the control of the Sponsor. BXPE could be adversely affected by delays in, or a refusal to grant, any required governmental approval for payment of dividends and repatriation of capital interests.

CFIUS and other Foreign Investment Regimes. The actions of the Committee on Foreign Investment in the United States (“CFIUS”), an inter-agency committee authorized to review transactions that could result in control of a U.S. business by a foreign person, may adversely impact the prospects of a Portfolio Entity in the context of mergers with, or acquisitions by, a foreign person. CFIUS may recommend that the President of the United States block such transactions, or CFIUS may impose conditions on such transactions, certain of which may materially and adversely affect BXPE’s ability to execute its investment strategy. In addition, the CFIUS process will continue to evolve. In particular, a set of reform measures known as the Foreign Investment Risk Review Modernization Act (“FIRRMA”) was enacted into law, which broadens the jurisdiction of CFIUS with respect to certain investments. Such legislation could impact the ability of non-U.S. Unitholders to participate in BXPE’s investments, which may impair BXPE’s ability to execute its investment strategy. FIRRMA expands the ability of CFIUS to review BXPE’s acquisition or disposition of certain investments, including certain non-controlling investments by foreign persons over certain U.S. businesses involved in critical technologies or critical infrastructure or that collect and store sensitive personal data of U.S. citizens, as well as acquisitions of real estate and leaseholds near U.S. military or other sensitive government facilities. The reforms enacted by FIRRMA include (i) a requirement of mandatory disclosures to CFIUS of all transactions in which a foreign government owned or controlled entity proposes to acquire a substantial interest in a U.S. business active in critical infrastructure, critical technologies, or that has access to sensitive personal data of U.S. citizens, and (ii) jurisdiction for CFIUS to review any investment (other than truly passive investment) by a foreign person in the same types of companies regardless of the percentage ownership interest of the foreign person. CFIUS published final regulations on January 13, 2020 that will implement many of FIRRMA’s provisions. These final regulations took effect on February 13, 2020, and may potentially increase the number of transactions involving BXPE that would be subject to CFIUS review and investigation and the timing and substantive risks described above. The outcome of CFIUS’s process may be difficult to predict, and there is no guarantee that, if applicable to a Portfolio Entity, the decisions of CFIUS would not adversely impact BXPE’s investment in such entity. As set out in this Registration Statement, the Board of Directors may compulsorily redeem (in whole or in part) Units if the beneficial owner of such Units is a Prohibited Person, which shall include, without limitation, any person whose holding of Units may be detrimental to the interests of the existing Unitholders or the Sponsor, for example where their participation in BXPE is at risk of jeopardizing BXPE’s ability to successfully acquire, hold, operate, sell, transfer, exchange, pledge or dispose of a prospective portfolio investment in light of legal, regulatory or other similar considerations.

Similar foreign direct investment rules or regulations exist in many jurisdictions outside the United States, and could operate in ways that adversely affect BXPE’s performance. Some of these non-U.S. national security investment clearance rules and regulations have recently been made more rigorous. Examples include:

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India: In April 2020, the Government of India issued Press Note No. 3 (2020 Series), which updated the country’s existing national security regime such that any foreign investment (i) by or from an entity of any country that shares its land border with India or (ii) whose beneficial owner is situated in, or is a citizen of, any country that shares its land border with India, can only be made with prior approval of the Government of India. Further clarity is awaited from the Government of India on what constitutes a “beneficial owner,” but the application of this rule may inhibit BXPE’s ability to consummate investments involving India.

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EU: Member States of the European Union have adopted a new foreign direct investment screening cooperation mechanism, which became fully operational in October 2020. This mechanism could restrict, delay, or impose additional scrutiny on BXPE’s investment activities in the European Union.

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Australia: Legislation passed in 2020 expands the criteria used to determine whether a transaction must be formally identified to the country’s Foreign Investment Review Board and affords the government new call-in powers to review transactions that may pose a national security risk.

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New Zealand: New Zealand’s foreign investment regime requires prior approval for certain inbound foreign investments. This creates a higher risk that BXPE’s Investments in New Zealand will require New Zealand regulatory approval prior to the acquisition.

Other jurisdictions, such as the United Kingdom (where a new national security regime is being implemented and will commence in January 2022 pursuant to the country’s National Security and Investment Act 2021) are in the midst of ongoing reform that may establish further restrictions and increase risk by enhancing governments’ powers to scrutinize, impose conditions on, and potentially block mergers, acquisitions, and other transactions. These requirements and the disclosure process may delay or otherwise impact BXPE’s acceptance of subscriptions from certain prospective Unitholders and approval of transfers by or to certain Unitholders and/or prospective Unitholders. Delays in BXPE’s ability to accept subscriptions may adversely impact the ability of BXPE to make investments in countries such as Australia, New Zealand, and the United Kingdom and the timing of such investments. The foregoing requirements may also result in circumstances in which BXPE determines not to pursue certain potential investment opportunities in these countries.

Asset Manager in Certain Jurisdictions. Certain local regulatory controls and tax considerations may cause BXPE to appoint one or more third parties to manage some or all of BXPE’s Investments in certain jurisdictions. Although typically the Sponsor oversees the operations of BXPE’s Investments, such third parties will be delegated responsibilities and may have influence over the affairs and operations of the applicable Investments. The costs and expenses of any such third-party will be borne by BXPE and will not offset the Management Fee and the Performance Participation Allocation (collectively, the “Fund Fees”).

Legal Framework and Corporate Governance. Because the integrity and independence of the judicial systems in some of the countries in which BXPE invests varies, BXPE may have difficulty in successfully pursuing claims in the courts of such countries. For example, it is more difficult to enforce contracts in some countries, especially against governmental entities, which could materially and adversely affect revenues and earnings of BXPE or its Portfolio Entities. If counterparties repudiate contracts or default on their obligations, there may not be adequate remedies available. Furthermore, to the extent BXPE or a Portfolio Entity obtains a judgment in a country with a strong judiciary but is required to seek its enforcement in the courts of a country with a weak judiciary, there can be no assurance that BXPE or such Portfolio Entity will be able to enforce the judgment. Both the independence of judicial systems and their immunity from economic, political or nationalistic influences remain largely untested in many countries.

Certain markets do not have well-developed shareholder rights, which could adversely affect BXPE’s minority Investments. In these markets, there is often less government supervision and regulation of business and industry practices, stock exchanges, over-the-counter markets, brokers, dealers, counterparties and issuers than in other more established markets. Any regulatory supervision which is in place may be subject to manipulation or control. Legislation to safeguard the rights of private ownership may not exist in certain areas, and there may be the risk of conflict among local, regional and national requirements. In certain cases, the laws and regulations governing investments in financial instruments may not exist or may be subject to inconsistent or arbitrary interpretation.

Accounting, Disclosure and Regulatory Standards. BXPE is using accounting principles generally accepted in the United States of America (“GAAP”) for the calculation of its NAV for financial reporting purposes, its valuation and the establishment of its audited annual report. BXPE’s accounting standards may not correspond to the accounting standards of other underlying entities, resulting in different financial information appearing on their respective financial statements. Information available to Unitholders in BXPE’s audited annual report may differ from information available in the financial statements of underlying entities, including operations, financial results, capitalization and financial obligations, earnings and securities. Accounting, financial, auditing and other reporting standards, practices and disclosure requirements that are not equivalent to GAAP, may differ in fundamental ways. Accordingly, information available to BXPE that is not consistent with GAAP including both general economic and commercial information and information concerning specific Investments, may be less reliable and less detailed than information available in more financially sophisticated countries, which could adversely impact, among other things, the Sponsor’s due diligence and reporting activities. Assets and profits appearing on the financial statements of a company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with GAAP. Even for financial statements prepared in accordance with GAAP, the accounting entries and adjustments may not reflect economic reality and actual value.

Furthermore, for a company that keeps accounting records in a currency other than U.S. dollars, inflation accounting rules in certain markets require, for both tax and accounting purposes, that certain assets and liabilities be restated on the company’s balance sheet in order to express items in terms of a currency of constant purchasing power. As a result, financial data of prospective investments may be materially affected by restatements for inflation and may not accurately reflect actual value. Accordingly, BXPE’s ability to conduct due diligence in connection with an investment and to monitor the investment may be adversely affected by these factors.

Potential Collapse of the Euro. BXPE undertakes Investments in countries within the EU, a significant number of which use the Euro as their national currency. In the recent past the stability of certain European financial markets deteriorated and expectations centered on potential defaults by sovereign states in Europe increased. There is a risk that in the future certain members of the Eurozone default, or expectations of such a default increase, which may lead to the collapse of the Eurozone as it is constituted today or that certain members of the Eurozone may cease to use the Euro as their national currency. Given the interdependence of the global economy, this could have an adverse effect on the performance of Investments both in countries that experience the default and in other countries within the EU. A potential primary effect would be an immediate reduction of liquidity for particular Investments in the affected countries, thereby impairing the value of such Investments. Further, a deteriorating economic environment caused directly or indirectly by such a default or related expectations could have a direct effect on the general economic environment and the private equity market in particular.

Risks Associated with the Euro. The functioning of the Euro as a single currency across the diverse economies comprising the Eurozone has sustained considerable pressure as the result of the global financial crisis and other subsequent macroeconomic events. The situation, particularly in those countries where sovereign default is perceived to be most likely, may continue to deteriorate. It is therefore possible that the Euro may cease to be the national currency of some or even all of the countries comprising the Eurozone. If this were to occur, fluctuations in currency exchange rates of the new local currencies may cause borrowers in such countries to find it more difficult to meet their Euro repayment obligations and investors in such countries may find that the cost of meeting their commitment to BXPE increases by virtue of a comparatively valuable Euro. These events are unprecedented and it is difficult to predict with any certainty the consequences of such events on BXPE and its Investments.

LIBOR Replacement and Other Reference Rates Risk. While the primary investment focus of BXPE is not on debt investments, BXPE may invest in debt investments and otherwise utilize indebtedness. In such scenarios, BXPE’s investments and payment obligations (including but not limited to the financing terms applicable to indebtedness incurred by or on behalf of BXPE) may be tied to floating rates, such as the London Interbank Offered Rate (“LIBOR”). LIBOR is the offered rate for short-term Eurodollar deposits between major international banks. On March 5, 2021, the UK’s Financial Conduct Authority (“FCA”) and LIBOR’s administrator, ICE Benchmark Administration (“IBA”), announced that most LIBOR settings will no longer be published after the end of 2021 and a majority of USD LIBOR settings will no longer be published after June 30, 2023. It is possible that the FCA may compel the IBA to publish a subset of LIBOR settings after these dates on a

“synthetic” basis, but any such publications would be considered non-representative of the underlying market. Actions by regulators have resulted in the establishment of alternative reference rates to LIBOR in most major currencies. Various financial industry groups have begun planning for transition away from LIBOR, but there are obstacles to converting certain securities and transactions to new reference rates. Markets are developing slowly and questions around liquidity in these rates and how to appropriately adjust these rates to mitigate any economic value transfer at the time of transition remain a significant concern. While the Sponsor will seek to identify affected agreements and to build in flexibility in its such agreements to outline the transition, it is difficult to predict the full impact of the transition away from LIBOR on BXPE. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could adversely impact the performance of BXPE.

Circumstances may arise whereby the reference rate applicable to an Investment of BXPE is not aligned to the reference rate applicable to BXPE’s payment obligations (in each case directly or indirectly held or incurred and including the financing terms applicable to indebtedness incurred by or on behalf of BXPE). There is no guarantee that the transition from LIBOR to an alternative reference rate for such Investment and for such payment obligations will occur at the same time or on the same terms (including, but not limited to, the calculation methodology for determining the new reference rate or the imposition of any adjustment spread to account for any transfer of economic value). Unitholders should therefore be aware that a potential mismatch may arise following such transition to a new reference rate which may require BXPE to cover any shortfall and consequently reduce returns to Unitholders.

United Kingdom Exit from the European Union. As part of the process of the United Kingdom leaving the European Union, the EU and the UK agreed to EU-UK Trade and Cooperation Agreement (“TCA”) that governs the trading relationship between the UK and the member states of the EU from and after January 1, 2021. Broadly, the TCA provides for zero tariffs and zero quotas on all goods that comply with the appropriate rules of origin, but is subject to both parties maintaining a level playing field in areas such as environmental protection, social and labor rights, investment, competition, state aid, and tax transparency.

UK regulated firms in the financial sector are adversely affected by these arrangements because the TCA does not provide for continued access by UK firms to the EU single market – although there is the possibility that in time the UK may obtain a recognition of equivalence from the EU in certain financial sectors which would enable varying degrees of access to the EU market. Similarly, notwithstanding zero tariffs and zero quotas on goods, market access for those firms that conduct cross-border trade in goods will fall below what the single market previously allowed. Non-tariff barriers, customs declarations, customs checks, restrictions on movements of employees, withdrawal of recognition of previously recognized professional qualifications, changes in the status of the UK vis-à-vis the EU for tax and Value-Added Tax (“VAT”) purposes, and other sources of friction have the potential to impair the profitability of a business, require it to adapt, or even relocate to operate through an establishment in the EU.

It will take some time to observe the many and varied effects on UK and European Economic Area (“EEA”) businesses of the consequences of leaving the single market and customs union (taking into account the flow of goods and services in both directions). Given the size and global significance of the UK’s economy, uncertainty, at least in the near term, about the effect of the TCA on the day-to-day operations of those businesses that engage in the cross-border trade of goods or services between member states of the EEA and the UK may be a continued source of currency fluctuations or have other adverse effects on international markets, international trade and other cross-border cooperation arrangements.

The withdrawal of the UK from the EU could therefore adversely affect BXPE and its Portfolio Entities (especially if BXPE and its Portfolio Entities have exposure to businesses that have historically relied on access to the single market for customers or that have historically relied on sourcing goods, materials or labor from the single market). In addition, although it seems less likely following the expiration of the transition period than at the time of the UK’s referendum, the withdrawal of the UK from the EU could have a further destabilizing effect if any other member states were to consider withdrawing from the EU, presenting similar and/or additional potential risks and consequences to BXPE and its Portfolio Entities.

Non-U.S. and non-OECD Investments. BXPE may invest a portion of its aggregate capital outside of the U.S. and outside of OECD countries. Investments in non-U.S. and non-OECD securities and instruments involve certain factors not typically associated with investing in U.S. securities or instruments, including risks relating to (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which BXPE’s non-U.S. Investments are denominated, and costs associated with conversion of investment principal and income from one currency into another; (ii) exposure to fluctuations in interest rates payable with respect to the instruments in which BXPE invests; (iii) differences in conventions relating to documentation, settlement, corporate actions, stakeholder rights and other matters; (iv) differences between the U.S. and non-U.S. securities markets, including potential price volatility in and relative illiquidity of some non-U.S. securities markets, the absence of uniform accounting, auditing, and financial reporting standards, practices and disclosure requirements, and less government supervision and regulation; (v) certain economic, social and political risks, including potential exchange control regulations and restrictions on non-U.S. investment and repatriation of capital, the risks of political, economic, or social instability, including the risk of sovereign defaults, regulatory change, and the possibility of expropriation, confiscatory taxation or the imposition of withholding or other taxes on dividends, interest, capital gains, other income or gross sale or disposition proceeds, and adverse economic and political developments; (vi) the possible imposition of non-U.S. taxes on income, gains and gross sales or other proceeds recognized with respect to such securities or instruments; and (vii) differing and potentially less well-developed or well-tested corporate laws regarding stakeholder rights, creditors’ rights (including the rights of secured parties), fiduciary duties, investor protections and intellectual property owner protections; (viii) differences in the legal and regulatory environment or enhanced legal and regulatory compliance; (ix) political hostility to investments by foreign or private equity investors; (x) less publicly available information; (xi) governmental decisions to discontinue support of economic reform programs generally and impose centrally planned economies; (xii) longer settlement periods for securities transactions; and (xiii) less reliable judicial systems to enforce contracts and applicable law. There can be no assurance that adverse developments with respect to such risks will not adversely affect BXPE’s Investments that are held in certain countries. Additionally, BXPE may be less influential than other market participants in jurisdictions where it or Blackstone does not have a significant presence.

Investments in Emerging Markets and the Asia Pacific Region. Although not BXPE’s primary strategy, a portion of the Fund’s capital may be deployed in emerging market countries, which may heighten the risks described above as emerging markets tend to be more prone to various risks as compared to more developed countries. Risks associated with the following are particularly material in emerging markets: political affairs, corporate governance, judicial independence, political corruption, exchange controls, and changes in rules and regulations and interpretation of them. Accordingly, emerging markets are more volatile and the costs and risks associated with investments in them are generally higher than for investments in other countries.

The Fund expects to invest in companies and assets organized in or subject to the laws of one or more countries in the Asia Pacific region, including countries with emerging economies, which may lack social, political and economic stability. The legal systems of some countries in this region may lack transparency or could limit the protections available to foreign investors, and BXPE’s Investments may be subject to nationalization and confiscation without fair compensation. In addition, Portfolio Entities located in jurisdictions in the Asia Pacific region may be involved in restructurings, bankruptcy proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the U.S. Bankruptcy Code and the rights of creditors afforded in the U.S. and other more developed jurisdictions. To the extent such laws and regulations do not provide BXPE with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, the Fund’s Investments in any such Portfolio Entity may be adversely affected. While the Sponsor intends, where deemed appropriate, to manage BXPE in a manner that will minimize exposure to the foregoing risks (although the Sponsor is not under any obligation to hedge currency risks), there can be no assurance that adverse developments with respect to such risks will not adversely affect BXPE’s Investments that are in or subject to the laws of those countries.

China. In addition to the onshore considerations for investments in China, the increased scrutiny by the SEC of companies listing publicly in the U.S. that have a nexus or are otherwise associated with China-based operating companies will likely limit the availability of listing such companies in the U.S. as a potential exit strategy. The SEC has indicated that such increased scrutiny will focus on the relationship between the entity that is to be listed in the U.S. and such China-based operating company, particularly around the lack of actual equity ownership in such China-based operating company, uncertainty around changes in applicable regulations by the relevant Chinese authorities (which may be a result of sudden shifts in policy by the government of China) and information around receipt or denial of permission from the relevant Chinese authorities to list such entity in the U.S. In addition, the Chinese government recently proposed rules that would require Chinese tech companies that hold data on over one million users to apply for special cybersecurity approval before pursuing an overseas listing. In any event, even if such companies are listed in the U.S., if the Public Company Accounting Oversight Board is unable to inspect such publicly listed company’s public accounting firm for three consecutive years, such company may be delisted as a result.

India. India is an exchange controlled economy. Foreign investments in India, through certain investment routes, are subject to regulations that set out valuation guidelines for the sale and purchase of shares and other securities in India which could restrict the foreign investor’s ability to earn agreed investment returns. Acquisition of voting rights, equity shares or control of listed Indian companies beyond certain specified thresholds would require the acquirer to make an open offer to purchase the shares of other existing shareholders subject to and in accordance with applicable regulations. Certain types of mergers and amalgamations of companies may require sanction of the appropriate authorities in India, such as the National Company Law Tribunal or the ‘Regional Director’, thus causing delays and uncertainty to completing transactions. Furthermore, while foreign investment in India is prohibited in certain sectors (such as the lottery business, gambling, etc.), foreign investment is permitted only up to a specific percentage threshold in certain other sectors, or subject to prior approval of the Government of India and/or may have certain foreign investment linked conditions. The restricted ability on foreign investors to directly hold assets in India could decrease the Partnership’s flexibility in structuring transactions, increase costs, and foreclose otherwise advantageous investment opportunities. On April 22, 2020, the Ministry of Finance notified the Foreign Exchange Management (Non-debt Instruments) Amendment Rules, 2020 (“Press Note 3”) which states that any foreign investment by or from an entity of any country which shares its land border with India or where the beneficial owner of an investment into India is situated in, or is a citizen of, any country which shares its land border with India, can only be made with prior approval of the Government of India. To date, the Government of India or RBI has not provided further clarity on what precise ownership percentages would constitute beneficial ownership. As such, there is significant uncertainty of the impact on Investments with Press Note 3.

Chinese Growth Slowdown; Chinese Economy. China is the world’s largest economy (measured based on purchasing power parity), and the largest trading partner for many countries in the Asia Pacific region, including Australia and Korea. The Chinese government has in recent years implemented a number of measures to control the rate of economic growth, including by raising interest rates and adjusting deposit reserve ratios for commercial banks, and through other measures designed to tighten credit and liquidity. A slowing of China’s GDP growth rate could have a systemic impact on the global economy.

The Chinese economy differs from the economies of more developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures since the late 1970s emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The

Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. In the past, certain measures, including interest rate increases and certain economic reforms, had the effect of slowing down economic growth in China.

Bankruptcy. BXPE will, both directly and through Portfolio Entities, be a borrower, and BXPE could be a creditor through debt Investments held by it. Bankruptcy laws may delay the ability of BXPE to realize on collateral for debt held by it, or may adversely affect the priority of debt through equitable subordination and other rules. In addition, a borrower may be involved in restructurings, insolvency proceedings or reorganizations under the U.S. Bankruptcy Code and the laws and regulations of one or more jurisdictions that may or may not be similar to the U.S. Bankruptcy Code. Non-U.S. laws and regulations may provide inferior protections to creditors than in the U.S. Bankruptcy laws may, in certain jurisdictions, result in a restructuring of debt without the creditor’s consent under the “cramdown” provisions of applicable bankruptcy laws and may result in a discharge of all or part of a debt Investment held by BXPE without payment to BXPE. On the other hand, BXPE as a borrower may be adversely affected by bankruptcy or other similar proceedings initiated against it or a Portfolio Entity; BXPE may not be able to restructure its own debt and instead be forced to sell assets to repay debt, including at inopportune moments, due to laws that afford creditors rights.

Types of Investments

Investments in Open Market Purchases; Publicly Traded Securities. Although not anticipated to be a large component of its investment strategy, BXPE will have the ability to invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. Additionally, BXPE may hold securities as a result of an initial public offering of an existing Portfolio Entity. Such investments may subject BXPE to risks that differ in type or degree from those involved with investments in privately held companies. Such risks include, without limitation, greater volatility in the valuation of such companies, increased obligations to disclose information regarding such companies, limitations on the ability of BXPE to dispose of such securities at certain times, increased likelihood of shareholder litigation against such companies’ board members and increased costs associated with each of the aforementioned risks. When investing in public securities, BXPE may be unable to obtain financial covenants or other contractual governance rights. Moreover, BXPE may not have the same access to information in connection with Investments in public securities, both before and after making the investment, as compared to privately negotiated Investments. Furthermore, BXPE may be limited in its ability to make Investments, and to sell existing Investments, in public securities if the Sponsor or other Blackstone businesses have material, non-public information regarding the issuer or as a result of other policies or requirements. In addition, securities acquired of a public company may, depending on the circumstances and securities laws of the relevant jurisdiction, be subject to lock-up periods.

Equity and Equity-Related Investments. BXPE intends to make primarily equity and equity-oriented Investments and as a result will hold a significant number of equity securities, including common stocks of U.S. and non-U.S. issuers, and equity-related securities and instruments, such as preferred stock, convertible securities, warrants and stock options. The value of equity and equity-related securities varies in response to many factors, including factors specific to an issuer and factors specific to an industry. These factors and others could cause significant fluctuations in the prices of the equity and equity-related securities held by BXPE and could result in significant losses to BXPE.

Nature of Debt Securities. Although not its primary investment strategy, BXPE will have the ability to invest in debt securities, including fixed income securities. The debt securities in which BXPE and Portfolio Entities may invest may include secured or unsecured debt, which could be subordinated to senior indebtedness, all or a significant portion of which may be secured. Senior creditors will have significant influence, which may exceed the influence of BXPE or the relevant Portfolio Entity in certain scenarios. In addition, the debt securities in which BXPE invests may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity, and may not be rated by a credit rating agency. Debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations, and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. BXPE’s Investments may be subject to early withdrawal features, refinancing options, pre-payment options, or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by BXPE earlier than expected, thereby depriving BXPE of its expected return. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity securities obtained in connection with a debt financing may become worthless.

Debt securities could be acquired in transactions involving asset managers. These asset managers may participate alongside BXPE in the debt securities and/or may participate in the equity of the relevant Portfolio Entity. In the latter case, the interests of BXPE and such asset managers may diverge in one or more respects. See “—Debt Investments” below for further debt-related risks.

“Covenant-lite” Obligations Risk. The Fund may invest in, or obtain exposure to, obligations that may be “covenant-lite,” which means such obligations lack certain financial maintenance covenants. While these loans may still contain other collateral protections, a covenant-lite loan may carry more risk than a covenant-heavy loan made by the same borrower as it does not require the borrower to provide affirmation that certain specific financial tests have been satisfied on a routine basis as is required under a covenant-heavy loan agreement. Should a loan held by the Fund begin to deteriorate in quality, the Fund’s ability to negotiate with the borrower may be delayed under a covenant-lite loan compared to a loan with full maintenance covenants. This may in turn delay the Fund’s ability to seek to recover its investment.

Convertible Securities. A convertible security may be subject to call at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by BXPE is called for withdrawal, BXPE generally is required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could reduce the expected return and otherwise have an adverse effect on BXPE’s ability to achieve its investment objectives.

Access to Information from Portfolio Entities. The Sponsor may not always receive full information from Portfolio Entities because certain of this information may be considered proprietary by a Portfolio Entity. A Portfolio Entity’s use of proprietary investment strategies that are not fully disclosed to the Sponsor may involve risks under some market conditions that are not anticipated by the Sponsor. Furthermore, this lack of access to information may make it more difficult for the Sponsor to select and evaluate Portfolio Entities.

Controlling Interests. BXPE expects to take a controlling interest in a material portion of its Portfolio Entities. The exercise of control over a company may impose additional risks of liability for a variety of reasons, including environmental damage, product defects, failure to supervise management, violation of governmental regulations (including securities laws) or other types of liability in which the limited liability generally characteristic of business ownership may be ignored. If these liabilities were to arise, BXPE may suffer a significant loss.

Non-Controlling Investments; Investments with Third Parties. BXPE may hold a non-controlling interest in certain Investments and, therefore, may have a limited ability to protect its position in such Investments. In such cases, BXPE will typically be significantly reliant on the existing management, board of directors and other shareholders of such companies, who may not be affiliated with BXPE and whose interests may conflict with the interests of BXPE. BXPE may also co-invest with affiliates of Blackstone (including Other Blackstone Accounts), investors in Other Blackstone Accounts or their affiliates and/or third parties (or affiliated managers or other persons) with respect to specified investments or categories of investments through partnerships, joint ventures or other similar arrangements (“JV Arrangements”), thereby acquiring jointly-controlled or non-controlling interests in certain Investments in conjunction with participation by one or more third parties in such investment. JV Arrangements may be designed to share risk in the underlying investments with third parties or may involve BXPE taking on greater risk with an expected greater return or reducing its risk with a corresponding reduction in the rate of return. Such JV Arrangements may involve risks in connection with such third-party involvement, including the possibility that such other participant, third-party partner or co-venturer may have financial difficulties, resulting in a negative impact on such JV Arrangements, may have economic or business interests or goals which are inconsistent with those of BXPE, or may be in a position to take (or block) action in a manner contrary to BXPE’s investment objectives or the increased possibility of default by, diminished liquidity or insolvency of, the third party, due to a sustained or general economic downturn. In addition, BXPE may in certain circumstances be liable for the actions of its third-party partners, co-venturers or co-investors (including Other Blackstone Accounts). In those circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to such JV Arrangements, including incentive compensation arrangements, in each case which compensation will not offset Fund Fees. Furthermore, such third-party partners or co-investors to JV Arrangements may provide services (such as asset management oversight services) similar to, and overlapping with, services provided by the Sponsor to BXPE, Other Blackstone Accounts or their respective portfolio entities, and, notwithstanding the foregoing, fees attributable to such services will not offset Fund Fees. Additional conflicts could arise if a joint venture partner is related to Blackstone in any way, such as a limited partner investor in, lender to, a shareholder of, or a service provider to Blackstone, BXPE, Other Blackstone Accounts, or their respective portfolio entities, or any affiliate, personnel, officer or agent of any of the foregoing.

Broken Deal Expenses. Investments in private equity generally often require extensive due diligence activities prior to acquisition, including legal costs. If a proposed Investment by BXPE is not consummated, all or a portion of such third-party expenses (for example, but not limited to, expenses attributable to investment bankers, legal and tax advice and consultants), which may be significant, may be borne by BXPE. See also “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses.”

Investments in Less Established Companies. BXPE may invest a portion of its assets in the securities of less established companies. Investments in such early stage companies may involve greater risks than generally are associated with investments in more established companies. To the extent there is any public market for the securities held by BXPE, such securities may be subject to more abrupt and erratic market price movements than those of larger, more established companies. Less established companies tend to have lower capitalizations and fewer resources and, therefore, often are more vulnerable to financial failure. Such companies also may have shorter operating histories on which to judge future performance and in many cases, if operating, will have negative cash flow. Start-up enterprises in the technology and related industries may not have significant or any operating revenues, and any such Investment should be considered highly speculative and may result in the loss of BXPE’s entire Investment therein. There can be no assurance that any such losses will be offset by gains (if any) realized on BXPE’s other Investments.

Growth Investments. BXPE may invest in companies or assets that are in a conceptual or early stage of development, which may have no proven operating history on which to judge future performance, little or no profits or cash flow, uncertain market position and a high degree of regulatory risk. Growth Portfolio Entities may operate at a loss or with substantial variations in operating results from period to period, and many growth Portfolio Entities will need substantial additional capital to support additional research and development activities or expansion, to achieve or maintain a competitive position, and/or to expand or develop management resources. Growth Portfolio Entities may face intense competition, including from companies with greater financial resources, better brand recognition, more extensive development, marketing, manufacturing, and service capabilities, and a larger number of qualified managerial and technical personnel. A growth Portfolio Entity’s ability to succeed will be dependent not only upon its ability to develop the right products for the right market, but to constantly evolve its business to be sure that its products keep pace with changing technologies and markets. Such a growth Portfolio Entity’s will need to implement appropriate sales and marketing, finance, personnel and other operational strategies in order to continue to grow its business. BXPE may make investments in Portfolio Entities which may rely upon rapidly changing technologies. Therefore, technological obsolescence and other technology risks may adversely impact the performance of these Portfolio Entities. In all such cases, BXPE will be subject to the risks associated with the underlying businesses engaged in by Portfolio Entities and of their customers.

Investments in Junior Securities. BXPE may invest in companies that have already received one or more rounds of financing. The securities in which BXPE will invest in these instances may be among the most junior in a Portfolio Entity’s capital structure and thus subject BXPE to a greater risk of losing all or part of its invested capital. There will often be no collateral to protect BXPE’s investment in such securities once made.

Investments in Fund Managers and Pooled Investment Vehicles. Although not expected to be a large portion of its investment strategy, BXPE may invest in third-party investment managers (“Third-Party Fund Managers”) that manage Third-Party Pooled Investment Vehicles (“Third-Party Pooled Investment Vehicles”) in the following asset classes: private equity, credit, real estate, infrastructure, energy and certain other types of asset classes. BXPE may also make investments directly in Third-Party Pooled Investment Vehicles if it anticipates an investment in the Third-Party Fund Manager. The private equity asset class comprises a wide-range of strategies and investment types, and the private equity oriented investment strategies pursued by Third-Party Fund Managers are expected to vary. There are many investment-related risks associated with such types of investments which could impair the performance and value of BXPE’s Investments (see “—Investments in Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles” herein).

Multiple Levels of Fees and Expense. In addition to the direct expenses and management costs borne by BXPE, it may also bear its pro rata share of certain expenses and management costs incurred directly or indirectly by Other Blackstone Accounts, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles in which it invests. This would result in more expenses being borne (indirectly) by Unitholders than if the Unitholders were able to invest directly in the Other Blackstone Accounts, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles. With respect to BXPE’s Primary Commitments to Other Blackstone Accounts only, BXPE is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation in connection with such Other Blackstone Account except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar. BXPE will indirectly bear other expenses in connection with an Investment in or alongside an Other Blackstone Account, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicle, including any investment related expenses and expenses paid to affiliates of the Sponsor, administrative expenses and other expenses included in the definition of Fund Expenses above as applicable to such Other Blackstone Account, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicle (to the extent applicable). Notwithstanding anything herein to the contrary, in certain limited circumstances BXPE will bear carried interest, management fees or other incentive compensation, including in connection with interests in Other Blackstone Accounts purchased on the secondary market as part of a portfolio transaction and equity interests in certain structured Investments (e.g., CLOs). These various levels of costs and expenses will be charged whether or not the performance of BXPE generates positive returns. As a result, BXPE, and indirectly the Unitholders, may bear multiple levels of expenses, which in the aggregate would exceed the expenses which would typically be incurred by an investment in a single fund investment, and which would offset BXPE’s profits. In addition, because of the fees and expenses payable by BXPE pursuant to such Investments, its returns on such Investments will be lower than the returns to a direct investor in the Other Blackstone Accounts and/or Third-Party Pooled Investment Vehicles. Such returns will be further diminished to the extent BXPE is also charged management fees and/or bears carried interest or other similar performance-based compensation in connection with its Secondary Commitments in Other Blackstone Accounts and/or its investments in Third-Party Pooled Investment Vehicles managed by a Third-Party Fund Manager.

Illiquid and Long-Term Investments. Most of BXPE’s Investments (including, for the avoidance of doubt, investments into and/or alongside Other Blackstone Accounts, Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles) will be highly illiquid, and there can be no assurance that BXPE will be able to realize on any Investment at any given time, notwithstanding the need to do so. Although Investments by BXPE may generate current income, the return of capital and the realization of gains, if any, from an Investment will generally occur only upon the partial or complete disposition or refinancing of the Investment. While an Investment may be sold at any time, it is not generally expected that this will occur for a number of years after such Investment is made and some Investments may be held for much longer periods of time. Moreover, an Investment that initially consists of an interest in assets may be exchanged, contributed or otherwise converted into private or publicly-traded stock of a corporation, interests in a limited liability company or other interests or assets (and vice-versa), and any such exchange, contribution or conversion will likely not constitute a disposition of the type that results in investors receiving distributions. In addition, BXPE will generally not be able to sell its securities publicly unless their sale is registered under applicable securities laws, or unless an exemption from such registration requirements is available. In addition, in some cases BXPE may be prohibited by contract or legal or regulatory reasons from selling certain securities for a period of time. Moreover, if it is determined that BXPE will dissolve, BXPE may make Investments which may not be advantageously disposed of prior to the date that BXPE will be dissolved.

Future Investment Techniques and Instruments. Subject to the terms of the Partnership Agreement, this Registration Statement and applicable law, BXPE may employ new investment techniques or invest in new instruments that the Sponsor believes will help achieve BXPE’s investment objectives, whether or not such investment techniques or instruments are specifically described herein. Such investments may entail risks not described herein. New investment techniques or instruments may not be thoroughly tested in the market before being employed and may have operational or theoretical shortcomings which could result in unsuccessful investments and, ultimately, losses to BXPE. In addition, any new investment technique or instrument developed by BXPE may be more speculative than earlier investment techniques or instruments and may involve material and unanticipated risks.

Technological Innovations. Recent technological innovations have disrupted numerous established industries and those with incumbent power in them. As technological innovation continues to advance rapidly, it could impact one or more of BXPE’s strategies. Any of these new technological and other innovations could significantly disrupt the market in which the BXPE’s Investments operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of Investments. Moreover, given the pace of innovation in recent years, the impact on a particular Investment may not have been foreseeable at the time BXPE made such Investment and may adversely impact BXPE and/or its Portfolio Entities. Furthermore, the Sponsor could base investment decisions on views about the direction or degree of innovation that prove inaccurate and lead to losses.

Investments in Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles

Minority and Non-Control Investments in Third-Party Fund Managers and Third-Party Pooled Investment Vehicles; Dependence on Third-Party Fund Managers. BXPE may invest in minority, non-controlling, equity, equity-related and/or revenue interests in Third-Party Fund Managers and make passive investments in Third-Party Pooled Investment Vehicles. BXPE will not be responsible for the results of the Third-Party Pooled Investment Vehicles and Third-Party Fund Managers. The Sponsor expects that the existing management of such Third-Party Fund Managers will retain autonomy over the day-to-day operations of the business and will generally retain a majority stake in such business.

In holding such non-controlling interests, BXPE will also have a limited ability to create or take advantage of exit opportunities. BXPE’s inability to control the timing of the making, restructuring, refinancing and exiting of its Investments may adversely affect performance. The timing and extent to which BXPE realizes proceeds from any disposition, listing, financing or other liquidity event with respect to any Investment will to a large extent depend on the decisions and actions of Third-Party Fund Managers. The management of Third-Party Fund Managers may make business, financial or management decisions with which the Sponsor does not agree or such management may take risks or otherwise act in a manner that does not serve BXPE’s interests. The returns of BXPE’s investments in such Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles will depend largely on the performance of unrelated Third-Party Fund Managers and could be substantially adversely affected by the unfavorable performance and/or practices and policies of the Third-Party Fund Managers. The performance of a Third-Party Fund Manager may also rely on the services of a limited number of key individuals, the loss of whom could significantly adversely affect such Third-Party Fund Manager’s performance.

Misconduct and Regulatory Non-Compliance and Fund Reputation; Bad Acts of Third-Party Fund Managers, Employees, Portfolio Companies or Service Providers. BXPE’s Investments in Third-Party Fund Managers may expose Blackstone to further public scrutiny. In an industry that is reliant to a very large extent on reputation, regulatory non-compliance and misconduct by portfolio managers or employees of a Third-Party Fund Manager, its portfolio companies or its third-party service providers could cause significant losses, directly or indirectly, to a Third-Party Fund Manager and, consequently, to BXPE. Alternative investment managers operate in a highly regulated environment, and BXPE may have little or no oversight over or input in the activities of Third-Party Fund Managers and will rely on each Third-Party Fund Manager to manage its activities in a manner consistent with applicable laws and regulations and in a manner which will permit such Third-Party Fund Manager to maintain a quality reputation. It will also be difficult, and likely impossible, for the Sponsor to protect BXPE from the risk of fraud, misrepresentation or material strategy alteration by portfolio managers or employees of the Third-Party Fund Managers, their third-party service providers or their portfolio companies. In addition, portfolio managers, employees and third-party service providers of a Third-Party Fund Manager or its portfolio companies may improperly use or disclose confidential information, which could result in litigation or serious financial harm, including limiting a Third-Party Fund Manager’s business prospects or future marketing activities.

While the Sponsor expects to perform a detailed assessment on Third-Party Fund Managers on a variety of key investment, operational, and legal areas, there can be no assurance that such assessment will identify or prevent any such misconduct or all other potential risks, problems or issues with the Third-Party Fund Manager or its portfolio companies.

Attractiveness to Third-Party Fund Managers of an Investment by BXPE. BXPE’s structure and investment objective may impair its ability to complete Investments. Among the realization and monetization strategies that may be pursued by the Sponsor are liquidity events such as a public listing of interests in a Third-Party Fund Manager or a sale of all or some of BXPE’s interests in Third-Party Fund Managers and Third-Party Pooled Investment Vehicles. A prospective Third-Party Fund Manager may not be interested in an investment by BXPE if required to disclose information that might be made public as part of a liquidity event or if it may ultimately result in such Third-Party Fund Manager eventually becoming a publicly traded entity. In addition, while a Third-Party Fund Manager may feel comfortable with BXPE being a minority owner of its business, it may not have the same view for potential transferees.

General Risks related to Investments in Third-Party Fund Managers and Third-Party Pooled Investment Vehicles. Before making investments, the Sponsor will typically conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances applicable to each investment and known at that time. The due diligence investigation that the Sponsor carries out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. The Sponsor may decide to invest in a Third-Party Fund Manager despite the identification of deficiencies or concerns in such Third-Party Fund Manager for various reasons without notice to Unitholders. In addition, negotiating and executing transaction agreements, together with the process of identifying and diligencing a Third-Party Fund Manager, can be time consuming and burdensome and result in high transaction costs, which generally would be borne by BXPE (and not split between BXPE and the target Third-Party Fund Manager unless specifically agreed).

Among the factors that the Sponsor may consider in selecting Third-Party Fund Managers for investment is a record of strong financial performance and prospects for future success and growth. However, the past performance of a Third-Party Fund Manager and/or its Third-Party Pooled Investment Vehicles is not indicative of such Third-Party Fund Manager’s future performance. There is no assurance that a Third-Party Fund Manager will achieve similar revenues or profits in the future and an investment with a Third-Party Fund Manager could result in a partial or total loss for BXPE.

Third-Party Fund Managers may enter into new lines of business not anticipated by BXPE at the time BXPE invests in such Third-Party Fund Managers. Third-Party Fund Managers may also have the ability to change their investment objectives and strategies and economic and other terms after BXPE has made its investments in such Third-Party Fund Managers or Third-Party Pooled Investment Vehicles and such change in the investment objectives and strategies may be different from the objectives currently expected by the Sponsor. BXPE will likely not have the ability to prevent Third-Party Fund Managers from taking such action and decisions by the Third-Party Fund Managers may negatively impact the performance of BXPE.

It is expected that Third-Party Fund Managers will implement similar leverage arrangements to BXPE with respect to their Third-Party Pooled Investment Vehicles, which would increase the overall indirect leverage applicable to BXPE’s Investments. The Third-Party Fund Managers may obtain leverage at the “fund” level. The exercise by any lenders of their remedy under a subscription facility to issue drawdown notices to investors in the relevant Third-Party Pooled Investment Vehicle would reduce the amount of capital otherwise available to such Third-Party Pooled Investment Vehicle for making investments and may negatively impact its ability to make investments or achieve its investment objectives. In addition, such borrowings may limit the ability of BXPE to use its interests in the relevant Third-Party Pooled Investment Vehicle as collateral for other indebtedness of BXPE.

A Third-Party Fund Manager or a Third-Party Pooled Investment Vehicle may make distributions to BXPE that are subject to clawback arrangements with such Third-Party Fund Manager or Third-Party Pooled Investment Vehicle (as applicable). Accordingly, BXPE may set aside amounts that it could otherwise reinvest or distribute to Unitholders for the purpose of making clawback payments. Amounts set aside to fund clawback payments will reduce the amount of funds available for distribution to Unitholders or additional investments by BXPE. In addition, BXPE may make commitments to Third-Party Fund Managers and/or Third-Party Pooled Investment Vehicles in excess of BXPE’s total capital. As a result, BXPE may need to retain distributions or take other measures (e.g., borrowing) if BXPE does not generate sufficient cash flow from its investments to meet these commitments.

Secondary Investments in Third-Party Pooled Investment Vehicles

No Established Market for Secondary Investments; Limited Opportunities. There is no established market for secondary investments and no liquid market is expected to develop for secondary investments. Moreover, the market for secondary investments has been evolving and is likely to continue to evolve. BXPE may acquire interests in Third-Party Pooled Investment Vehicles from existing investors in such Third-Party Pooled Investment Vehicles (and, generally, not from the issuers of such investments) and to dispose of such interests, in each case, on an opportunistic basis. In particular, BXPE may target purchases of portfolios of interests in Third-Party Pooled Investment Vehicles from institutional and other investors, who may be less motivated to sell interests in Third-Party Pooled Investment Vehicles during periods when the performance of such funds is perceived to be improving. There can be no assurance that BXPE will be able to identify sufficient secondary investment opportunities or that it will be able to acquire sufficient secondary investments on attractive terms. Equally, there can be no assurance that BXPE will be able to realize any secondary investment at a price that reflects what the Sponsor believes to be its market value.

Importance of Valuation and Acquisition Terms. The performance of BXPE’s Investments in secondary investments will depend in large part on the acquisition price paid by BXPE for such investments and on the structure of the acquisitions. Although the acquisition price of BXPE’s secondary investments will likely be the subject of negotiation with the sellers of the investments, the acquisition price is typically determined by reference to the carrying values most recently reported by the Third-Party Pooled Investment Vehicles (which may be based on interim unaudited financial statements) and other available information. The Third-Party Pooled Investment Vehicles are not generally obligated to update any valuations in connection with a transfer of interests on a secondary basis, and such valuations may not be indicative of current or ultimate realizable values. Moreover, there is no established market for secondary investments or for the privately held portfolio entities in which the Third-Party Pooled Investment Vehicles may own securities, and there may not be any comparable companies for which public market valuations exist. As a result, the valuation of secondary investments may be based on imperfect information and is subject to inherent uncertainties. Generally, BXPE expects to hold its secondary investments on a long-term basis. As a result, the performance of BXPE will be adversely affected in the event that the valuations assumed by the Sponsor in the course of negotiating acquisitions of investments prove to have been too high.

Sector-Specific Investments

Investments in Natural Resources and Energy. BXPE may invest in natural resources and energy companies or projects, including, but not limited to, companies or projects that engage in oil and/or gas exploration and development and/or mining which are speculative businesses involving a high degree of risk. Whether a company or project is productive and profitable depends on a number of factors, many of which are beyond BXPE’s control (e.g. the prevailing prices of commodities which recently have been, and are likely to continue to be, volatile). In addition, the energy and natural resource sectors are subject to comprehensive United States and non-U.S. federal, state and local laws and regulations. A Portfolio Entity could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Present, as well as future, statutes and regulations could cause additional expenditures, decreased revenues, restrictions and delays that could materially and adversely affect BXPE’s Investments and the prospects of BXPE. For example, while BXPE may invest in renewable energy and related businesses and/or assets, there can be no assurance that government support for renewable energy will continue, that favorable legislation will pass, or that electricity produced by the renewable energy Investments will qualify for government program support. The elimination of, or reduction in, government policies that support renewable energy could have a material adverse effect on a renewable energy Portfolio Entity’s financial condition or results of operation. To the extent any federal, state or local tax credits, other favorable tax treatment or other forms of support for renewable energy are changed, BXPE’s renewable energy Investments may be negatively impacted. Investments in the natural resources and energy industries may also be subject to technical and environmental risks. For example, any offshore sea-based operations of Investments could result in substantial losses due to personal injury or loss of life, severe damage to and destruction of property and equipment and pollution or other environmental damage and may result in the curtailment or suspension of their related operations. There can be no assurance that any or all technical and environmental risks can be mitigated or that such bonded and insured third parties, if present, will perform their obligations. Moreover, there can be no assurance that each Portfolio Entity will be fully insured against all risks inherent to their businesses. If a significant accident or event occurs that is not fully insured, it could adversely affect a Portfolio Entity’s operations and financial condition.

Investments in Infrastructure. BXPE may invest in infrastructure companies which involves acute risks resulting from a number of factors, many of which are beyond BXPE’s or a relevant Portfolio Entity’s control, including, but not limited to, economic and market conditions, political events, competition, regulation and the financial position and business strategy of customers. For example, the operation and maintenance of infrastructure assets involve significant capital expenditures and various risks, many of which may not be under the control of the owner/operator (e.g. labor issues, increasing fuel prices, structural failures and accidents, environment related issues and the need to comply with the directives of government authorities). Although Portfolio Entities may maintain insurance to protect against certain risks, where available on reasonable commercial terms, such insurance is subject to customary deductibles and coverage limits and may not be sufficient to recoup all of a Portfolio Entity’s losses. Furthermore, once infrastructure assets of Investments become operational, they may face competition from other infrastructure assets in the vicinity of the assets they operate, the presence of which depends in part on governmental plans and policies. Optional or mandatory improvements, upgrades or rehabilitation of infrastructure assets may cause delays or result in closures or other disruptions subjecting the Investment to various risks including lower revenues. In addition, unanticipated changes in the availability or price of inputs necessary for the operation of infrastructure assets may adversely affect the overall profitability of the Investment or related project. The operations of infrastructure projects are also exposed to unplanned interruptions caused by significant catastrophic events (e.g. earthquakes, fires and terrorist attacks). Operational disruption and capital expenditures relating thereto, as well as supply disruption, could adversely impact the cash flows available from these assets. In addition, the cost of repairing or replacing damaged assets could be considerable. Repeated or prolonged interruption may result in permanent loss of customers, substantial litigation, or penalties for regulatory or contractual non-compliance. Moreover, any loss from such events may not be recoverable under relevant insurance policies. Business interruption insurance is not always available, or economic, to protect the business from these risks. Certain of BXPE’s Investments may depend heavily on intellectual property rights, including patents, both in the U.S. and in other countries. The loss of patent protection or other market exclusivity can open products to competition from generic substitutes that are typically priced significantly lower than the original products, which can have an adverse effect on the value of the product and the company.

Investments in Real Estate. BXPE may make Investments in or relating to real estate, including investments in commercial real estate development projects, commercial properties, residential real estate and/or real estate-related debt investments. As such, some of BXPE’s Investments will be subject to the risks inherent in the ownership and operation of real estate and real estate-related businesses and assets. Deterioration of real estate fundamentals generally may negatively impact the performance of BXPE. These risks include, but are not limited to, those associated with the burdens of ownership of real property, general and local economic conditions, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in asset values, changes in the appeal of assets to tenants, changes in supply of and demand for competing assets in an area (as a result, for instance, of overbuilding), fluctuations in the average occupancy, operating income and room rates for hotel assets, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of assets difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks, natural disasters, political events, changes in government regulations (such as rent control), changes in real property tax rates and operating expenses, changes in interest rates, and the availability of mortgage funds, which may render the sale or refinancing of assets difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy or political climate that depress travel activity, environmental liabilities, contingent liabilities on disposition of assets, acts of God, terrorist attacks, war and other factors that are beyond the control of the Sponsor. In addition, in acquiring an asset or stock, BXPE may agree to lock-out provisions that materially restrict it from selling that asset or stock for a period of time or that impose other restrictions, such as a limitation on the amount of debt that can be placed on that asset or stock. There can be no assurance that there will be a ready market for the resale of real estate investments because such Investments will generally not be liquid. Illiquidity may result from the absence or a disruption of an established market for the Investments, as well as legal or contractual restrictions on their resale by BXPE.

Debt Investments

Investments in Debt. BXPE’s investment program may include making investments in distressed situations from time to time (e.g., investments in defaulted, out-of-favor or distressed bank loans and debt securities) or may involve investments that become “non-performing” following BXPE’s acquisition thereof. Certain of BXPE’s Investments may therefore include specific securities of companies or other entities that typically are highly leveraged, with significant burdens on cash flow, and therefore involve a high degree of financial risk. Investments may include (i) capital infusions to companies facing liquidity issues or significant debt maturities, (ii) capital to finance operations or growth for companies facing a cyclical downturn, non-recurring losses or contractual issues, (iii) capital infusions or debtor-in-possession financings to companies in bankruptcy, (iv) financing for acquisitions of businesses, frequently from distressed sellers or assets that are non-core to the seller or (v) businesses facing capital structure, cyclical or operational distress. BXPE may also make “rescue” financings ranging from secured debt to equity infusions including, without limitation, investments in companies that are in need of liquidity or facing debt maturities, or provide growth capital to companies who cannot access the capital markets due to cyclical factors or financial market dislocation. In addition, BXPE may also selectively pursue the acquisition of fulcrum securities / loan-to-own debt purchases as a means to gain control of assets upon a restructuring. The securities of Portfolio Entities described in this paragraph may be considered speculative, and the ability of such companies to pay their debts on schedule could be adversely affected by interest rate movements, changes in the general economic climate or the economic factors affecting a particular industry, or specific developments within such companies. Investments in companies operating in workout or bankruptcy modes also present additional legal risks, including fraudulent conveyance, voidable preference and equitable subordination risks. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Sponsor will correctly evaluate the value of the assets collateralizing BXPE’s loans or the prospects for a successful reorganization or similar action.

As noted above, in certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more debt investments by BXPE), the success of BXPE’s investment strategy with respect thereto will depend, in part, on the ability of BXPE to effectuate loan modifications and/or restructure and improve the operations of Portfolio Entities. The activity of identifying and implementing any such restructuring programs and operating improvements at Portfolio Entities entails a high degree of uncertainty. There can be no assurance that BXPE will be able to successfully identify and implement such restructuring programs and improvements.

Investment in Restructurings. BXPE may make Investments in restructurings that involve Portfolio Entities that are experiencing or are expected to experience financial difficulties. These financial difficulties may never be overcome and may cause such Portfolio Entity to become subject to bankruptcy proceedings. Such Investments could, in certain circumstances, subject BXPE to certain additional potential liabilities that may exceed the value of BXPE’s original Investment therein. For example, under certain circumstances, a lender who has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In addition, under certain circumstances, payments to BXPE and distributions by BXPE to Unitholders may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, investments in restructurings may be adversely affected by local statutes relating to, among other things, fraudulent conveyances, voidable preferences, lender liability and the bankruptcy court’s discretionary power to disallow, subordinate or disenfranchise particular claims.

Distressed Securities. Investment in the securities of financially troubled and operationally troubled issuers involves a high degree of credit and market risk. There is a possibility that BXPE may incur substantial or total losses on its Investments. During an economic downturn or recession, securities of financially troubled or operationally troubled issuers are more likely to go into default than securities of other issuers. Securities of financially troubled and operationally troubled issuers are less liquid and more volatile than securities of companies not experiencing financial difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and asked prices may be greater than normally expected. In addition, it is anticipated that many of BXPE’s Investments may not be widely traded and that BXPE’s investment in such securities may be substantial relative to the market for such securities. As a result, BXPE may experience delays and incur losses and other costs in connection with the sale of its Investments.

Defaulted Securities. BXPE may invest in the securities of companies involved in bankruptcy proceedings, reorganizations and financial restructurings, and that are facing significant debt maturities, and may have a more active participation in the affairs of the issuer than is generally assumed by investors. This may subject BXPE to litigation risks or prevent BXPE from disposing of securities. In any reorganization or liquidation proceeding relating to a company in which BXPE invests, BXPE may lose its entire investment, may be required to accept cash or securities with a value less than BXPE’s original investment and/or may be required to accept payment over an extended period of time. As more fully discussed below, in a bankruptcy or other proceeding, BXPE as a creditor may be unable to enforce its rights in any collateral or may have its security interest in any collateral challenged, disallowed or subordinated to the claims of other creditors.

Bankruptcy and Other Proceedings. When a company seeks relief under the applicable insolvency laws of a particular jurisdiction (or has a petition filed against it), an automatic stay may prevent all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect security interests or reach collateral securing such claims. Creditors who have claims against the company prior to the date of the insolvency filing will generally require the permission of the court or a relevant insolvency officeholder to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so at the discretion of the court or the relevant insolvency officeholder. Thus, even if BXPE holds a secured claim, it may be prevented from enforcing its security and collecting the value of the collateral securing its debt, unless relief from the automatic stay is granted. If relief from the stay is not granted. BXPE may not realize a distribution on account of its secured claim until a distribution (if any) is made to BXPE by the relevant court or insolvency officeholder.

Security interests held by creditors are closely scrutinized and frequently challenged in insolvency proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and, because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will be more likely to experience a significant loss of its investment. There can be no assurance that the security interests securing BXPE’s claims will not be challenged vigorously and found defective in some respect, or that BXPE will be able to prevail against the challenge.

Certain European jurisdictions may follow common law principles analogous to those practiced in the United States under the so-called “equitable subordination” doctrine whereby lenders can become subject to claims from creditors of an obligor that debt obligations of such obligor which are held by such lender should be equitably subordinated. See “—Equitable Subordination” below. Certain European jurisdictions may present different issues. In the United Kingdom, a lender could be exposed to liability as a “shadow director” of a borrower if the lender exercises a sufficient level of control over a borrower such that the directors of the borrower are accustomed to act in accordance with the lender’s directions or instructions. If a lender is found to be a shadow director of a borrower, among other things the lender may (where the borrower has gone into insolvent liquidation and the lender did not take every step to minimize loss to the borrower’s creditors once the lender concluded or should have concluded that there was no reasonable prospect of avoiding insolvent liquidation) be ordered by the court to make a contribution to the company’s assets.

From time to time, BXPE may invest in or extend loans to companies that have filed for protection wider applicable insolvency laws. These debtor-in-possession or “DIP” loans are most often revolving working-capital or term loan facilities put into place at the outset of insolvency proceedings to provide the debtor with both immediate cash and the ongoing working capital that will be required during the reorganization process. The laws of a particular jurisdiction will determine the extent to which such loans rank as senior in the debtor’s capital structure and accordingly the level of risk associates with loans. Furthermore, it is possible that the debtor’s reorganization efforts may fail and the proceeds of the ensuing liquidation of the DIP lender’s collateral might be insufficient to repay in full the DIP loan. The seniority of such loans in the debtor’s capital structure may not be recognized in all jurisdictions.

Insolvency proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. Insolvency proceedings may have adverse and permanent effects on a company. For instance, the company may lose its market position and key employees or otherwise become incapable of emerging from insolvency proceedings and restoring itself as a viable entity. Further, if insolvency proceedings result in liquidation, the liquidation value of the company may not equal the liquidation value that was believed to exist at the time of the investment. The administrative costs incurred in connection with insolvency proceedings are frequently high and will be paid out of the debtor’s estate prior to any return to creditors. Certain claims, such as claims for taxes, may in certain jurisdictions have priority by law over the claims of other creditors.

In the event of the insolvency of an obligor in respect of an Investment, BXPE’s recovery of amounts outstanding in insolvency proceedings may be impacted by the insolvency regimes in force in the jurisdiction of incorporation of such obligor or in the jurisdiction in which such obligor mainly conducts its business (if different from the jurisdiction of incorporation), and/or in the jurisdiction in which the assets of such obligor are located. Such insolvency regimes impose rules for the protection of creditors and may adversely affect BXPE’s ability to recover such amounts as are outstanding from the insolvent obligor under the Investment, which could have a material adverse effect on the performance of BXPE, and, by extension, BXPE’s business, financial condition, results of operations and the value of the Units. Similarly, the ability of obligors to recover amounts owing to them from insolvent companies may be adversely impacted by any such insolvency regimes applicable to those insolvent companies, which in turn may adversely affect the abilities of those obligors to make payments to BXPE due under the investment on a full or timely basis. In addition, insolvent companies located in certain jurisdictions may be involved in restructurings, insolvency proceedings and/or reorganizations that are not subject to laws and regulations that are similar to the laws and the rights of creditors afforded in European or U.S. jurisdictions. To the extent such laws and regulations do not provide BXPE with equivalent rights and privileges necessary to promote and protect its interest in any such proceeding, BXPE’s Investments in any such insolvent companies may be adversely affected. For example, insolvency law and process in such other jurisdiction may differ substantially from that in the large European markets or in the United States, resulting in greater uncertainty as to the rights of creditors, the enforceability of such rights, reorganization timing and the classification, seniority and treatment of claims. In certain developing countries, although insolvency laws have been enacted, the process for reorganization remains highly uncertain.

Equitable Subordination. Certain jurisdictions have legal principles that in some cases form the basis for so-called “lender liability” claims, if a lender (a) intentionally takes an action that results in the undercapitalization of a borrower or issuer to the detriment of other creditors of such borrower or issuer, (b) engages in other inequitable conduct to the detriment of such other creditors, (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower or issuer to the detriment of other creditors of such borrower or issuer, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors (a remedy called “equitable subordination”). BXPE does not intend to engage in conduct that would form the basis for a successful cause of action based upon the equitable subordination doctrine; however, because of the nature of the debt obligations relating to certain types of debt investments BXPE may make, BXPE may be subject to claims from creditors of an obligor that debt obligations of such obligor that are held by BXPE should be equitably subordinated.

Senior and Secured Debt. BXPE’s Investments may include first lien senior secured debt, and may also include selected second lien senior secured debt, which involves a higher degree of risk of a loss of capital. The factors affecting an issuer’s first and second lien leveraged loans, and its overall capital structure, are complex. Some first lien loans may not necessarily have priority over all other unsecured debt of an issuer. For example, some first lien loans may permit other secured obligations (such as overdrafts, swaps or other derivatives made available by members of the syndicate to the company), or involve first liens only on specified assets of an issuer (e.g., excluding real estate). The imposition of prior liens on BXPE’s collateral would adversely affect the priority of the liens and claims held by BXPE and could adversely affect BXPE’s recovery on its leveraged loans. Any secured debt is secured only to the extent of its lien and only to the extent of underlying assets or incremental proceeds on already secured assets. Moreover, underlying assets are subject to credit, liquidity, and interest rate risk. Although the amount and characteristics of the underlying assets selected as collateral may allow BXPE to withstand certain assumed deficiencies in payments occasioned by the borrower’s default, if any deficiencies exceed such assumed levels or if underlying assets are sold it is possible that the proceeds of such sale or disposition will not be equal to the amount of principal and interest owed to BXPE with respect to its investment.

Senior secured credit facilities are generally syndicated to a number of different financial market participants. The documentation governing the facilities typically requires either a majority consent or, in certain cases, unanimous approval for certain actions in respect of the credit, such as waivers, amendments, or the exercise of remedies. In addition, voting to accept or reject the terms of a restructuring of a credit pursuant to a Chapter 11 plan of reorganization is done on a class basis. As a result of these voting regimes, BXPE may not have the ability to control any decision in respect of any amendment, waiver, exercise of remedies, restructuring or reorganization of debts owed to BXPE.

Senior secured loans are also subject to other risks, including (i) the possible invalidation of a debt or lien as a “fraudulent conveyance,” (ii) the recovery as a “preference” of liens perfected or payments made on account of a debt in the 90 days before a bankruptcy filing, (iii) equitable subordination claims by other creditors, (iv) so-called “lender liability” claims by the issuer of the obligations and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Recent decisions in bankruptcy cases have held that a secondary loan market participant can be denied a recovery from the debtor in a bankruptcy if a prior holder of the loans either received and does not return a preference or fraudulent conveyance or engaged in conduct that would qualify for equitable subordination.

BXPE’s investments may be subject to early repurchase features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by BXPE earlier than expected. As a consequence, BXPE’s ability to achieve its investment objective may be affected.

Subordinated Debt. BXPE may from time to time invest in debt instruments (including CMBS) that are subordinated or otherwise junior in an issuer’s capital structure. Investments in subordinate debt securities may be unsecured and subordinated to substantial amounts of senior indebtedness, all or a significant portion of which may be secured and/or subject BXPE to a “first loss” subordinate holder position relative to other lenders. The ability of BXPE to influence a company’s affairs, especially during periods of financial distress or following insolvency, is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors will typically be able to block the acceleration of the mezzanine debt or other exercises by BXPE of its rights as a creditor. Accordingly, BXPE may not be able to take the steps necessary to protect its investments in a timely manner or at all. Further, the ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which BXPE invests, it will not be able to recover all of its investment in the securities purchased. Investments in subordinate securities have a higher risk of loss and credit default than investments in more senior securities and subordinated tranches absorb losses from default before other more senior tranches are put at risk. Mezzanine debt securities are also subject to other creditor risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance” under relevant creditors’ rights laws, (ii) so-called lender liability claims by the issuer of the obligations, and (iii) environmental liabilities that may arise with respect to collateral securing the obligations. The securities BXPE invests in may be subject to early repurchase features, refinancing options, pre-payment options, or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by BXPE earlier than expected, resulting in a lower return to BXPE than projected. In addition, depending on fluctuations of the equity markets and other factors, warrants and other equity securities may become worthless.

CMBS. BXPE may from time to time invest in pools or tranches of CMBS. The collateral underlying CMBS generally consists of commercial mortgages or real property that have a multifamily or commercial use, such as retail space, office buildings, warehouse property and hotels. CMBS have been issued in a variety of issuances, with varying structures including senior and subordinated classes. The commercial mortgages underlying CMBS generally have shorter maturities than residential mortgages, allow a substantial portion of the loan balance to be paid at maturity and are usually non-recourse against the commercial borrower. Investments in CMBS are subject to various risks and uncertainties, including credit, market, interest rate, structural and legal risks. These risks may be magnified by volatility in the credit and commercial real estate markets. The investment characteristics of CMBS differ from traditional debt securities in a number of respects, and are similar to the characteristics of structured credit products in which investors participate through a structured vehicle or other similar conduit arrangement (e.g., CLO).

CLOs. BXPE may invest (including “equity” or residual tranches) in Collateralized Loan Obligations (“CLO”) products and other securitizations, which are generally limited recourse obligations of the issuer (“Securitization Vehicles”) payable solely from the underlying assets (“Securitization Assets”) of the issuer or proceeds thereof. Consequently, holders of equity or other securities issued by Securitization Vehicles must rely solely on distributions on the Securitization Assets or proceeds thereof for payment in respect thereof. The Securitization Assets may include, without limitation, broadly-syndicated leverage loans, middle-market bank loans, CDO debt tranches, trust preferred securities, insurance surplus notes, asset-backed securities, mortgages, real estate investment trusts, high-yield bonds, mezzanine debt, second-lien leverage loans, credit default swaps and emerging market debt and corporate bonds, which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. Securitization Assets are typically actively managed by an investment manager, and as a result the Securitization Assets will be traded, subject to rating agency and other constraints, by such investment manager. The aggregate return on the CLO equity securities will depend in part upon the ability of each investment manager to actively manage the related portfolio of Securitization Assets.

Undervalued Investments. BXPE’s investment strategy with respect to certain types of investments may be based, in part, upon the premise that certain investments (either held directly or through a CLO) that are otherwise performing may from time to time be available for purchase by BXPE at “undervalued” prices. Purchasing interests at what may appear to be “undervalued” or “discounted” levels is no guarantee that these investments will generate attractive risk-adjusted returns to BXPE or will not be subject to further reductions in value. No assurance can be given that investments can be acquired at favorable prices or that the market for such interests will continue to improve since this depends, in part, upon events and factors outside the control of the Sponsor.

Certain Risks Related to Investments in Other Sectors and/or Industries

Investments in Regulated Industries. BXPE may make investments in Portfolio Entities operating in industries that are subject to greater amounts of regulation than other industries generally. These more highly regulated industries may include energy, healthcare, financial services (including banking and mortgage origination and servicing), insurance, gaming, transportation (e.g., aviation) and also businesses that serve primarily customers that are governmental entities, including in the defense industry. Investments in Portfolio Entities that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally. Changes in applicable laws or regulations, or in the interpretations of these laws and regulations, could result in increased compliance costs or the need for additional capital expenditures and/or regulatory capital requirements in the case of banks or similarly regulated entities. If a Portfolio Entity fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A Portfolio Entity also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. Governments have considerable discretion in implementing regulations that could impact a Portfolio Entity’s business and governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Entity’s business. Additionally, certain Portfolio Entities may have a unionized work force or employees who are covered by a collective bargaining agreement, which could subject any such Portfolio Entity’s activities and labor relations matters to complex laws and regulations relating thereto. Moreover, a Portfolio Entity’s operations and profitability could suffer if it experiences labor relations problems. Upon the expiration of any of such Portfolio Entity’s collective bargaining agreements, it may be unable to negotiate new collective bargaining agreements on terms favorable to it, and its business operations at one or more of its facilities may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating its collective bargaining agreements. A work stoppage at one or more of any such Portfolio Entity’s facilities could have a material adverse effect on its business, results of operations and financial condition. Additionally, any such problems may bring scrutiny and attention to BXPE itself, which could adversely affect BXPE’s ability to implement its investment objectives.

Investments in the Life Sciences Industry. Investments in the life sciences industry involve a high degree of risk that can result in substantial losses. For example, investing in early-stage healthcare companies involves substantial risks, including, but not limited to, the following: limited or no operating histories and limited experience instituting compliance policies; rapidly changing technologies and the obsolescence of products; change in government policies and governmental investigations; potential litigation alleging negligence, products liability torts, breaches of warranty, intellectual property infringement and other legal theories; extensive and evolving government regulation; disappointing results from preclinical testing; indications of safety concerns; insufficient clinical trial data to support the safety or efficacy of the product candidate; difficulty in obtaining all necessary regulatory approvals in each proposed jurisdiction; inability to manufacture sufficient quantities of the product candidate for development or commercialization in a timely or cost-effective manner; substantial commercial risk; and the fact that, even after regulatory approval has been obtained, the product and its manufacturer are subject to continual regulatory review, and any discovery of previously unknown problems with the product or the manufacturer may result in restrictions or recalls. Many of these companies will operate at a loss, or with substantial variations in operating results from period to period. In addition, many of these companies will need substantial additional capital to support additional research and development activities. Such companies may face intense competition in the life sciences industry from pharmaceutical companies with greater financial resources, more extensive research and development capabilities and a larger number of qualified managerial and technical personnel. In addition, Investments that focus on advancing a single asset through one or more clinical trials or regulatory approvals is somewhat binary in nature. Though the Sponsor seeks to mitigate such binary risk, if such Investment is not able to achieve relevant success milestones in a timely fashion, the Investment may experience significant adverse effects, which in turn, could adversely affect the performance of BXPE.

Development and Regulatory Risk. The success of some of BXPE’s Investments is expected to be dependent upon obtaining certain governmental approvals. For example, the outcome of the lengthy and complex process of developing new products in the life sciences industry, including the healthcare, pharmaceutical and biotechnology sectors, including obtaining governmental approval for new products from governmental agencies, is inherently uncertain and involves a high degree of risk and cost. The research, development, preclinical and clinical trials, manufacturing, labeling, and marketing related to a biotechnology or medical technology company’s products are subject to an extensive regulatory approval process by the Food and Drug Administration (the “FDA”) and other regulatory agencies in the U.S. and abroad. For example, the process from development to regulatory approval can take many years. Drug candidates can and do fail at any stage of the process, including as the result of unfavorable clinical trial results, including unfavorable new clinical data and additional analyses of existing clinical data. There can be no assurance regarding the ability to meet anticipated clinical trial commencement and completion dates, regulatory submission and approval dates, or as to whether or when regulatory approval would be received, which will depend on the assessment by regulatory authorities of the benefit risk profile suggested by the totality of the efficacy and safety information submitted. Decisions by regulatory authorities regarding labeling, ingredients and other matters could adversely affect the availability or commercial potential of products. There is no assurance that any relevant Portfolio Entities will be able to address the comments in complete response letters received with respect to certain drug applications to the satisfaction of the FDA. In addition, there are risks associated with interim data, including the risk that final results of studies for which interim data have been provided and/or additional clinical trials may be different from (including less favorable than) the interim data results and may not support further clinical development of the applicable product candidate or indication. If an Investment is unable to obtain approvals or other milestones in a timely fashion, the Investment may experience significant adverse effects, which in turn, could adversely affect the performance of BXPE.

In some cases, products of healthcare companies, which may include Portfolio Entities of BXPE or the customers or counterparties of such companies, are approved by regulatory authorities on a conditional basis with full approval conditioned upon fulfilling the requirements of regulators. Regulatory authorities are placing greater focus on monitoring products originally approved on a conditional basis and on whether the sponsors of such products have met the conditions of the conditional approval. If any such Portfolio Entity or one of its significant customers or counterparties is unable to fulfill the conditions of its products’ conditional approval, it may not receive full approval for these products and may be required to change the products’ labeled indications or withdraw the products from the market, which could have an adverse effect on the value of the Portfolio Entity. Moreover, even after approval, products may still be the subject of regulatory action if new facts concerning their safety and efficacy come to light. Healthcare regulation is subject to change and can have a considerable impact on the marketing of products and services by companies in which BXPE may invest or the customers or counterparties of such companies. Such regulatory changes could affect the ability of a Portfolio Entity or one of its significant customers or counterparties to obtain or maintain approval of its products, even forcing such companies to withdraw their products from the market. In some cases, new regulations can substantially change the marketing conditions for certain healthcare products, such as pharmaceuticals. Accordingly, investments made in reliance on an existing market structure could prove to be not cost effective or worthless, and existing market positions could be endangered.

In addition, in both U.S. and non U.S. markets, sales of healthcare products and their success will depend in part on the availability of reimbursement from third party payors such as government health administration authorities, private health insurers and other organizations. The continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare affects the revenues and profitability of healthcare companies and products. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products. There can be no assurance that a Portfolio Entity’s proposed products will be considered cost effective or that adequate third party reimbursement will be available to enable a company to maintain price levels sufficient to realize an appropriate return on its investment in product development including for example, products with respect to which an Investment relies in whole or part on royalties based the sales of such product. Moreover, if reimbursement rates are reduced, or if healthcare providers anticipate reimbursement being reduced, providers may narrow the circumstances in which they prescribe or administer the products of Portfolio Entity or its customers or counterparties, which could reduce the use or sales of such products and thereby have a material adverse effect on the value of the Portfolio Entity.

Many healthcare companies are also subject to rigorous regulation in their operations. Compliance with these regulations can be costly. Even when healthcare companies develop and institute comprehensive compliance programs, they are not able to guarantee that they, their employees, their consultants and their contractors will be in compliance with all potentially applicable regulations. If a Portfolio Entity or one of its significant customers or counterparties fails to comply with applicable regulations, the company could be subject to monetary and administrative penalties, increased compliance costs or a curtailment of its authority to conduct business, any of which could have a material adverse effect on the value of the Portfolio Entity.

Certain Healthcare Reform Measures. On March 23, 2010, Congress enacted the Patient Protection and Affordable Care Act (the “ACA”) which imposes dramatic changes on the regulation of the healthcare and life sciences industries in the United States and the market impacts of many of its provisions remain uncertain. In addition, there are uncertainties due to federal legislative and administrative efforts to repeal, substantially modify or invalidate some or all of the provisions of the ACA. Implementation or any future replacement, modification or repeal, of the ACA has the potential to negatively impact the healthcare and life sciences industries generally and the investments of BXPE, resulting in losses on BXPE’s investments.

Many healthcare companies are also subject to rigorous regulation in their operations. Compliance with these regulations can be costly. Even when healthcare companies develop and institute comprehensive compliance programs, they are not able to guarantee that they, their employees, their consultants and their contractors will be in compliance with all potentially applicable regulations. If a Portfolio Entity or one of its significant customers or counterparties fails to comply with applicable regulations, the company could be subject to monetary and administrative penalties, increased compliance costs or a curtailment of its authority to conduct business, any of which could have a material adverse effect on the value of the Portfolio Entity.

Venture Capital Investments. Certain Third-Party Pooled Investment Vehicles in which BXPE holds an interest may make venture capital investments. Such investments involve a high degree of business and financial risk that can result in substantial losses. The most significant risks are the risks associated with investments in (i) companies in an early stage of development or with little or no operating history, (ii) companies operating at a loss or with substantial fluctuations in operating results from period to period and (iii) companies with the need for substantial additional capital to support or to achieve a competitive position.

Investments in Certain Other Sectors and/or Industries. There may be other sector or industry-specific risks which may, but not necessarily, relate to other Investments. For example, an Investment may experience significant adverse effects, which in turn, could adversely affect the performance of BXPE, if: (i) it is dependent upon obtaining certain government approvals or third-party reimbursements (including from the government) but fails to receive them; (ii) the Patient Protection and Affordable Care Act is replaced, modified or repealed; (iii) a government intervenes in regards to healthcare pricing policies; (iv) consumers spending materially decreases; (v) volatility in the aerospace industry continues; (vi) a country in which an agriculture or timber-related Investment is made experiences adverse economic conditions; (vii) it fails to obtain underwriting or reinsurance contracts, to the extent required; (viii) there are unexpected market and/or economic changes in the transportation or shipping sector; (ix) the price of commodities continue to experience high levels of volatility; (x) it fails to effectively compete in the technology sector and/or the technology sector as a whole declines; or (xi) the profitability of the financial services industry is adversely affected by increasing competition and/or financial innovations, operational risks (e.g. security breaches) or the worsening of general economic conditions, including by the monetary, fiscal or other policies of governments.

Risks Related to Outside Events

Environmental Matters. Environmental laws, regulations and regulatory initiatives play a significant role in certain industries and can have a substantial impact on investments in these industries. For example, global initiatives to minimize pollution have played a major role in the increase in demand for natural gas and alternative energy sources, creating numerous new investment opportunities. Conversely, required expenditures for environmental compliance have adversely impacted investment returns in a number of segments of the industry. Certain industries will continue to face considerable oversight from environmental regulatory authorities and significant influence from non-governmental organizations and special interest groups. BXPE may invest in Investments that are subject to changing and increasingly stringent environmental and health and safety laws, regulations and permit requirements. New and more stringent environmental and health and safety laws, regulations and permit requirements or stricter interpretations of current laws or regulations could impose substantial additional costs on Investments or potential Investments. Compliance with such current or future environmental requirements does not ensure that the operations of BXPE’s Investments will not cause injury to the environment or to people under all circumstances or that BXPE’s Investments will not be required to incur additional unforeseen environmental expenditures. In particular, the oil and gas industry, for example, is subject to environmental hazards, such as oil spills, natural gas leaks and ruptures, discharges of petroleum products and hazardous substances and historic disposal activities. Environmental hazards could expose BXPE’s Investments to material liabilities for property damages, personal injuries or other environmental harm, including costs of investigating and remediating contaminated properties. Moreover, failure to comply with regulatory or legal requirements could have a material adverse effect on a Portfolio Entity or project, and there can be no assurance that Portfolio Entities will at all times comply with all applicable environmental laws, regulations and permit requirements. Any noncompliance with these laws and regulations could subject BXPE and its Portfolio Entities to material administrative, civil or criminal penalties or other liabilities.

Additionally, as consensus builds that global warming is a significant threat, initiatives seeking to address climate change through regulation of greenhouse gas emissions have been adopted by, are pending or have been proposed before international and regional regulatory authorities around the world. Many industries (e.g., manufacturing, transportation and insurance) face various climate change risks, many of which could conceivably materially impact them. Such risks include (i) regulatory/litigation risk (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, the discontinuance of certain operations and related litigation); (ii) market risk (e.g., declining market for products and services seen as greenhouse gas intensive); and (iii) physical risk (e.g., risks to plants or property owned, operated or insured by a company posed by rising sea levels, increased frequency or severity of storms, drought and other physical occurrences attributable to climate change). These risks could result in unanticipated delays or expenses, especially for electricity, and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have an adverse effect on BXPE.

Governmental Action Risk. BXPE’s Investments may become subject to condemnation, seizure, eminent domain or other similar actions by governmental authorities. Such an action could have a material adverse effect on the financial viability and marketability of BXPE’s Investment and there can be no assurance that BXPE will have, or be able to effectively enforce, any rights to prevent such action. In addition, BXPE may not be able to anticipate and/or insure against any such losses of property and ultimately may not receive adequate or timely compensation for the cost of its Investment and any improvements or other costs relating thereto.

Force Majeure Risk. BXPE and its Portfolio Entities may be affected by force majeure events (e.g., acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concerns, war, terrorism, nationalization of industry and labor strikes). Force majeure events could adversely affect the ability of BXPE, a Portfolio Entity or a counterparty to perform its obligations. The liability and cost arising out of a failure to perform obligations as a result of a force majeure event could be considerable and could be borne by BXPE or a Portfolio Entity. Certain force majeure events, such as war, earthquakes, fires or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting BXPE and the Sponsor. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control, could result in a loss to BXPE if an Investment or Portfolio Entity is affected, and any compensation provided by the relevant government may not be adequate.

Russian Invasion of Ukraine. On February 24, 2022, Russian troops began a full-scale invasion of Ukraine and, as of the date of this material, the countries remain in active armed conflict. Around the same time, the United States, the United Kingdom, the European Union, and several other nations announced a broad array of new or expanded sanctions, export controls, and other measures against Russia, Russia-backed separatist regions in Ukraine, and certain banks, companies, government officials, and other individuals in Russia and Belarus. The ongoing conflict and the rapidly evolving measures in response could be expected to have a negative impact on the economy and business activity globally (including in the countries in which BXPE invests), and therefore could adversely affect the performance of BXPE’s investments. The severity and duration of the conflict and its impact on global economic and market conditions are impossible to predict, and as a result, could present material uncertainty and risk with respect to BXPE and the performance of its investments and operations, and the ability of BXPE to achieve its investment objectives. Similar risks will exist to the extent that any Portfolio Entities, service providers, vendors or certain other parties have material operations or assets in Russia, Ukraine, Belarus, or the immediate surrounding areas.

Insurance

Availability of Insurance Against Certain Catastrophic Losses. BXPE and Portfolio Entities generally maintain liability, fire, flood, extended coverage, rental loss, cyber sabotage and/or terrorism insurance with insured limits and policy specifications that the Sponsor, or, if applicable, Portfolio Entity management, believes are customary and reasonable. However, certain losses of a catastrophic nature, such as wars, natural disasters, terrorist attacks (including cyber sabotage) or other similar events, may be either uninsurable or insurable only at uneconomically high rates such that no insurance coverage exists or maintenance of such coverage would cause an adverse impact on the related Portfolio Entities. In general, losses related to terrorism and cyber sabotage are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism and/or cyber sabotage, in others the coverage against terrorist acts and cyber sabotage is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather events, fires and earthquakes. As a result, not all Investments may be insured against all risks. Furthermore, even when insurance is available and has been procured, formalities must be followed to obtain the benefit of the insurance in the case of a loss event, such as timely delivery of a notice of claim; a failure to follow these formalities could result in voidance of coverage. If a major loss for which insurance is unavailable occurs, BXPE could lose both invested capital in and anticipated profits from the affected Investments.

Capital Requirements and Distributions

Additional Capital Requirements. Certain of BXPE’s Portfolio Entities, especially those in a development or “platform” phase, may be expected to require additional financing to satisfy their working capital requirements or acquisition strategies. The amount of such additional financing needed will depend upon the maturity and objectives of the particular Portfolio Entity. Each such round of financing (whether from BXPE or other investors) is typically intended to provide a Portfolio Entity with enough capital to reach the next major corporate milestone. If the funds provided are not sufficient, a Portfolio Entity may have to raise additional capital at a price unfavorable to the existing investors, including BXPE. In addition, BXPE may make additional debt and/or equity investments or exercise warrants, options, convertible securities or other rights that were acquired in the initial investment in such Portfolio Entity in order to preserve BXPE’s proportionate ownership when a subsequent financing is planned, or to protect BXPE’s investment when such Portfolio Entity’s performance does not meet expectations. There can be no assurance that BXPE or any Portfolio Entity will be able to predict accurately the future capital requirements or that additional funds will be available from any source when needed.

Adequacy of Reserves; Participation in Follow-On Investments. As is customary in the industry, BXPE may establish holdbacks or reserves, including for estimated accrued expenses, Management Fees, servicing fees, pending or anticipated liabilities, Investments, claims and contingencies relating to BXPE. Estimating the appropriate amount of such reserves is difficult and inadequate or excessive reserves could impair the investment returns to Unitholders. If BXPE’s reserves are inadequate and other cash is unavailable, BXPE may be unable to take advantage of attractive investment opportunities or protect its existing Investments. In these circumstances the Sponsor may allocate such opportunities to Other Blackstone Accounts, which, in the case of further investments in existing Portfolio Entities could result in BXPE being subject to dilution and may give rise to other significant risks and conflicts of interest. BXPE (and/or one or more Other Blackstone Accounts, including committed and other co-investment funds) may similarly not participate in a follow-on opportunity (and therefore BXPE’s interest would be subject to dilution or increase, as applicable) where such follow-on opportunity does not comply with the investment limitations in this Registration Statement (or the governing agreement of such Other Blackstone Account, including where one or more investors have consent rights over participating in follow-on opportunities), even if the original investment did. There can be no assurance that BXPE will not be adversely affected by such allocations. Further, the allocation of investment opportunities among BXPE and Other Blackstone Accounts may depend, in part, on their respective reserves at the time of allocating the opportunity, possibly resulting in different investment allocations if any such reserves are inadequate or excessive. For example, if the reserves of any Other Blackstone Accounts that participated alongside BXPE in an Investment are inadequate and unpaid capital commitments or other cash is unavailable, such Other Blackstone Accounts may be unable to participate in follow-on investments related thereto, and BXPE may participate to a greater extent than it would have otherwise. For example, certain committed and other co-investment funds may not participate in follow-on investments without an agreement by the relevant investors to increase their capital commitments thereto, which would be made in their discretion.

Deployment of Capital. In light of the nature of BXPE’s continuous offering in relation to BXPE’s investment strategy and the need to be able to deploy potentially large amounts of capital quickly to capitalize on potential investment opportunities, if BXPE has difficulty identifying and purchasing suitable investments on attractive terms, there could be a delay between the time it receives net proceeds from the sale of Units in this offering or any private offering and the time BXPE invests the net proceeds. BXPE may also from time to time hold cash or liquid investments pending deployment into Investments, which cash holdings may at times be significant, particularly at times when BXPE is receiving high amounts of offering proceeds and/or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of Unitholders that may be invested in money market accounts or other similar temporary investments, each of which are subject to the Management Fee.

In the event BXPE is unable to find suitable investments such cash or liquid investments may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for Unitholders’ investment in BXPE to realize its full potential return and could adversely affect BXPE’s ability to pay regular distributions of cash flow from operations to Unitholders. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into Investments will generate significant interest, and Unitholders should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns. In the event BXPE fails to timely invest the net proceeds of sales of Units or does not deploy sufficient capital to meet its targeted leverage, BXPE’s results of operations and financial condition may be adversely affected.

Sourcing and Payment of Distributions. BXPE has not established a minimum distribution payment level, and BXPE’s ability to make distributions to its Unitholders may be adversely affected by a number of factors, including the risk factors described in this Registration Statement. As of the date of this Registration Statement, BXPE has no track record and may not generate sufficient income to make distributions to BXPE’s Unitholders. BXPE’s General Partner will make determinations regarding distributions based upon, among other factors, BXPE’s financial performance, debt service obligations, debt covenants, tax requirements and capital expenditure requirements. Among the factors that could impair BXPE’s ability to make distributions to its Unitholders are:

•	BXPE’s inability to invest the proceeds from sales of BXPE Units on a timely basis;

•	BXPE’s inability to realize attractive risk-adjusted returns on BXPE’s Investments;

•	high levels of expenses or reduced revenues that reduce BXPE’s cash flow or non-cash earnings; and

•	defaults in BXPE’s investment portfolio or decreases in the value of BXPE’s Investments.

As a result, BXPE may not be able to make distributions to its Unitholders at any time in the future, and the level of any distributions BXPE does make to Unitholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

BXPE may not generate sufficient cash flow from operations to fully fund distributions to Unitholders, particularly during the early stages of BXPE’s operations. Therefore, BXPE may fund distributions to BXPE’s Unitholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales from BXPE Units). The extent to which BXPE pays distributions from sources other than cash flow from operations will depend on various factors, including the extent to which the Investment Manager elects to receive its Management Fee in Units and the Recipient elects to receive distributions on its Performance Participation Allocation in Units, how quickly BXPE invests the proceeds from this and any future offering and the performance of BXPE’s Investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the offering will result in BXPE having less funds available to acquire Investments. As a result, the return a Unitholder realizes on its investment may be reduced. Doing so may also negatively impact BXPE’s ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute a Unitholder’s interest in BXPE on a percentage basis and may impact the value of its investment especially if BXPE sells these securities at prices less than the price such Unitholder paid for its Units. BXPE may be required to continue to fund BXPE’s regular distributions from a combination of some of these sources if BXPE’s Investments fail to perform, if expenses are greater than BXPE’s revenues or due to numerous other factors. BXPE has not established a limit on the amount of its distributions that may be paid from any of these sources.

To the extent BXPE borrows funds to pay distributions, it would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact BXPE’s ability to pay distributions in future periods, decrease BXPE’s NAV, decrease the amount of cash BXPE has available for operations and new investments and adversely impact the value of your investment.

BXPE may also defer operating expenses or pay expenses (including the fees of the Investment Manager or distributions to the Recipient) with BXPE Units in order to preserve cash flow for the payment of distributions. The ultimate repayment of these deferred expenses could adversely affect BXPE’s operations and reduce the future return on your investment. BXPE may repurchase Units from the Investment Manager or the Recipient shortly after issuing such units or Units as compensation. The payment of expenses in BXPE Units will dilute your ownership interest in BXPE’s portfolio of assets. There is no guarantee any of BXPE’s operating expenses will be deferred and the Investment Manager and Recipient are under no obligation to receive future fees or distributions in BXPE Units and may elect to receive such amounts in cash.

In-Kind Remuneration to the Investment Manager and/or Recipient. The Investment Manager or the Recipient may choose to receive BXPE Units in lieu of certain fees or distributions. Repurchases of BXPE Units (i) from the Investment Manager paid to the Investment Manager as a Management Fee and (ii) from the Recipient distributed to the Recipient with respect to its Performance Participation Allocation are each subject to the quarterly volume limitations of the Repurchase Program and the Early Repurchase Deduction.

Electronic Delivery of Certain Documents. Pursuant to the Partnership Agreement, each Unitholder will consent to electronic delivery (including email or posting on BXPE’s intranet website or other internet service in accordance with the Partnership Agreement) of (i) any notices or communications required or contemplated to be delivered to the Unitholder by the Sponsor, pursuant to applicable law or regulation (including, without limitation, the Exchange Act and the U.S. Gramm-Leach-Bliley Act of 1999, as amended), at the option of the person making such delivery and (ii) any notices, requests, demands or consents or other communications and any financial statements, reports, schedules, certificates or opinions required to be provided to the Unitholders under the Partnership Agreement or under any other agreement that may be applicable to a Unitholders’s investment in BXPE. There are certain risks (e.g., slow downloading time and system outages) associated with electronic delivery. Moreover, the Sponsor cannot provide any assurance that these communication methods are secure and will not be responsible for any computer viruses, problems or malfunctions resulting from any computer viruses or related problems that may be associated with the use of an internet based system.

Portfolio Entities

Risks Relating to Due Diligence of Investments. Before making Investments, the Sponsor will conduct due diligence that it deems reasonable and appropriate based on the facts and circumstances known at that time. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental, social, governance, real property and legal issues. When conducting due diligence and making an assessment regarding an Investment, the Sponsor will rely on the resources available to it, including information provided by the counterparty and, in some circumstances, third-party investigations. However, representations made by a counterparty could be inaccurate, and third-party investigations may not uncover all risks. As a result, due diligence investigations conducted with respect to any investment opportunity may not reveal or highlight all relevant facts necessary or helpful to make the investment decision. Moreover, such an investigation will not necessarily result in an Investment being successful. There can be no assurance that attempts to provide downside protection with respect to an Investment, including pursuant to risk management procedures described in this Registration Statement, will achieve their desired effect and potential investors should regard an investment in BXPE as being speculative and having a high degree of risk. Conduct occurring at Portfolio Entities, even activities that occurred prior to BXPE’s investment therein, could have an adverse impact (financial or otherwise) on BXPE. In particular, there can be no assurance that the Sponsor will be able to detect or prevent irregular accounting, employee misconduct or other fraudulent practices during the due diligence phase or during its efforts to monitor an Investment on an ongoing basis or that any risk management procedures implemented by the Sponsor will be adequate. In the event of fraud by any Portfolio Entity or any of its affiliates, BXPE may suffer a partial or total loss of capital invested in that Portfolio Entity. An additional concern is the possibility of material misrepresentation or omission on the part of the Portfolio Entity or the seller. Such inaccuracy or incompleteness may adversely affect the value of BXPE’s Investments in such Portfolio Entity. The Sponsor will rely upon the accuracy and completeness of representations made by Portfolio Entities and/or their former owners in the due diligence process to the extent reasonable when it makes its investments, but cannot guarantee such accuracy or completeness of any such representation. BXPE may elect to obtain a representations and warranties insurance policy that may provide protection to BXPE in the event of losses arising from the inaccuracy or incompleteness of any such representation. However, there is no guarantee that BXPE would be able to obtain recovery under any such insurance policy, or that such recovery will be sufficient. In addition, in a transaction where BXPE has obtained such a policy, recourse to the former owners of a Portfolio Entity may be severely limited or even eliminated, and recovery under such policy may effectively be the sole source of recovery for BXPE in such circumstance. Under certain circumstances, payments to BXPE may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance or a preferential payment.

Misconduct by employees of the Sponsor and service providers to BXPE and/or their respective affiliates could cause significant losses to BXPE. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, including due diligence procedures, the improper use or disclosure of confidential or material non-public information, which could result in litigation or serious financial harm, including limiting BXPE’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption and/or financial losses to BXPE. The Sponsor has controls and procedures through which it seeks to minimize the risk of such misconduct occurring. However, no assurances can be given that the Sponsor will be able to identify or prevent such misconduct.

Consultants, legal advisors, appraisers, accountants, investment banks and other third parties may be involved in the due diligence process and/or the ongoing operation of BXPE’s Portfolio Entities to varying degrees. For example, certain asset management, finance, administrative and other similar functions may be outsourced to a third-party service provider whose fees and expenses will be borne by the Portfolio Entities or BXPE and will not offset Fund Fees. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Sponsor’s reduced control of the functions that are outsourced. In addition, if the Sponsor is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected. See “Item 7. Certain Relationships and Related Transactions, and Director Independence—Potential Conflicts of Interest—Portfolio Entity Relationships Generally” herein.

Reliance on Portfolio Entity Management and Third Parties. The day-to-day operations of each Portfolio Entity will be the responsibility of the Portfolio Entity’s management team. Although the Sponsor will be responsible for monitoring the performance of BXPE’s Investments and intends to acquire and invest in Portfolio Entities with strong management teams or build strong management teams at each of them, there can be no assurance that the management team of any Portfolio Entity will operate in accordance with the Sponsor’s expectations, and the Sponsor may have limited protections and governance rights in this regard, particularly where BXPE is making a minority or non-equity investment. Moreover, a Portfolio Entity can lose employees, as the market for high performing executive talent is competitive. There can be no assurance that a Portfolio Entity will be able to attract, develop, integrate and retain suitable management team members over the life of BXPE and, as a result, such Portfolio Entity and BXPE may be adversely affected thereby.

Furthermore, consultants, legal advisors, appraisers, accountants, investment banks and other third parties will be involved in the due diligence process and/or the ongoing operation of BXPE and its Portfolio Entities to varying degrees. For example, certain asset management, finance, administrative and other similar functions, such as data entry relating to a Portfolio Entity, may be outsourced to a third-party or affiliated service provider whose fees and expenses will be borne by such Portfolio Entity or BXPE and will not offset Fund Fees. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the Sponsor’s reduced control over the functions that are outsourced. In addition, if the Sponsor is unable to timely engage third-party providers, its ability to evaluate and acquire more complex targets could be adversely affected.

Risks in Effecting Operating Improvements. In some cases, the success of BXPE’s investment strategy will depend, in part, on the ability of BXPE to restructure and effect improvements in the operations of a Portfolio Entity. The activity of identifying and implementing restructuring programs and operating improvements at Portfolio Entities entails a high degree of uncertainty. For example, cooperation of employees, consultants and other stakeholders required to make improvements could be difficult to obtain, or those employees, consultants and stakeholders may not be effective at making change. Furthermore, technology that the Sponsor expects to aid improvements may not be as effective or easily implemented as anticipated. For these and other reasons, there can be no assurance that BXPE will be able to successfully identify and implement restructuring programs and improvements.

Expedited Transactions. Investment analyses and decisions by the Sponsor may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Sponsor at the time of making an investment decision may be limited, and the Sponsor may not have access to detailed information regarding investments. In addition, the Sponsor may rely on independent consultants or attorneys in connection with the evaluation of proposed investments. There can be no assurance that these consultants will accurately evaluate such investments. Therefore, no assurance can be given that the Sponsor will have knowledge of all circumstances that may adversely affect an investment at the time the investment decision is made, and BXPE may make Investments which it would not have made if more extensive due diligence had been undertaken.

Portfolio Entity Liabilities. Liabilities of Portfolio Entities, including those related to activities that occurred prior to BXPE’s investment therein, could have an adverse impact on BXPE. For example, the European Commission held recently that certain private fund entities associated with a financial sponsor that were owners of a former portfolio entity that was found to have participated in anticompetitive cartel activities were liable for the underlying conduct on the basis that such funds had exercised decisive influence over the former portfolio entity. This precedent illustrates the risk that even if private equity funds are only involved in the high level strategy and commercial policy of their portfolio companies, it does not exclude them from potential liability in the context of certain courts and/or regulators. Similarly, various jurisdictions permit certain classes of creditors and government authorities to make claims (including, by way of example only, environmental, consumer protection, antitrust and pension and labor law matters and liabilities) against shareholders of a company if the company does not have resources to pay out the claim. BXPE could, as a result, become liable for certain classes of claims against its Portfolio Entities. Finally, it is possible that creditors of Portfolio Entities owned by Other Blackstone Accounts may seek to make certain claims (including, by way of example only, environmental, consumer protection and pension/labor law matters and liabilities) against BXPE due to its common control relationship with Other Blackstone Accounts. The laws of certain jurisdictions provide not only for carve-outs from limited liability protection for a Portfolio Entity that has incurred certain liabilities, but also for recourse to assets of other entities under common control with, or that are part of the same economic group as, such company. For example, if a Portfolio Entity of BXPE or an Other Blackstone Account is subject to bankruptcy or insolvency proceedings in a jurisdiction and is found to have liabilities under the local consumer protection laws, the laws of that jurisdiction may permit authorities or creditors to file a lien on, or to otherwise have recourse to, assets held by entities under common control or that form part of the same economic group, potentially including Portfolio Entities of BXPE.

Risks from Operations of Other Portfolio Entities. BXPE expects to make, and Other Blackstone Accounts have made and will continue to make, investments in Portfolio Entities that have operations and assets in many jurisdictions around the world. It is possible that the activities of one Portfolio Entity may have adverse consequences on one or more other Portfolio Entities (including BXPE’s Portfolio Entities), even in cases where the Portfolio Entities are held by Other Blackstone Accounts and have no other connection to each other. For example, a violation of a rule by a Portfolio Entity of an Other Blackstone Account could prevent BXPE or one of its Portfolio Entities from obtaining a permit, or have other adverse consequences.

Litigation. In connection with ordinary course investing activities, the Sponsor, BXPE and/or BXPE’s Investments may become involved in litigation either as a plaintiff or defendant. There can be no assurance that any such litigation, once begun, would be resolved in favor of the Sponsor, BXPE and/or BXPE’s Investments (as applicable). Any such litigation could be prolonged and expensive. In addition, it is by no means unusual for participants in reorganizations, take-privates or other transactions to use the threat of, as well as actual, litigation as a negotiating technique. The expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments generally would be borne by BXPE and would reduce BXPE’s net assets. In addition, from time to time past or current partners, members, employees and managers of the Sponsor may disagree with the Sponsor and/or its management over terms related to separation or other issues. If not resolved, such disputes could lead to litigation or arbitration, which could be costly, distracting and/or time consuming for the Sponsor.

Charitable Contributions and Political Activities. To the extent permitted by applicable law, the Sponsor may, from time to time, require, cause or invite BXPE and/or a Portfolio Entity to make contributions to charitable initiatives, or other non-profit organizations that the Sponsor believes could, directly or indirectly, enhance the value of BXPE’s Investments, assist in completing an acquisition of a Portfolio Entity or other transaction (whether or not documented at the time of such acquisition or transaction) or otherwise serve a business purpose for, or be beneficial to, BXPE or its Portfolio Entities. Such contributions could be designed to benefit employees of a Portfolio Entity, the community in which a Portfolio Entity operates or a charitable cause essential to, or consistent with, the business purpose of a Portfolio Entity. In certain instances, such charitable initiatives could be sponsored by, affiliated with or related to current or former employees of Blackstone, portfolio entity management teams, advisors, service providers, vendors, joint venture partners, and/or other persons or organizations associated with Blackstone, BXPE, Other Blackstone Accounts or the Portfolio Entities. These relationships could influence the Sponsor’s decision whether to require, cause or invite BXPE or Portfolio Entities to make charitable contributions. Further, from time to time, such charitable contributions by BXPE or the Portfolio Entities could supplement or replace charitable contributions that Blackstone would have otherwise made. Also, in certain instances, the Sponsor may, from time to time, select a service provider or other counterparty to BXPE or its Investments based, in part, on the charitable initiatives of such person where the Sponsor believes such charitable initiatives could, directly or indirectly, enhance the value of BXPE’s Investments or otherwise be beneficial to the Portfolio Entities.

To the fullest extent permitted by applicable law, a Portfolio Entity and/or, less commonly, BXPE on behalf of a Portfolio Entity may, in the ordinary course of its business, make political contributions to elected officials, candidates for elected office or political organizations, hire lobbyists or engage in other permissible political activities in U.S. or non-U.S. jurisdictions with the intent of furthering its business interests or otherwise. Portfolio Entities are not subject to relevant policies of the Sponsor and such activities may be undertaken by a Portfolio Entity without the knowledge or direction of the Sponsor. In other circumstances, there may be initiatives where such activities are coordinated by Blackstone for the benefit of one or more Portfolio Entities. In certain circumstances, interests of a Portfolio Entity may not align with or be adverse to the interests of other Portfolio Entities, BXPE, Other Blackstone Accounts or the Unitholders. While the costs of such activities will typically be borne by the Portfolio Entity (and indirectly BXPE) undertaking such activities, such activities could also directly or indirectly benefit other Portfolio Entities, Other Blackstone Accounts and/or Blackstone.

Any such charitable contributions or political contributions made by BXPE or the Portfolio Entities, if material, could affect BXPE’s performance in respect of the relevant Investment and will not offset management fees payable by BXPE. There can be no assurance that any such activities will actually be beneficial to or enhance the value of BXPE or the Portfolio Entities, or that the Sponsor will be able to resolve any associated conflict of interest in favor of BXPE.

Leverage

Volatility of Credit Markets May Affect Ability to Finance and Consummate Investments. The volatility of the global credit markets could make it more difficult to obtain favorable financing or re-financings for Investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, volatility of the global debt markets becomes extreme, interest rates rise, and investor demand for high-yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance or refinance new private equity investments and could lead to a deterioration in available terms. BXPE’s ability to generate attractive investment returns for its Unitholders will be adversely affected to the extent BXPE is unable to obtain favorable financing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the economy, which could restrict the ability of BXPE to sell or liquidate Investments at favorable times or for favorable prices or otherwise may have an adverse impact on the business and operations of BXPE.

Bridge Financing. From time to time, BXPE may lend to one of its Portfolio Entities on a short-term, unsecured basis in anticipation of a future issuance of equity, long-term debt securities or other liquidity event. Such bridge loans could be convertible into a permanent, long-term security; however, for reasons not always in BXPE’s control, the long-term securities may not be issued and such bridge loans may remain outstanding. Similarly, expected sources of cash to repay bridge loans at the borrower may not become available. In such events, the interest rate charged may not adequately reflect the risk associated with the position taken by BXPE.

Leverage. BXPE intends to utilize leverage to finance the operations of BXPE and its Portfolio Entities. The use of leverage involves a high degree of financial risk and will increase BXPE’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the Investments. Although borrowings by BXPE and its subsidiaries and Portfolio Entities have the potential to enhance overall returns, they will further diminish returns (or increase losses on capital) to the extent overall returns on Investments are less than BXPE’s cost of funds. This leverage may also subject BXPE’s Investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions. Leverage at a Portfolio Entity may impair a Portfolio Entities’ ability to finance its future operations and capital needs. Moreover, any rise in interest rates may significantly increase a Portfolio Entity’s interest expense, causing losses and/or the inability to service its debt obligations. If a Portfolio Entity cannot generate adequate cash flow to meet debt obligations, BXPE may suffer a partial or total loss of capital invested in the Portfolio Entity. In addition, the amount of leverage used to finance an Investment may fluctuate over the life of an Investment.

The Sponsor may also obtain leverage at the level of BXPE. BXPE expects to incur indebtedness and enter into guarantees and other credit support arrangements, or incur any other obligations in connection with BXPE’s investment activities, for any proper purpose, including, without limitation, to fund Investments, cover Fund Expenses, Organizational and Offering Expenses and Management Fees, provide permanent financing or refinancing, provide cash collateral to secure outstanding letters of credit, provide funds for distributions to Unitholders, and to fund repurchases. Borrowings and guarantees by BXPE may be deal-by-deal or on a portfolio basis, and may be on a joint, several, joint and several or cross-collateralized basis (which may be on an investment-by-investment or portfolio wide basis) with any Parallel Entities, co-investment vehicles, Other Blackstone Accounts (including for the avoidance of doubt BXPE Lux), joint venture partners and managers of such joint venture partners. Such arrangements will not necessarily impose joint and several obligations on such other vehicles that mirror the obligations of BXPE (e.g., BXPE may provide credit enhancement through recourse to assets outside of a loan pool, whereas other vehicles may not provide such enhancement). The interest expense of any such borrowings will generally be allocated among BXPE and such other vehicles or funds pro rata (and therefore indirectly to the Unitholders pro rata) based on principal amount outstanding, but other fees and expenses, including upfront fees and origination costs, could be allocated by a different methodology, including entirely to BXPE. Furthermore, in the case of indebtedness on a joint and several or cross-collateralized basis, BXPE could be required to contribute amounts in excess of its pro rata share of the indebtedness, including additional capital to make up for any shortfall if the other joint and several obligors are unable to repay their pro rata share of such indebtedness. BXPE could lose its interests in performing Investments in the event such performing Investments are cross-collateralized with poorly performing or non-performing Investments of BXPE and such other vehicles. BXPE may also be obligated in some circumstances to reimburse co-investors for their losses resulting from cross-collateralization of their investments with assets of BXPE that are in default. Obligations of BXPE due to the cross-collateralization of obligations with other investment vehicles are permitted but not counted against BXPE’s leverage limitations. Borrowings under any such facilities (and expenses related thereto) may initially be made with respect to an investment opportunity based on preliminary allocations to BXPE and/or Other Blackstone Accounts, and such preliminary allocations may be subject to change and may not take into account excuse rights, investment limits, differences among the relevant entities, and other considerations. Although the Sponsor will seek to use leverage in a manner it believes is appropriate, the use of leverage involves a high degree of financial risk.

By executing a subscription document with respect to BXPE, Unitholders will be deemed to have acknowledged and consented to the Sponsor causing BXPE to enter into one or more credit facilities or other similar fund-level borrowing arrangements.

The aggregate amount of borrowings by BXPE are subject to certain limits (as more fully set forth in “Item 1(c). Description of Business—Leverage.” These limits do not include leverage on Investments (including Investments in or alongside Other Blackstone Accounts), even though leverage at such entities could increase the risk of loss on such Investments. The limits also do not apply to guarantees of indebtedness, even though BXPE may be obligated to fully fund such guarantees, “bad boy” guarantees or other related liabilities that are not indebtedness for borrowed money. There can be no assurance that the limits described above are appropriate in all circumstances and would not expose BXPE to financial risks.

The Sponsor may organize portfolio vehicles or other subsidiary entities (“Bond Financing Entities”) for the purpose of providing BXPE with access to the unsecured bond market in Europe. If an investment held by any Bond Financing Entity organized in connection with a bond financing program for BXPE were to be unable to service or repay its pro rata share of such bond financing, BXPE could be required to fund the shortfall. In addition, such bond financing may be on a joint and several basis (which may be on an investment-by-investment or portfolio wide basis) with co-investment vehicles or Other Blackstone Accounts, and, as such, there is a risk that BXPE could be required to contribute amounts in excess of its pro rata share of such financing, including additional capital (i) to make up for any shortfall if the co-investment vehicles or Other Blackstone Accounts are unable to service or repay their pro rata share of such financing or (ii) to reimburse such co-investment vehicles or Other Blackstone Accounts for proceeds that would have been distributed to such investors but instead are used to service or repay such Bond Financing Entity financing relating to investments in which such entities do not participate.

Tax-exempt investors should note that the use of leverage by the Fund may create UBTI and should refer to the discussion set forth in “Item 1(c). Description of Business—Certain U.S. Tax Considerations—Tax-Exempt Investors.”

Credit Support. BXPE may be required to make contingent funding commitments or guarantees to its Portfolio Entities or other vehicles or entities in or alongside which BXPE invests and to provide other credit support arrangements in connection therewith. Such credit support may take the form of a guarantee, a letter of credit or other forms of promise to provide funding. Such credit support may result in fees, expenses and interest costs to BXPE, which could adversely impact the results of BXPE.

Securitizations; Back Leverage; Holding Vehicles. To finance investments, BXPE may securitize or otherwise restructure or repackage some or all of its Investments and/or other assets on an individual or cross-collateralized basis with other Investments and/or assets held by BXPE and/or Other Blackstone Accounts (including for the avoidance of doubt BXPE Lux) (and the Sponsor may otherwise structure or package some or all Investments and/or assets held by Other Blackstone Accounts in holdings vehicles as described herein, unrelated to any financing arrangements, but which will nevertheless give rise to similar risks). This would typically involve BXPE creating one or more investment or holding vehicles, contributing assets to such vehicle or a related entity, and issuing debt or preferred equity interests in such entity or having such entity make borrowings or incur other indebtedness or engaging in such transactions with existing holding or other investment vehicles. To the extent such arrangements are entered into by any such vehicle or entity (and not BXPE itself), such arrangements will not be subject to the limits on borrowing or other indebtedness (or any limits on issuing additional interests) by BXPE that are set forth in this Registration Statement. In connection with the foregoing, distributions from one Investment may be used to pay interest and/or principal (or the equivalent amounts regarding preferred securities) or other obligations.

If BXPE were to utilize one or more of such investment vehicles for any such purpose, the Unitholders would be exposed to risks associated with BXPE’s interest in such Investments and/or other assets. For example, in the event that the value of such investment were to meaningfully deteriorate, there could be a margin call on BXPE’s facility, in response to the decrease in the collateral value. A decline in the value of such investment could also result in increased costs of borrowing for BXPE as a whole. Unitholders may also have an interest in certain investments that is disproportionate to their exposure to leverage through cross-collateralization on other investments. Similar circumstances could arise in a situation where BXPE and a co-invest vehicle participate in borrowings that experience a margin call, and the co-invest vehicle’s investors already have funded their full commitments to such vehicle and accordingly have the option (and not the obligation) to fund additional amounts or otherwise be diluted by BXPE and/or Other Blackstone Accounts. In addition, if BXPE is excused or excluded from or otherwise does not participate in an investment, through cross-collateralization, BXPE may nevertheless be indirectly exposed to risks associated with leverage on investments made by Other Blackstone Accounts in which BXPE is not invested and distributions from unrelated investments may be used to satisfy obligations with respect to such investment, in which case the Unitholders may receive such proceeds later than they otherwise would have, in a reduced amount, or not at all. The Unitholders and/or BXPE may also have an interest in certain Investments that is disproportionate to their exposure to leverage through cross-collateralization on other Investments. In addition, BXPE would depend on distributions from an investment vehicle’s assets out of its earnings and cash flows to enable BXPE to make distributions to Unitholders. The ability of such an investment vehicle to make distributions will be subject to various limitations, including the terms and covenants of the debt/preferred equity it incurs. For example, tests (based on interest coverage or other financial ratios or other criteria) may restrict BXPE’s ability, as the holder of an investment vehicle’s common equity interests, to receive cash flow from these investments. There is no assurance any such performance tests will be satisfied. Also, an investment vehicle may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or be required to prepay all or a portion of its cash flows to pay outstanding obligations to credit parties. As a result, there may be a lag, which could be significant, between the repayment or other realization from, and the distribution of cash out of, such an investment vehicle, or cash flow may be completely restricted for the life of the relevant investment vehicle. To the extent any such investment vehicle defaults in its obligations to any credit parties, such credit parties may be entitled to foreclose on any collateral pledged by the applicable investment vehicle(s) and/or otherwise exercise rights and remedies as a creditor against the assets of any such investment vehicle(s), which could result in a loss of all or a part of BXPE’s interest in any applicable investment and/or distributions therefrom.

BXPE expects that the terms of the financing that any investment vehicles enter into will generally provide that the principal amount of assets must exceed the principal balance or market value of the related debt/preferred equity by a certain amount, commonly referred to as “over-collateralization.” BXPE anticipates that the financing terms may provide that, if certain delinquencies and/or losses exceed specified levels, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Failure to obtain favorable terms with regard to over-collateralization may materially and adversely affect the liquidity of BXPE. If assets held by such investment vehicles fail to perform as anticipated, their over-collateralization or other credit enhancement expenses may increase, resulting in a reduction in income and cash flow to BXPE from these investment vehicles.

In addition, a decline in the quality of assets in an investment vehicle due to poor operating results of the relevant issuer, declines in the value of collateral (whether due to poor operating results or economic conditions), among other things, may force an investment vehicle to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to BXPE for distribution to the Unitholders, or in certain cases a margin call or mandatory prepayment may be triggered by such perceived decrease in value which may require a large amount of funding on short notice.

The use of margin borrowings results in certain additional risks to BXPE. For example, such margin financing arrangements secured by a pledge of equity of a Portfolio Entity are not necessarily treated as borrowings incurred by BXPE to the extent not recourse to BXPE for purposes of determining BXPE’s compliance with the limitations on leverage set forth in this Registration Statement. For example, should the securities pledged to brokers to secure BXPE’s margin accounts decline in value, BXPE could be subject to a “margin call,” pursuant to which BXPE must either deposit additional funds or securities with the broker, or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden drop in the value of BXPE’s assets, BXPE might not be able to liquidate assets quickly enough to satisfy its margin requirements.

The equity interests that BXPE will hold in such an investment vehicle will not be secured by the assets of the investment vehicle, and BXPE will rank behind all known or unknown creditors and other stakeholders, whether secured or unsecured, of the investment vehicle. To the extent that any losses are incurred by the investment vehicle in respect of any collateral, such losses will be borne first by BXPE as owner of common equity interests.

Foreign Currency Exchange & Hedging

Foreign Currency and Exchange Rate Risks. BXPE’s assets generally will be denominated in the currency of the jurisdiction where the Portfolio Entity has its principal place of business is located. Consequently, the return realized on any Investment by investors whose functional currency is not the currency of the jurisdiction in which the Investments have their principal place of business may be adversely affected by movements in currency exchange rates, costs of conversion and exchange control regulations, in addition to the performance of the Investment itself. Moreover, BXPE may incur costs when converting one currency into another. The value of an Investment may fall substantially as a result of fluctuations in the currency of the country in which the Investment is made as against the value of the USD. The Sponsor may in certain circumstances (but is not obliged to) attempt to manage currency exposures using hedging techniques where available and appropriate. BXPE is therefore expected to incur costs related to currency hedging arrangements. There can be no assurance that adequate hedging arrangements will be available on an economically viable basis or that any particular currency exposure will be hedged.

Unitholders with a functional currency other than USD are exposed to fluctuations in the USD foreign exchange rate. Investments in BXPE and distributions from BXPE will be denominated in USD and Unitholders may incur transaction costs associated with the conversion of USD into their local currency. Furthermore, there may be foreign exchange regulations applicable in certain jurisdictions where this Registration Statement is being issued.

Hedging Risks/Derivatives. While it is not currently anticipated that BXPE will use derivative instruments for long-term hedging or speculative purposes as a material component of its investment strategy, BXPE may utilize a wide variety of derivative financial instruments for risk management purposes. The successful utilization of hedging and risk management strategies requires different skills than used in selecting and monitoring Investments and such transactions may entail greater than ordinary investment risks. Additionally, costs related to derivatives and other hedging arrangements (including legal expenses) will be borne by BXPE. There can be no assurance that any derivatives and other hedging transactions will be effective in mitigating risk in all market conditions or against all types of risk, thereby resulting in losses to BXPE. Engaging in derivatives and other hedging transactions may result in a poorer overall performance for BXPE than if it had not engaged in any such transaction. The Sponsor may not be able to effectively hedge against, or choose not to hedge or mitigate, certain risks that may adversely affect BXPE’s investment portfolio. In addition, BXPE’s investment portfolio will always be exposed to certain risks that cannot be fully or effectively hedged, such as credit risk relating both to particular securities and counterparties as well as internal rate and foreign exchange risks. Recently, counterparties to derivative contracts have sought assurances that the special purpose or other vehicle executing the derivative contract have recourse to main fund, which recourse liability can create significant additional risk to BXPE and its other Investments. Derivative contracts entered into by BXPE will also often have cross-default and/or cross-acceleration provisions such that a default under BXPE’s other facilities would also trigger a notice or payment obligation under the relevant derivative contracts, which could create cascading liabilities and additional burdens on BXPE. BXPE will utilize derivatives and other hedging transactions only as determined by the Sponsor in its sole discretion. Co-investors may not receive the benefit of any derivative or hedging activities engaged in by BXPE, even in cases where such activity is primarily related to BXPE’s exposure to a particular Investment in which such co-investors participate.

Derivatives; Counterparty Risk. BXPE or its Investments may engage in derivative or similar transactions. These transactions may involve the purchase and sale of commodities or commodity futures, the use of forward contracts, swap agreements (such as credit default swaps, interest rate swaps or total return swaps), put and call options, floors, collars, bilateral agreements or other arrangements. Such instruments may be difficult to value, may be illiquid and may be subject to wide swings in valuation caused by changes in the price of commodities or other underlying assets. BXPE may also seek to utilize derivative instruments to replicate the economics of an otherwise permitted investment in lieu of making such investment directly; such derivative instruments are not included in BXPE’s Leverage Limit, even though these instruments could increase the risk of loss on Investments. Derivative instruments may trade principally on markets organized outside the U.S. markets for such instruments, may be illiquid, highly-volatile and subject to interruption. Suitable hedging instruments may not continue to be available at reasonable cost. The investment techniques related to derivative instruments are highly specialized and may be considered speculative. Such techniques often involve forecasts and complex judgments regarding relative price movements and other economic developments. The success or failure of these investment techniques may turn on small changes in exogenous factors not within the control of the Portfolio Entities, Blackstone or BXPE. Moreover, derivative agreements and contracts entered into by the Portfolio Entities may be subject to the risk that one or more counterparties may experience financial hardship or default on their payment obligations to the Portfolio Entities, which may adversely affect the value and/or effectiveness of such derivative instruments. Concentrations of such derivatives in any one counterparty would subject BXPE or its Portfolio Entities to an additional degree of risk with respect to defaults by such counterparty. For all of the foregoing reasons, the use of derivatives and related techniques can expose BXPE and its Investments to significant risk of loss.

Short Sales. BXPE may sell securities short. Short selling is the practice of selling securities that are not owned by the seller, generally when the seller anticipates a decline in the price of the securities or for hedging purposes. Selling securities short runs the risk of losing an amount greater than the amount invested. Short selling is subject to the theoretically unlimited risk of loss because there is no limit on how much the price of a security may appreciate before the short position is closed out. A short sale may result in a sudden and substantial loss if, for example, an acquisition proposal is made for the subject company at a substantial premium over market price. In addition, the supply of securities which can be borrowed fluctuates from time to time. BXPE may be subject to losses if a security lender demands return of the lent securities and an alternative lending source cannot be found or if BXPE is otherwise unable to borrow securities which are necessary to cover its positions.

Diversification

Risk of Limited Number of Investments; Lack of Diversification. BXPE’s Investments may be concentrated at any time in a limited number of industries, geographies or investments, and, as a consequence, may be more substantially affected by the unfavorable performance of even a single Investment as compared to a more diversified portfolio. Furthermore, although BXPE could make an acquisition with the intent to syndicate a portion of the capital invested, there is a risk that any such planned syndication may not be completed, which could result in BXPE holding a larger percentage of its NAV in a single Investment than desired and could result in lower overall returns. In addition, no remedial action will be required if such restriction is exceeded for any reason other than the acquisition of a new Investment (including the exercise of rights attached to an Investment). To the extent BXPE concentrates Investments in a particular issuer, industry, security or geographic region, its Investments will become more susceptible to fluctuations in value resulting from adverse economic or business conditions with respect thereto.

Legal & Regulatory—Investment

Intermediate Entities. If it considers it appropriate for any legal, tax, regulatory, accounting, compliance, structuring or other considerations of BXPE or of certain current or prospective Unitholders, the General Partner or any of its affiliates may, in its sole discretion, cause BXPE to hold certain investments directly or indirectly through Intermediate Entities. Management Fees and Performance Participation Allocations may be paid or allocated, as applicable, in whole or in part, at the level of BXPE or any such Intermediate Entity and will generally not take into account accrued and unpaid taxes of any Corporation.

Documentation and Legal Risks. BXPE, its Portfolio Entities and the Investments are governed by a complex series of legal documents and contracts. The intent of the legal documents and contracts might not be clear, and even clear drafting can be misconstrued by counterparties and judges. A dispute over interpretation of any of these documents or contracts could arise, which may result in unenforceability of the contract or other outcome that is adverse to BXPE.

Permits, Approvals and Licenses. Blackstone currently maintains, and in the future may maintain, various registrations and/or licenses in certain non-U.S. jurisdictions in which it operates. Such licenses and registrations subject Blackstone to certain various information and other requirements. Blackstone’s failure to obtain or maintain such licenses could have adverse consequences on Blackstone and its ability to operate in such non-U.S. jurisdictions. A license, approval or permit may be required to acquire certain Investments and their direct or indirect holding companies, or registration may be required before an acquisition can be completed. Examples of permits, approvals and licenses necessary to make an Investment include antitrust approvals, environmental licenses, foreign investment approvals and registrations, and other similar matters.

Certain Investments can involve regulated activities (e.g., gaming and liquor). Investments in Portfolio Entities that are subject to greater amounts of governmental regulation pose additional risks relative to investments in other companies generally, including, but not limited to, risks relating to approval of a change in ownership, and the acquisition and maintenance of applicable licenses. Accordingly, BXPE’s Portfolio Entities themselves may be required to obtain, or may require Blackstone or its personnel to obtain, various state or other licenses in connection with the operation of their businesses or in order to make, hold or dispose of certain investments, particularly to enable a Portfolio Entity to engage in certain types of business practices that are regulated by states. If a Portfolio Entity fails to comply with these requirements, it could also be subject to civil or criminal liability and the imposition of fines. A Portfolio Entity could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such company. There can be no assurances that a Portfolio Entity (or Blackstone and its personnel) will obtain all of the licenses sought or that there will not be significant delays in seeking such licenses, which could impact such Portfolio Entity’s operations. Governments have considerable discretion in implementing regulations that could impact a Portfolio

Entity’s business and governments may be influenced by political considerations and may make decisions that adversely affect a Portfolio Entity’s business. Furthermore, the Portfolio Entities may be subject to various information and other requirements in connection with obtaining or maintaining such licenses, and there is no assurance that the Portfolio Entities will satisfy those requirements or that Blackstone and its personnel will provide any information required of them. Such licenses may depend in whole or in part on information about the Sponsor and its affiliates, the Unitholders and/or Blackstone and its personnel, which Blackstone may be unwilling or unable to provide (in which case the Portfolio Entity’s application for such license could be unsuccessful). In some circumstances, BXPE may be required to provide certain information about the Unitholders in order to obtain such licenses. A Portfolio Entity’s failure to obtain or maintain licenses could have adverse consequences for BXPE and/or such Portfolio Entity. In addition, the ownership and operation of certain Portfolio Entities may require certain individuals to be routinely vetted in order for the Portfolio Entity to obtain and maintain certain state licenses. BXPE may require some or all of these licenses, approvals and permits to acquire an Investment or asset, and counterparties may also require some or all of these licenses, approvals and permits to acquire Investments or assets from BXPE. There can be no guarantee of when and if such a license, approval or permit will be obtained or if the registration will be effected, which may adversely affect BXPE’s ability to acquire and sell Investments or assets.

Liabilities on Disposition of Investments. In connection with the disposition of an Investment, BXPE may be required to make representations about the business, financial affairs and other aspects of such Investment, such as environmental matters, property conditions, regulatory matters, tax liabilities, insurance coverage and litigation. BXPE also may be required to indemnify the purchasers of an Investment for losses related to the inaccuracy of any representations and warranties and other agreed upon liabilities. Buyers of BXPE’s assets may sue BXPE under various theories, including breach of contract and tort, for losses they suffer, including from problems not uncovered in due diligence. BXPE may book contingent liabilities on its financial statements, or create cash reserves, at the time of sale to account for any potential liabilities, but these may be insufficient. In addition, at the time of disposition of an individual asset, a potential buyer that does not win the auction may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made.

Legal & Regulatory—General

Legal, Tax and Regulatory Risks. BXPE’s ability to achieve its investment objectives, as well as the ability of BXPE to conduct its operations, is based on laws and regulations that are subject to change through legislative, judicial or administrative action. Future legislative, judicial or administrative action could adversely affect BXPE’s ability to achieve its investment objectives, as well as the ability of BXPE to conduct its operations. The effects of regulatory changes could also be indirect. The regulatory environment for private investment funds is evolving, and changes in the regulation of private investment funds may adversely affect the value of investments held by BXPE and the ability of BXPE to effectively employ its investment and trading strategies. Increased scrutiny and newly proposed legislation applicable to private investment funds and their sponsors may also impose significant administrative burdens on the Sponsor and may divert time and attention from portfolio management activities. In addition, BXPE will be required to register under certain additional foreign laws and regulations, and will need to engage additional distributors or other agents in certain non-U.S. jurisdictions in order to market Units to potential investors. The effect of any future regulatory change on BXPE could be substantial and adverse. For example, from time to time the market for private equity transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The SEC and other regulators and self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies.

OFAC and Sanctions Considerations. Economic sanction laws in the U.S. and other jurisdictions prohibit Blackstone, Blackstone’s professionals and BXPE from transacting in certain countries and with certain individuals and companies. In the U.S., the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) administers and enforces laws, executive orders and regulations establishing U.S. economic and trade sanctions. Such sanctions prohibit transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. These entities and individuals include specially designated nationals, specially designated narcotics traffickers and other parties. In addition, certain programs administered by OFAC prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the lists maintained by OFAC. Accordingly, BXPE requires investors to represent that they are not named on a list of prohibited entities and individuals maintained by OFAC or under similar EU, Luxembourg and UK. regulations, and are not operationally based or domiciled in a country or territory in relation to which current sanctions have been issued by the U.S., United Nations, EU, Luxembourg or UK (collectively “Sanctions Lists”). If an investor is on a Sanctions List, BXPE may be required to cease any further dealings with the investor’s interest in BXPE until such sanctions are lifted or a license is sought under applicable law to continue dealings. Accordingly, these types of sanction laws may prohibit or limit BXPE’s investment activities. Although Blackstone expends significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by the Sponsor’s or BXPE’s activities, which would adversely affect BXPE.

Corruption; FCPA. Blackstone, the Blackstone professionals and BXPE, where relevant, are committed to complying with the FCPA, the UK Bribery Act and other anti-corruption laws and regulations, as well as anti-boycott regulations, to which they are subject. As a result, BXPE may be adversely affected because of its unwillingness to participate in transactions that violate such laws or regulations. Such laws and regulations may make it difficult in certain circumstances for BXPE to execute on investment opportunities and obtain or retain business.

In recent years, the U.S. Department of Justice and the SEC have devoted greater resources to enforcement of the FCPA. In addition, the UK Bribery Act, adopted in 2010, is broader in scope than the FCPA and applies to private and public sector corruption and holds companies liable for failure to prevent bribery unless they have adequate procedures in place to prevent bribery. Other countries have also adopted or improved their anti-corruption legal regimes in recent years. While Blackstone has implemented robust compliance programs designed to ensure strict compliance by Blackstone and its personnel with the FCPA and the UK Bribery Act and other similar laws, even reasonable compliance programs may not be effective in all instances at preventing violations. In addition, in spite of Blackstone’s policies and procedures, Portfolio Entities, particularly in cases where BXPE or an Other Blackstone Account does not control such Portfolio Entity, and third-party consultants, managers and advisors may engage in activities that could result in a violation under the FCPA, UK Bribery Act or other similar laws. Any determination that a related entity not controlled by Blackstone or BXPE, or Blackstone or BXPE themselves, have violated the FCPA, the UK Bribery Act or other applicable anti-corruption laws or anti-bribery laws could subject Blackstone and BXPE to, among other things, civil and criminal penalties, material fines, profit disgorgement, injunctions on future conduct, securities litigation and a general loss of investor confidence.

Derivatives; Registration under the U.S. Commodity Exchange Act. The regulation of derivatives transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial action. Registration of the Sponsor with the CFTC as a “commodity pool operator” or any change in BXPE’s, the Sponsor’s or its affiliates’ operations (including, without limitation, any change that causes the Sponsor or its principals to be subject to certain specified covered statutory disqualifications) necessary to maintain the Sponsor’s ability to rely upon an exemption from registration could adversely affect BXPE’s ability to implement its investment program, conduct its operations and/or achieve its objectives and subject BXPE to certain additional costs, expenses and administrative burdens. Furthermore, any determination by the Sponsor to cease or to limit holding or investing in interests which may be treated as “commodity interests” in order to comply with the regulations of the CFTC may have a material adverse effect on BXPE’s ability to implement its investment objectives and to hedge risks associated with its operations.

Sustainability Risks. The SFDR defines “sustainability risks” as environmental, social or governance events or conditions that, if they occur, could cause an actual or a potential material negative impact on the value of an investment. Blackstone, the Sponsor (or its delegate), the BXPE Fund Program, Portfolio Entities of the BXPE Fund Program, and other parties, such as service providers to the BXPE Fund Program or Portfolio Entity counterparties, may be negatively affected by sustainability risks. If appropriate for an investment, the Sponsor (or its delegate) may conduct sustainability risk-related due diligence and/or take steps to mitigate sustainability risks and preserve the value of the investment; however, there can be no assurance that all such risks will be mitigated in whole or in part, nor identified prior to the date the risk materializes. Blackstone, the Sponsor (or its delegate), the BXPE Fund Program, Portfolio Entities of the BXPE Fund Program, and other parties may maintain insurance to protect against certain sustainability risks, where available on reasonable commercial terms, although such insurance is subject to customary deductibles and coverage limits and may not be sufficient to recoup all losses. Sustainability risks may therefore adversely affect the performance of the BXPE Fund Program and its investments. The investments underlying the BXPE Fund Program do not take into account the EU criteria for environmentally sustainable economic activities.

Financial Industry Regulation. The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as future related legislation, may have an adverse effect on the private equity industry generally or on Blackstone or BXPE, specifically. There can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on Blackstone or otherwise impede BXPE’s activities. The current regulatory environment in the U.S. may be impacted by future legislative developments, such as amendments to key provisions of the Dodd-Frank Act. The U.S. Department of the Treasury has issued a series of recommendations in several reports for streamlining banking regulation and changing key features of the Dodd-Frank Act and other measures taken by regulators following the most recent financial crisis. Potential investors should note that any significant changes in, among other things, banking and financial services regulation, including the regulation of the asset management industry, could have a material adverse impact on BXPE and its activities. The Dodd-Frank Act, as well as future related legislation, may have an adverse effect on the private equity industry generally and/or BXPE or Blackstone, specifically. For example, on May 24, 2018, the Economic Growth, Regulatory Relief and Consumer Protection Act (the “Reform Act”) was signed into law. Among other regulatory changes, the Reform Act amends various sections of the Dodd-Frank Act, including by modifying the so-called “Volcker Rule” to exempt depository institutions that do not have, and are not controlled by a company that has, more than $10 billion in total consolidated assets and significant trading assets and liabilities. In July 2019, U.S. federal regulatory agencies adopted amendments to the Volcker Rule regulations to implement the Volcker Rule amendments included in the Reform Act, and also in 2019 such U.S. federal regulatory agencies adopted certain targeted amendments to the Volcker Rule regulations to simplify and tailor certain compliance requirements relating to the Volcker Rule. In June 2020, U.S. federal regulatory agencies adopted additional revisions to the Volcker Rule’s current restrictions on banking entities sponsoring and investing in certain covered hedge funds and private equity funds, including by adopting new exemptions allowing banking entities to sponsor and invest without limit in credit funds, venture capital funds, customer facilitation funds and family wealth management vehicles (the “Covered Fund Amendments”). The Covered Fund Amendments also loosen certain other restrictions on extraterritorial fund activities and direct parallel or co-investments made alongside covered funds. The Covered Fund Amendments should therefore expand the ability of banking entities to invest in and sponsor private funds. The ultimate consequences of the Reform Act and these regulatory developments on BXPE and its activities remain uncertain. Therefore, there can be no assurance that any continued regulatory scrutiny or initiatives will not have an adverse impact on, or otherwise impede, BXPE’s or Blackstone’s activities.

Financial services regulation, including regulations applicable to BXPE, has increased significantly in recent years, and may in the future be subject to further enhanced governmental scrutiny and/or increased regulation, including resulting from changes in U.S. executive administration or congressional leadership. Although BXPE cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action in the U.S. or any other jurisdiction, changes to legal rules and regulations, or interpretation or enforcement of them, could have a negative financial effect on BXPE.

While the Investment Manager is currently registered under the Advisers Act, the enactment of these reforms and/or other similar legislation could nonetheless have an adverse effect on the private investment funds industry generally and on Blackstone and/or BXPE specifically, and may impede BXPE’s ability to effectively achieve its investment objectives.

As a registered investment adviser under the Advisers Act, the Sponsor and its affiliates are required to comply with a variety of periodic reporting and compliance-related obligations under applicable federal and state securities laws (including, without limitation, the obligation of the Sponsor and its affiliates to make regulatory filings with respect to BXPE and its activities under the Advisers Act (including, without limitation, Form PF and Form ADV)). In addition, the Sponsor is required to comply with a variety of regulatory reporting and compliance-related obligations under other applicable laws (including SFDR and CFTC). In light of the heightened regulatory environment in which BXPE and the Sponsor operate and the ever-increasing regulations applicable to private investment funds and their investment advisors, it has become increasingly expensive and time-consuming for BXPE, the Sponsor and their affiliates to comply with such regulatory reporting and compliance-related obligations. For example, Form PF requires that the Sponsor report the regulatory assets under management of BXPE, and because BXPE will be required to bear BXPE’s share of expenses relating to compliance-related matters and regulatory filings, BXPE will bear the pro rata costs and expenses of initial and ongoing Form PF compliance, including costs and expenses of collecting and calculating data and the preparation of such reports and filings. Certain of these expenses are likely to be material, including on a cumulative basis over the life of BXPE. Additionally, BXPE has engaged and may in the future engage additional third-party service providers to perform some or a significant portion of the reporting and compliance-related matters and functions under BXPE’s supervision (including, without limitation, draft preparation and the filing of Form PF), which could result in increased compliance costs and expenses borne by BXPE. Any further increases in the regulations applicable to private investment funds generally or BXPE and the Sponsor in particular may result in increased expenses associated with BXPE’s activities and additional resources of the Sponsor being devoted to such regulatory reporting and compliance-related obligations, which may reduce overall returns for Unitholders and have an adverse effect on the ability of BXPE to effectively achieve its investment objective.

Furthermore, various federal, state and local agencies have been examining the role of placement agents, finders and other similar service providers in the context of investments by public pension plans and other similar entities, including investigations and requests for information, and in connection therewith, new proposed rules and regulations in this arena may increase the possibility that the Sponsor and its affiliates may be exposed to claims and actions that could require a Unitholder to withdraw from BXPE. As a related matter, Blackstone may be required to provide certain information regarding some of the investors in BXPE to regulatory agencies and bodies in order to comply with applicable laws and regulations, including the FCPA. In addition, as a publicly-traded global alternative asset manager whose broad range of businesses include the management of direct and secondary private equity funds, hedge funds, real estate opportunity funds, real estate debt funds, “core” or “core plus” real estate funds, credit-oriented funds, opportunistic funds, mutual funds, and other private investment funds and products, Blackstone is from time to time subject to litigation and claims relating to its businesses, as well as governmental and/or regulatory inquiries, investigations and/or proceedings. Certain regulatory, litigation and other similar matters are disclosed in (i) Blackstone’s public filings (including, without limitation, its current, periodic and annual reports on Forms 8-K, 10-Q and 10-K) and filings of the Sponsor on Form ADV, which may be accessed through the website of the SEC (www.sec.gov), and (ii) materials made available through Blackstone’s investor data site. Any such disclosures in Blackstone’s or the Sponsor’s public filings or which are otherwise made available to Unitholders, including by way of posting to Blackstone’s investor data site, are incorporated herein by reference, to the extent applicable, including with respect to litigation, investigations, settlements and similar proceedings. Blackstone is subject to extensive regulation, including periodic examinations, by governmental agencies and self-regulatory organizations in the jurisdictions in which it operates around the world. These authorities have regulatory powers dealing with many aspects of financial services, including the authority to grant, and in specific circumstances to cancel, permissions to carry on particular activities. Many of these regulators, including U.S. and foreign government agencies and self-regulatory organizations, as well as state securities commissions in the U.S., are also empowered to conduct investigations and administrative proceedings that can result in fines, suspensions of personnel, changes in policies, procedures or disclosure or other sanctions, including censure, the issuance of cease-and-desist orders, the suspension or expulsion of a broker-dealer or investment adviser from registration or memberships or the commencement of a civil or criminal lawsuit against Blackstone or its personnel. Moreover, the SEC has specifically focused on the alternative investment industry. The SEC’s list of examination priorities includes, among other things, alternative investment firms’ collection of fees and allocation of expenses, their marketing and valuation practices, allocation of investment opportunities and other conflicts of interest. For example, Blackstone reviewed its policies in the area of the widespread practice of receiving fees from Portfolio Entities upon termination of monitoring fee agreements in June 2014, and voluntarily modified its monitoring fee practices in ways that are beneficial to its private equity investors, including eliminating any such payments beyond the year of sale for full dispositions and limiting payments following IPOs. Blackstone is regularly subject to requests for information and informal or formal investigations by the SEC and other regulatory authorities, with which Blackstone routinely cooperates and, in the current environment, even historical practices that have been previously examined are being revisited. Even if an investigation or proceeding did not result in a sanction, or the sanction imposed against Blackstone or its personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of sanctions could harm Blackstone and BXPE.

Regulatory Proposals with respect to Private Funds and Advisers. In recent years, the SEC staff’s stated examination priorities and published observations from examinations have included, among other things, private equity firms’ collection of fees and allocation of expenses, their marketing and valuation practices, allocation of investment opportunities, terms agreed to in side letters and similar arrangements with investors, consistency of firms’ practices with disclosures, handling of material non-public information and insider trading, purported waivers or limitations of fiduciary duties and the existence of, and adherence to, policies and procedures with respect to conflicts of interest.

In early 2022, the SEC proposed various new rules and amendments to existing rules under the Advisers Act specifically related to registered advisers and their activities with respect to private funds (including proposed amendments to Form PF). Among these proposals, the SEC has proposed to limit circumstances in which a fund manager can be indemnified by a private fund; prohibit certain types of clawback provisions; require reporting (including in reduced timeframes) by private funds to investors concerning performance, fees and expenses and to the SEC regarding certain transactions and other fund and portfolio events and information; require registered advisers to obtain an annual audit for private funds and also require such fund’s auditor to notify the SEC upon the occurrence of certain material events; enhance requirements in connection with adviser-led secondary transactions, including requirements to obtain a fairness opinion and make certain disclosures; prohibit advisers from engaging in certain other practices, such as, without limitation, charging private fund clients fees for unperformed services or fees, expenses associated with an SEC examination and regulatory and compliance expenses of the adviser; and impose prohibitions on certain types of preferential treatment of investors in private funds via side letters or other arrangements with an adviser and new disclosure requirements for other types of preferential treatment.

The scope and timing of any final rules and amendments with respect to these proposals is unknown. If adopted, even with modification, these rules and amendments would be expected to significantly increase compliance burdens and associated regulatory costs and complexity and reduce the ability to receive certain expense reimbursements or indemnification in certain circumstances. This, in turn, would be expected to increase the need for broader insurance coverage by fund managers and increase the costs and expenses charged to BXPE and its Unitholders. In addition, these amendments could increase the risk of exposure of BXPE and the Sponsor to additional regulatory scrutiny, litigation, censure and penalties for non-compliance or perceived non-compliance, which in turn would be expected to adversely (potentially materially) affect the Sponsor and BXPE’s reputation, and to negatively impact BXPE in conducting its business (thereby materially reducing returns to limited partners) by, for example, diverting time, attention and resources of the Sponsor and its personnel away from managing BXPE’s investment activities and discouraging behavior that generates high returns for BXPE (e.g., by driving senior investment personnel to be more risk-averse in their decision-making with respect to BXPE).

Change of Law Risk. In addition to the risks regarding regulatory approvals, it should be noted that government counterparties or agencies, including the CSSF, may have the discretion to implement or change or increase regulation of the operations of BXPE and its Portfolio Entities. BXPE and its Portfolio Entities also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements. Governments have considerable discretion in implementing regulations, including, for example, the possible imposition or increase of taxes on income earned by or from a Portfolio Entity or gains recognized by BXPE on its investment in a Portfolio Entity, that could impact the Portfolio Entity’s business as well as BXPE’s return on investment.

Legal & Regulatory—Tax

General Tax Considerations. An investment in BXPE may involve complex tax considerations that will differ for each investor, and there may be delays in distributing important tax information to investors (including the distribution of U.S. Schedule K-1s or their equivalent). In addition, BXPE will take positions with respect to certain tax issues that depend on legal and other interpretive conclusions. Should the IRS or another tax authority successfully challenge any such positions, a Unitholder or BXPE might be found to have a different tax liability for that year than that reported on its tax return.

Tax Liability. Any change of BXPE’s tax status or in taxation legislation or any interpretation thereof in the U.S. or any country where BXPE has assets or operations could affect the value of the assets held by BXPE or BXPE’s ability to achieve its investment strategy or provide favorable returns to Unitholders. Any such change could also adversely affect the net amount of any distributions made to Unitholders. If BXPE is treated as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its interests are managed, income attributable to or effectively connected with such permanent establishment or trade or business may be subject to tax in the place of such permanent establishment. In order for BXPE to maintain its tax status, continued attention must be paid to ensure that all relevant conditions are satisfied in all the jurisdictions which BXPE operates in order to avail itself of any benefits.

Base Erosion, Profit Shifting and Related Measures. OECD together with the G20 countries has committed to reduce perceived abusive global tax avoidance, referred to as base erosion and profit shifting (“BEPS”). As part of this commitment, an action plan has been developed to address BEPS with the aim of securing tax revenue by realigning taxation with economic activities and value creation by creating a single set of consensus based international tax rules. As part of the BEPS project, new rules dealing with the operation of double tax treaties, the definition of permanent establishments, interest deductibility and the taxation of hybrid instruments and hybrid entities have already been introduced and will continue to be introduced in relevant tax legislation of participating OECD countries. Depending on if and how these proposals are implemented, they may have a material impact on how returns to investors are taxed. Such implementation may also give rise to additional reporting and disclosure obligations for BXPE and/or investors.

FATCA. As described in “Item 1(c). Description of Business—Certain U.S. Tax Considerations” herein, under FATCA, all entities in a broadly defined class of foreign financial institutions (“FFIs”) must comply with a complicated and expansive reporting regime or be subject to a 30% U.S. withholding tax on certain U.S. payments and non-U.S. entities which are not FFIs must either certify they have no substantial U.S. beneficial ownership or report certain information with respect to their substantial U.S. beneficial ownership or be subject to a 30% U.S. withholding tax on certain U.S. payments. FATCA also contains complex provisions requiring participating FFIs to withhold on certain “foreign passthru payments” made to nonparticipating FFIs and to holders that fail to provide the required information. The definition of a “foreign passthru payment” is still reserved under the current regulations, however the term generally refers to payments that are from non-U.S. sources but that are “attributable to” certain U.S. payments described above. Withholding on these payments is not set to apply before the date that is two years after the definition of “foreign passthru payment” is published in the Federal Register. In general, non-U.S. investment funds, such as underlying entities in which BXPE may invest are expected to be considered FFIs. The reporting requirements imposed under FATCA require FFIs to enter into agreements with the IRS to obtain and disclose information about certain investors to the IRS or, if subject to an IGA, register with the IRS and comply with the reporting requirements regime of the IGA and any implementing legislation enacted thereunder. IGAs are generally intended to result in the automatic exchange of tax information through reporting by an FFI to the government or tax authorities of the country in which such FFI is domiciled, followed by the automatic exchange of reported information with the IRS. The Sponsor intends that any non-U.S. partnership that constitutes an FFI would comply, to the extent reasonably practicable, with the reporting requirements to avoid the imposition of the withholding tax, but if such FFI does not do so (because, for example, investors fail to provide the required information), certain payments made to any such FFI may be subject to a withholding tax, which would reduce the cash available to investors. Further, these reporting requirements may apply to underlying entities in which BXPE invests, and BXPE may not have control over whether such entities comply with the reporting regime. Such withheld amounts that are allocable to a Unitholder may be deemed to have been distributed to such Unitholder to the extent the taxes reduce the amount otherwise distributable to such Unitholder. Potential investors should consult their own tax advisors regarding all aspects of FATCA as it affects their particular circumstances.

Possible Legislative or Other Developments. All statements contained in this Registration Statement concerning the income tax consequences of any investment in BXPE are based upon existing law and the interpretations thereof. Therefore, no assurance can be given that the currently anticipated income tax treatment of an investment in BXPE will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect, to the detriment of Unitholders. Additionally, tax authorities in jurisdictions where BXPE maintains Investments may change their tax codes so as to materially increase the tax burden associated with an investment in BXPE or to force or attempt to force increased disclosure from or about BXPE and/or its Unitholders as to the identity of all persons having a direct or indirect interest in BXPE. Such additional disclosure may take the form of additional filing requirements on Unitholders.

Legislation Adversely Affecting Blackstone Employees and Other Service Providers. U.S. tax reform legislation enacted in 2017 (the “Tax Reform Bill”) requires the Sponsor to hold an Investment for at least three years in order for an incentive allocation related to such Investment to be treated as long-term capital gains for tax purposes. Further, in addition to the changes implemented by the Tax Reform Bill, Congress has previously considered other proposals that would treat incentive allocations as ordinary income for U.S. federal income tax purposes. Enactment of any such legislation could adversely affect employees or other individuals performing services for BXPE and/or its Portfolio Entities who hold direct or indirect interests in the Sponsor and benefit from incentive allocations, which could make it more difficult for Blackstone to incentivize, attract and retain individuals to perform services for BXPE and/or its Portfolio Entities.

Any such developments could thus adversely affect BXPE’s investment returns allocable to the Unitholders. It is unclear whether any such proposed legislation will be enacted or if enacted how it would apply to Blackstone, the Sponsor, and any other individual involved with BXPE who benefit from incentive allocations.

Taxation in Certain Jurisdictions. BXPE, vehicles through which BXPE makes Investments, or Unitholders may be subject to income or other tax in the jurisdictions in which Investments are made. Additionally, withholding tax or branch tax may be imposed on earnings of BXPE (or vehicles through which it invests) from Investments in such jurisdictions. Local and other tax incurred in non-U.S. jurisdictions by BXPE or vehicles through which it invests may not be creditable to or deductible by a Unitholder under the tax laws of the jurisdiction where such Unitholder resides, including the U.S. There can be no assurance that tax authorities in such jurisdictions will not treat BXPE (or any of its affiliates) as if it has a permanent establishment in the local jurisdiction, which would result in additional local taxation. Changes to taxation treaties (or their interpretation) between countries in Europe and countries through which BXPE invests may adversely affect BXPE’s ability to efficiently realize income or capital gains.

Potential investors should also note the considerations discussed in “Item 1(c). Description of Business—Certain U.S. Tax Considerations” herein.

Changes in Tax Law. Changes in applicable law or interpretations of such law may in particular adversely affect BXPE’s ability to efficiently realize income or capital gains. To the extent possible, BXPE seeks to structure its Investments and activities to minimize its tax liability; however, there can be no assurance that BXPE will be able to eliminate its tax liability or reduce it to a specified level. Unitholders should be aware that the described tax effects are based on the currently applicable law and its interpretation by jurisprudence and the respective tax authorities.

U.S. Federal Income Tax Legislation. According to publicly released statements, a top legislative priority of President Biden’s administration and of Democrats in the Senate and the House of Representatives is significant tax increases and various other changes to U.S. tax rules. Legislation has been proposed that includes, among other changes, increases in the corporate and capital gains rates and an overhaul of the international tax rules. It is unclear whether any legislation will be enacted into law or, if enacted, what form it would take, and it is also unclear whether there could be regulatory or administrative action that could affect U.S. tax rules. The impact of any potential tax changes on an investment in BXPE is uncertain. Prospective investors should consult their own tax advisors regarding potential changes in tax laws and the impact on their investment in BXPE and the impact on BXPE and any potential investments.

UBTI & ECI; Tax Treatment of the Feeder and Corporations. Although the Fund believes the Feeder and any Corporation, if formed, should be respected, it is possible the IRS could seek to disregard the Feeder or any Corporation for UBTI or ECI (as defined below) purposes, which could result in the debt-financed property or other UBTI rules being applied to tax-exempt Unitholders directly or the ECI rules being applied to non-U.S. Unitholders directly.

To the extent that the Feeder and/or the Corporation were disregarded by the IRS, an investment in the Fund by a tax-exempt Unitholder may result in such Unitholder recognizing UBTI (including from a trade or business conducted by a partnership of which the tax-exempt entity is a partner). Thus, tax-exempt Unitholders should be aware that they may be subject to U.S. federal income tax (and possibly state and local income tax) with respect to their share of such income and gain from BXPE that is treated as UBTI. In addition, an investment in the Fund by a non-U.S. Unitholder may result in such Unitholder recognizing and being required to report income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). Non-U.S. Unitholders must generally file U.S. federal income tax returns and pay U.S. federal income tax with respect to ECI of the Fund allocable to them. Regardless of whether the Fund’s activities constitute a trade or business, under provisions added to the Code by the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), gain derived by the Fund from the disposition of U.S. real property interests (including interests in certain entities owning U.S. real property interests) is generally treated as ECI. Thus, non-U.S. Unitholders that invest in the Fund should be aware that a portion of the Fund’s income and gain from U.S. Investments may be treated as ECI and thus may cause the non-U.S. Unitholders to be subject to U.S. federal income tax (and possibly state and local income tax), as well as U.S. federal income tax return filing obligations, with respect to their share of such income and gain. BXPE has no obligation to minimize UBTI or ECI.

Prospective investors should consult their own tax advisors regarding the foregoing.

Phantom Income. A Unitholder that is subject to U.S. tax or subject to tax in other jurisdictions may be required to take into account its allocated share of all items of partnership income, gain, loss, deduction and credit, whether or not distributed. Because of the nature of BXPE’s investment activities, BXPE may generate taxable income in excess of cash distributions to the Unitholders and no assurance can be given that BXPE will be able to make cash distributions to cover such tax liabilities as they arise. Accordingly, the Unitholders should ensure that they have sufficient cash flow from other sources to pay all tax liabilities resulting from the Unitholder’s ownership of Units in BXPE.

Use of Corporate Intermediate Entities. Significant amounts of the assets of the Fund and the Feeder are expected to be held through one or more entities taxable as corporations for U.S. federal income tax purposes and are expected to be subject to U.S. corporate federal (and applicable state and local) income tax. Thus, significant incremental tax may be incurred from the use of such entities. Prospective investors should consult their own tax advisors regarding the foregoing.

Legal & Regulatory—ERISA

Risk Arising from Potential Control Group Liability. Under ERISA, upon the termination of a U.S. tax-qualified single employer defined benefit pension plan, the sponsoring employer and all members of its “controlled group” will be jointly and severally liable for 100% of the plan’s unfunded benefit liabilities whether or not the controlled group members have ever maintained or participated in the plan. In addition, the U.S. Pension Benefit Guaranty Corporation may assert a lien with respect to such liability against any member of the controlled group on up to 30% of the collective net worth of all members of the controlled group. Similarly, in the event a participating employer partially or completely withdraws from a multiemployer (union) defined benefit pension plan, any withdrawal liability incurred under ERISA will represent a joint and several liability of the withdrawing employer and each member of its controlled group.

A “controlled group” includes all “trades or businesses” under 80% or greater common ownership. This common ownership test is broadly applied to include both “parent-subsidiary groups” and “brother-sister groups” applying complex exclusion and constructive ownership rules. However, regardless of the percentage ownership that a fund holds in one or more of its portfolio companies, the fund itself cannot be considered part of an ERISA controlled group unless the fund is considered to be a “trade or business.”

While there are a number of cases that have held that managing investments is not a “trade or business” for tax purposes, in 2007 the PBGC Appeals Board ruled that a private equity fund was a “trade or business” for ERISA controlled group liability purposes and at least one U.S. Federal Circuit Court has similarly concluded that a private equity fund could be a trade or business for these purposes based upon a number of factors including the fund’s level of involvement in the management of its portfolio companies and the nature of any management fee arrangements.

If BXPE were determined to be a trade or business for purposes of ERISA, it is possible, depending upon the structure of the Investment by BXPE and/or its affiliates and other co-investors in a Portfolio Entity and their respective ownership interests in the Portfolio Entity, that any tax-qualified single employer defined benefit pension plan liabilities and/or multiemployer plan withdrawal liabilities incurred by the Portfolio Entity could result in liability being incurred by BXPE, with a resulting need for additional capital contributions, the appropriation of BXPE’s assets to satisfy such pension liabilities and/or the imposition of a lien by the PBGC on certain BXPE’s assets. Moreover, regardless of whether or not BXPE were determined to be a trade or business for purposes of ERISA, a court might hold that one of BXPE’s Portfolio Entities could become jointly and severally liable for another portfolio company’s unfunded pension liabilities pursuant to the ERISA “controlled group” rules, depending upon the relevant investment structures and ownership interests as noted above.

Cyber Security & Operational Risk

Cyber Security Breaches, Identity Theft, Denial of Service Attacks, Ransomware Attacks, and Social Engineering Attempts. Cyber security incidents, cyber-attacks, denial of service attacks, ransomware attacks, and social engineering attempts (including business email compromise attacks) have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future (including as a consequence of the COVID-19 pandemic and the increased frequency of virtual working arrangements). There have been a number of recent highly publicized cases involving the dissemination, theft and destruction of corporate information or other assets, as a result of a failure to follow procedures by employees or contractors or as a result of actions by a variety of third parties, including nation state actors and terrorist or criminal organizations. Blackstone, BXPE, the Portfolio Entities, their service providers and other market participants increasingly depend on complex information technology and communications systems to conduct business functions, and their operations rely on the secure processing, storage and transmission of confidential and other information in their systems and those of their respective third-party service providers. These information, technology and communications systems are subject to a number of different threats or risks that could adversely affect Blackstone, BXPE, Unitholders and the Portfolio Entities. For example, the information and technology systems of Blackstone, BXPE, its Portfolio Entities and other related parties, such as service providers, may be vulnerable to damage or interruption from cyber security breaches, computer viruses or other malicious code, ransomware attacks, network failures, computer and digital infrastructure failures, infiltration by unauthorized persons and other security breaches or usage errors by their respective professionals or service providers, power outages or catastrophic events such as fires, tornadoes, floods, hurricanes, earthquakes, wars and terrorist attacks. Third parties may also attempt to fraudulently induce employees, customers, third-party service providers or other users of Blackstone’s, BXPE’s, the Portfolio Entities’, or their respective service providers’ systems to disclose sensitive information in order to gain access to Blackstone’s, BXPE’s or the Portfolio Entities’ data or that of Unitholders. There also have been several publicized cases where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to digital infrastructure (and any information contained therein), pipelines and other infrastructure assets. The U.S. federal government has issued public warnings that indicate that infrastructure assets might be specific targets of “cyber sabotage” events, which illustrates the particularly heightened risk for BXPE and its Portfolio Entities from such events.

If unauthorized parties gain access to any information and technology systems of Blackstone, BXPE, Portfolio Entities or certain service providers, they may be able to steal, publish, delete or modify private and sensitive information, including non-public personal information related to Unitholders (and their beneficial owners) and material non-public information. Although Blackstone has implemented, and Portfolio Entities and service providers may implement, various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. There have also been several publicized cases of ransomware where hackers have requested ransom payments in exchange for not disclosing client or customer information or restoring access to information technology or communications systems. Blackstone does not control the cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to Blackstone, BXPE and its Portfolio Entities, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in Blackstone’s, its affiliates’, BXPE’s and a Portfolio Entity’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to Unitholders (and their beneficial owners), material non-public information and the intellectual property and trade secrets and other sensitive information in the possession of Blackstone and Portfolio Entities. Blackstone, BXPE or a Portfolio Entity could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity, other events that may affect their business and financial performance. See “—Insurance—Availability of Insurance Against Certain Catastrophic Losses” herein.

Software Code Protection. Source code may comprise a critical component to a Portfolio Entity’s operations. If an unauthorized disclosure of a significant portion of source code occurs, a Portfolio Entity could potentially lose future trade secret protection for that source code. This could make it easier for third parties to compete with such Portfolio Entity products by copying functionality, which could adversely affect revenue and operating margins. Unauthorized disclosure of source code could also increase security risks (e.g., viruses, worms and other malicious software programs that may attack Portfolio Entity products and services). Costs for remediating the unauthorized disclosure of source code and other cyber-security branches, may include, among other things, increased protection costs, reputational damage and loss of market share, liability for stolen assets or information and repairing system damage that may have been caused. Remediation costs may also include incentives offered to Portfolio Entity customers or other business partners in an effort to maintain the business relationships after a security breach.

Operational Risk. BXPE depends on the Sponsor to develop the appropriate systems and procedures to control operational risk. Operational risks arising from mistakes made in the confirmation or settlement of transactions, from transactions not being properly booked, evaluated or accounted for or other similar disruption in BXPE’s operations may cause BXPE to suffer financial losses, the disruption of its business, liability to third parties, regulatory intervention or damage to its reputation. BXPE depends on the Sponsor to develop the appropriate systems and procedures to control operational risk. BXPE relies heavily on its financial, accounting and other data processing systems. The ability of its systems to accommodate transactions could also constrain BXPE’s ability to properly manage the portfolio. Generally, the Sponsor will not be liable to BXPE for losses incurred due to the occurrence of any errors.

BXPE is subject to the risk that its trading orders may not be executed in a timely and efficient manner due to various circumstances, including, without limitation, systems failure or human error. As a result, BXPE could be unable to achieve the market position selected by the Sponsor or might incur a loss in liquidating its positions. Since some of the markets in which BXPE may effect transactions are over-the-counter or interdealer markets, the participants in such markets are typically not subject to credit evaluation or regulatory oversight comparable to that which members of exchange based markets are subject. BXPE is also exposed to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions, thereby causing BXPE to suffer a loss.

Transfers & Liquidity

No Market for Units; Restrictions on Transfers. Units in BXPE have not been registered under the 1933 Act, the securities laws of any U.S. state or the securities laws of any other jurisdiction and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act and other applicable securities laws, or an exemption from registration is available. It is not contemplated that registration under the 1933 Act or other securities laws will ever be effected. There is no public market for the Units in BXPE and one is not expected to develop. Each Unitholder will be required to represent that it is a “qualified purchaser” (as defined in the 1940 Act and rules thereunder) and “accredited investor” (as defined in Rule 501 of Regulation D under the 1933 Act under applicable securities laws and that it is acquiring its Units for investment purposes and not with a view to resale or distribution and that it will only sell and transfer its Units to an investor that is a “qualified purchaser” and “accredited investor” under applicable securities laws or in a manner permitted by the Partnership Agreement, this Registration Statement and consistent with such laws. Except by operation of law, a Unitholder will not be permitted to assign, sell, exchange or transfer any of its interest, rights or obligations with respect to its Units, unless the Unitholder provides 30 calendar days’ notice to the General Partner, which may refuse such requested transfer for certain reasons, as explained in “Item 1(c). Description of Business—Repurchase Program.” Unitholders must be prepared to bear the risks of owning Units for an extended period of time.

Lack of Liquidity. There is no current public trading market for the Units, and the Sponsor does not expect that such a market will ever develop. Therefore, the repurchase of Units by BXPE will likely be the only way for you to dispose of your Units. BXPE expects to repurchase Units at a price equal to the applicable NAV as of the

Repurchase Date and not based on the price at which you initially purchased your Units. Subject to limited exceptions, any repurchase request of Units as of a date on or before one year of the date immediately following the effective subscription date of such Units will be subject to an early repurchase deduction equal to 5% of the value of the NAV of the Units being repurchased (calculated as of the Repurchase Date). As a result, Unitholders may receive less than the price they paid for their Units when they sells them to BXPE pursuant to BXPE’s Repurchase Program. See “Item 1(c). Description of Business—Repurchase Program” for further information.

BXPE will implement a Unit Repurchase Program in which it intends to offer to repurchase, in each quarter, up to 5% of Units outstanding (either by number of Units or aggregate NAV) as of the close of the previous calendar quarter.

The Sponsor may amend or suspend the Repurchase Program if in its reasonable judgment it deems such action to be in BXPE’s best interest and the best interest of Unitholders, including as necessary to ensure that BXPE is not subject to tax as a corporation. As a result, Unit repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on BXPE’s liquidity, adversely affect its operations or risk having an adverse impact on BXPE that would outweigh the benefit of the repurchase offer. BXPE intends to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 under the Exchange Act.

In the event that, pursuant to the limitations above, not all of the Units submitted for repurchase during a given quarter are to be accepted for repurchase by BXPE, Units submitted for repurchase during such quarter will be redeemed on a pro rata basis (measured on an aggregate basis (without duplication) across BXPE if applicable). Settlements of any repurchase will generally be made within 60 calendar days from the Repurchase Date. As a result a Unitholder will experience significant delays in realizing liquidity even when its repurchase is accepted.

All unsatisfied requests must be resubmitted in the next quarterly repurchase offer, or upon the recommencement of the Repurchase Program, as applicable.

Effect of Repurchase Requests. Economic events affecting the U.S. economy could cause Unitholders to seek to have their Units repurchased pursuant to the Repurchase Program at a time when such events are adversely affecting the performance of BXPE’s assets. Even if the Sponsor decides to satisfy all resulting Repurchase Requests, BXPE’s cash flow could be materially adversely affected. In addition, if BXPE determines to sell assets to satisfy Repurchase Requests, it may not be able to realize the return on such assets that it may have been able to achieve had is sold at a more favorable time, and BXPE’s results of operations and financial condition, including, without limitation, breadth of its portfolio by property type and location, could be materially adversely affected.

Valuations & Returns

Valuations. For the purposes of calculating BXPE’s monthly NAV, BXPE’s Direct Investments will generally initially be valued at cost based on BXPE’s percentage ownership of such Direct Investment, which BXPE expects to represent fair value at that time; however, to the extent the Sponsor does not believe a Direct Investment’s cost reflects the current market value, the General Partner may adjust such valuation. In accordance with the Valuation Policy, the Sponsor will conduct a quarterly valuation of BXPE’s Direct Investments that will be reviewed and confirmed for reasonableness by BXPE’s independent valuation advisor with monthly valuation updates based on the latest available financial data and cash flow activity. Additionally, a second independent valuation advisor will provide a more detailed “range of value” analysis on a rolling basis throughout the year. Additionally, the Sponsor may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing BXPE’s assets and liabilities and calculating BXPE’s NAV. The Sponsor is not obligated to monitor Other Blackstone Accounts’ investments for events that could be expected to have a material impact on any Other Blackstone Accounts’ NAV during a quarter. For more information regarding

BXPE’s valuation process, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities” below.

Although the valuations of each of BXPE’s Direct Investments will be reviewed and confirmed for reasonableness by BXPE’s independent valuation advisors at least once per quarter, such valuations are based on asset- and portfolio-level information provided by the Sponsor, including historical operating revenues and expenses of the Direct Investment, key customer relationships, information regarding recent or planned capital expenditures and any other information relevant to valuing the Direct Investment, which information will not be independently verified by any of BXPE’s independent valuation advisor. In connection with striking a NAV as of a date other than quarter end for share issuances and repurchases, the Fund will consider whether there has been a material change to such investments as to affect their fair value, but such analysis will be more limited than the quarter end process. The information provided may lead to a different result of the monthly valuation update than that of a quarterly valuation. None of BXPE’s independent valuation advisor will review the Sponsor’s valuations of the Investments in Debt and Other Securities. Such quarterly valuations and monthly updates will be subject to inherent uncertainty and will be made under a number of assumptions which may not ultimately be realized.

Within the parameters of the Valuation Policy, the valuation methodologies used to value BXPE’s Direct Investments, and certain other Investments will involve subjective judgments and projections and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations of BXPE’s Investments will be only estimates of fair value. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of BXPE’s assets may differ from their actual realizable value or future fair value. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond BXPE’s control and the control of the General Partner, the BX Managers and BXPE’s independent valuation advisors. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. As such, the carrying value of an asset may not reflect the price at which the asset could be sold in the market, and the difference between carrying value and the ultimate sales price could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the valuation. There will be no retroactive adjustment in the valuation of such assets, the offering price of BXPE’s Units, the price BXPE paid to repurchase BXPE Units or NAV-based or performance-based fees it paid, directly or indirectly, to the General Partner, BX Managers and the Recipient to the extent such valuations prove to not accurately reflect the realizable value of BXPE’s assets. While BXPE believes its NAV calculation methodologies are consistent with widely recognized valuation methodologies, there are other methodologies available to calculate NAV. As a result, other funds focused on private equity investments may use different methodologies or assumptions to determine NAV. Other Blackstone Accounts face similar risks with respect to valuation and BXPE will incorporate the value of each relevant Other Blackstone Account’s NAV per unit into BXPE’s NAV to the extent BXPE has invested in such Other Blackstone Account. In addition, each relevant Other Blackstone Account’s NAV per unit used to calculate BXPE’s NAV may be as of a date several months earlier than the date as of which BXPE’s NAV is calculated and, as a result, BXPE’s NAV will often not incorporate the current NAV per unit of such Other Blackstone Account.

Uncertainty of Projections. Investment underwriting is based in significant part on estimates or projections of future financial and economic performance, including current and future internal rates of return. Moreover, decisions on how to manage an Investment during its hold period are informed by expectations of future performance and projections of operating results, which are often based on management judgments. All of these projections are only estimates of future results that are based upon, among other considerations, assumptions made at the time that the projections are developed, including assumptions regarding the performance of BXPE’s Investments and assets, the amount and terms of available financing and the manner and timing of dispositions, all of which are subject to significant uncertainty. There can be no assurance that the projected results will be obtained, and actual results may vary significantly from the projections. General economic conditions and other events, which are not predictable and may not have been anticipated, can have a material adverse impact on the reliability of such projections. Moreover, other experts may disagree regarding the feasibility of achieving projected returns. BXPE will make Investments which may have different degrees of associated risk. The actual realized returns on BXPE’s Investments may differ materially from the returns projected at the time of acquisition, which are not a guarantee or prediction of future results.

Changes in Valuations. When the Sponsor determines the fair value of BXPE’s Direct Investments, the Sponsor updates the prior month-end valuations by incorporating the latest available financial data for such Direct Investments, as well as any cash flow activity related to the investments during the month. On a quarterly basis, the Sponsor will value BXPE’s Direct Investments utilizing the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions. Each quarter, the Sponsor will engage a qualified, independent valuation advisor to provide positive assurance for the valuations of each of BXPE’s Direct Investments prepared by the Sponsor. It is expected that the independent valuation advisor will provide such positive assurance on a rolling basis throughout the quarter, such that BXPE’s Direct Investments may be reviewed at different times during the quarter but that the independent valuation advisor would provide positive assurance on each private investment at least once per quarter. Additionally, the Sponsor will engage a second qualified independent valuation advisor to provide a more detailed “range of value” analysis on a rolling basis throughout the year, such that the value of BXPE’s Direct Investments may be estimated by an independent valuation advisor at different times during the year but that the independent valuation advisor would provide a range of value on each Direct Investment at least once per year. Both independent valuation advisors will be engaged on a monthly basis and will review a portion of the portfolio each month.

When these quarterly valuations are incorporated into BXPE’s NAV per Unit, there may be a material change in BXPE’s NAV per Unit amounts for each class of Units from those previously reported. BXPE will not retroactively adjust the NAV per Unit of each Class reported for the previous month. Therefore, because a new quarterly valuation may differ materially from the prior valuation, the adjustment to take into consideration the new valuation, may cause the NAV per Unit for each Class of Units to increase or decrease, and such increase or decrease will occur in the month the adjustment is made.

Limitations of NAV. The Sponsor’s determination of BXPE’s monthly NAV per Unit will be based in part on the latest quarterly valuation of each of its Investments, as adjusted each month to incorporate the latest available financial data for such Investments, including any cash flow activity related to such Investments. As a result, BXPE’s published NAV per Unit in any given month may not fully reflect any or all changes in value that may have occurred since the most recent quarterly valuation.

The Sponsor may, but is not obligated to, monitor BXPE’s Direct Investments on an ongoing basis for events that the Sponsor believes may have a material impact on BXPE’s NAV as a whole. Material events may include investment-specific events or broader market-driven events which may impact more than one specific investment events that the Sponsor believes may have a material impact on the most recent fair values of such Direct Investments. Possible examples of such a material event include unexpected investment-specific events and broader market-driven events identified by the Sponsor, which may impact more than one specific investment, including capital market events, economic and political conditions globally and in the jurisdictions and sectors in which an investment operates, and material changes in cap rates or discount rates. Upon the occurrence of such a material event and provided that the Sponsor is aware that such event has occurred, the Sponsor may, but is not obligated to, provide an estimate of the change in value of the Direct Investment, based on the valuation procedures for Direct Investments described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities” below. In addition to tracking the NAV plus related cash flows of BXPE’s Primary Commitments and Secondary Investments, the Sponsor may, but is not obligated to, track relevant issuer-specific events or broader market-driven events that the Sponsor believes may have a material impact on BXPE’s NAV as a whole, and the most recent fair values of BXPE’s Primary Commitments and Secondary Investments. Upon the occurrence of such a material event and provided that the Sponsor is aware that such event has occurred, the Sponsor may, but is not obligated to, make a corresponding adjustment to reflect the current fair value of such investment fund. Sponsor may consider such information and may conclude in certain circumstances that a material event has occurred such that the latest information provided by the investment fund’s investment advisor or investment manager no longer represents the fair value of a particular asset held by such investment fund. If the Sponsor concludes in good faith that the latest NAV reported by an investment fund’s investment advisor or investment manager does not represent fair value (e.g., there is more current information regarding a portfolio asset which significantly changes its fair value) Sponsor may make a corresponding adjustment to reflect the current fair value of such asset within such investment fund, applying the valuation methodologies for Direct Investments described in “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities” below.

In general, the Sponsor expects that any adjustments to fair values will be calculated after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Sponsor. However, rapidly changing market conditions or material events may not be immediately reflected in BXPE’s monthly NAV. For example, an unexpected termination or renewal of key customer relationships, recent financial results or changes in the capital structure of an investment, regulatory changes that affect an investment, or a significant industry event or adjustment to an industry outlook that may cause the value of an Investment to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Unit may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that BXPE’s NAV may be appropriately adjusted in accordance with the Valuation Policy. Depending on the circumstance, the resulting potential disparity in BXPE’s NAV may be in favor or to the detriment of either Unitholders who redeem their Units, or Unitholders who buy new Units, or existing Unitholders. The methods used by the Sponsor to calculate BXPE’s NAV, including the components used in calculating BXPE’s NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and BXPE’s NAV is not audited by BXPE’s independent registered public accounting firm. BXPE calculates and publishes NAV solely for purposes of establishing the price at which BXPE sells and redeems Units, and investors should not view BXPE’s NAV as a measure of BXPE’s historical or future financial condition or performance. The components and methodology used in calculating BXPE’s NAV may differ from those used by other companies now or in the future.

The valuations of BXPE’s assets may differ from liquidation values that could be realized in the event that BXPE were forced to sell assets.

Additionally, errors may occur in calculating BXPE’s NAV, which could impact the price at which BXPE’s sells and redeems its Units, the amount of the Management Fee and the Performance Participation Allocation. The Sponsor, with the support of the BX Managers, has implemented certain policies and procedures to address such errors in NAV calculations. If such errors were to occur, the General Partner, with the support of the BX Managers, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which Units were sold or redeemed or on the amount of the Management Fee and the Performance Participation Allocation, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to Blackstone’s policies and procedures, making adjustments to prior NAV calculations. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities” below for additional information.

ITEM 2	FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We were organized on April 5, 2022 as a limited partnership under the laws of the State of Delaware. We are a private fund exempt from registration under Section 3(c)(7) of the 1940 Act.

Revenues

We plan to generate revenues primarily from our Private Equity Investments, including dividends, distributions and capital appreciation on our Direct Investments, Secondary Investments and Primary Commitments. To a lesser extent, we also plan to generate revenue in the form of interest income from our investments in Debt and Other Securities, which are generally expected to be liquid, and may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

Expenses

Management Fee

For a discussion of the compensation of the Sponsor, see “Item 1(c). Description of Business—Compensation of the Sponsor” above.

Subscription Fees

Certain financial intermediaries through which a Unitholder was placed in BXPE may charge such Unitholder upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) of up to (i) 3.5% of NAV on Class S Units and (ii) 1.5% of NAV on Class D Units sold in the offering, that are paid by the Unitholder outside of its investment in BXPE and not reflected in BXPE’s NAV. In certain circumstances the Subscription Fees may be paid to Blackstone and reallocated, in whole or in part, to the financial intermediary that placed the Unitholder into BXPE. No Subscription Fees will be paid with respect to Class I Units, or any Units issued pursuant to BXPE’s distribution reinvestment plan.

Servicing Fee

Each of Class S Units and Class D Units will bear a servicing fee (“Servicing Fee”) in an amount equal (on an annualized basis) to 0.85% and 0.25%, respectively, of the NAV of such Class of Units as of the last day of each month. In calculating the Servicing Fee, we will use our NAV before giving effect to any accruals for the Servicing Fee, repurchases, if any, for that month and distributions payable on our Units. For the avoidance of doubt, the Servicing Fees will be payable by BXPE and Unitholders will not be billed separately for payment of the fees. Class STE and Class DTE Units will pay Servicing Fees at the Feeder level (without duplication at the Fund level). No Servicing Fee will be payable with respect to Class I Units.

The Servicing Fee will be payable to the Dealer Manager (as defined herein), but the Dealer Manager anticipates that all or a portion of the Servicing Fee will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. Any amounts allocated in accordance with the foregoing sentence will compensate such participating brokers or other financial intermediaries for reporting, administrative and other services provided to a Unitholder by such participating brokers or other financial intermediaries, as applicable. The receipt of the Servicing Fee by a Unitholder’s broker or other financial intermediary will result in a conflict of interest.

Administration

For further information regarding the reimbursement of the costs and expenses incurred by the Sponsor, as applicable, in performing its administrative obligations see “Item 1(c). Description of Business—Compensation of the Sponsor—Administration” above and “ —Fund Expenses” below.

Organizational and Offering Expenses

The Investment Manager has agreed to advance all of BXPE’s organizational and offering expenses on BXPE’s behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, entertainment and meals, and including all similar organizational and offering expenses of feeder vehicles primarily organized to invest in BXPE to the extent not paid by such feeder vehicle or its investors, but excluding Subscription Fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the first anniversary of the date on which BXPE first accepts third-party investors and begins investment operations. BXPE will reimburse the Investment Manager for all such advanced expenses ratably over the 60 months following the first anniversary of the applicable date on which BXPE accepts third-party investors and begins investment operations. The Investment Manager will determine what Organizational and Offering Expenses are attributable to BXPE, in its sole discretion.

After the first anniversary of the applicable date on which BXPE accepts third-party investors and begins investment operations, BXPE will reimburse the Investment Manager for any Organizational and Offering Expenses that it has incurred on each entity’s behalf as and when incurred.

Fund Expenses

BXPE will bear all expenses of its operations, including, without limitation, fees, costs and expenses for and/or relating to attorneys (including compensation costs specifically charged, allocated or attributed by the General Partner and/or Investment Manager or their affiliates to BXPE or its Portfolio Entities with respect to in-house attorneys to provide transactional legal advice, tax planning and/or other related services to BXPE or its Portfolio Entities on matters related to potential or actual Investments and transactions); provided, that any such compensation costs shall not be greater than what would be paid to, or duplicative of services provided by (as determined by the General Partner in good faith), an unaffiliated third party for substantially similar advice and/or services, tax advisors, accountants, auditors, administrative agents, paying agents, advisors (including senior advisors), consultants, fund administrators, depositaries and custodians, investment bankers, prime brokers and other third-party service providers or professionals; valuation costs, expenses of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and repurchases, and travel expenses relating to the ongoing offering of Units); expenses relating to ongoing administrative, governance and compliance services necessary for the operation of BXPE and its Portfolio Entities (including, without limitation, (i) expenses relating to the preparation and filing of Form PF, Form ADV (with respect to the Investment Manager), Exchange Act reports, reports and notices to be filed with the U.S. Commodity Futures Trading Commission (the “CFTC”), reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which BXPE engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which BXPE engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Manager and/or its affiliates relating to BXPE and their activities, and preparing materials and coordinating meetings of the Board, and (ii) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXPE or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXPE; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services); brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual Investments

(including, without limitation, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars); the cost of borrowings, guarantees and other financing (including interest, fees, related legal expenses and arrangement expenses), bank fees, expenses of loan servicers and other service providers; expenses and fees (including compensation costs) charged or specifically attributed or allocated by the General Partner and/or Investment Manager or their affiliates for data-related services provided to the Portfolio Entities or BXPE (including in connection with prospective Investments); provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services; fees, costs and expenses related to the organization or maintenance of any entity used to acquire, hold or dispose of any one or more Investment(s) or otherwise facilitating BXPE’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Investment Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith; expenses associated with BXPE’s compliance with applicable laws and regulations; organizational and offering expenses of feeder vehicles to the extent not paid by such vehicle or its partners, as applicable; any taxes, fees, costs of obtaining non-U.S. tax receipts or other governmental charges levied against BXPE and all expenses incurred in connection with any tax audit, investigation, settlement or review of BXPE; expenses and fees of the General Partner and/or Investment Manager, any third-party advisory committees, any independent representative of BXPE, and any annual meeting of BXPE; expenses associated with auditing, research, reporting, printing, publishing and technology, including, without limitation, news and quotation equipment and services, preparation of BXPE’s periodic reports and related statements (including notices, communications, financial statements and tax returns) in respect of BXPE and its activities; costs and expenses of technology service providers and related software/hardware and market data and research utilized in connection with BXPE’s investment and operational activities (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by BXPE, the Investment Manager or its affiliates in connection with such provision of services thereby); expenses relating to the maintenance of any website, data room or communication medium used in relation to BXPE (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Unitholders admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Unitholders directly); expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters; all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which BXPE directly or indirectly participate in Investments); the costs and expenses of any litigation or settlement involving BXPE or entities in which BXPE holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of BXPE, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; all fees, costs and expenses, if any, incurred by or on behalf of BXPE in developing, negotiating and structuring prospective or potential Investments that are not ultimately made or a proposed disposition that is not actually consummated, including without limitation any legal, tax, accounting, travel, advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees (collectively, “Fund Expenses”).

BXPE will bear any extraordinary expenses it may incur, including any litigation expenses.

With respect to BXPE’s Primary Commitments to Other Blackstone Accounts only, BXPE is not expected to pay or otherwise bear carried interest, management fees or other incentive compensation in connection with such Other Blackstone Account except in limited circumstances, in which case such carried interest, management fees or other incentive compensation paid will be rebated dollar-for-dollar. BXPE will indirectly bear other expenses in connection with an Investment in or alongside an Other Blackstone Account, including any investment related expenses and expenses paid to affiliates of the Sponsor, administrative expenses and other expenses included in the definition of Fund Expenses above as applicable to such Other Blackstone Account (to the extent applicable). Notwithstanding anything herein to the contrary, in certain limited circumstances BXPE will bear carried interest, management fees or other incentive compensation, including in connection with interests in Other Blackstone Accounts purchased on the secondary market as part of a portfolio transaction and equity interests in certain structured investments (e.g., CLOs). To the extent the Management Fee and/or the Performance Participation Allocation may apply at the level of BXPE or any Intermediate Entity, Unitholders will only be charged such Management Fee and/or Performance Participation Allocation by the Sponsor once.

Performance Participation Allocation

The General Partner or any other entity so designated by the General Partner (the “Recipient”) is allocated a performance participation (the “Performance Participation Allocation”) by the Fund equal to 12.5% of Total Return subject to a 5% annual Hurdle Amount and a High Water Mark with 100% Catch-Up (each as defined below). Such allocation will be measured on a calendar year basis, be paid quarterly and accrue monthly (subject to pro-rating for partial periods). Investors in the Feeder will indirectly bear a portion of the Performance Participation Allocation payable by the Fund, but such expenses will not be duplicated at the Feeder level.

Specifically, the Recipient is allocated a Performance Participation Allocation in an amount equal to:

•

First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such annual Excess Profits until the total amount allocated to the Recipient equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause (this is commonly referred to as a “Catch-Up”); and

•	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

The Recipient will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with repurchases of Units in an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such unit was outstanding, and proceeds for any such Unit repurchase will be reduced by the amount of any such Performance Participation Allocation.

The Recipient may elect to receive the Performance Participation Allocation in cash, Units and/or shares or units of Intermediate Entities. If the Performance Participation Allocation is paid in Units, such Units may be repurchased at the Recipient’s request and will be subject to the volume limitations in “—Repurchase Program” above but not the Early Repurchase Deduction.

“Total Return” for any period since the end of the prior Reference Period (as defined below) shall equal the sum of:

(i) all distributions accrued or paid (without duplication) on Units outstanding at the end of such period since the beginning of the then-current Reference Period plus

(ii) the change in aggregate NAV of such Units since the beginning of the Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of Units, (y) any allocation/accrual to the Performance Participation Allocation and (z) applicable Servicing Fee expenses (including any payments made to BXPE for payment of such expenses); provided, that solely for this purpose the aggregate NAV of such Units shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity through which BXPE indirectly invests in an Investment or taxes paid by any such Intermediate Entity since the end of the prior Reference Period minus

(iii) all Fund Expenses of BXPE (to the extent not already reflected in clause (ii)) but excluding applicable expenses for Servicing Fees.

For the avoidance of doubt, the calculation of Total Return will (i) include any appreciation or depreciation in the NAV of Units issued during the then-current Reference Period, (ii) treat certain taxes incurred (directly or indirectly) by BXPE which relate to a Unitholder as part of the distributions accrued or paid on Units and (iii) exclude the proceeds from the initial issuance of such Units.

“Hurdle Amount” for any period during a Reference Period means that amount that results in a 5% annualized internal rate of return on the NAV of units of BXPE outstanding at the beginning of the then-current Reference Period and all Units issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such units minus all Fund Expenses but excluding applicable expenses for Servicing Fees; and (ii) all issuances of Units over the period.

The ending NAV of Units of BXPE used in calculating internal rate of return will be calculated before giving effect to any allocation/accrual to the Performance Participation Allocation and applicable expenses for Servicing Fees. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude: any Units repurchased during such period, which units will be subject to the Performance Participation Allocation upon repurchase as described above.

Except as described in “Loss Carryforward Amount” below, any amount by which Total Return falls below the Hurdle Amount will not be carried forward to subsequent periods.

Except as noted below with respect to a Quarterly Shortfall (as defined below), the Recipient will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of BXPE.

“Reference Period” means the year ending December 31.

“Loss Carryforward Amount” shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return; provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during the applicable Reference Period, which units will be subject to the Performance Participation Allocation upon repurchase as described above. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.”

Promptly following the end of each calendar quarter that is not also the end of a calendar year, the Recipient will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the Recipient is entitled to receive at the end of each calendar year will be reduced by the cumulative amount of Quarterly Allocations that year. If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year the Recipient is entitled to a lesser amount than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that calendar year will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a calendar year following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four calendar years will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the calendar year following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Recipient (or its affiliate) may make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided, further, that if any Quarterly Shortfall Obligation remains following such subsequent four calendar years, then the Recipient (or its affiliate) will promptly pay BXPE the remaining Quarterly Shortfall Obligation in cash.

Hedging

BXPE may utilize a wide variety of derivative financial instruments for risk management purposes. As such, we may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Financial Condition, Liquidity and Capital Resources

We have not yet commenced commercial activities. On June 15, 2022, the Investment Manager purchased 4,000 Units of the Fund at a price of $25.00 per Unit as our initial capital. As of June 30, 2022, the Investment Manager was our only Unitholder.

We expect to generate cash primarily from (i) the net proceeds of our continuous Private Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities.

Our primary use of cash will be for (i) investments in Portfolio Entities and other Investments, (ii) the cost of operations (including the Management Fee and Performance Participation Allocation), (iii) debt service of any borrowings, (iv) periodic repurchases, including under the Repurchase Program (as described herein), and (v) cash distributions (if any) to the holders of our Units to the extent declared by the General Partner.

Quantitative and Qualitative Disclosures About Market Risk

We will be subject to financial market risks, including changes in interest rates. We plan to invest primarily in Private Equity Investments. Most of our investments will not have a readily available market price, and we will value these investments at fair value as determined in good faith pursuant to procedures adopted by, and under the oversight of, the Board in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Unitholder Matters—Valuation of Portfolio Securities.”

Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3	PROPERTIES

Our corporate headquarters are located at 345 Park Avenue, 27th Floor New York, NY, 10154, and are provided by the Sponsor. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have not yet commenced commercial activities. On June 15, 2022, the Investment Manager purchased 4,000 Units of the Fund at a price of $25.00 per Unit as our initial capital. As of June 30, 2022, the Investment Manager was our only Unitholder.

As of the date of the filing of this Registration Statement, the following table sets out certain ownership information with respect to our Units for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of our outstanding Units, each of our directors and executive officers and all officers and directors as a group.

Name and Address	Type of Ownership	Shares Owned	Percentage
Blackstone Private Investments Advisors L.L.C. (1)	Record/Beneficial	4,000	100
David Blitzer (2)	N/A	0	0
Joan Solotar (2)	N/A	0	0
Christopher James (2)	N/A	0	0
Raymond J. Beier (2)	N/A	0	0
Thomas Morrison (2)	N/A	0	0
Christopher Striano (2)	N/A	0	0

(1)	The address for Blackstone Private Investments Advisors L.L.C. is 345 Park Avenue, 27th Floor, New York, New York 10154.
(2)	The address for each of our officers and directors is c/o Blackstone Private Investments Advisors L.L.C., 345 Park Avenue, 27th Floor, New York, New York 10154.

ITEM 5	DIRECTORS AND EXECUTIVE OFFICERS

Overall responsibility for the Fund’s oversight rests with the General Partner, subject to certain oversight rights held by the Board of Directors. The Board is responsible for overseeing our periodic reports under the Exchange Act and certain conflicts of interest related to the Sponsor in accordance with the provisions of the Fund LPA and any policies of the General Partner. Our Board currently consists of four members, one of whom is an Independent Director and the General Partner may appoint additional directors to the Board from time to time. Our General Partner elects the Fund’s executive officers, who serve at the discretion of the General Partner.

Board of Directors and Executive Officers

Information regarding the Board of Directors and executive officers are set forth below:

Name	Age*	Position	Position Held Since
David Blitzer	52	Chairman, Chairman of the Board	2022
Thomas Morrison	56	President	2022
Christopher Striano	46	Chief Financial Officer	2022
Joan Solotar	57	Director	2022
Christopher James	45	Director	2022
Raymond J. Beier	65	Independent Director	2022

*	As of January 1, 2022

Each director will hold office until his or her death, resignation, removal or disqualification. The address for each of our directors is c/o Blackstone Private Investments Advisors L.L.C., 345 Park Avenue, 27th Floor, New York, New York 10154.

Each officer holds office at the pleasure of the General Partner until his or her successor is duly appointed and qualified.

Biographical Information

Directors

Our directors have been divided into two groups — Independent Directors and Non-Independent Directors.

Non-Independent Directors

David Blitzer is the Chairman of the Board of Directors, the Chairman of BXPE, a Senior Managing Director at Blackstone and Global Head of Blackstone’s Tactical Opportunities group (“Tac Opps”), and a member of the firm’s Management Committee. Mr. Blitzer is a member of the Investment Committee for BXPE and is also involved in the Tac Opps Investment Committee. Tac Opps is Blackstone’s opportunistic investment business which invests globally across asset classes and industries and seeks to identify and execute on attractive, differentiated investment opportunities. Prior to launching Tac Opps, Mr. Blitzer had been involved in the execution of Blackstone investments across a variety of asset classes, including establishing and leading Blackstone’s European private equity business. He joined Blackstone in 1991. Mr. Blitzer currently serves on the Boards of Dream, a youth development organization servicing over 2,200 inner city children, and the Riverdale Country School, the Advisory Board of the Mount Sinai Surgical Department, the Board of Overseers at the Wharton School and the Board of Trustees at the University of Pennsylvania. Mr. Blitzer is based in New York and graduated magna cum laude from the Wharton School of the University of Pennsylvania. Mr. Blitzer is a valuable member of our Board of Directors because of his extensive private equity and investing experience, his history with Blackstone and his leadership within Tac Opps and Blackstone’s private equity strategies.

Joan Solotar is a member of the Board of Directors and the Investment Committee of BXPE. She is a Senior Managing Director at Blackstone, Global Head of Private Wealth Solutions, and a member of the firm’s Management Committee. Blackstone’s Private Wealth Solutions’ mission is to bring institutional quality products across a broad spectrum of alternative asset classes to high net worth clients and their advisors. Ms. Solotar also serves on the board of directors of First Eagle Investment Management. Before joining Blackstone in 2007, Ms. Solotar was Head of Equity Research at Bank of America Securities and a highly ranked Institutional Investor All Star financial services analyst at Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Solotar is a member of the Board of Trustees of East Harlem Tutorial Program and East Harlem Scholars Academies. She wrote a Harvard Business Review article entitled, “Truths for our Daughters,” and co-authored, “Truths from My Daughter.” Ms. Solotar received a B.S. in Management Information Systems from the State University of New York at Albany and an MBA in Finance from New York University. Ms. Solotar is a valuable member of our Board of Directors due to her extensive experience in capital markets, delivering a broad array of Blackstone funds to individual investors, and her leadership as global head of Blackstone’s Private Wealth Solutions group.

Christopher James is a member of our Board of Directors, a Senior Managing Director and the Chief Operating Officer of Blackstone’s Tac Opps group, based in New York. Mr. James is a member of the Investment Committee for BXPE, Tac Opps and Blackstone Growth funds. Prior to launching Tac Opps in 2012, Mr. James previously managed a number of the firm’s business development efforts and strategic initiatives across asset classes and investment products. Since joining Blackstone in 2006, Mr. James has led the organization of a number of new Blackstone investment products as well as the execution of the firm’s initial public offering and the firm’s investments in GSO, Pátria Investments and Strategic Partners. He has served on the boards of past Blackstone portfolio companies and currently serves on the boards of Blackstone Residential Trust and CDL. Mr. James received a B.S. from Duke University and a J.D. from Harvard Law School. Mr. James is a valuable member of our Board of Directors because of his extensive private equity and investing experience, his history with Blackstone and his leadership within Tac Opps and Blackstone’s private equity strategies.

Independent Directors

Raymond J. Beier is a member of our Board of Directors. Mr. Beier also has served as a director and Audit Committee Chair of Blackstone Real Estate Income Trust, Inc. since its inception in July 2016. Before then, he was a partner in the financial services practice at PricewaterhouseCoopers LLP, having been with the firm from 1993 to 2016. Mr. Beier has extensive experience in financial reporting matters relating to mergers, acquisitions and corporate finance transactions. Mr. Beier served in a variety of roles at PricewaterhouseCoopers LLP, including as a member of the National Office leadership team responsible for its strategic policy and analysis group and as a senior partner in the transaction services group. Mr. Beier also served on various PricewaterhouseCoopers committees, including the Global Private Equity Committee and the Extended Leadership Committee. Mr. Beier received a B.S. in Accounting, summa cum laude, from the University of Minnesota—Duluth and an MBA from the University of Minnesota—Carlson School of Management. Mr. Beier also serves on the Chancellor’s Advisory Board at the University of Minnesota—Duluth. Mr. Beier is a valuable member of our board of directors because of his extensive experience with accounting and financial reporting matters, especially relating to mergers, acquisitions and corporate finance transactions.

Executive Officers

For information concerning the background of Mr. Blitzer see “—Directors and Executive Officers—Non-Independent Directors” above.

Thomas Morrison is a Senior Managing Director of Blackstone and President of BXPE. Mr. Morrison joined Blackstone in 2011 to lead the firm’s Equity Capital Markets activities across all investment businesses globally. In 2020, he joined the firm’s Private Wealth Solutions group to focus on senior relationships with private wealth investment firms, and strategic initiatives focused on expanding access with new products, geographies, model portfolios, co-investments and capital markets. He is an Advisory Council Member for the Chartered Alternative Investment Analyst (CAIA) Association, an Advisory Board Member for the Kellogg Finance Network, and is Co-Chairman of the Friends of Harvard Basketball. Mr. Morrison received a B.A. from Harvard College, majoring in Economics. He also received an MBA from the Kellogg Graduate School of Management, with majors in Management, Finance, and Marketing. Mr. Morrison also studied at the University of London, University College.

Christopher Striano is our Chief Financial Officer. He is the Chief Operating Officer of Global Finance at Blackstone. Mr. Striano provides supervisory oversight to the day-to-day administration of Finance and is responsible for the Financial Middle Office, Investment & Corporate Operations, Global Fund Finance, Global Corporate Services, Procurement and Transformation groups. Previously he served as Blackstone’s Chief Accounting Officer also responsible for the Firm’s accounting policy and SEC Reporting. Prior to that, Mr. Striano served as Head of the firm’s Financial Planning and Analysis group, where his responsibilities included the firm’s global forecast process, business unit and firm-wide strategic planning, managing ratings agency relationships, new business initiatives and various special projects. He joined Blackstone in 1998. Mr. Striano received a B.S. in Accounting with a minor in Finance from St. John’s University and serves as a trustee at Bayshore Hackensack Meridian Hospital in New Jersey.

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the General Partner, subject to certain oversight rights held by the Board. We have entered into the Investment Management Agreement pursuant to which the

Investment Manager, an affiliate of the General Partner, will manage the Fund on a day-to-day basis. The Board is currently composed of four members, one of whom is an Independent Director. As described below, the Board has established an Audit Committee, and may establish ad hoc committees or working groups from time to time, to assist the Board and the Sponsor in fulfilling their oversight responsibilities. See “Item 11. Description of Registrant’s Securities to be Registered—Delaware Law and Certain Provisions of the Partnership Agreement—Amendment to the Partnership Agreement.”

Committees

The Board of Directors has an Audit Committee and may form additional committees in the future.

Audit Committee

The Audit Committee is currently composed of Mr. Beier, who is an Independent Director, and Mr. James. Mr. Beier serves as Chair of the Audit Committee. Our Board determined that Mr. Beier is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act.

The General Partner may appoint additional directors to the Board and the Audit Committee from time to time.

In accordance with its written charter to be adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; and (f) acts as a liaison between our independent registered public accounting firm and the Board.

Investment Committee

All Investments led by BXPE are reviewed and approved by the BXPE Investment Committee of the Investment Manager. Investments led by Other Blackstone Accounts that are shared by BXPE are reviewed and approved by a subset of the BXPE Investment Committee to ensure that investments led by Other Blackstone Accounts are consistent with the BXPE investment mandate and the portfolio allocation described herein.

The BXPE Investment Committee process emphasizes a consensus-based approach to decision-making among the members and is the same process that Blackstone has adopted since inception. In addition, BXPE will benefit from the breadth of the entire PE Platform, including the various investment, asset management, portfolio operations, finance, investor relations, and legal and compliance professionals located around the globe. These resources provide valuable real-time, proprietary market data that are expected to enable BXPE to identify and act on market conditions and trends more rapidly than competitors and target specific themes with conviction.

The BXPE Investment Committee is comprised of some of the most senior and experienced investment professionals at Blackstone, including Jonathan Gray, David Blitzer, Joan Solotar, Joseph Baratta, Michael Chae, Christopher James, Lionel Assant, Vik Sawhney and Todd Hirsch.

For information concerning the background of Mr. Blitzer, Ms. Solotar and Mr. James, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the members of the Investment Committee) is set forth below:

Jonathan (“Jon”) Gray is President and Chief Operating Officer of Blackstone, and is a member of Blackstone’s Board of Directors. He sits on its Management Committee and most of its investment committees. Mr. Gray previously served as the firm’s Global Head of Real Estate, which he helped to build into the largest real estate platform in the world. He joined Blackstone in 1992. Mr. Gray currently serves as Chairman of the Board of Hilton Worldwide. He also serves on the board of Harlem Village Academies. Mr. Gray and his wife, Mindy, established the Basser Center for BRCA at the University of Pennsylvania School of Medicine focused on the prevention and treatment of BRCA related cancers. They also established NYC Kids RISE in partnership with the City of New York to accelerate college savings for low income children. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania.

Joseph Baratta is the Global Head of Private Equity and a member of Blackstone’s Board of Directors. He is also a member of the firm’s Management Committee and serves on many of the firm’s investment committees. Mr. Baratta joined Blackstone in 1998 and in 2001 he moved to London to help establish Blackstone’s corporate private equity business in Europe. Since 2012, Mr. Baratta has served as the firm’s Global Head of Private Equity and is located in New York. Mr. Baratta has served on the boards of many past Blackstone portfolio companies and currently serves as a member or observer on the boards of Ancestry, Candle Media, First Eagle Investment Management, Medline and Merlin Entertainments Group. He is also a member of the Board of Trustees of Georgetown University; is a trustee of the Tate Foundation; and serves on the board of Year Up, an organization focused on youth employment. Before joining Blackstone, Mr. Baratta was with Tinicum Incorporated and McCown De Leeuw & Company. Mr. Baratta also worked at Morgan Stanley in its mergers and acquisitions department. Mr. Baratta graduated magna cum laude from Georgetown University.

Michael Chae is Blackstone’s Chief Financial Officer and a member of the firm’s Management Committee. Mr. Chae has management responsibility over the firm’s global finance, treasury, technology and corporate development functions. He chairs the firm’s Valuation and Enterprise Risk Committees, and is a member of investment committees across most of the firm’s businesses. Since joining Blackstone in 1997, Mr. Chae has served in a broad range of leadership roles including Head of International Private Equity, Head of Private Equity for Asia Pacific, and as a senior partner in the U.S. Private Equity business, where he led numerous Blackstone investments and served on the boards of many private and publicly traded portfolio companies. Before joining Blackstone, Mr. Chae previously worked at The Carlyle Group and Dillon, Read & Co. He has been active in the non-profit world with a focus on education and policy. Mr. Chae served as the President of the Board of Trustees of the Lawrenceville School, and remains a Trustee Emeritus and co-chair of its capital campaign. He is a trustee of the St. Bernard’s School, a former trustee of KIPP NYC, and recently founded the Chae Initiative in Private Sector Leadership at Yale Law School. He is a member of the Council on Foreign Relations and the Board of Trustees of the Asia Society, where he chairs its Nominating Committee. Mr. Chae received an A.B. from Harvard College, an MPhil. in International Relations from Cambridge University and a J.D. from Yale Law School.

Lionel Assant is the European Head of Private Equity for Blackstone, based in London. In addition, Mr. Assant is a member of the Investment Committee for BXPE, Tactical Opportunities and Blackstone Growth Equity (BXG) funds. Since joining Blackstone in 2003, Mr. Assant has been involved in various European investments and investment opportunities. Before joining Blackstone, Mr. Assant was an Executive Director at Goldman Sachs where he worked for seven years in the Mergers & Acquisitions, Asset Management and Private Equity divisions. He serves as a Director of Cerdia, Clarion Events, Schenck Process, CIRSA, the National Exhibition Centre, BME (formerly CRH Building Materials Distribution) Bourne Leisure and VFS. Mr. Assant served on the boards of Gerresheimer, Klockner Pentaplast, Mivisa, United Biscuits, Alliance Automotive Group, Tangerine, Intertrust and Armacell. Mr. Assant is also involved with Impetus, a charitable foundation which provides resources to improve the lives of children and young people living in poverty. Mr. Assant graduated from the Ecole Polytechnique with a Master’s degree in Economics.

Vik Sawhney is Blackstone’s Chief Administrative Officer and Global Head of Institutional Client Solutions. Since joining Blackstone in 2007, Mr. Sawhney started Blackstone Capital Markets and also served as the Chief Operating Officer of the Private Equity group. Before joining Blackstone, Mr. Sawhney worked as a Managing Director in the Financial Sponsors Group at Deutsche Bank, and prior to that was an Associate at the law firm of Simpson Thacher & Bartlett. Mr. Sawhney represented Blackstone as a Rockefeller Fellow during 2010-2011, and currently sits on the board of the Blackstone Charitable Foundation. He is also the Board Chair of Dream, an east Harlem-based educational and social services organization. He graduated from Dartmouth College and received a J.D. from Harvard Law School.

Todd Hirsch is currently a Senior Managing Director in the Tactical Opportunities Group. He has led a number of TacOpp’s current and past investments including InComm Payments, North American Bancard, PayPal Credit, Global Supply Chain Finance, Peridot Payments, BTIG, CF SPAC, Acrisure, Draken, Amergint Technologies, Danbury Mission Technologies, Bridger Aerospace, Van Metre Homebuilders, Hudson Structured Capital Management, YES Networks, ZO Skin Health, Valkyrie Aviation, GeoComply Solutions, Certified Collectibles Group, DECA Dental, Life Sciences Logistics, Aqua Finance, and Recurrent Ventures. Before joining Blackstone in 2013, Mr. Hirsch was a Managing Director and Head of Credit Structuring at Deutsche Bank where he sourced and structured transactions for a wide range of corporate and institutional clients across multiple products including credit opportunities, asset finance, specialty finance, commercial real estate, bank and non-bank financial institutions, asset-backed securities and collateralized loan obligations. Prior to Deutsche Bank, Mr. Hirsch was responsible for making and managing private equity investments in middle market companies as a Vice President at Littlejohn & Co. LLC. Mr. Hirsch was a senior executive at several middle market companies that were sold to private equity firms prior to joining Littlejohn. He started his career at Schroder Wertheim & Co. as an analyst after graduating magna cum laude from Duke University.

ITEM 6	EXECUTIVE COMPENSATION

(a) Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Investment Manager, the General Partner or their affiliates, pursuant to the terms of the Investment Management Agreement and the Partnership Agreement, as applicable. Our day-to-day investment operations will be managed by the Sponsor. Most of the services necessary for the sourcing and administration of our investment portfolio are provided by investment professionals employed by the Investment Manager or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the General Partner, the Investment Manager and/or their affiliates for Fund Expenses incurred on our behalf, which can include the compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXPE or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXPE; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services). Certain executive officers and Non-Independent Directors, through their financial interests in the Sponsor, are entitled to a portion of the profits earned by the Sponsor, which includes any fees, including compensation discussed herein, payable to the Sponsor under the terms of the Investment Management Agreement and the Partnership Agreement, as applicable, less expenses incurred by the Sponsor in performing its services under the Investment Management Agreement and the Partnership Agreement, as applicable. See “Item 1(c). Description of Business—Investment Management Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

(b) Compensation of Directors

No compensation is paid to our directors who are not Independent Directors. We pay each Independent Director: (i) $100,000 per year (prorated for any partial year) and (ii) an additional fee of $10,000 per year for the Chair of the Audit Committee, with 75% of the total compensation under (i) and (ii) payable in cash and the remaining 25% of the total compensation under (i) and (ii) payable in restricted units of the Fund that vest one year from the date of grant. We are also authorized to pay the reasonable out-of-pocket expenses of each Independent Director incurred by such director in connection with the fulfillment of his or her duties as an Independent Director.

ITEM 7	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

(a) Transactions with Related Persons, Promoters and Certain Control Persons

Investment Management Agreement; Partnership Agreement

We have entered into the Investment Management Agreement with the Investment Manager pursuant to which we will pay management fees and certain fund expenses. We have also entered into the Partnership Agreement, pursuant to which the Recipient is entitled to receive the Performance Participation Allocation. In addition, pursuant to the Investment Management Agreement and the Partnership Agreement, we will reimburse the Investment Manager and General Partner for certain expenses as they occur. See “Item 1(c). Description of Business—Investment Management Agreement” and “—Partnership Agreement.” Each of the Investment Management Agreement and the Partnership Agreement has been approved by the Board, including the Independent Directors.

Potential Conflicts of Interest

Blackstone has conflicts of interest, or conflicting loyalties, as a result of the numerous activities and relationships of Blackstone, the Sponsor, BXPE, the Other Blackstone Accounts, the Portfolio Entities of BXPE and Other Blackstone Accounts and affiliates, partners, members, shareholders, officers, directors and employees (current and former) of the foregoing, some of which are described herein. Additional conflicts of interest are also expected to arise by virtue of BXPE’s investments in Third-Party Fund Managers and their investment activities (including, where applicable, their management of Third-Party Pooled Investment Vehicles), although such Third-Party Fund Managers and Third-Party Pooled Investment Vehicles will not be considered “affiliates” of Blackstone or BXPE for any purpose under this Registration Statement. Not all potential, apparent and actual conflicts of interest are included in this Registration Statement, and additional conflicts of interest could arise as a result of new activities, transactions or relationships commenced in the future. Potential Unitholders should review this section and the Investment Manager’s Form ADV carefully before making an investment decision.

If any matter arises that the Sponsor and its affiliates determine in their good faith judgment constitutes an actual and material conflict of interest, the Sponsor and relevant affiliates will take the actions they determine in good faith may be necessary or appropriate to mitigate and/or disclose the conflict, which will be deemed to fully satisfy any fiduciary duties they may have to BXPE or the Unitholders. Thereafter, the Sponsor and relevant affiliates will be relieved of any liability related to the conflict to the fullest extent permitted by law.

Actions that could be taken by the Sponsor or its affiliates to mitigate a conflict include, by way of example and without limitation, (i) if applicable, handling the conflict as described in this Registration Statement, (ii) obtaining from the Board of Directors (or the Independent Directors) advice, waiver or consent as to the conflict, or acting in accordance with standards or procedures approved by the Board of Directors to address the conflict, (iii) disposing of the investment or security giving rise to the conflict of interest, (iv) disclosing the conflict to the Board of Directors, including the Independent Directors, as applicable, or Unitholders (including, without limitation, in distribution notices, financial statements, letters to Unitholders or other communications), (v) appointing an independent representative to act or provide consent with respect to the matter giving rise to the conflict of interest, (vi) validating the arms-length nature of the transaction by referencing participation by unaffiliated third parties, (vii) in the case of conflicts among clients, creating groups of personnel within Blackstone separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise or represent one of the clients that has a conflicting position with other clients, (viii) implementing policies and procedures reasonably designed to mitigate the conflict of interest, or (ix) otherwise handling the conflict as determined appropriate by the Sponsor in its good faith reasonable discretion. There can be no assurance that the Sponsor will identify or resolve all conflicts of interest in a manner that is favorable to BXPE.

BXPE is subject to certain conflicts of interest arising out of BXPE’s relationship with Blackstone, including the Sponsor and its affiliates. Certain members of the Board of Directors are also executives of Blackstone and/or one or more of its affiliates. There is no guarantee that the policies and procedures adopted by BXPE, the terms of its Partnership Agreement, the terms and conditions of the Investment Management Agreement, or the policies and procedures adopted by the Board of Directors, General Partner, the BX Managers, Blackstone and their affiliates, will enable BXPE to identify, adequately address or mitigate these conflicts of interest, or that the Sponsor will identify or resolve all conflicts of interest in a manner that is favorable to BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts or have any right to consent to them.

Performance-Based Compensation. The Performance Participation Allocation creates a greater incentive for the Sponsor to make more speculative Investments on behalf of BXPE or time the purchase or sale of Investments in a manner motivated by the personal interest of Blackstone personnel than if such performance-based compensation did not exist, as the Sponsor receives a disproportionate share of profits above the preferred return hurdle. A similar incentive exists at the level of the Third-Party Fund Managers in which

BXPE may invest. The general partner clawback with respect to BXPE’s indirect clawback liability pertaining to Third-Party Fund Managers in which BXPE may invest in respect of BXPE’s applicable share of carried interest generated by such Third-Party Fund Managers, potentially creates other misalignments of interests between such Third-Party Fund Managers, on the one hand, and the investors in the Third-Party Pooled Investment Vehicles on the other hand, such as an incentive for the Third-Party Fund Managers to make more speculative investments, to defer disposition of an investment that would result in a realized loss (or a return on investment that was less than the preferred return, where applicable under the organizational documents of the relevant Third-Party Pooled Investment Vehicle) and trigger the clawback, or delay the dissolution and liquidation of a Third-Party Pooled Investment Vehicle if doing so would trigger a clawback obligation and/or seek to deploy capital in investments at an accelerated pace. Blackstone will generally have no control over the decision to dispose of underlying investments made by Third-Party Fund Managers in which it invests, and will be reliant upon such Third-Party Fund Managers to make such decisions in a fair and reasonable manner and on a timely basis. In addition, the Tax Reform Bill enacted in 2017 provides for a lower capital gains tax rate on performance-based compensation from Investments held for at least three years, which can be expected to incentivize Third-Party Fund Managers in which BXPE invests to accelerate deployment of capital at the beginning of the investment period of closed-ended funds they manage, and the Sponsor and Third-Party Fund Managers in which BXPE invests to hold investments longer to ensure long-term capital gains treatment or dispose of investments prior to any change in law that would result in a higher effective income tax rate on the Performance Participation Allocation or equivalent performance-based compensation respectively. Furthermore, upon the liquidation of BXPE, the Sponsor may receive a Performance Participation Allocation with respect to a distribution in-kind of non-marketable securities. The amount of the Performance Participation Allocation will be dependent on the valuation of the non-marketable securities distributed, which will be determined by the Sponsor and could incentivize the Sponsor to value the securities higher than if there were no Performance Participation Allocation. The Sponsor can engage a third party to determine the value of securities distributed in-kind or non-marketable securities and rely upon the third-party opinion of value, but there can be no assurance such an opinion will reflect value accurately. The Sponsor is entitled to elect to receive its Performance Participation Allocation in the form of an in-kind distribution including if the purpose of such election is to permit Blackstone personnel to donate such securities to charity (which may include private foundations, funds or other charities associated with any such personnel). The tax benefit derived from charitable giving has the effect of reinforcing and enhancing the incentives otherwise resulting from the existence of the Sponsor’s Performance Participation Allocation described above.

In addition, the Investment Manager will be paid a fee for its services based on BXPE’s NAV, which will be calculated by the Sponsor. The Investment Manager will receive the Management Fee, equal to 1.25% of BXPE’s NAV per annum. The Investment Manager may elect to receive the Management Fee in cash or Units. The Management Fee will be payable to the Investment Manager in consideration for its services. The calculation of BXPE’s NAV includes certain subjective judgments with respect to estimating, for example, the value of BXPE’s portfolio and its accrued expenses, net portfolio income and liabilities (e.g., exclusion of potentially subjective or contingent liabilities that may arise on or subsequent to the sale of an investment), and therefore, BXPE’s NAV may not correspond to realizable value upon a sale of those assets. The Investment Manager may benefit from BXPE retaining ownership of its assets at times when Unitholders may be better served by the sale or disposition of BXPE’s assets in order to avoid a reduction in its NAV. If BXPE’s NAV is calculated in a way that is not reflective of its actual NAV, then the purchase price of Units or the price paid for the repurchase of Units on a given date may not accurately reflect the value of BXPE’s portfolio, and such Units may be worth less than the purchase price or more than the repurchase price.

As further described in “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses” of this Registration Statement, the Performance Participation Allocation and Management Fees will be payable without taking into account accrued and unpaid taxes of any Intermediate Entity through which BXPE indirectly invests in an Investment or taxes paid by any such Intermediate Entity during the applicable Reference Period or month (as the case may be). Accordingly, this reduces the Sponsor’s incentive to ensure Intermediate Entities are structured in such a manner as to minimize taxes paid or payable by such Intermediate Entities.

Allocation of Personnel. The Sponsor will devote such time and attention to BXPE as it determines to be necessary to conduct its business affairs in an appropriate manner. However, Blackstone personnel, including members of the BXPE Investment Committee, will work on other projects, serve on other committees (including boards of directors) and source potential investments for and otherwise assist the investment programs of Other Blackstone Accounts and their Portfolio Entities, including other investment programs to be developed in the future. Certain members of the Sponsor’s investment team are also members of other Blackstone investment teams and will continue to serve in those roles and as a result, not all of their business time will be devoted to the Sponsor. Non-investment professionals may not be dedicated solely to the Sponsor and may perform work for Other Blackstone Accounts, which is expected to detract from the time such persons devote to BXPE. In this regard, however, a core group of Blackstone investment professionals will devote such time and attention as is reasonably necessary to the business related to BXPE (and its Investments). Even some key personnel of the Sponsor who devote substantially all of their time to investment programs within the Sponsor group do not devote time predominantly, or solely, to BXPE, as the Sponsor group is one of various programs within Blackstone’s private equity business, and such personnel will, in certain circumstances, also be shared with the other Blackstone businesses. Time spent on these other initiatives diverts attention from the activities of BXPE, which could negatively impact BXPE and Unitholders. Furthermore, Blackstone and Blackstone personnel derive financial benefit from these other activities, including fees and performance-based compensation. Blackstone personnel outside the PE Platform share in the fees and performance-based compensation from BXPE; similarly, the PE Platform’s personnel share in the fees and performance-based compensation generated by Other Blackstone Accounts. These and other factors create conflicts of interest in the allocation of time by Blackstone personnel. The Sponsor’s determination of the amount of time necessary to conduct BXPE’s activities will be conclusive, and Unitholders rely on the Sponsor’s judgment in this regard.

In addition, professionals of the Sponsor may participate in a Blackstone-sponsored program whereby any professional of the Sponsor may receive carried interest or other compensation from another business unit of Blackstone in connection with such professional’s successful referral of a transaction involving any Third-Party Fund Manager or Third-Party Pooled Investment Vehicle to such other business unit of Blackstone or by virtue of other arrangements within Blackstone. Such compensation may include carried interest generated by a fund managed by such other business of Blackstone (or potentially even in a Third-Party Fund Manager). It is not expected, however, that the amount of any carried interest or other compensation received in connection with any such program will be material.

Outside Activities of Principals and Other Personnel and their Related Parties. Certain personnel of Blackstone will, in certain circumstances, be subject to a variety of conflicts of interest relating to their responsibilities to BXPE, Other Blackstone Accounts and their respective Portfolio Entities, and their outside personal or business activities, including as members of investment or advisory committees or boards of directors of or advisors to investment funds, corporations, foundations or other organizations. Such positions create a conflict if such other entities have interests that are adverse to those of BXPE, including if such other entities compete with BXPE for investment opportunities or other resources. The Blackstone personnel in question may have a greater financial interest in the performance of the other entities than the performance of BXPE. This involvement would create conflicts of interest in making Investments on behalf of BXPE and such other funds, accounts and other entities. Although the Sponsor will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for BXPE. Also, Blackstone personnel are generally permitted to invest in alternative investment funds, private equity funds, real estate funds, hedge funds and other investment vehicles, as well as engage in other personal trading activities relating to companies, assets, securities or instruments (subject to Blackstone’s Code of Ethics requirements), some of which will involve conflicts of interests. Such personal securities transactions will, in certain circumstances, relate to securities or instruments which can be expected to also be held or acquired by BXPE or Other Blackstone Accounts, or otherwise relate to companies or issuers in which BXPE has or acquires a different principal investment

(including, for example, with respect to seniority). There can be no assurance that conflicts of interest arising out of such activities will be resolved in favor of BXPE. This conflict is furthered by the overlap in senior leadership among the Sponsor and various Blackstone business units. Unitholders will not receive any benefit from any such investments, and the financial incentives of Blackstone personnel in such other investments could be greater than their financial incentives in relation to BXPE.

Additionally, certain personnel and other professionals of Blackstone have family members or relatives that are actively involved in industries and sectors in which BXPE invests or have business, personal, financial or other relationships with companies in such industries and sectors (including the advisors and service providers described above) or other industries, which gives rise to potential or actual conflicts of interest. For example, such family members or relatives might be officers, directors, personnel or owners of companies or assets which are actual or potential Investments of BXPE or other counterparties of BXPE and its Portfolio Entities and/or assets. Moreover, in certain instances, BXPE or its Portfolio Entities can be expected to purchase or sell companies or assets from or to, or otherwise transact with, companies that are owned by such family members or relatives or in respect of which such family members or relatives have other involvement. These relationships have the potential to influence Blackstone, including the Sponsor, in deciding whether to select, recommend or create such service providers to perform services for BXPE or a Portfolio Entity (the cost of which will generally be borne directly or indirectly by BXPE or such Portfolio Entity, as applicable) and to incentivize Blackstone to engage such service provider over another third party. The fees for services provided by such service providers may or may not be at the same rate charged by other third parties and the Sponsor undertakes no obligations to select service providers who may have lower rates. The Sponsor undertakes no minimum amount of benchmarking. To the extent the Sponsor does engage in benchmarking, it cannot be assured that such benchmarking will be accurate, comparable, or relate specifically to the assets or services to which such rates or terms relate. Whether or not the Sponsor has a relationship with, or receives financial or other benefit from recommending, a particular service provider, there can be no assurance that no other service provider is more qualified to provide the applicable services or could provide such services at lesser cost. To the extent Blackstone determines appropriate, conflict mitigation strategies can be expected to be put in place with respect to a particular circumstance, such as internal information barriers or recusal, disclosure or other steps determined appropriate by the Sponsor. The Unitholders rely on the Sponsor to manage these conflicts in its sole discretion.

One or more Portfolio Entities (the “Designated Portfolio Entities”) may employ certain personnel (the “Dedicated Portfolio Entity Personnel”) who devote substantially all of their business time to such Designated Portfolio Entities. Dedicated Portfolio Entity Personnel may have certain qualities of and/or may perform certain functions which were previously performed by Blackstone employees. For example, Dedicated Portfolio Entity Personnel may include a chief investment officer or another individual who will evaluate and source investments with respect to the applicable Designated Portfolio Entity. This person would be an employee of the Designated Portfolio Entity (and receive payments, including salaries, benefits and other compensation (which could include performance-based compensation) from the Designated Portfolio Entity instead of from Blackstone), but he/she could also be expected to participate in regular meetings pertaining to the Designated Portfolio Entity with Blackstone personnel. He/she could also be delegated authority by the investment committee of the Designated Portfolio Entity to make certain investment decisions or otherwise perform management functions with respect to the Designated Portfolio Entity. Dedicated Portfolio Entity Personnel may be offered the ability to invest in (or co-invest alongside) BXPE on preferential terms.

Secondments and Internships. Certain personnel of Blackstone, including Consultants (as defined herein), will, in certain circumstances, be seconded to one or more Portfolio Entities, vendors, service providers and vendors or Unitholders of BXPE and Other Blackstone Accounts to provide finance, accounting, operational support, data management and other similar services, including the sourcing of Investments for BXPE or other parties. The salaries, benefits, overhead and other similar expenses for such personnel during the secondment could be borne (in whole or in part) by Blackstone or the organization for which the personnel are working or both. In addition, personnel of Portfolio Entities, vendors, service providers (including law firms and accounting firms) and Unitholders of BXPE and Other Blackstone Accounts will, in certain circumstances, be seconded to, serve internships at or otherwise provide consulting services to, Blackstone, BXPE, Other Blackstone Accounts and the Portfolio Entities of BXPE and Other Blackstone Accounts. While often BXPE, Other Blackstone Accounts and their Portfolio Entities are the beneficiaries of these types of arrangements, Blackstone is from time to time a beneficiary of these arrangements as well, including in circumstances where the personnel, vendor or service provider or otherwise also provides services to BXPE, Other Blackstone Accounts, their Portfolio Entities or Blackstone in the ordinary course. Blackstone or the Portfolio Entity may or may not pay salary or cover expenses associated with such secondees and interns, and if a Portfolio Entity pays the cost it will be borne indirectly by BXPE. Blackstone, BXPE, Other Blackstone Accounts or their Portfolio Entities may or may not pay salary or cover expenses associated with such secondees and interns, and if a Portfolio Entity pays the cost it will be borne directly or indirectly by BXPE, Blackstone, Other Blackstone Accounts or their Portfolio Entities. If Blackstone pays salaries or covers expenses associated with such secondees and interns, it may seek reimbursement from BXPE for such amounts. Blackstone, BXPE, Other Blackstone Accounts or their Portfolio Entities could receive benefits from these arrangements at no cost, or alternatively could pay all or a portion of the fees, compensation or other expenses in respect of these arrangements and if a Portfolio Entity pays the cost it will be borne indirectly by BXPE. To the extent such fees, compensation or other expenses are borne by BXPE, including indirectly through its Portfolio Entities, Fund Fees will not be offset or reduced as a result of these arrangements or any fees, expense reimbursements or other costs related thereto. The personnel described above may provide services in respect of multiple matters, including in respect of matters related to Blackstone, BXPE, Other Blackstone Accounts, Portfolio Entities, each of their respective affiliates and related parties, and any costs of such personnel may be allocated accordingly. Blackstone will endeavor in good faith to allocate the costs of these arrangements, if any, to Blackstone, BXPE, Other Blackstone Accounts, Portfolio Entities and other parties based on time spent by the personnel or another methodology Blackstone deems appropriate in a particular circumstance.

Other Benefits. The Sponsor, its affiliates and their personnel and related parties will receive intangible and other benefits, discounts and perquisites arising or resulting from their activities on behalf of BXPE, the value of which will not offset or reduce Fund Fees or otherwise be shared with BXPE, its Portfolio Entities or the Unitholders. For example, airline travel or hotel stays will result in “miles” or “points” or credit in loyalty or status programs, and such benefits will, whether or not de minimis or difficult to value, inure exclusively to the benefit of the Sponsor, its affiliates or their personnel or related parties receiving it, even though the cost of the underlying service is borne by BXPE as Fund Expenses or by its Portfolio Entities. See also “—Service Providers, Vendors and Other Counterparties Generally” herein. Similarly, the Sponsor, its affiliates and their personnel and related parties, and third parties designated by the foregoing, also receive discounts on products and services provided by Portfolio Entities and customers or suppliers of such Portfolio Entities. The Unitholders consent to the existence of these arrangements and benefits.

Advisors, Consultants and Partners. The Sponsor, its affiliates and their respective personnel and related parties engage and retain strategic advisors, consultants, senior advisors, industry experts, joint venture and other partners and professionals, any of whom might be current or former executives or other personnel of the Sponsor, its affiliates or Portfolio Entities of BXPE or Other Blackstone Accounts (collectively, “Consultants”), to provide a variety of services. Similarly, BXPE, Other Blackstone Accounts and their Portfolio Entities retain and pay compensation to Consultants to provide services, or to undertake a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy or engage in certain strategic, operational or developmental initiatives (e.g., to assist a Third-Party Fund Manager in which BXPE invests to build out a new business, develop sector-specific expertise, raise new products or grow its assets under management). Any amounts paid by BXPE or a Portfolio Entity to Consultants in connection with the above services, including cash fees, profits, or equity interests in a Portfolio Entity, discretionary bonus awards, performance-based compensation (e.g., promote), retainers and expense reimbursements, will be treated as Fund Expenses or expenses of the Portfolio Entity, as the case may be, and will not, even if they have the effect of reducing any retainers or minimum amounts otherwise payable by the Sponsor or its affiliates, be chargeable to the Sponsor or its affiliates or deemed paid to or received by the Sponsor or its affiliates, or offset or reduce any Fund Fees to the Sponsor or be subordinated to return of the Unitholder’s capital. Amounts charged by

Consultants will not necessarily be confirmed as being comparable to market rates for such services. Also, Consultants may be afforded the right to co-invest alongside BXPE in Portfolio Entities and Investments or invest directly in products managed by Third-Party Fund Managers in which BXPE invests, participate in long-term incentive plans of a Portfolio Entity or Third-Party Fund Manager, and invest directly in BXPE or in vehicles controlled by BXPE, with reduced or waived Fund Fees and performance-based compensation (where permitted by applicable law), including potentially after the termination of their engagement by or other status with Blackstone, and such co-investment or participation (which generally will result in BXPE being allocated a smaller share of an Investment and less co-investment being available to Unitholders) may or may not be considered part of Blackstone’s side-by-side co-investment rights, as determined by the Sponsor or its affiliates in their sole discretion. Consultants’ benefits described in this paragraph will, in certain circumstances, continue after termination of status as a Consultant.

The time, dedication and scope of work of a Consultant varies considerably. In some cases, a Consultant advises Blackstone on transactions, provides the Sponsor with industry-specific insights and feedback on investment themes, assists in transaction due diligence, and makes introductions to, and provides reference checks on, management teams. In other cases, Consultants take on more extensive roles, including serving as executives or directors on the boards of Portfolio Entities and contributing to the identification and origination of new investment opportunities. BXPE may rely on these Consultants to recommend the Sponsor and BXPE as a preferred investment partner and carry out its investment program, but there is no assurance that any Consultant will continue to be involved with BXPE for any length of time. The Sponsor and BXPE can be expected to have formal or informal arrangements with Consultants that may or may not have termination options and may include compensation, no compensation, or deferred compensation until occurrence of a future event, such as commencement of a formal engagement. In certain cases, Consultants have attributes of Blackstone “employees” (e.g., they can be expected to make use of offices at Blackstone, receive administrative support from Blackstone personnel, participate in general meetings and events for Blackstone personnel or work on Blackstone matters as their primary or sole business activity, have Blackstone-related e-mail addresses or business cards and participate in certain arrangements (e.g., the side-by-side investment program) typically reserved for Blackstone employees), even though they are not Blackstone employees, affiliates or personnel, and their salary and related expenses are paid by BXPE as Fund Expenses or by Portfolio Entities without any reduction or offset to Fund Fees. Some Consultants work only for BXPE and its Portfolio Entities, while other Consultants may have other clients. In particular, in some cases, Consultants, including those with a “Senior Advisor” title, have been and will be engaged with the responsibility to source and recommend transactions to the Sponsor potentially on a full-time and/or exclusive basis and, notwithstanding any overlap with the responsibilities of the Sponsor under the Investment Management Agreement, the compensation to such Consultants could be borne fully by BXPE and/or Portfolio Entities (with no reduction or offset to Fund Fees) and not the Sponsor. Consultants could have conflicts of interest between their work for BXPE and its Portfolio Entities, on the one hand, and themselves or other clients, on the other hand, and the Sponsor is limited in its ability to monitor and mitigate these conflicts. Additionally, Consultants could provide services on behalf of both BXPE and Other Blackstone Accounts, and any work performed by Consultants retained on behalf of BXPE could benefit such Other Blackstone Accounts (and alternatively, work performed by Consultants on behalf of Other Blackstone Accounts could benefit BXPE), and the Sponsor shall have no obligation to allocate any portion of the costs to be borne by BXPE in respect of such Consultant’s work on behalf of BXPE to such Other Blackstone Accounts, except as described below.

In addition, BXPE will in certain circumstances, enter into an arrangement from time to time with one or more individuals (who may be former personnel of Blackstone or current or former personnel of Portfolio Entities of BXPE or Other Blackstone Accounts, may have experience or capability in sourcing or managing investments, and may form a management team) to undertake a new business line or a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy. The services provided by such individuals or relevant Portfolio Entity, as the case may be, could include: origination or sourcing, due diligence, evaluation, negotiation, servicing, development, management (including turnaround) and disposition. The individuals or relevant Portfolio Entity could be compensated with a salary and equity incentive plan, including a portion of profits derived from BXPE or a Portfolio Entity or asset of BXPE, or other long term incentive plans. Compensation could also be based on assets under management, a waterfall similar to a typical carried interest waterfall, or other similar metric. BXPE could bear the cost of overhead (including rent, utilities, benefits, salary or retainers for the individuals or their affiliated entities) and the sourcing, diligence and analysis of Investments, as well as the compensation for the individuals and entity undertaking new business line or build-up strategy. Such expenses could be borne directly by BXPE as Fund Expenses (or broken deal expenses, if applicable) or indirectly through expenditures by a Portfolio Entity. None of such Portfolio Entities or Consultants will be treated as affiliates of the Sponsor for any reason and none of the fees, costs or expenses described above will reduce or offset Fund Fees.

In addition, the Sponsor will, in certain circumstances, engage third parties as Consultants (or another similar capacity) in order to advise it with respect to existing Investments, specific investment opportunities, and economic and industry trends. Such Consultants could receive reimbursement of reasonable related expenses by Portfolio Entities or BXPE and could have the opportunity to invest in a portion of the assets available to BXPE for investment which could be taken by the Sponsor and its affiliates. If such senior advisors generate investment opportunities on BXPE’s behalf, such Consultants could receive special additional fees or allocations comparable to those received by a third party in an arm’s length transaction and such additional fees or allocations would be borne fully by BXPE and/or Portfolio Entities (with no reduction or offset to Fund Fees) and not the Sponsor.

Blackstone provides strategic support services to Third-Party Fund Managers in which Other Blackstone Accounts invest, including, without limitation, client development, fundraising, marketing, strategy, product development, HR / talent management and other operational assistance and value creation (as provided in the constituent documents of such Other Blackstone Accounts). Expenses associated with such services, including the allocation of the compensation and benefits of the strategic support personnel performing such services, is allocated between such Other Blackstone Accounts, the relevant Blackstone investment adviser and/or an affiliate thereof, as determined by the such investment adviser in good faith in accordance with its strategic support expense policy. In connection with an Investment by BXPE in a Third-Party Fund Manager in or alongside Other Blackstone Accounts or related vehicles, BXPE could be required to bear, directly or indirectly, a portion of the expenses associated with the strategic support services provided to such Third-Party Fund Manager.

Multiple Blackstone Business Lines. Blackstone has multiple business lines, including the Blackstone Capital Markets Group, which Blackstone, BXPE, its Portfolio Entities and Other Blackstone Accounts and third parties will, in certain circumstances, engage for debt and equity financings and to provide other investment banking, brokerage, investment advisory or other services. There will be no limitations on the ability of such other business units to provide services to or engage in transactions with Third-Party Fund Managers in which BXPE invests and their affiliates or Portfolio Entities, and Unitholders will not be entitled to share in any fees or payments received in respect of any such services or transactions or receive notice thereof, and any such fees or payments will not result in any offset to Fund Fees. As a result of these activities, Blackstone is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than if it had one line of business. For example, Blackstone may come into possession of information that limits BXPE’s ability to engage in potential transactions. Similarly, other Blackstone businesses and their personnel may be prohibited by law or contract from sharing information with the Sponsor that would be relevant to monitoring BXPE’s Investments and other activities, including as a result of information received from Third-Party Fund Managers in connection with such other Blackstone businesses. Additionally, Blackstone or Other Blackstone Accounts can be expected to enter into covenants that restrict or otherwise limit the ability of BXPE or its Portfolio Entities and their affiliates to make investments in, or otherwise engage in, certain businesses or activities. For example, Other Blackstone Accounts could have granted exclusivity to a joint venture partner that limits BXPE and Other Blackstone Accounts from owning assets within a certain distance of any of the joint venture’s assets, or Blackstone or an Other Blackstone Account could have entered into a non-compete in connection with a sale or other transaction. These types of restrictions may negatively impact BXPE’s ability to implement its investment program. See also “—Other Blackstone Accounts; Allocation of Investment Opportunities.” Finally, Blackstone personnel who are members of the investment team or the

Investment Committee may be excluded from participating in certain investment decisions due to conflicts involving other Blackstone businesses or for other reasons, including other business activities, in which case BXPE will not benefit from their experience. The Unitholders will not receive a benefit from any fees earned by Blackstone or its personnel from these other businesses.

Blackstone is under no obligation to decline any engagements or investments in order to make an investment opportunity available to BXPE. Blackstone has long-term relationships with a significant number of corporations and their senior management. The Sponsor will consider those relationships when evaluating an investment opportunity, which may result in the Sponsor choosing not to make such an investment due to such relationships (e.g., investments in a competitor of a client or other person with whom Blackstone has a relationship). BXPE may be forced to sell or hold existing Investments as a result of investment banking relationships or other relationships that Blackstone may have or transactions or investments Blackstone may make or have made. Furthermore, there can be no assurance that all potentially suitable investment opportunities that come to the attention of Blackstone will be made available to BXPE. (See “—Other Blackstone Accounts; Allocation of Investment Opportunities” and “—Portfolio Entity Relationships Generally” herein.) BXPE may also co-invest with clients of Blackstone or other persons with whom Blackstone has a relationship in particular investment opportunities, and other aspects of these Blackstone relationships could influence the decisions made by the Sponsor with respect to BXPE’s Investments and otherwise result in a conflict. (See also “—Other Blackstone Accounts; Allocation of Investment Opportunities” herein.)

Finally, Blackstone and Other Blackstone Accounts could acquire Units of BXPE in the secondary market. Blackstone and Other Blackstone Accounts would generally have greater information than counterparties in such transactions, and the existence of such business could produce conflicts, including in the valuation of BXPE’s Investments.

Minority Investments in Asset Management Firms. Blackstone and Other Blackstone Accounts regularly make minority investments in alternative asset management firms that are not affiliated with Blackstone, BXPE, Other Blackstone Accounts and their respective Portfolio Entities, and which may from time to time engage in similar investment transactions, including with respect to purchase and sale of investments, with these asset management firms and their sponsored funds and Portfolio Entities. It is contemplated that BXPE will participate in these kinds of investments. Typically, the Blackstone-related party with an interest in the asset management firm would be entitled to receive a share of carried interest / performance-based incentive compensation and net fee income or revenue share generated by the various products, vehicles, funds and accounts managed by that third-party asset management firm that are included in the transaction or activities of the third-party asset management firm, or a subset of such activities such as transactions with a Blackstone-related party. In addition, while such minority investments are generally structured so that Blackstone does not “control” such third-party asset management firms, Blackstone may nonetheless be afforded certain governance rights in relation to such investments (typically in the nature of “protective” rights, negative control rights or anti-dilution arrangements, as well as certain reporting and consultation rights) that afford Blackstone the ability to influence the firm. Although Blackstone, BXPE and Other Blackstone Accounts do not intend to control such third-party asset management firms, there can be no assurance that all third parties will similarly conclude that such investments are non-control investments or that, due to the provisions of the governing documents of such third-party asset management firms or the interpretation of applicable law or regulations, investments by Blackstone, BXPE and Other Blackstone Accounts will not be deemed to have control elements for certain contractual, regulatory or other purposes. While such third-party asset managers will not be deemed “affiliates” of Blackstone for any purpose, Blackstone could, under certain circumstances, be in a position to influence the management and operations of such asset managers and the existence of its economic / revenue sharing interest therein may give rise to conflicts of interest. BXPE may from time to time participate in such investments alongside Other Blackstone Accounts. Participation rights in a third-party asset management firm (or other similar business), negotiated governance arrangements and/or the interpretation of applicable law or regulations could expose the Investments of BXPE to claims by third parties in connection with such Investments (as indirect owners of such asset management firms or similar businesses) that could have an adverse financial or reputational impact on the performance of BXPE. Furthermore, it is expected that from time to time BXPE, its affiliates and their respective Portfolio Entities will engage in transactions with, and buy and sell Investments from, any such third-party asset managers and their sponsored funds, and make investments in vehicles sponsored by such third-party asset managers, which may result in the Blackstone-related party earning carried interest / performance-based incentive compensation and/or fee income in respect of such transactions. Such transactions and other commercial arrangements between such third-party asset managers and BXPE and its Portfolio Entities are not subject to Board of Directors’ approval. There can be no assurance that the terms of these transactions between parties related to Blackstone, on the one hand, and BXPE and its Portfolio Entities, on the other hand, will be at arm’s length or that Blackstone will not receive a benefit from such transactions, which can be expected to incentivize Blackstone to cause these transactions to occur. Such conflicts related to investments in and arrangements with other asset management firms will not necessarily be resolved in favor of BXPE. Unitholders will not be entitled to receive notice or disclosure of the terms or occurrence of either the investments in alternative asset management firms or transactions therewith and will not receive any benefit from such transactions.

Blackstone Policies and Procedures; Information Walls. Blackstone has implemented policies and procedures to address conflicts that arise as a result of its various activities, as well as regulatory and other legal considerations. Specified policies and procedures implemented by Blackstone to mitigate potential conflicts of interest and address certain regulatory requirements and contractual restrictions will reduce the synergies across Blackstone’s various businesses that BXPE expects to draw on for purposes of pursuing attractive investment opportunities. Because Blackstone has many different asset management and advisory businesses, including, but not limited to, private equity, a credit business, a secondary funds business, an infrastructure business, an insurance solutions business, a hedge fund business, a capital markets group, a life sciences business and a real estate advisory business, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses and to protect against the inappropriate sharing and/or use of information between BXPE and the other business units at Blackstone, Blackstone has implemented certain policies and procedures (e.g., Blackstone’s information wall policy) regarding the sharing of information that may reduce the positive synergies that BXPE expects to utilize for the purposes of identifying and managing attractive investments. For example, Blackstone will from time to time come into possession of material non-public information with respect to companies in which Other Blackstone Accounts may be considering making an investment or companies that are clients of Blackstone. As a consequence, that information, which could be of benefit to BXPE, might become restricted to those other respective businesses and otherwise be unavailable to BXPE. There can be no assurance, however, that any such policies and/or procedures will be effective in accomplishing their stated purpose and/or that they will not otherwise adversely affect the ability of BXPE to effectively achieve their investment objective by unduly limiting the investment flexibility of BXPE and/or the flow of otherwise appropriate information between the Sponsor and other business units at Blackstone. Personnel of Blackstone may be unable, for example, to assist with the activities of BXPE as a result of these walls. There can be no assurance that additional restrictions will not be imposed that would further limit the ability of Blackstone to share information internally. In addition, due to these restrictions, BXPE may not be able to initiate a transaction that it otherwise might have initiated and may not be able to arrange for the sale and liquidation of all or any portion of an investment that it otherwise might have sold.

Although Blackstone has implemented information walls and restrictions on information sharing, to the extent that Blackstone is in possession of material non-public information or is otherwise restricted from trading in certain securities, BXPE and the Sponsor may also be deemed to be in possession of such information or otherwise restricted. This could reduce BXPE’s investment flexibility. Additionally, the terms of confidentiality or other agreements with or related to companies in which any Blackstone fund has or has considered making an investment or which is otherwise a client of Blackstone will from time to time restrict or otherwise limit the ability of BXPE and/or its Portfolio Entities and their affiliates to make investments in or otherwise engage in businesses or activities competitive with such companies. Blackstone may enter into one or more strategic relationships in certain regions or with respect to certain types of investments that, although intended to provide greater opportunities for BXPE, may require BXPE to share such opportunities or otherwise limit the amount of an opportunity BXPE can otherwise take.

Data. Blackstone receives, generates or obtains various kinds of data and information in connection with BXPE, Other Blackstone Accounts, their Portfolio Entities, BXPE’s Unitholders and investors in Other Blackstone Accounts, and service providers, including, but not limited to, data and information relating to or created in connection with business operations, financial results, trends, budgets, plans, suppliers, customers, employees, contractors, environmental, social, and governance, carbon emissions, and other metrics, financial information, commercial and transactional information, customer and user data, employee data, supplier and cost data, and other related data and information, some of which is sometimes referred to as alternative data or “big data.” Blackstone can be expected to be better able to anticipate macroeconomic and other trends, and otherwise develop investment themes or identify specific investment, trading or business opportunities, as a result of its access to (and rights regarding, including ownership and the distribution rights over) this data and information from BXPE, Other Blackstone Accounts, their Portfolio Entities, BXPE’s Unitholders and investors in Other Blackstone Accounts. Blackstone has entered and will continue to enter into information sharing and use, measurement and other arrangements, which will give Blackstone access to (and rights regarding, including ownership rights over) data that it would not otherwise obtain in the ordinary course, with BXPE, Other Blackstone Accounts, their Portfolio Entities, and, at their election, certain BXPE’s Unitholders and investors in Other Blackstone Accounts, as well as with related parties and service providers. Although Blackstone believes that these activities improve Blackstone’s investment management and other business activities on behalf of BXPE and Other Blackstone Accounts, information obtained from BXPE, its Portfolio Entities, and, at their election, certain Unitholders and investors in Other Blackstone Accounts also provides material benefits to Blackstone, Other Blackstone Accounts or Portfolio Entities, typically without compensation or other benefit accruing to BXPE, its Unitholders or Portfolio Entities. For example, information from a Portfolio Entity owned by BXPE can be expected to enable Blackstone to better understand a particular industry, enhance Blackstone’s ability to provide advice or direction to a company’s management team on strategy or operations, and execute trading and investment strategies in reliance on that understanding for Blackstone and Other Blackstone Accounts that do not own an interest in the Portfolio Entity, typically without compensation or benefit to BXPE or its Portfolio Entities. Further, this alternative data is expected to be aggregated across BXPE, Other Blackstone Accounts and their respective portfolio companies and, in connection therewith, Blackstone is expected to serve as the repository for such data, including with ownership, use and distribution rights therein. Blackstone may also share data from a Portfolio Entity (on an anonymized basis) with a portfolio entity of an Other Blackstone Account, which may increase a competitive disadvantage for, and indirectly harm, such Portfolio Entity (although the opposite may be true as well, in which case a Portfolio Entity of the Fund may receive data from a portfolio company of an Other Blackstone Account). In addition, Blackstone may have an incentive to pursue an investment in a particular company based on the data and information expected to be received or generated in connection with such investment.

Furthermore, except for contractual obligations to third parties (including confidentiality agreements entered into with Third-Party Fund Managers in which BXPE invests) to maintain confidentiality, and regulatory limitations on the use and distribution of material non-public information, Blackstone is generally free to use and distribute data and information from BXPE’s activities to assist in the pursuit of Blackstone’s various other activities, including but not limited to trading activities or use for the benefit of Blackstone or an Other Blackstone Account. This may include utilizing information received from Third-Party Fund Managers in furtherance of such purpose, subject to confidentiality obligations owed by the Sponsor or its affiliates. Any confidentiality obligations in this Registration Statement do not limit Blackstone’s ability to do so. For example, Blackstone’s ability to trade in securities of an issuer relating to a specific industry may, subject to applicable law, be enhanced by information provided by or relating to a Portfolio Entity or a Third-Party Fund Manager in the same or related industry. Such trading or other business activities is expected to provide a material benefit to Blackstone without compensation or other benefit to BXPE or its Unitholders.

The sharing and use of “big data” and other information presents potential conflicts of interest and the Unitholders acknowledge and agree that any benefits received by Blackstone or its personnel (including fees (in cash or in-kind), costs and expenses) will not be subject to Fund Fee offset provisions or otherwise shared with BXPE or its Unitholders. As a result, the Sponsor has an incentive to pursue Investments that have data and information that can be utilized in a manner that benefits Blackstone or Other Blackstone Accounts. (See also “—Blackstone-Affiliated Service Providers” and “—Data Management Services” herein.)

Buying and Selling Investments or Assets from Certain Related Parties. BXPE and its Portfolio Entities can be expected to purchase Investments or assets, including seasoned Investments and interests in Other Blackstone Accounts, from or sell Investments or assets, including seasoned Investments and interests in Other Blackstone Accounts, to Unitholders, Portfolio Entities of Other Blackstone Accounts or their respective related parties, including the parties which such Unitholders, Portfolio Entities of Other Blackstone Accounts, own or have invested in. In certain circumstances, it can be expected that the proceeds received by a seller from the Fund in respect of an investment or asset will be distributed, in whole or in part, to a related party (i.e., a Unitholder, Other Blackstone Account and/or portfolio companies thereof) of the Fund when such related party indirectly holds interests in such underlying investment or asset through the seller (including, for example, in such related party’s capacity as an investor in such seller). In such circumstances, Unitholders, Other Blackstone Accounts, portfolio entities or their respective related parties, may also have limited governance rights in respect of such seller or such investment or asset. Blackstone will generally rely upon internal analysis to determine the ultimate value of the applicable investment or asset, though it could also obtain third-party valuation reports in respect thereof. Such purchases and sales could occur on a programmatic basis. In each such circumstance, it can be expected that the proceeds received by a seller from the Fund (or its Portfolio Entities) in respect of an investment or asset could be distributed, in whole or in part, to a related party (i.e., a Unitholder, Portfolio Entity or Other Blackstone Account when such related party indirectly holds interests in such underlying investment or asset through the seller (including, for example, in such related party’s capacity as an investor in such seller)). In other circumstances where the Fund or a related party of the Fund (i.e., a Unitholder, Portfolio Entity or Other Blackstone Account) holds publicly traded securities in a Portfolio Entity and the Fund or such related party has entered into a privately negotiated transaction with such Portfolio Entity, the Fund or such related party can be expected to receive (directly or indirectly) proceeds from such related party or the Fund, as applicable, upon the consummation of such privately negotiated transaction. In each such circumstance, Unitholders, Other Blackstone Accounts, portfolio entities or their respective related parties may also have limited governance rights in respect of such seller or such investment or asset. Purchases and sales, directly or indirectly, of Investments or assets between BXPE or its Portfolio Entities, on the one hand, and Unitholders, Portfolio Entities of Other Blackstone Accounts or their respective related parties, on the other hand, are not subject to the approval of the Board of Directors or any Unitholder unless required under the Advisers Act or other applicable law or regulation. BXPE may originate or initially acquire an Investment (or portfolio of related Investments) in circumstances where it expects that certain portions or tranches thereof (which may be of different levels of seniority or credit quality) will be syndicated to one or more Other Blackstone Accounts or when such Other Blackstone Accounts provide equity or debt financing to the Fund or third-party purchasers in connection with the disposition of such assets as described above (in which case Blackstone will have conflicting duties in determining the tranching thereof). Blackstone will have conflicting duties to BXPE and Other Blackstone Accounts when BXPE (or its Portfolio Entities) buys or sells assets from or to Other Blackstone Accounts (and, potentially, when BXPE buys, sells or redeems interests in Other Blackstone Accounts), including as a result of different financial incentives Blackstone may have with respect to BXPE and such Other Blackstone Accounts. In addition, certain financings between BXPE and Blackstone affiliates may involve structuring that in form is a transaction between BXPE and an affiliate, but will not be treated as the sale of an Investment from or to BXPE from a Blackstone affiliate to the Fund, or from the Fund to a Blackstone affiliate, for any purposes, as determined by the Sponsor in good faith. For example, where the Fund, in anticipation of a take private transaction, purchase publicly traded securities of an issuer in which an Other Blackstone Account holds a de minimis interest, such take private transaction, if structured as a merger between the issuer and one or more subsidiaries of the Fund would generally not be treated as the sale of an investment in such issuer from such Other Blackstone Accounts to the Fund for purposes of the Partnership Agreement, including in a situation where holders of the securities of the issuer automatically receive each consideration in exchange for their interest when the merger becomes effective. There can be no assurance that any assets sold by BXPE to an Other Blackstone Account or Portfolio Entities thereof (or any interests in an Other Blackstone Account sold or redeemed by BXPE) will not be valued or allocated a sale price that is lower than might otherwise have been the case if such asset were sold to a third party rather than to an Other Blackstone Account (or, in the case of interests in an Other Blackstone Account sold or redeemed by BXPE, if the issuer of the interests were a third party rather than an Other Blackstone Account). In addition, BXPE may “rent” a license of an Other Blackstone Account or a Portfolio Entity of an Other Blackstone Account, which may involve BXPE transferring Investments or assets to such licensor, for a fee. Further, a Portfolio Entity may sell its data to Unitholders, Portfolio Entities of Other Blackstone Accounts or their respective related parties (see also “—Data” and “—Data Management Services”). These transactions involve conflicts of interest, as Blackstone may receive fees and other benefits, directly or indirectly, from or otherwise have interests in both parties to the transaction, including different financial incentives Blackstone may have with respect to the parties to the transaction. For example, there can be no assurance that any Investment or asset sold by BXPE to a Unitholder, Portfolio Entity of an Other Blackstone Account or any of their respective related parties will not be valued or allocated a sale price that is lower than might otherwise have been the case if such Investment or asset were sold to a third party rather than to a Unitholder, Portfolio Entity of an Other Blackstone Account or any of their respective related parties. Blackstone will not be required to solicit third-party bids or obtain a third-party valuation prior to causing BXPE or any of its Portfolio Entities to purchase or sell any Investment or asset from or to a Unitholder, a Portfolio Entity of an Other Blackstone Account or any of their respective related parties as provided above (or to purchase, sell or redeem any interests in an Other Blackstone Account). These conflicts relating to buying or selling Investments or assets to or from certain related parties will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts (except as provided above).

Blackstone Strategic Relationships. Blackstone has entered, and it can be expected that Blackstone in the future will enter, into strategic relationships with investors (and/or one or more of their affiliates) that involve an overall relationship with Blackstone that could (but is not required to) incorporate one or more strategies (including, but not limited to, a different sector and/or geographical focus within the same or a different Blackstone business unit) (“Strategic Relationships”). A Strategic Relationship often involves (but is not required to involve) an investor agreeing to make a capital commitment to multiple Blackstone funds, one of which may be the Fund. The Unitholders will not receive a copy of any agreement memorializing a Strategic Relationship program (even if in the form of a side letter) and will be unable to elect in the “most-favored nations” election process any such rights or benefits afforded through a Strategic Relationship (and, for the avoidance of doubt, it is not expected that any further disclosure or reporting information will be shared with the limited partners about any Strategic Relationship). Specific examples of such additional rights and benefits have included and can be expected to include, among others, specialized reporting, discounts or reductions on and/or reimbursement or rebates of management fees or carried interest, secondment of personnel from the investor to Blackstone (or vice versa), targeted amounts for co-investments alongside Blackstone vehicles (including, without limitation, preferential or favorable allocation of co-investment, and preferential terms and conditions related to co-investment or other participation in Blackstone vehicles (including any carried interest and/or management fees to be charged with respect thereto, as well as any additional discounts, reductions, reimbursements or rebates thereof or other penalties that may result if certain target co-investment allocations or other conditions under such arrangements are not achieved)). The co-investment that is part of a Strategic Relationship may include co-investment in investments made by the Fund. Blackstone, including its personnel (including BXPE personnel), may receive compensation from Strategic Relationships and be incentivized to allocate investment opportunities away from the Fund to or source investment opportunities for Strategic Relationships. Strategic Relationships will therefore, in certain circumstances, result in fewer co-investment opportunities (or reduced allocations) being made available to the Unitholders. (See also “—Additional Potential Conflicts of Interest with respect to Co-Investment; Strategic Relationships Involving Co-Investment” herein.)

Blackstone’s Relationship with Pátria. Blackstone owns a non-controlling equity interest in Pátria Investments Ltd. (“Pátria”), a leading Brazilian alternative asset manager and advisory firm. Pátria’s alternative asset management businesses include the management of private equity funds, real estate funds, infrastructure funds and hedge funds (e.g., a multi-strategy fund and a long/short equity fund). On January 26, 2021, Pátria completed its initial public offering, pursuant to which Blackstone sold a portion of its interest and no longer has representatives or the right to designate representatives on Pátria’s board of directors. As a result of Pátria’s pre-IPO reorganization transactions (which included Blackstone’s sale of 10% of Pátria’s pre-IPO shares to Pátria’s controlling shareholder) and the consummation of the IPO, Blackstone is deemed to no longer have significant influence over Pátria due to its decreased ownership and lack of board representation. Blackstone does not control the day-to-day management of Pátria or the investment decisions of Pátria’s funds, all of which reside with the local Brazilian partners of Pátria.

Other Blackstone Accounts; Allocation of Investment Opportunities. Blackstone invests its own capital and third-party capital throughout the world, including on behalf of its other investment funds, investment vehicles, permanent capital vehicles, accounts and related entities (including Other Blackstone Accounts), which includes a number of existing Other Blackstone Accounts that have an investment strategy or objective that is adjacent to or overlaps with those of BXPE, including in particular BXPE Lux. The investment objectives of such Other Blackstone Accounts may be a subset of, overlap significantly with, or be more narrowly focused (e.g., focusing on one asset class, sector and/or one geographic region) than the investment objectives of the BXPE Fund Program, and allocations of relevant investment opportunities will be made to such Other Blackstone Accounts on a priority basis. Moreover, Blackstone may establish Other Blackstone Accounts or other vehicles that would otherwise be Other Blackstone Accounts but for the fact that the vehicles will not target multiple investments and/or are publicly-offered (e.g., a special purpose acquisition vehicle), and this is the case even though the initial target company may make additional add-on acquisitions. Such Other Blackstone Accounts may be sponsored and managed by the Sponsor or its affiliates and may participate alongside the BXPE Fund Program with respect to investments within such narrower focus, limitation or shared investment objectives (which may reduce, in whole or in part, the allocation thereof to the BXPE Fund Program). Unitholders should expect that not all of the investment opportunities suitable for the BXPE Fund Program will be presented to the BXPE Fund Program. Investment opportunities that might otherwise fall within investment objectives of the BXPE Fund Program or strategy may be allocated to Other Blackstone Accounts (in whole or in part). In addition, certain Other Blackstone Accounts have investment objectives, and a history of investing in investments that are a subset of or overlap with the investment objectives of the BXPE Fund Program’s investment program.

BXPE will invest alongside BXPE Lux as part of the BXPE Fund Program. While BXPE and BXPE Lux have substantially similar investment objectives and strategies and are expected to have highly overlapping investment portfolios, BXPE and BXPE Lux will be operated as distinct investment structures. As a result, certain conflicts may arise between BXPE and BXPE Lux with respect to the allocation of investment opportunities. Investment opportunities will be allocated between BXPE and BXPE Lux in accordance with Blackstone’s prevailing policies and procedures on a basis that the Sponsor believes to be fair and reasonable in its sole discretion, which may be pro rata based on available capital, subject to the following considerations: (x) any applicable investment strategies, mandates, objectives, focus, parameters, guidelines, limitations, liquidity positions and requirements of BXPE and BXPE Lux; (y) available capital of BXPE and BXPE Lux; and (z) legal, tax, accounting, regulatory and any other considerations deemed relevant by the Sponsor, including, without limitation, (i) the sector and geography/location of the investment, (ii) the specific nature (including size, type, amount, liquidity, holding period, anticipated maturity and minimum investment criteria (to the extent such factors are applicable)) of the investment, (iii) expected cash characteristics of the investment (such as cash-on-cash yield, distribution rates or volatility of cash flows), (iv) expected capital expenditures required as part of the investment; (v) portfolio diversification and concentration concerns with respect to BXPE and BXPE Lux; (vi) repurchase or redemption requests and anticipated future subscriptions for BXPE and BXPE Lux, (vii) anticipated tax treatment of the investment, (viii) timing expected to be necessary to execute an investment, and (ix) other considerations deemed relevant by the Sponsor in good faith.

Additionally, because the BXPE Fund Program invests across the Blackstone PE Platform, it is expected that its investment strategy will overlap to some degree with that of Other Blackstone Accounts that are actively investing and similarly overlap with future Other Blackstone Accounts. Although the BXPE Fund Program may make unique investments that are not shared by Other Blackstone Accounts outside of the BXPE Fund Program, it is expected that many investment opportunities will be shared with Other Blackstone Accounts outside of the BXPE Fund Program to the extent such opportunities fall within the narrower investment strategy of such Other Blackstone Account and our broader investment strategy across the BXPE Fund Program. This overlap will from time to time create conflicts of interest, which the Sponsor and its affiliates will seek to manage in a fair and reasonable manner in their sole discretion in accordance with their prevailing policies and procedures. Moreover, under certain circumstances, investment opportunities sourced and/or identified by the Sponsor and that fall within the BXPE Fund Program’s investment strategy and objective are expected to be allocated on a priority basis in whole or in part to Portfolio Entities, Other Blackstone Accounts, Portfolio Entities of Other Blackstone Accounts, or Blackstone.

It is expected that some activities of Blackstone, the Other Blackstone Accounts and their Portfolio Entities, including in particular BXPE Lux, will compete with BXPE and its Portfolio Entities for one or more investment opportunities that are consistent with BXPE’s investment objectives, and as a result such investment opportunities may only be available on a limited basis, or not at all, to BXPE. Blackstone may also from time to time make and hold investments of various types with or in lieu of Other Blackstone Accounts. Although such investments could be limited or restricted by the organizational documents of or other agreements relating to Other Blackstone Accounts, to the extent Blackstone does make or hold such investments, many of the conflicts of interest associated with the activities of Other Blackstone Accounts also apply to such investment activities of Blackstone. The Sponsor and its investment personnel have conflicting loyalties in determining whether an investment opportunity should be allocated to BXPE, Blackstone or an Other Blackstone Account (including but not limited to BXPE Lux), and these conflicts may not necessarily be resolved in favor of BXPE. Blackstone has adopted guidelines and policies, which it can be expected to update from time to time, regarding allocation of investment opportunities.

In circumstances in which any Other Blackstone Accounts outside the BXPE Fund Program have investment objectives or guidelines that overlap with those of the BXPE Fund Program, in whole or in part, the Sponsor generally determines the relative allocation of investment opportunities between or among one or more of the BXPE Fund Program and/or such Other Blackstone Accounts on a fair and reasonable basis in good faith according to guidelines and factors determined by it. However, the application of those guidelines and factors may result in the BXPE Fund Program not participating, or not participating to the same extent, in investment opportunities in which it would have otherwise participated, or participated to a greater extent, had the related allocations been determined without regard to such guidelines. Among the factors that the Sponsor considers in making investment allocations among the BXPE Fund Program and Other Blackstone Accounts are the following: (x) any applicable investment strategies, investment mandates, objectives, focus, parameters, guidelines, investor preferences, limitations and other contractual provisions, obligations and terms relating to the BXPE Fund Program and such Other Blackstone Accounts and the duration of the investment periods and holding periods of such Other Blackstone Accounts (as applicable), (y) available capital of the BXPE Fund Program and such Other Blackstone Accounts, (z) legal, tax, accounting, regulatory and any other considerations deemed relevant by the Sponsor, including, without limitation, (i) primary and permitted investment strategies, guidelines, liquidity positions and requirements, mandates, focus and objectives of the BXPE Fund Program and the Other Blackstone Accounts, including, without limitation, with respect to Other Blackstone Accounts that expect to invest in or alongside other funds or across asset classes based on expected return, (ii) sourcing of the investment and the nature and extent of involvement of the respective teams of investment professionals dedicated to the BXPE Fund Program and the Other Blackstone Accounts, (iii) the sector and geography/location of the investment, (iv) the specific nature (including size, type, amount, liquidity, holding period, anticipated maturity and minimum investment criteria (to the extent such factors are applicable)) of the investment, (v) expected investment return, (vi) risk/return profile of the investment, (vii) expected cash characteristics (such as cash-on-cash yield, distribution rates or volatility of cash flows), (xviii) capital expenditure required as part of the investment, (ix) portfolio diversification and concentration concerns (including, but not limited to, (A) allocations necessary for the BXPE Fund Program or Other Blackstone Accounts to maintain a particular concentration in a certain type of investment (e.g., if an Other Blackstone Account follows a liquid strategy pursuant to which it sells a type of investment more or less frequently than the BXPE Fund Program and the BXPE Fund Program or such Other Blackstone Account needs a non pro rata additional allocation to maintain a particular concentration in that type of investment) and (B) whether a particular fund already has its desired exposure to the investment, sector, industry, geographic region or markets in question), (x) relation to existing investments in a fund, if applicable (e.g., “follow on” to existing investment, joint venture or other partner to existing investment, or same security as existing investment), (xi) avoiding allocation that could result in de minimis or odd lot investments, (xii) redemption or withdrawal requests from a client, fund or vehicle and anticipated future contributions into an account, (xiii) ability to employ leverage and expected or underwritten leverage on the investment, (xiv) the ability of a client, fund or vehicle to employ leverage, hedging, derivatives, or other similar strategies in connection with acquiring, holding or disposing of the particular investment opportunity, and any requirements or other terms of any existing leverage facilities, (xv) the credit and default profile of an investment or borrower (e.g., FICO score of a borrower for residential mortgage loans), (xvi) the likelihood/immediacy of foreclosure or conversion to an equity or control opportunity, (xvii) with respect to investments that are made available to Blackstone by counterparties pursuant to negotiated trading platforms (e.g., ISDA contracts), the absence of such relationships which may not be available for all clients, (xviii) contractual obligations, (xix) co-investment arrangements, (xx) potential path to ownership, (xxi) the relative stage of the BXPE Fund Program’s and such Other Blackstone Account’s investment periods (e.g., early in a vehicle’s investment period (where an investment period is applicable), the Sponsor may over-allocate investments to such vehicle), (xxii) anticipated tax treatment of the investment, (xxiii) timing expected to be necessary to execute an investment, and (xxiv) other considerations deemed relevant by the Sponsor in good faith. Moreover, under certain circumstances, investment opportunities sourced and/or identified by the Sponsor and that fall within the BXPE Fund Program’s investment strategy and objective may be allocated in whole or in part to Portfolio Entities, Other Blackstone Accounts or Portfolio Entities of Other Blackstone Accounts, or Blackstone. The allocation of investments to Other Blackstone Accounts, including as described above, will result in fewer investment opportunities for the BXPE Fund Program. Additionally, Other Blackstone Accounts may be incentivized to offer a certain amount of co-investment opportunities to their limited partners, which may result in fewer investment opportunities being made available to us.

Blackstone has adopted “first-call” guidelines in connection with determining allocations of investment opportunities among its business groups. The “first-call” guidelines are non-exclusive and subject to the provisions of this Registration Statement, including the factors described above. Blackstone has set forth priorities and presumptions regarding what constitutes “debt” investments, “control-oriented equity” investments, “energy” investments, “preferred” investments, risk and return characteristics for defining “core” or “core+” investments and “infrastructure,” presumptions regarding allocation for certain types of investments (e.g., distressed investments) and other matters. The application of such guidelines will result in the BXPE Fund Program not participating, or not participating to the same extent, in investment opportunities in which it would have otherwise participated had the guidelines not existed.

The Sponsor makes good faith determinations for allocation decisions based on expectations that will, in certain circumstances, prove inaccurate and such determinations require it to make subjective judgments regarding application of the guidelines and arrangements described herein. Information unavailable to the Sponsor, or circumstances not foreseen by the Sponsor at the time of allocation, may cause an investment opportunity to yield a different return than expected. For example, an investment opportunity that the Sponsor determines to be consistent with the return objectives of an Other Blackstone Account rather than the BXPE Fund Program could exceed the Sponsor’s expectations and underwriting and generate an actual return that would have been appropriate for the BXPE Fund Program. Conversely, an investment that the Sponsor expects to be consistent with the BXPE Fund Program’s return objectives will, in certain circumstances, fail to achieve or exceed them. Any such judgments and application involves inherent conflicts and risks that assumptions regarding investment opportunities may not ultimately prove correct. As such, there can be no assurance that the subjective judgments made by the Sponsor will prove correct in hindsight. Furthermore, in certain circumstances where the Fund is participating alongside one or more Other Blackstone Accounts in an investment opportunity, the Sponsor is expected to be required to make initial investment allocation decisions at the time of the signing of the related purchase agreement (or equivalent) and/or funding of the deposit in respect thereof. The Sponsor could change the applicable investment allocations as between the Fund and such Other Blackstone Accounts between such signing and/or funding of the deposit and the closing of such investment opportunity as it determines appropriate based on factors the Sponsor deems relevant in its sole discretion. In such circumstances, the Fund’s and such Other Blackstone Accounts’ respective obligations related to any deposit and transaction costs (including broken deal fees and expenses) would be expected to change accordingly, provided that any such adjustments, particularly in respect of funded deposits, are expected to occur at the time of the closing of the investment and interest or other additional amounts will not be due or payable in respect of any such adjustments. In addition, the Sponsor could determine at any point prior to the closing of an investment opportunity that any such investment opportunity that was initially allocated to the Fund based on information available to the Sponsor at the time the allocation decision is made should subsequently be reallocated in whole or in part to one or more Other Blackstone Accounts (and vice versa) based on subsequent information received by the Sponsor in respect of such investment opportunity. In such circumstance, the Sponsor could determine to reallocate all or any portion of any such investment opportunity from the Fund to such Other Blackstone Accounts (or vice versa) (such fund from which an investment opportunity is being reallocated, a “Reallocating Fund”), including in circumstances where such Reallocating Fund has entered into an exclusivity arrangement or other binding agreement with one or more third parties (any such reallocated investment opportunity, a “Reallocated Investment”). In such cases, if the non-Reallocating Fund agrees to pursue the investment, Blackstone will determine, in its sole discretion, whether and to what extent the non-Reallocating Fund will reimburse the Reallocating Fund for any deferred acquisition costs (including non-refundable or refundable deposits, breakage fees, due diligence costs and other fees and expenses) incurred by the Reallocating Fund relating to such Reallocated Investment, and any such reimbursement would be made without the consent of the Board of Directors, the Unitholders, or otherwise, as applicable.

BXPE will also invest alongside Other Blackstone Accounts (including other vehicles in which Blackstone or its personnel invest) in investments that are suitable for one or more of BXPE and such Other Blackstone Accounts. To the extent BXPE jointly holds securities with any Other Blackstone Account that has a different expected duration or different liquidity terms, conflicts of interest will arise between BXPE and such Other Blackstone Account with respect to the timing and manner of disposition of opportunities. In order to mitigate any such conflicts of interest, BXPE may recuse itself from participating in any decisions relating or with respect to the investment by BXPE or the Other Blackstone Account. If the Other Blackstone Account maintains voting rights with respect to the securities it holds, or if BXPE does not recuse itself, Blackstone may be required to take action where it will have conflicting loyalties between its duties to BXPE and such Other Blackstone Accounts, which may adversely impact BXPE Even if BXPE and such Other Blackstone Accounts and/or co-investment or other vehicles invest in the same securities, conflicts of interest may still arise. For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for BXPE and/or such Other Blackstone Accounts and vehicles may not be the same. Additionally, BXPE and/or such Other Blackstone Accounts and/or vehicles will generally have different expiration dates and/or investment objectives (including return profiles) and Blackstone, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by BXPE and Other Blackstone Accounts). Such Other Blackstone Accounts may also have certain governance rights for legal, regulatory or other reasons that BXPE will not have. As such, BXPE and/or such Other Blackstone Accounts may dispose of any such shared investment (or choose whether to invest in related investments (such as follow-on investments)) at different times and on different terms. In addition, Investments alongside Other Blackstone Accounts in public securities may also result in conflicts of interest that do not apply to other joint investments. Following an IPO or subsequent public offering of a Portfolio Entity in which the Fund and any Other Blackstone Client hold an investment or otherwise if at any time the Fund and an Other Blackstone Client both hold public securities in the same Portfolio Entity, the Funds and such Other Blackstone

Account are generally permitted to exit such public securities at different times and on different terms through sales on the public markets. Blackstone may reach different conclusions for each such vehicle on the decision of whether, when and at what price to sell such securities based on the different expiration dates and/or investment objectives of the Fund and such Other Blackstone Accounts or for other reasons, and this may result in Other Blackstone Accounts exiting earlier or at a higher price than the Funds (or vice versa). Alternatively, BXPE and any Other Blackstone Accounts may dispose of investments together and the timing of such disposition may in part be driven by an Other Blackstone Account’s term or return profile that may be different from BXPE’s, particularly in light of BXPE’s perpetual nature. It is also possible that BXPE and one or more Other Blackstone Accounts will buy certain investments or assets at or about the same time that one or more additional Other Blackstone Accounts are selling the same or related investments or assets. Such circumstances can be expected to arise from time to time for a number of reasons and may depend on various factors including the respective amounts of available capital, expiration dates, investment objectives and/or return profiles of BXPE and/or Other Blackstone Accounts. The Sponsor will not be required to provide notice or disclosure of the terms or occurrence of any such transactions to the Unitholders or obtain any consent or approval from the Board of Directors, and there can be no assurance that conflicts of interest arising out of such transactions will be resolved in favor of BXPE.

In certain circumstances as pertaining to particular underlying strategies of BXPE, BXPE will invest its “available capital” (on a time-weighted basis as described below) pro rata with Other Blackstone Accounts, subject to each vehicle’s investment limitations and legal, regulatory, tax, accounting and other considerations, including taking into account the allocation considerations described herein and, where applicable, the investment preferences specified in advance by investors in the Other Blackstone Accounts. Under this allocation methodology, capital deployment is allocated by calculating BXPE’s and Other Blackstone Account’s respective available capital for a particular underlying strategy, which is then weighted by the remaining time in BXPE’s and Other Blackstone Account’s respective investment periods. The “weighting factor” is calculated by dividing BXPE’s and Other Blackstone Account’s available capital by the percentage of days left in BXPE’s and Other Blackstone Account’s respective investment periods. Because BXPE is an open-ended vehicle, BXPE’s “investment period” for purposes of applying this allocation methodology will be determined by the Investment Manager in good faith taking into account such factors that it deems relevant and appropriate under the circumstances, including but not limited to BXPE’s inception date, the date of the relevant Investment, BXPE’s pace of deployment and the expected time horizon of the Investment, which determination may result in BXPE participating in a particular investment to a greater or lesser extent than Other Blackstone Accounts. BXPE is expected to pursue both investment strategies for which this allocation methodology will be used and investment strategies for which this allocation methodology will not be used. It is generally expected that BXPE’s “available capital” for purposes of applying this allocation methodology will only include available capital of BXPE (including, potentially, capital expected to be contributed to BXPE in the future) that is expected to be invested in a particular strategy for which such methodology is being used, as determined by the Investment Manager in its discretion. Conversely, BXPE’s “available capital” for this purpose would generally exclude available capital of BXPE that is expected to be invested in strategies for which this allocation methodology is not being used, as determined by the Investment Manager in its discretion. In determining what BXPE’s “investment period” and “available capital” are for purposes of applying this allocation methodology, the Investment Manager will need to make subjective judgments and projections that may not ultimately prove correct in hindsight. These determinations involve inherent conflicts of interest, and there can be no assurance that any such conflicts will be resolved in a manner that is favorable to BXPE.

In addition, in certain circumstances certain other investment vehicles will receive allocations of investments that are otherwise appropriate for BXPE and/or Other Blackstone Accounts, which will from time to time result in BXPE not participating (or participating to a lesser extent) in certain investment opportunities otherwise within its mandate. Under certain circumstances, Blackstone can be expected to determine not to pursue some or all of an investment opportunity within BXPE’s mandate, including without limitation, as a result of business, reputational or other reasons applicable to BXPE, Other Blackstone Accounts, their respective Portfolio Entities or Blackstone. In addition, the Sponsor will, in certain circumstances, determine that BXPE should not pursue some or all of an investment opportunity, including, by way of example and without limitation, because BXPE has insufficient capital to pursue the investment, BXPE has already invested sufficient capital in the investment, sector, industry, geographic region or markets in question, as determined by the Sponsor in its sole discretion, or the investment is not appropriate for BXPE for other reasons as determined by the Sponsor in its good faith reasonable sole discretion. In any such case Blackstone could, thereafter, offer such opportunity to other parties, including Other Blackstone Accounts or Portfolio Entities, investors in BXPE or Other Blackstone Accounts, joint venture partners, related parties or third parties, and such parties may pursue the opportunity.

When the Sponsor determines not to pursue some or all of an investment opportunity for BXPE that would otherwise be within BXPE’s objectives and strategies, and Blackstone provides the opportunity or offers the opportunity to Other Blackstone Accounts, Blackstone, including its personnel (including the Sponsor personnel), can be expected to receive compensation from the Other Blackstone Accounts, whether or not in respect of a particular investment, including an allocation of carried interest, referral fees or revenue share, and any such compensation could be greater than amounts paid by BXPE to the Sponsor. As a result, the Sponsor (including the Sponsor personnel who receive such compensation) could be incentivized to allocate investment opportunities away from BXPE or to source investment opportunities for Other Blackstone Accounts, which could result in fewer opportunities (or reduced allocations) being made available to BXPE or to the Unitholders as co-investment. In addition, in some cases Blackstone can be expected to earn greater fees when Other Blackstone Accounts participate alongside or instead of BXPE in an investment. For example, certain Other Blackstone Accounts (including but not limited to, those pursuing Blackstone’s “Tactical Opportunities” strategy) are multi-strategy funds focused on sourcing, diligencing, and executing special situation investments, pursue investments across asset classes and geographies, operating under a flexible, opportunistic mandate which is expected to overlap with the investment objective of BXPE. Blackstone, including the Sponsor and its personnel, is expected to receive compensation, including an allocation of carried interest and/or referral fees, as a result of certain investment allocation-related arrangements with certain Other Blackstone Accounts, and any such compensation could be greater than amounts paid by BXPE to the Sponsor and may result in investments that fit within the primary investment mandate of BXPE being wholly or partially allocated to one or more Other Blackstone Accounts. Certain Other Blackstone Accounts are expected to contractually or legally limit the investment opportunities available to BXPE. For example, certain Other Blackstone Accounts may agree with investors that co-investment opportunities first be offered to the investors in such product prior to any such opportunity being offered to BXPE. By executing their subscription documents with respect to BXPE, the Unitholders will be deemed to have acknowledged that Other Blackstone Accounts will from time to time share and/or receive priority allocation of certain investments that might be otherwise appropriate for BXPE or will from time to time otherwise participate in investments alongside BXPE. As a result of the foregoing, BXPE will not receive an allocation of each investment opportunity within its mandate. To the extent such Other Blackstone Accounts elect not to invest in such investment opportunity (or elect to invest in only a portion of such opportunity), such investment opportunity (or the remainder of such investment opportunity) may be allocated to BXPE.

In addition, as a general matter, it is expected that Blackstone’s Real Estate, Private Equity, Infrastructure, Strategic Partners and Credit businesses will receive priority over most real estate opportunities, large control equity opportunities, infrastructure opportunities (including, but not limited to, energy and natural resources opportunities), secondaries and certain types of credit opportunities, respectively. The arrangements described herein will result in investments that fit within the primary investment mandates of BXPE being wholly or partially allocated to one or more Other Blackstone Accounts. Such Other Blackstone Accounts will from time to time (i) make or receive priority allocations of certain investments that are appropriate for BXPE and (ii) participate in investments alongside BXPE, provided that any such allocation may be subsequently adjusted at Blackstone’s direction. Any such Other Blackstone Accounts may be advised by a different Blackstone business group with a different investment committee, which could determine an investment opportunity to be more attractive than the Sponsor believes to be the case. In any event, there can be no assurance that the Sponsor’s assessment will prove correct or that the performance of any Investments actually pursued by BXPE will be comparable to any investment opportunities that are not pursued by BXPE. Blackstone, including its personnel, will, in certain circumstances, receive compensation from any such party that makes the investment, including an allocation of incentive allocations or referral fees or revenue shares, and any such compensation could be greater than amounts paid by BXPE to the Sponsor. In some cases, Blackstone earns greater fees when Other Blackstone Accounts participate alongside or instead of BXPE in an Investment.

In addition, Other Blackstone Accounts including those pursuing Blackstone’s “Strategic Partners” strategy, sponsor or manage various funds, vehicles and accounts that, like BXPE, invest a substantial amount of their assets in interests in private funds, including both funds sponsored or managed by other Blackstone affiliates and funds sponsored or managed by third parties, through secondary market purchases of such interests and primary commitments to such funds. Such Other Blackstone Accounts may, from time to time, participate in investments alongside BXPE. This will from time to time result in such Other Blackstone Accounts receiving a significant share of an investment opportunity in which BXPE participates, including, potentially, in connection with a substantial portion of the investments made by BXPE. In addition, circumstances could arise where there is an investment opportunity that is suitable for both BXPE and such Other Blackstone Accounts and, instead of BXPE participating in the investment directly alongside such Other Blackstone Accounts, BXPE will participate in the investment indirectly through an investment in one of such Other Blackstone Accounts that, in turn, participates in that investment directly. In such circumstances, although BXPE would not bear management fee or performance fees in connection with a Primary Commitment to such Other Blackstone Accounts, it would bear other expenses related to such Other Blackstone Accounts and thus BXPE could ultimately be required to pay a higher amount of expenses in connection with the investment than they would have otherwise paid had BXPE participated in the investment directly. Additionally, formal information barriers in place between the Other Blackstone Accounts pursuing Blackstone’s “Strategic Partners” strategy and other Blackstone business units could restrict the flow of information about investment opportunities to the Sponsor. Such restrictions could, in some circumstances, prevent the Other Blackstone Accounts from sharing an investment opportunity with the Sponsor (including in cases where the investment opportunity is suitable for BXPE) or from discussing with the Sponsor an investment made jointly by such Other Blackstone Account and BXPE.

Certain Other Blackstone Accounts (including those pursuing Blackstone’s “Total Alternatives Solution” strategy), similar to BXPE, are part of a multi-strategy program designed to provide investors with exposure to a multitude of Blackstone’s investment programs. However, the investment strategy of such Other Blackstone Accounts pursuing Blackstone’s “Total Alternatives Solution” strategy differs from that of BXPE in certain important respects. For example, such Other Blackstone Accounts, relative to BXPE, invest in a broader mix of Blackstone’s key investment program. The overlapping objectives of BXPE and the such Other Blackstone Accounts referred to in this paragraph could also give rise to conflicts of interest relating to the allocation of investment opportunities, which Blackstone will seek to resolve in a fair and equitable manner, although there is no assurance that Blackstone will be able to do so.

Potential investors should note that the terms of the existing and future Other Blackstone Accounts alongside which BXPE may invest (including with respect to the economic terms such as management fees and performance-based compensation and the calculations, timing and amount thereof, investment limitations, co-investment arrangements, geographic and/or sector focus/limitations, veto rights with respect to investments, liquidity rights, diversification parameters and any governance rights, reporting rights or information rights afforded to limited partners of such Other Blackstone Accounts and other matters) may materially differ, and may in some instances be materially more favorable to the investors in such Other Blackstone Accounts. For example, one or more Other Blackstone Accounts may have investment objectives that are more narrowly focused (e.g., focusing on one asset class, sector and/or one geographic region) than the investment objectives of BXPE. Such different terms will from time to time create potential conflicts of interests for the Sponsor or its affiliates, including with respect to the allocation of investment opportunities and may otherwise impact the calculation and presentation of investment returns. In particular, the existence of different rates of performance-based compensation may create a potential conflict of interest for the Sponsor or its affiliates in connection with the allocation of investment opportunities.

Investors in BXPE who independently are also investors in Other Blackstone Accounts may be subject to more concentration risk given the potential exposure to the same underlying deals through multiple avenues.

The Sponsor will share personnel (including BXPE Investment Committee members, Review Committee members and investment team members) and resources with other Blackstone businesses. The overlap between these businesses and the Sponsor may result in BXPE participating to a lesser degree or not at all in certain investments that are allocated to the Other Blackstone Accounts.

Blackstone will be permitted to make investments alongside BXPE (including via participation by Blackstone affiliates, professionals, employees and related parties, and entities and other key advisors and relationships of Blackstone, including in certain circumstances, Other Blackstone Accounts). In addition, the Sponsor will, in certain circumstances, permit certain Blackstone personnel and other professionals responsible for portfolio operations and other similar operational initiatives with respect to one or more Portfolio Entities of BXPE to participate in these side-by-side rights on an investment-by-investment basis. BXPE may also participate in Blackstone’s side-by-side rights with respect to Other Blackstone Accounts. The Sponsor intends to limit participation by any such professionals to investments involving Portfolio Entities of BXPE with respect to which the Sponsor expects in good faith that such professionals will be materially involved following the consummation of such investment. Such side-by-side investments will generally result in BXPE being allocated a smaller share of an investment than would otherwise be the case in the absence of such side-by-side investment rights. Blackstone generally receives no fees in relation to side-by-side investments, but will often receive additional income in fees and performance compensation from Other Blackstone Accounts in connection with such investments. Additionally, Other Blackstone Accounts and former Blackstone employees and professionals (and their relatives and related endowment funds) will be permitted (or have the preferred right) to participate in Blackstone’s side-by-side co-investment rights (and may be allocated a substantial portion of Blackstone’s side-by-side co-investment rights (and in some cases, a majority)). In particular, the Other Blackstone Accounts pursuing Blackstone’s “Total Alternatives Solution” strategy, which invest in, or alongside, multiple Blackstone funds, will participate in investments alongside BXPE pursuant to Blackstone’s side-by-side investment rights, and in such cases Blackstone would be eligible to receive fees and carried interest from the investors in such vehicles (as determined in Blackstone’s sole discretion). Additionally, such Other Blackstone Accounts will participate in investments alongside BXPE or funds outside of Blackstone’s side-by-side program. The amount of performance-based compensation charged and/or management fees paid by BXPE may be less than or exceed the amount of performance-based compensation charged and/or management fees paid by Other Blackstone Accounts. Such variation may create an incentive for Blackstone to allocate a greater percentage of an investment opportunity to BXPE or such Other Blackstone Accounts, as the case may be.

BXPE may from time to time participate in investments in or relating to Portfolio Entities of Blackstone (including BXi, as defined below), Other Blackstone Accounts, and any successor fund of such Other Blackstone Accounts may also participate in investments relating to Portfolio Entities in which BXPE may have an investment (or vice versa), including, for example, investments in or relating to Portfolio Entities that represent “platform” investments where additional opportunities to invest are made available to the Sponsor, where the Sponsor and/or its affiliates determine that doing so is appropriate under the circumstances. Additionally, such related Portfolio Entities may be managed together (including, for example, the use of the same third-party manager(s) or service provider(s)) or otherwise operated as part of the same “platform,” combined and/or otherwise sold together as a part of a single transaction or series of related transactions. Such arrangements may result in BXPE’s interest in any such investment being subject to dilution and may give rise to other significant risks and conflicts of interest and there can be no assurance that BXPE will not be adversely affected by such arrangements. For example, BXPE, any such platform entities, Portfolio Entities and other vehicles or entities in which one or more affiliates of Blackstone hold an interest (including, but not limited to, Other Blackstone Accounts and their affiliates) may engage in activities that compete with those of BXPE and certain Other Blackstone Accounts and otherwise make investments of a type that would be suitable for the same. Such activities may result in allocations of investment opportunities to any such “platform” entities, permanent capital vehicles, accounts or other entities controlled by or in which an affiliate of Blackstone holds an interest and consequently may result in BXPE and/or certain Other Blackstone Accounts not participating (and/or not participating to the same extent) in certain investment opportunities in which it would have otherwise participated. Similarly, BXPE may from time to time invest in Portfolio Entities in which Other Blackstone Accounts and/or Blackstone have pre-existing investments. For example, Blackstone, through Blackstone Innovations (“BXi”), frequently makes minority investments in early-stage companies, and BXPE may later also invest in one or more such companies. Additionally, Portfolio Entities of Blackstone may raise additional capital in the future at a time when those funds do not have sufficient reserves to take their pro rata share of such capital raise, and in such instances BXPE may take any amount that those funds are unable to participate in. Given the potential benefits to BXi and/or Blackstone and/or such Other Blackstone Accounts (including, for example, higher valuations on its investment, the potential receipt of proceeds from BXPE’s investment or, if the company is distressed, the potential for additional financial support), the Sponsor may be incentivized to cause BXPE to invest in such companies and there can be no assurances that the related conflicts of interests (including as it relates to the valuation at which BXPE invest) will be resolved in a manner favorable to BXPE. In instances where BXPE invest at a significantly higher (or lower) valuation than BXi, Blackstone and/or such Other Blackstone Accounts, BXPE and such other vehicle(s) will potentially have conflicting interests in the event the value of the company declines (or increases) following the time of BXPE’s investment (see “–Liability Arising From Transactions Entered into Alongside Blackstone and/or Other Blackstone Accounts” for additional information). Additionally, BXPE, BXi and such Other Blackstone Accounts will generally have different investment periods or expiration dates and/or investment objectives (including return profiles), which differences may be heightened as a result of their investments being made at different times and valuations from BXPE, and Blackstone, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities. As such, BXPE and/or such other parties may dispose of any such shared investment at different times and on different terms. The consent of the Board of Directors is not required in connection with such investments in which Blackstone or Other Blackstone Accounts have a pre-existing interest.

Blackstone has also entered into investment management arrangements whereby it provides investment management services for compensation to certain insurance companies and affiliates thereof (“Special BIS Clients”), Allstate Life Insurance Company and certain of its affiliates (including any successors, “ALIC”). ALIC is a Portfolio Entity of an Other Blackstone Account. The Special BIS Clients make investments across a variety of asset classes (including investments that may otherwise be appropriate for BXPE). In the future, Blackstone will likely enter into similar arrangements with other Portfolio Entities of BXPE, Other Blackstone Accounts, or other insurance companies. Such arrangements may reduce the allocations of investments to BXPE, and Blackstone may be incentivized to allocate investments away from BXPE to the Special BIS Clients or other vehicles/accounts to the extent the economic arrangements related thereto are more favorable to Blackstone relative to the terms of BXPE. In addition, Blackstone acquired a 9.9% equity interest in the parent company of American International Group Inc.’s life and retirement business (“AIG L&R”), and in connection therewith Blackstone ISG-II Advisors L.L.C. entered into a similar long-term asset management partnership with certain subsidiaries of AIG L&R to serve as the exclusive external manager with respect to certain asset classes within their investment portfolio (in addition to Blackstone’s indirect economic interest in investments made under such arrangements, as a partial owner of AIG L&R). The considerations described above will also generally apply to the AIG L&R investment and arrangement, and Blackstone will be incentivized to allocate investment opportunities (in whole or in part) to AIG L&R in lieu of BXPE by virtue of both its compensation under such arrangements and its ownership interest in AIG L&R.

Fund Life Commitments. BXPE will invest in certain Other Blackstone Accounts by making a fund life commitment to such Other Blackstone Accounts. BXPE will participate in such fund life commitments in most instances through an aggregator vehicle controlled by the Sponsor or an affiliate thereof, and BXPE will commence and end its participation in an Other Blackstone Account (through the aggregator vehicle) at different times to other investors. In connection with such fund life commitments, an Other Blackstone Account may provide the Sponsor with investment-by-investment tracking of investment proceeds; that is, such Other Blackstone Account will inform the Sponsor of the particular underlying investment of such Other Blackstone Account to which the investment proceeds relate. In such cases, investment proceeds from such Other Blackstone

Accounts will generally be allocated to BXPE based on the particular underlying investment of such Other Blackstone Account that generated such investment proceeds (and, therefore, the allocation of such investment proceeds will take into account the relative contributed capital of BXPE to the applicable underlying investment). However, in certain cases, an Other Blackstone Account will not provide the Sponsor with investment-by-investment tracking of investment proceeds. With respect to such instances, the Sponsor has adopted a practice, which it may amend, modify, revise or supplement from time to time without notice to the BXPE investors, regarding allocation of the investment proceeds it receives from such Other Blackstone Account. The Sponsor will seek to allocate investment proceeds based on a formulaic, time-weighted approach that generally takes into account (i) the amount invested in an Other Blackstone Account by BXPE and (ii) BXPE’s expected hold time of such investment, which is generally based on the total expected number of days of such Other Blackstone Account’s term (generally determined based on such Other Blackstone Account’s governing documents). As it relates to Other Blackstone Accounts that will not provide the Sponsor with investment-by investment tracking of investment proceeds, while the Sponsor believes the foregoing time-weighted approach to the allocation of investment proceeds to BXPE is reasonable, it is expected that the application of such methodology will result in BXPE receiving less, or more, investment proceeds from any such Other Blackstone Account than BXPE would have received had such Other Blackstone Account provided investment-by-investment tracking of investment proceeds. A number of factors will affect when BXPE would receive less, and when BXPE would receive more, investment proceeds from such Other Blackstone Accounts, including, for example and without limitation, the timing of each applicable Other Blackstone Account’s capital calls, investment realizations, and distributions of investment proceeds.

Allocation of Portfolios. Blackstone will, in certain circumstances, have an opportunity to acquire a portfolio or pool of assets, securities and instruments that it determines should be divided and allocated among BXPE and Other Blackstone Accounts. Such allocations generally would be based on Blackstone’s assessment of the expected returns and risk profile of each of the assets. For example, some of the assets in a pool may have a lower return profile, while others may have an opportunistic return profile not appropriate for BXPE. Also, a pool may contain both debt and equity instruments that Blackstone determines should be allocated to different funds. In all of these situations, the combined purchase price paid to a seller or received from a buyer would be allocated among the multiple assets, securities and instruments in the pool and therefore among BXPE and Other Blackstone Accounts acquiring any of the assets, securities and instruments, in accordance with the allocation of value in respect of the transaction (e.g., accounting, tax or different manner), although Blackstone could, in certain circumstances, allocate value to BXPE and such Other Blackstone Accounts on a different basis than the contractual purchase price. Similarly, there will likely be circumstances in which BXPE and Other Blackstone Accounts will sell assets in a single or related transactions to a buyer. In some cases a counterparty will require an allocation of value in the purchase or sale contract, though Blackstone could determine such allocation of value is not appropriate and should not be relied upon. Blackstone will generally rely upon internal analysis to determine the ultimate allocation of value, though it could also obtain third-party valuation reports. Regardless of the methodology for allocating value, Blackstone will have conflicting duties to BXPE and Other Blackstone Accounts when they buy or sell assets together in a portfolio, including as a result of different financial incentives Blackstone has with respect to different vehicles, most clearly when the fees and compensation, including performance-based compensation, earned from the different vehicles differ. There can be no assurance that an Investment of BXPE will not be valued or allocated a purchase price that is higher or lower than it might otherwise have been allocated if such Investment were acquired or sold independently rather than as a component of a portfolio shared with Other Blackstone Accounts. In certain cases, the Fund could purchase an investment or an entire portfolio or pool from a third party seller and promptly thereafter sell the portion of the investment or portfolio or pool allocated to an Other Blackstone Account to that Other Blackstone Account pursuant to an agreement entered into between the Fund and such Other Blackstone Account prior to closing of the transaction (or vice versa), and any such sell down of assets will not be subject to the approval of the Board of Directors, any Unitholder, or otherwise, as applicable. These conflicts related to allocation of portfolios will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Investments in Which Other Blackstone Accounts Have a Different Principal Investment Generally. BXPE can be expected to hold an interest in a Portfolio Entity that is different (including with respect to relative seniority) than the interests held by Other Blackstone Accounts (and in certain circumstances the Sponsor will be unaware of an Other Blackstone Account’s participation or the size of the Other Blackstone Account’s investments, as a result of information walls or otherwise). BXPE is not subject to any limitations with respect to such investments (including with respect to terms, price, quantity, frequency, percentage interest therein or otherwise). In these situations, conflicts of interest will arise. In order to mitigate any such conflicts of interest, BXPE may recuse itself from participating in any decisions relating or with respect to such investment by BXPE or the applicable investments by the Other Blackstone Accounts, or by establishing groups separated by information barriers (which can be expected to be temporary and limited purpose in nature) within Blackstone to act on behalf of each of the clients. Despite these, and any of the other actions described below that Blackstone may take to mitigate the conflict, Blackstone will, in certain circumstances, be required to take action when it will have conflicting loyalties between its duties to BXPE and such Other Blackstone Accounts, which will adversely impact BXPE. In that regard, actions may be taken for Other Blackstone Accounts that are adverse to the Funds (and vice versa). If BXPE recuses itself from decision-making, it will generally rely upon a third party to make the decisions, and the third party could have conflicts or otherwise make decisions that Blackstone would not have made.

In addition, under certain circumstances, BXPE may be prohibited (or refrain) from decision-making or exercising other rights it would otherwise have with respect to a Portfolio Entity, as a result of BXPE’s affiliation with Other Blackstone Accounts that own different interests in such Portfolio Entity. While the Sponsor will seek, where applicable, to have a third party exercise rights on behalf of BXPE for the purposes of exercising voting rights and/or managing any conflicts of interest related to such investments (which may include third-party co-investors or independent representatives), in certain instances such investments may be made without any such third party participation (for example, because BXPE owns or acquires the entirety of the relevant instrument or tranche), and in such circumstances the absence of any such third party could adversely affect BXPE or its interest in the Portfolio Entity (or the applicable Other Blackstone Account(s)) or its ability to effectively mitigate such conflicts of interest. The Unitholders will in no way receive any benefit from fees paid to the Sponsor or its affiliates from a Portfolio Entity in which any Other Blackstone Account also has an interest (including, for greater certainty, any fees Blackstone received as a result of the provision of services by such affiliates). Moreover, in a case where a conflict of interest arises with respect to a Third-Party Fund Manager in which BXPE has invested, Blackstone will often not be in a position to mitigate or ameliorate the conflict but will instead need to be reliant upon such Third-Party Fund Manager.

Other Blackstone Accounts are likely to have an interest in an investment vehicle sponsored by a Third-Party Fund Manager in which BXPE has invested, or in an investment owned by such Third-Party Fund Manager (directly or indirectly) (or vice versa). There can be no assurances that such situations will not give rise to conflicts of interest, or that they will be resolved in favor of BXPE.

Related Financing Counterparties. BXPE can be expected to invest in companies or other entities in which Other Blackstone Accounts make an investment in a different part of the capital structure (and vice versa). The Sponsor requests in the ordinary course proposals from lenders and other sources to provide financing to BXPE and its Portfolio Entities. The Sponsor takes into account various facts and circumstances it deems relevant in selecting financing sources, including whether a potential lender has expressed an interest in evaluating debt financing opportunities, whether a potential lender has a history of participating in debt financing opportunities generally and with Blackstone in particular, the size of the potential lender’s loan amount, the timing of the relevant cash requirement, the availability of other sources of financing, the creditworthiness of the lender, whether the potential lender has demonstrated a long-term or continuing commitment to the success of Blackstone and its funds, and such other factors that Blackstone deems relevant under the circumstances. The cost of debt alone is not determinative.

Debt and/or equity financing to BXPE and its Portfolio Entities is expected to be provided by Unitholders, Other Blackstone Accounts and investors therein, their Portfolio Entities and other parties with material relationships with Blackstone, such as shareholders of and lenders to Blackstone and lenders to Other Blackstone Accounts and their Portfolio Entities, as well as by Blackstone itself. Blackstone could have incentives to cause BXPE and its Portfolio Entities to accept less favorable financing terms from a Unitholder, Other Blackstone Accounts, their Portfolio Entities and investors, Blackstone and other parties with material relationships with Blackstone than it would from a third party. The same concerns apply when any of these other parties invest in a more senior position in the capital structure of a Portfolio Entity than BXPE, even if the form of the transaction is not a financing. BXPE or a Portfolio Entity could also occupy a different position in the capital structure than a Unitholder, Other Blackstone Account, their Portfolio Entities and other parties with material relationships with Blackstone, in which case Blackstone could have an incentive to cause BXPE or Portfolio Entity to offer more favorable financing terms to such parties. In the case of a related party financing between BXPE or its Portfolio Entities, on the one hand, and Blackstone, Other Blackstone Accounts or their Portfolio Entities, on the other hand, the Sponsor could, but is not obligated to, rely on a third-party agent to confirm the terms offered by the counterparty are consistent with market terms, or the Sponsor could instead rely on its own internal analysis, which the Sponsor believes is often superior to third-party analysis given Blackstone’s scale in the market. If however any of Blackstone, BXPE, an Other Blackstone Account or any of their Portfolio Entities delegates to a third party, such as another member of a financing syndicate or a joint venture partner, the negotiation of the terms of the financing, the transaction will be assumed to be conducted on an arms-length basis, even though the participation of the Blackstone related vehicle impacts the market terms and Blackstone may have influence on such third parties. For example, in the case of a loan extended to BXPE or a Portfolio Entity by a financing syndicate in which an Other Blackstone Account has agreed to participate on terms negotiated by a third-party participant in the syndicate, it may have been necessary to offer better terms to the financing provider to fully subscribe the syndicate if the Other Blackstone Account had not participated; it is also possible that the frequent participation of Other Blackstone Accounts in such syndicates could dampen interest among other potential financing providers, thereby lowering demand to participate in the syndicate and increasing the financing costs to BXPE. Blackstone does not believe either of these effects is significant, but no assurance can be given to Unitholders that these effects will not be significant in any circumstance. The Sponsor will not be required to obtain any consent or seek any approvals from Unitholders or the Board of Directors in the case of any of these conflicts.

Blackstone could cause actions adverse to BXPE to be taken for the benefit of Other Blackstone Accounts that have made an investment more senior in the capital structure of a Portfolio Entity than BXPE (e.g., provide financing to a Portfolio Entity, the equity of which is owned by BXPE) and, vice versa, actions will, in certain circumstances, be taken for the benefit of BXPE and its Portfolio Entities that are adverse to Other Blackstone Accounts. In addition, Third-Party Fund Managers in which BXPE invests are managed independently from Blackstone and may take actions that are adverse to Blackstone and/or BXPE. Blackstone could seek to implement procedures to mitigate conflicts of interest in these situations such as (i) a forbearance of rights, including some or all non-economic rights, by BXPE or relevant Other Blackstone Account (or their respective Portfolio Entities, as the case may be) by, for example, causing such Other Blackstone Account to decline to exercise certain control-and/or foreclosure-related rights with respect to a Portfolio Entity by agreeing to follow the vote of a third party in the same tranche of the capital structure, or otherwise deciding to recuse itself with respect to both normal course ongoing matters (such as consent rights with respect to loan modifications in intercreditor agreements) and also decisions on defaults, foreclosures, workouts, restructurings and other similar matters, (ii) causing BXPE or relevant Other Blackstone Account (or their respective Portfolio Entities, as the case may be) to hold only a non-controlling interest in any such Portfolio Entity, (iii) retaining a third-party loan servicer, administrative agent or other agent to make decisions on behalf of BXPE or relevant Other Blackstone Account (or their respective Portfolio Entities, as the case may be), or (iv) create groups of personnel within Blackstone separated by information barriers (which can be expected to be temporary and limited purpose in nature), each of which would advise one of the clients that has a conflicting position with other clients. As an example, to the extent an Other Blackstone Account holds an interest in a loan or security that is different (including with respect to relative seniority) than those held by BXPE or its Portfolio Entities, Blackstone may decline to exercise, or delegate to a third party, certain control, foreclosure and other similar governance rights of the Other Blackstone Account. In these cases, Blackstone would generally act on behalf of one of its clients, though the other client would generally retain certain control rights, such as the right to consent to certain actions taken by the trustee or administrative or other agent of the Investment, including a release, waiver, forgiveness or reduction of any claim for principal or interest; extension of maturity date or due date of any payment of any principal or interest; release or substitution of any material collateral; release, waiver, termination or modification of any material provision of any guaranty or indemnity; subordination of any lien; and release, waiver or permission with respect to any covenants. The efficacy of following the vote of third-party creditors will be limited in circumstances where a Unitholder acquires all or substantially all of a relevant instrument, tranche or class of securities.

In connection with negotiating loans and bank financings in respect of Blackstone-sponsored transactions, Blackstone will generally obtain the right to participate (for its own account or an Other Blackstone Account) in a portion of the financings with respect to such Blackstone-sponsored transactions on the same terms negotiated by third parties with Blackstone or other terms the Sponsor determines to be consistent with the market. Although Blackstone could rely on third parties to verify market terms, Blackstone may nonetheless have influence on such third parties. No assurance can be given that negotiating with a third party, or verification of market terms by a third party, will ensure that BXPE and its Portfolio Entities receive market terms.

In certain circumstances, BXPE may be required to commit funds necessary for an investment prior to the time that all anticipated debt (senior and/or mezzanine) financing has been secured. In such circumstance, Other Blackstone Accounts and/or Blackstone itself (using, in whole or in part, its own balance sheet capital), may provide bridge or other short-term financing and/or commitments, which at the time of establishment are intended to be replaced and/or syndicated with longer-term financing. Such bridge financing and/or commitment would not be considered “co-investment” and would be sold down ahead of equity invested by BXPE. Similarly, BXPE and/or Other Blackstone Accounts may seek to initially acquire investments (including all or part of the relevant tranche of securities) for the purpose of syndicating a portion thereof to one or more Other Blackstone Accounts, co-investors or third parties. The terms of any such acquisition and syndication will be determined by the Sponsor in its sole discretion, and may involve a client initially acquiring all or substantially all of an instrument or relevant tranche or class of securities with a view towards syndication. In any such circumstance, third parties may not be available for purposes of mitigating any potential conflicts of interest and the Other Blackstone Accounts and/or Blackstone itself may receive compensation for providing such financing and/or commitment (including ticking or commitment fees), which fees will not be shared with and/or otherwise result in an offset of Fund Fees. The conflicts applicable to Other Blackstone Accounts who invest in different securities of Portfolio Entities will apply equally to Blackstone itself in such situations. (See also “—Securities and Lending Activities” and “—Syndication; Warehousing” herein.)

In addition, the Sponsor or its affiliates may make short-term advances to BXPE, which advances will accrue interest comparable to those received by a third party in an arm’s length transaction and will be repaid from subscriptions or other funds of BXPE. If the Sponsor or any of its affiliates lends funds to BXPE, the terms of such lending will be disclosed to the Unitholders if the accrued interest thereon is allocated to the Unitholders; provided, that such disclosure is not required for advances for Fund Expenses in the ordinary course.

In addition, it is anticipated that in a bankruptcy proceeding BXPE’s interests will likely be subordinated or otherwise adverse to the interests of Other Blackstone Accounts with ownership positions that are more senior to those of BXPE. For example, an Other Blackstone Account that has provided debt financing to an Investment of BXPE may take actions for its benefit, particularly if BXPE’s Investment is in financial distress, which adversely impact the value of BXPE’s subordinated interests.

Although Other Blackstone Accounts can be expected to provide financing to BXPE and its Portfolio Entities, there can be no assurance that any Other Blackstone Account will indeed provide any such financing with respect to any particular Investment. Participation by Other Blackstone Accounts in some but not all financings of BXPE and its Portfolio Entities may adversely impact the ability of BXPE and its Portfolio Entities to obtain financing from third parties when Other Blackstone Accounts do not participate, as it may serve as a negative signal to market participants.

Any financing provided by the Unitholders or an affiliate thereof to BXPE or a Portfolio Entity is not a subscription to BXPE and does not increase the NAV of such Unitholder’s interest. To the extent the Unitholders (or any limited partner in any Other Blackstone Account) or any of their affiliates provide debt financing to BXPE or its Portfolio Entities, it will not be considered “co-investment.”

These conflicts relating to financing counterparties will not necessary be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Conflicting Fiduciary Duties to Debt Funds. Other Blackstone Accounts include funds and accounts that make investments in senior secured loans, distressed debt, subordinated debt, high-yield securities, CMBS and other debt instruments, including any of the investment funds or vehicles sponsored or managed by Blackstone Credit, an affiliate of Blackstone. As discussed above, it is expected that these Other Blackstone Accounts or investors therein will be offered the opportunity to provide financing to BXPE with respect to investments made by BXPE and its Portfolio Entities. Blackstone owes a fiduciary duty to these Other Blackstone Accounts and investors therein as well as to BXPE and will encounter conflicts in the exercise of these duties. For example, if an Other Blackstone Account purchases high-yield securities or other debt instruments of a Portfolio Entity of BXPE, or otherwise occupies a senior (or other different) position in the capital structure of an investment relative to BXPE, Blackstone will encounter conflicts in providing advice to BXPE and to these Other Blackstone Accounts with regard to appropriate terms of such high-yield securities or other instruments, the enforcement of covenants, the terms of recapitalizations and the resolution of workouts or bankruptcies, among other matters. For example, in a bankruptcy proceeding, in circumstances where BXPE holds an equity investment in a Portfolio Entity, the holders of such Portfolio Entity’s debt instruments (which may include one or more Other Blackstone Accounts) may take actions for their benefit (particularly in circumstances where such Portfolio Entity faces financial difficulties or distress) that subordinate or adversely impact the value of BXPE’s investment in such Portfolio Entity. In addition, BXPE could hold an investment that is senior in the capital structure, such as a debt instrument, to an Other Blackstone Account. Although measures described above in “—Related Financing Counterparties” can mitigate these conflicts, they cannot completely eliminate them.

Similarly, certain Other Blackstone Accounts can be expected to invest in securities of publicly traded companies that are actual or potential investments of BXPE or its Portfolio Entities. The trading activities of Other Blackstone Accounts may differ from or be inconsistent with activities that are undertaken for the account of BXPE or its Portfolio Entities in any such securities. In addition, BXPE may not pursue an investment in a Portfolio Entity otherwise within the investment mandates of BXPE as a result of such trading activities by Other Blackstone Accounts.

Joint Investments. BXPE may enter into joint investments with Other Blackstone Accounts and may do so where such funds have certain governance rights for legal, regulatory or other reasons. Any such Other Blackstone Account may sell any such investment to any person or entity at any time and BXPE may or may not participate with such Other Blackstone Account in such sale.

Related Financing of Counterparties to Acquire Investments or Assets from, or Sell Investments or Assets to, BXPE and its Portfolio Entities. In certain transactions, Other Blackstone Accounts will commit to and/or provide financing to third parties that bid for and/or purchase Investments or assets from BXPE and its Portfolio Entities. In addition, BXPE and its Portfolio Entities will from time to time purchase assets or Portfolio Entities from third parties that obtain, or currently have outstanding, debt financing from Other Blackstone Accounts. See “—Related Financing Counterparties” herein. Although Blackstone believes that the participation by Other Blackstone Accounts in such debt financings could be beneficial to BXPE by supporting third parties in their efforts to bid on the sale of Investments or assets by, and to sell Investments or assets to, BXPE and its Portfolio Entities, Blackstone will have an incentive to cause BXPE or the relevant Portfolio Entity to select to sell an Investment or asset to, or purchase an Investment or asset from, a third party that obtains debt financing from an Other Blackstone Account to the potential detriment of BXPE. For example, although price is often the deciding factor in selecting from whom to acquire, or to whom to sell, an Investment or asset, other factors at times may influence the buyer or the seller, as the case may be. The Sponsor could thereafter cause BXPE or a Portfolio Entity to sell an Investment or asset to, or buy an Investment or asset from, a third party that has received financing from an Other Blackstone Account, even when such third-party has not offered the most attractive price for the Investment or asset. Unitholders rely on the Sponsor to select in its sole discretion the best overall buyer in sales of, and the best overall seller in the acquisition of, BXPE’s Investments or assets, despite any conflict related to the parties financing the buyer or the seller, as applicable.

Co-Investment Opportunities. BXPE may allocate co-investment opportunities to Unitholders, Other Blackstone Accounts and their Investors, Blackstone affiliates and other parties with whom Blackstone has a material relationship. The allocation of co-investment opportunities is entirely and solely in the discretion of the Sponsor. Furthermore, co-investment offered by Blackstone will be on such terms and conditions (including with respect to management fees, performance-based compensation and related arrangements and/or other fees applicable to co-investors) as Blackstone determines to be appropriate in its sole discretion on a case-by-case basis, which can be expected to differ amongst co-investors with respect to the same co-investment. In addition, the performance of Other Blackstone Accounts co-investing with BXPE is not considered for purposes of calculating the Performance Participation Allocation payable by BXPE to the Sponsor. Furthermore, BXPE and co-investors will often have different investment objectives and limitations, such as return objectives, leverage limitations and maximum hold period. Blackstone, as a result of the foregoing, will have conflicting incentives in making decisions with respect to such opportunities. Even if BXPE and any such parties invest in the same securities on similar terms, conflicts of interest will still arise as a result of differing investment profiles of the investors, among other items.

Blackstone has established and may in the future establish more investment vehicles managed or advised by Blackstone to facilitate the participation of third-party co-investors (who may or may not be Unitholders of BXPE and/or investors in Other Blackstone Accounts), including “standing,” dedicated or committed co-investment vehicles (the “Other Co-Invest Vehicles”), which may or may not be subject to more favorable rights and/or terms than BXPE and to which Blackstone, in its capacity as general partner of the Other Co-Invest Vehicles, may make a capital commitment for tax or regulatory purposes. Certain Other Co-Invest Vehicles may be fully committed and provide the investors therein with no discretion regarding the deployment of capital. The use of such vehicles may have the impact of blending a Unitholder’s effective Fund Fee rate down and Blackstone may be incentivized to allocate co-investment opportunities to discretionary vehicles with higher effective fees, carried interest or other performance-based compensation rates. Blackstone may also provide certain Other Co-Invest Vehicles with priority rights to participate in co-investment opportunities alongside BXPE, or Blackstone may agree to allocate co-investment opportunities to one or more Other Co-Invest Vehicles in a programmatic manner. The terms of any Other Co-Invest Vehicle agreed to with a Unitholder who is an investor therein will not be subject to any “most favored nations” rights, notwithstanding that such Other Co-Invest Vehicle may invest alongside BXPE periodically or programmatically, effectively modifying the economic terms of such Unitholder’s participation in such shared investments. The amount and frequency of co-investment by any Other Co-Invest Vehicles would be at the discretion of the Sponsor, subject to the terms of such Other Co-Invest Vehicles. It is possible that the existence of any Other Co-Invest Vehicles established by the Sponsor may result in BXPE investing less than it would have in the related investments. Furthermore, to the extent that Blackstone establishes any Other Co-Invest Vehicles, it may result in fewer investment opportunities for BXPE and fewer co-investment opportunities being made available to the Unitholders. The number and scale of co-investment opportunities made available to the Unitholders (if any) may be higher or lower than those made available to the Other Co-Invest Vehicles.

General Co-Investment Considerations: There are expected to be circumstances where an amount that would have otherwise been invested by BXPE is instead allocated to co-investors (who may or may not be Other Blackstone Accounts, Unitholders or limited partners of Other Blackstone Accounts, and may include Blackstone affiliates and/or third parties) or supplemental capital vehicles, and there is no guarantee that any Unitholder will be offered any particular co-investment opportunity. As a general matter, the allocation of co-investment opportunities is entirely discretionary on the part of Blackstone and/or the Sponsor, and it is expected that many investors who may have expressed an interest in co-investment opportunities will not be allocated any co-investment opportunities or may receive a smaller amount of co-investment opportunities than the amount requested. Blackstone and/or the Sponsor will take into account various facts and circumstances deemed relevant by the Sponsor in allocating co-investment opportunities, including, among others, whether a potential co-investor has expressed an interest in evaluating co-investment opportunities, the Sponsor’s assessment of a potential co-investor’s ability to invest an amount of capital that fits the needs of the investment (taking into account the amount of capital needed as well as the maximum number of investors that can realistically participate in the transaction) and the Sponsor’s assessment of a potential co-investor’s ability to commit to a co-investment opportunity within the required timeframe of the particular transaction. Additional considerations can be expected to also include, among others and without limitation, the size of a potential co-investor’s commitments to BXPE, Other Blackstone Accounts and strategic third-party investors; whether a potential co-investor has a history of participating in co-investment opportunities with Blackstone; the size of the potential co-investor’s interest to be held in the underlying Portfolio Entity as a result of BXPE’s investment (which is likely to be based on the size of the potential co-investor’s capital commitment and/or investment in BXPE); whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of Blackstone, BXPE, other affiliated funds and/or co-investments (including size of commitment), and/or Other Blackstone Accounts (including whether a potential co-investor will help establish, recognize, strengthen or cultivate relationships that may provide indirectly longer-term benefits to BXPE or Other Blackstone Accounts and their Portfolio Entities, or whether the co-investor has significant capital under management by Blackstone or intends to increase such amount); whether the potential co-investor has an overall strategic relationship with Blackstone that provides it with more favorable rights with respect to co-investment opportunities; whether the potential co-investor is considered “strategic” to the investment because it is able to offer BXPE certain benefits, including, but not limited to, the ability to help consummate the investment, the ability to aid in operating or monitoring the Portfolio Entity or the possession of certain expertise; the transparency, speed and predictability of the potential co-investor’s investment process; whether Blackstone has previously expressed a general intention to seek to offer co-investment opportunities to such potential co-investor; whether a potential co-investor has the financial and operational resources and other relevant wherewithal to evaluate and participate in a co-investment opportunity; the familiarity Blackstone has with the personnel and professionals of the potential co-investor in working together in investment contexts in BXPE or Other Blackstone Accounts (which may include such potential co-investor’s history of investment in BXPE or Other Blackstone Accounts and/or other Blackstone co-investment opportunities); whether the co-investment opportunity is being provided in connection with a potential investment in, or acquisition of interests through a secondary transfer of, BXPE or an Other Blackstone Account (i.e., a stapled co-investment opportunity); the extent to which a potential co-investor has been provided a greater amount of co-investment opportunities relative to others; the ability of a potential co-investor to invest in potential follow-on or add-on acquisitions for the Portfolio Entity or participate in defensive investments; the likelihood that the potential co-investor would require governance rights that would complicate or jeopardize the transaction (or, alternatively, whether the potential co-investor would be willing to defer to Blackstone and assume a more passive role in governing the Portfolio Entity); any interests a potential co-investor may have in any competitors of the underlying Portfolio Entity; the tax profile of the potential co-investor and the tax characteristics of the investment (including whether or not the potential co-investor would require particular structuring implementation or covenants that would not otherwise be required but for its participation or whether such co-investor’s participation is beneficial to the overall structuring of the investment); whether a potential co-investor’s participation in the transaction would subject BXPE and/or any of their Portfolio Entities to additional regulatory requirements, review and/or scrutiny, including any necessary governmental approvals required to consummate the investment; the potential co-investor’s relationship with the potential management team of the Portfolio Entity; whether the potential co-investor has any existing positions in the Portfolio Entity (whether in the same security in which BXPE are investing or otherwise); whether there is any evidence to suggest that there is a heightened risk with respect to the potential co-investor maintaining confidentiality; whether the potential co-investor has demonstrated a long-term and/or continuing commitment to the potential success of BXPE, other affiliated funds and/or other co-investments, including the size of such commitment; whether the potential co-investor has any known investment policies and restrictions, guideline limitations or investment objectives that are relevant to the transaction, including the need for distributions; whether the expected holding period and risk-return profile of the investment is consistent with the stated goals of the potential co-investor; and such other factors that Blackstone may in good faith deem relevant and believe to be appropriate in the circumstances. In addition, the Sponsor and/or its affiliates may be incentivized to offer the Other Co-Invest Vehicles and/or other certain potential co-investors opportunities to co-invest (and may also be incentivized to offer such co-investment opportunities on more favorable terms than other potential co-investors) since the amount of carried interest (or other performance-based compensation) and/or Management Fee to which the Sponsor and/or its affiliates are entitled under the arrangements with such co-investors, including with respect to such co-investors’ participation in BXPE and/or Other Blackstone Accounts, may depend on, among other things, the extent to which such co-investors participate or have been offered the opportunity to participate in co-investments (which participation may be in such co-investors’ discretion). Blackstone has established, and can be expected to in the future establish, co-investment vehicles (including dedicated or “standing” co-investment vehicles, which include both “opt-out” or “opt-in” vehicles where the co-investor determines whether to participate in co-investment opportunities presented to it either through affirmative or negative consent as well as committed vehicles where Blackstone (in some or all circumstances), and not the co-investor, has discretion in determining whether the co-investment vehicle will participate in co-investment opportunities) for one or more investors (including third party investors and investors in BXPE) in order to co-invest alongside BXPE in one or more future investments. These co-investment vehicles may nevertheless only participate in co-investment opportunities after the initial acquisition of an investment. The existence of these vehicles could reduce the opportunity for other limited partners to receive allocations of co-investment, and the amount and frequency of co-investment by any such co-investment vehicles would be at the discretion of the Sponsor. Also, Blackstone will, in certain circumstances, agree with investors (including limited partners, Blackstone strategic relationships and third party investors) to more favorable rights or pre-negotiated terms with respect to co-investment opportunities, including with respect to targeted, preferential or favorable allocation of co-investment opportunities and discounts or rebates of performance-based compensation or management fees (where permitted by applicable law). To the extent any such arrangements are entered into, they can be expected to result in fewer co-investment opportunities being made available to the Unitholders. In addition, the allocation of investments to Other Blackstone Accounts, including as described under “—Other Blackstone Accounts; Allocation of Investment Opportunities” herein, can be expected to result in fewer co-investment opportunities to Unitholders who do not participate therein and allocations to the co-investment vehicle can be expected to result in BXPE investing less than it would have in the related investments.

Additional Potential Conflicts of Interest with respect to Co-Investment; Strategic Relationships Involving Co-Investment: The Sponsor and its affiliates will in certain circumstances be incentivized to offer certain potential co-investors (including, by way of example, as a part of an overall strategic relationship with Blackstone) opportunities to co-invest in priority or on more favorable terms than other potential co-investors due to the amount of performance-based compensation or management fees or other fees paid by the co-investor receiving the priority allocation or better terms (as well as any additional discounts or rebates avoided by allocating co-investments to such co-investor with respect to such co-investor’s participation in the Funds and/or any Other Blackstone Accounts) or other aspects of such co-investor’s relationship with Blackstone. The management fees, carried interest (or equivalent performance-based compensation) and other fees received by Blackstone from and the amount of expenses charged to BXPE can be expected to be less or more than such amounts paid by or charged to co-investment vehicles pursuant to the terms of such vehicles’ partnership agreements and other agreements with co-investors, and such variation in the amount of fees and expenses can be expected to create an economic incentive for Blackstone to allocate a greater or lesser percentage of an investment opportunity to BXPE or such co-investment vehicles or co-investors, as the case may be. In addition, other terms of existing and future co-investment vehicles can be expected to differ materially, and in some instances can be expected to be more favorable to Blackstone, than the terms of BXPE, and such different terms can be expected to create an incentive for Blackstone to allocate a greater or lesser percentage of an investment opportunity to BXPE or such co-investment vehicles, as the case may be. Such incentives will give rise to conflicts of interest, and there can be no assurance such conflicts of interest will be resolved in favor of BXPE or that any investment opportunities that would have otherwise been offered to BXPE or limited partners through co-investment will be made available. In circumstances where BXPE is investing alongside Other Blackstone Accounts, the Sponsor and its affiliates may be incentivized to cause BXPE, on the one hand, or such Other Blackstone Accounts, on the other hand, to offer co-investment opportunities depending on the economic and other terms each may be permitted to offer co-investors.

There may be circumstances, including in the case where there is a seller who is seeking to dispose of a pool or combination of assets, properties, securities or instruments, where BXPE and Other Blackstone Accounts participate in a single or related transactions with a particular seller where certain of such assets, properties, securities or instruments are specifically allocated (in whole or in part) to any of BXPE and such Other Blackstone Accounts. The allocation of such specific items generally would be based on the Sponsor’s determination of, among other things, the expected returns and risk profiles for such items (e.g., specific items with lower expected returns and risk profiles may be allocated to BXPE whereas those with higher relative expected returns and risk profiles may be allocated to an Other Blackstone Account), and in any such case the combined purchase price paid to a seller would be allocated among the multiple assets, properties, securities or instruments based on a determination by the seller, by a third party valuation firm and/or by the Sponsor and its affiliates.

Additionally, it can be expected that Blackstone will, from time to time, enter into arrangements or strategic relationships with third parties, including other asset managers, financial firms or other businesses or companies, which, among other things, provide for referral, sourcing or sharing of investment opportunities. Blackstone will, in certain circumstances, pay management fees and performance-based compensation in connection with such arrangements. Blackstone will, in certain circumstances, also provide for or receive reimbursement of certain expenses incurred or received in connection with these arrangements, including diligence expenses and general overhead, administrative, deal sourcing and related corporate expenses. The amount of such reimbursements can be expected to relate to allocations of co-investment opportunities and increase if certain co-investment allocations are not made. While it is possible that BXPE will, along with Blackstone itself, benefit from the existence of those arrangements and/or relationships, it is also possible that investment opportunities that would otherwise be presented to or made by BXPE would instead be referred (in whole or in part) to such third party, either as a contractual obligation or otherwise, resulting in fewer opportunities (or reduced allocations) being made available to BXPE. Some co-investment vehicles, including some Other Co-Invest Vehicles, may not bear broken deal expenses from time to time unless Blackstone determines otherwise in its discretion. Such determinations will be made on a case-by-case basis by Blackstone and may result in differing treatment of co-investment vehicles under certain circumstances. The foregoing will under certain circumstances result in the Fund bearing more than its pro rata share of broken deal expenses. This may give rise to conflicts of interest in connection with the Fund’s investment activities, and, while the Sponsor will seek to resolve any such conflicts in a fair and equitable manner, there is no assurance that any such conflicts will be resolved in favor of the Fund.

Liability Arising From Transactions Entered into Alongside Blackstone and/or Other Blackstone Accounts. Because of the opportunistic and flexible nature of BXPE’s investment strategies, BXPE will also co-invest from time to time with one or more Other Blackstone Accounts (including co-investment or other vehicles in which Blackstone or its personnel invest and that co-invest with such Other Blackstone Accounts) or Blackstone (including BXi) in investments that are suitable for both BXPE, such Other Blackstone Accounts and/or Blackstone. Participating in investments alongside Other Blackstone Accounts and/or Blackstone will subject BXPE to a number of risks and conflicts (and in certain circumstances the Sponsor will be unaware of an Other Blackstone Account’s and/or Blackstone’s participation, as a result of information walls or otherwise). For example, it is possible that as a result of legal, tax, regulatory, accounting or other considerations, the terms of such investment (including with respect to price and timing) for BXPE, Other Blackstone Accounts and/or Blackstone may not be the same. Additionally, BXPE, such Other Blackstone Accounts and/or Blackstone will generally have different investment objectives (including return profiles) and Blackstone, as a result, may have conflicting goals with respect to the price and timing of disposition opportunities and such differences may also impact the allocation of investment opportunities (including follow-on investments related to earlier investments made by BXPE, Other Blackstone Accounts and/or Blackstone). Such Other Blackstone Accounts and/or

Blackstone may also have certain governance rights for legal, regulatory or other reasons that BXPE will not have. As such, BXPE, such Other Blackstone Accounts and/or Blackstone may dispose of any such shared investment at different times and on different terms, and investors therein may receive different consideration (e.g., BXPE may receive cash whereas other investors in comparable funds or Other Blackstone Accounts may be provided the opportunity to receive distributions in kind in lieu thereof).

At times, a transaction counterparty will, in certain circumstances, require facing only one fund entity, which can be expected to result in (i) if BXPE is a direct counterparty to a transaction, BXPE being solely liable with respect to its own share as well as Other Blackstone Accounts’ shares of any applicable obligations, or (ii) if BXPE is not the direct counterparty, BXPE having a contribution obligation to the relevant Other Blackstone Accounts (including BXPE Lux). Alternatively, a counterparty may agree to face multiple funds, which could result in BXPE being jointly and severally liable alongside Other Blackstone Accounts for the full amount of the applicable obligations. In cases in which BXPE could be responsible for the liability of an Other Blackstone Account, or vice versa, the applicable parties would generally enter into a back-to-back or other similar contribution or reimbursement agreement. Likewise, for certain Investment-related hedging transactions, it can be expected to be advantageous for counterparties to trade solely with BXPE. For these transactions, it is anticipated that BXPE would then enter into back-to-back trade confirmations or other similar arrangements with the relevant Other Blackstone Accounts. The party owing under such an arrangement may not have resources to pay its liability, however, in which case the other party will bear more than its pro rata share of the relevant loss. In certain circumstances where BXPE participates in an investment alongside any Other Blackstone Account, BXPE could bear more than its pro rata share of expenses relating to such investment, including, but not limited to, as the result of such Other Blackstone Account not having resources to bear such expenses (e.g., as a result of the Other Blackstone Account’s insufficient reserves or inability to call capital contributions to cover such expenses.) It is not expected that BXPE or Other Blackstone Accounts will be compensated for agreeing to be primarily liable vis-à-vis a third-party counterparty. Moreover, in connection with the divestment of all or part of a Portfolio Entity (e.g., an initial public offering), Blackstone will seek to track the ownership interests, liabilities and obligations of BXPE and any Other Blackstone Accounts owning an interest in the Portfolio Entity comprising such operating business, but it is possible that BXPE and applicable Other Blackstone Accounts will, in certain circumstances, incur shared, disproportionate or crossed liabilities. Furthermore, depending on various factors including the relative assets, expiration dates, investment objectives and return profiles of each of BXPE and such Other Blackstone Accounts, it is possible that one or more of them will have greater exposure to legal claims and that they will have conflicting goals with respect to the price, timing and manner of disposition opportunities.

Additionally, in connection with seeking financing or refinancing of Portfolio Entities and their assets, it may be the case that better financing terms are available when more than one Portfolio Entity provides collateral, particularly in circumstances where the assets of each Portfolio Entity are similar in nature. As such, rather than seeking such financing or refinancing on its own, a Portfolio Entity of BXPE may enter into cross collateralization arrangements with another Portfolio Entity of BXPE or Portfolio Entities of one or more Other Blackstone Accounts. While Blackstone would expect any such financing arrangements to generally be non-recourse to BXPE and the Other Blackstone Accounts, as a result of any cross-collateralization, BXPE could also lose its interests in otherwise performing Investments due to poorly performing or non-performing investments of the Other Blackstone Accounts.

Third-Party Fund Managers May Have Conflicts. Third-Party Fund Managers in which BXPE invests and their affiliates generally will engage in a wide range of activities and will have other interests and relationships that may create a variety of conflicts of interest. The Third-Party Fund Managers’ activities will not be coordinated. From time to time, BXPE Manager may buy or sell securities for the benefit of one or more other vehicles or accounts at the same time that such Third-Party Fund Manager buys or sells those same securities with respect to vehicles in which BXPE invests. Different Third-Party Fund Managers may also engage in conflicting activities with respect to the same companies or issuers, including buying or selling at opposite times or at different prices and terms since their activities are not coordinated. This may lead to additional costs and expenses and indirectly losses, which would be borne by BXPE to the extent of its ownership interest in such Third-Party Fund Managers.

Syndication; Warehousing. Blackstone, Other Blackstone Accounts, joint venture partners, or affiliates or related parties of the foregoing could acquire an investment as principal and subsequently sell some or all of it to BXPE, Other Blackstone Accounts or co-investment vehicles in an affiliate or related party transaction. Similarly, BXPE may acquire an investment and subsequently syndicate, or sell some or all of it, to Blackstone, Other Blackstone Accounts, co-investment vehicles (including co-investment vehicles managed outside the Sponsor’s investment program or committed co-investment vehicles), joint venture partners, or affiliates or related parties of the foregoing or other third parties, notwithstanding the availability of capital from the Unitholders and other investors thereof or applicable credit facilities. If any such intended syndication is not ultimately consummated, Blackstone, BXPE or the other party that initially acquires such portion will be expected to retain it. For the avoidance of doubt, BXPE and Other Blackstone Accounts participating in such investment will likely not take part in any such syndication in the same manner or to the same extent, or may participate in a syndication at a different interest rate, due to legal, regulatory, accounting, administrative or other considerations. The Sponsor may cause these transfers to be made at cost, or cost plus an interest rate or carrying cost charged from the time of acquisition to the time of transfer, notwithstanding that the fair market value of any such Investments may have declined below or increased above cost from the date of acquisition to the time of such transfer. The Sponsor may also determine another methodology for pricing these transfers, including fair market value at the time of transfer. Also, the Sponsor may charge fees on these transfers to either or both of the parties to them. The Sponsor or its affiliates will be permitted to retain any portion of an Investment initially acquired by them with a view to syndication to co-investors or other potential purchasers to the extent such portion has not been syndicated after reasonable efforts to do so. Conflicts of interest are expected to arise in connection with these affiliate transactions, including with respect to timing, structuring, pricing and other terms. For example, the Sponsor will have a conflict of interest when the Sponsor receives fees, including an incentive allocation, from an Other Blackstone Account acquiring from or transferring to BXPE all or a portion of an investment. Furthermore, the Sponsor and its affiliates have the right to commit to or initially acquire a portion of an investment alongside BXPE if the Sponsor intends to syndicate such amounts to Other Blackstone Accounts or third parties (which may include one or more investors in Other Blackstone Accounts), and to retain such amounts not ultimately syndicated after having used reasonable efforts to syndicate. The equity committed/used in any such underwriting by the Sponsor and its affiliates may come from Blackstone’s own balance sheet and/or from one or more third parties that enter into arrangements with Blackstone with respect thereto, and may come from an Other Blackstone Account. In such circumstances, Blackstone will have the right to earn underwriting and/or syndication fees from BXPE, the Portfolio Entities, or the purchasers of such equity, and BXPE and the Unitholders will not be entitled to share in or receive the benefit of any such underwriting and/or syndication fees. As a result, the Sponsor may be incentivized to underwrite and/or syndicate amounts of equity in investments due to the right to earn fees not subject to offset in favor of the Unitholders, even if the capital used to underwrite such amounts does not come entirely from Blackstone’s own balance sheet as described above, and Blackstone may share such fees with one or more third parties that commit to such equity investments and may charge purchasers of the equity fees and carried interest with respect thereto. (See also “—Securities and Lending Activities” herein.)

More specifically, BXPE could initially acquire a portion of certain Investments (including from Blackstone itself) intended as co-investments as described herein and syndicate all or part of such co-investments to one or more co-investors. Depending on the change in value of the Investment during such interim period, BXPE may not receive the full benefit of any increase in value.

These conflicts related to syndication of Investments and warehousing will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts. By subscribing for Units, Unitholders will be deemed to have consented to the syndication of Investments and warehousing to the extent the terms of such transactions are approved by the Independent Directors of BXPE.

Continuation Vehicles and Continuation Transactions. The Sponsor could, subject to the requirements of the Partnership Agreement, from time to time establish other investment vehicles for the purpose of purchasing one or more investments from BXPE, which may be made in connection with, or alongside, an Other Blackstone Account making the investment (such vehicles, “Continuation Vehicles”, and such transactions, “Continuation Transactions”). In such circumstances, the Sponsor is acting on behalf of, and making the investment decision for, both the Fund and the applicable Continuation Vehicle. As a result, Continuation Transactions implicate the conflicts of interest described herein in “—Buying and Selling Investments or Assets from Certain Related Parties” between the Fund and the Continuation Vehicle more generally. Further, because the Sponsor and/or its affiliates will have the opportunity to earn additional management fees and/or receive additional carried interest and other benefits in respect of such Continuation Transactions, and because each purchaser’s commitment to acquire interests in a Continuation Vehicle will ordinarily be conditioned upon completion of the Continuation Transaction, the Sponsor will have a potential conflict of interest in determining transaction terms and participants. While certain conflicts of interest related to Continuation Transactions may require approval by the Board of Directors of BXPE, certain Continuation Transactions may be able to be completed at the initiation of the Sponsor without any such approval.

Broken Deal Expenses. Any expenses that may be incurred by BXPE for actual investments as described herein may also be incurred by BXPE with respect to broken deals (i.e., investments that are not consummated). The Sponsor is not required to and in most circumstances will not seek reimbursement of broken deal expenses (i.e., expenses incurred in pursuit of an investment that is not consummated) from third parties, including counterparties to the potential transaction or potential co-investors (including standing co-invest vehicles established to participate in co-investment opportunities alongside BXPE on a regular or periodic basis and/or as part of an overall co-investment program or arrangement related to Other Blackstone Accounts). Moreover, expenses related to the organization of co-invest vehicles formed to invest in broken deals may be borne by BXPE, and not the proposed co-investors thereof. Examples of such broken deal expenses include, but are not limited to, reverse termination fees, extraordinary expenses such as litigation costs and judgments, meal, travel and entertainment expenses incurred, costs of negotiating co-investment documentation (including non-disclosure agreements with counterparties), the costs from onboarding (i.e., KYC) investment entities with a financial institution, legal, tax, accounting and consulting fees and expenses (including all expenses incurred in connection with any tax audit, investigation settlement or review of the Fund, and any expenses of the Fund’s representative or its designated individual), printing and publishing expenses, and legal, accounting, tax and other due diligence and pursuit costs and expenses, which may include expenses incurred prior to the Effective Date. Any such broken deal expenses could, in the sole discretion of Blackstone, be allocated solely to BXPE and not to Other Blackstone Accounts or co-investment vehicles (including such standing co-investment vehicles) that could have made the Investment (including any situation where an Other Blackstone Account was initially allocated an investment opportunity and incurred such expenses before such investment opportunity was reallocated to the Fund), even when the Other Blackstone Account or co-investment vehicle commonly invests alongside BXPE in its Investments or Blackstone or Other Blackstone Accounts in their investments. In such cases BXPE’s share of expenses would increase. As a general matter, the Sponsor expects that until a potential Investment is formally allocated to an Other Blackstone Account (it being understood that final allocation decisions are typically made shortly prior to closing an investment), the Fund is expected to bear the broken deal expenses for the Investment, which may result in substantial amounts of broken deal expenses. In the event broken deal expenses are allocated to an Other Blackstone Account or a co-investment vehicle, the Sponsor or BXPE will, in certain circumstances, advance such fees and expenses without charging interest until paid by the Other Blackstone Account or co-investment vehicle, as applicable. In addition, certain Portfolio Entities will provide transaction support services (including identifying potential investments) to BXPE, Other Blackstone Accounts and their respective Portfolio Entities in respect of certain investments that are not ultimately consummated. See also “—Conflicts of Interest in Service Providers, Including Portfolio Entity Service Providers and Blackstone-Affiliated Service Providers” herein. The Sponsor will endeavor in good faith to allocate the costs of such services to BXPE and such Other Blackstone Accounts as it deems appropriate under the particular circumstances. Any methodology used to determine such allocation (including the choice thereof) involves inherent conflicts and may not result in perfect attribution and allocation of such costs, and there can be no assurance that a different manner of allocation would result in BXPE and its Portfolio Entities bearing less or more of such costs. Further, any of the foregoing costs, although allocated in a particular period, could be allocated based on activities occurring outside such period. Additionally, the allocation of such costs can be expected to be based on any of a number of different methodologies, including, without limitation, the aggregate value or number of, or invested capital in, transactions consummated in the applicable prior quarter, and therefore BXPE could pay more than its pro rata portion of such cost based on its actual usage of such services.

Other Blackstone Business Activities. Blackstone, BXPE, Other Blackstone Accounts, their Portfolio Entities, and personnel and related parties of the foregoing will receive fees and compensation, including performance-based and other incentive fees, for products and services provided to BXPE and its Portfolio Entities, such as fees for asset management (including management fees and carried interest/incentive arrangements), development and property management; underwriting, syndication or refinancing of a loan or investment; loan servicing; special servicing; administrative services; advisory services on purchase or sale of an asset or company; advisory services; investment banking and capital markets services; treasury and valuation services; placement agent services; fund administration; internal legal and tax planning services; information technology products and services; insurance procurement, brokerage, solutions and risk management services; data extraction and management products and services; and other products and services (including but not limited to restructuring, consulting, monitoring, commitment, syndication, origination, organization and financing, and divestment services). Other than as expressly set forth in the Partnership Agreement, such fees shall not be applied to offset Management Fees and Unitholders will not share therein. Such parties will also provide products and services for fees to Blackstone, BXPE, Other Blackstone Accounts and their Portfolio Entities, and their personnel and related parties, as applicable, as well as third parties. Further, such parties could provide products and services for fees to BXPE, Other Blackstone Accounts and their Portfolio Entities in circumstances where third-party service providers are concurrently providing similar services to BXPE, Other Blackstone Accounts and their Portfolio Entities. Through its Innovations group, Blackstone incubates businesses that can be expected to provide goods and services to BXPE and Other Blackstone Accounts and their Portfolio Entities, as well as other Blackstone-related parties and third parties. By contracting for a product or service from a business related to Blackstone, BXPE and its Portfolio Entities would provide not only current income to the business and its stakeholders, but could also create significant enterprise value in them, which would not be shared with BXPE or the Unitholders and could benefit Blackstone directly and indirectly. Also, Blackstone, Other Blackstone Accounts and their Portfolio Entities, and their personnel and related parties will, in certain circumstances, receive compensation or other benefits, such as through additional ownership interests or otherwise, directly related to the consumption of products and services by BXPE and its Portfolio Entities. BXPE and its Portfolio Entities will incur expenses in negotiating for any such fees and services, which will be treated as Fund Expenses. In addition, the Sponsor may receive fees associated with capital invested by co-investors relating to investments in which BXPE participates or otherwise, in connection with a joint venture in which BXPE participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty with respect to which the Sponsor performs services. Finally, Blackstone and its personnel and related parties will, in certain circumstances, also receive compensation for origination activities and unconsummated transactions.

BXPE will, as determined by the Sponsor, bear the cost of fund administration, and accounting (including, without limitation, maintenance of the Fund’s books and records, preparation of net asset value and other valuation support services, as applicable (e.g., valuation model and methodology review, review of third-party due diligence conclusions and sample testing), preparation of periodic investor reporting and calculation of performance metrics, central administration and depositary oversight (e.g., periodic and ongoing due diligence and coordination of investment reconciliation and asset verification); audit support (e.g., audit planning and review of annual financial statements); risk management support services (e.g., calculation and review of investment and leverage exposure), regulatory risk reporting, data collection and modeling and risk management matters and tax support services (e.g., annual tax and VAT returns and FATCA and Common Reporting Standard (“CRS”) compliance)), in-house attorneys to provide transactional legal advice and related tax advice, tax planning and other related services (including, without limitation, entity organization, structuring, due diligence, document drafting and negotiation, closing preparation, post-closing activities (such as compliance with contractual terms and providing advice for investment-level matters with respect to fiduciary and other obligations and issues), litigation or regulatory matters, reviewing and structuring exit opportunities) provided by Blackstone personnel and related parties to BXPE and its Portfolio Entities, including the allocation of their compensation (including, without limitation, salary, bonus and benefits) and related overhead otherwise payable by Blackstone, or pay for their services at market rates, and except in certain limited circumstances or with respect to the Fund, such amounts will not offset Management Fees. In certain circumstances, the Fund may engage a third-party administrator and, in such circumstances, there may be some overlap in the services performed by the third-party administrator and Blackstone personnel and the Fund will bear all such costs. The services of in-house attorneys generally include, without limitation, services with respect to M&A, capital markets or financing transactions, tax structuring, supervision of external counsel and service providers, attending internal and external meetings (including investment committee meetings) and/or communicating with relevant internal and external parties. Such allocations or charges can be based on any of the following methodologies: (i) requiring personnel to periodically record or allocate their historical time spent with respect to the BXPE or Blackstone approximating the proportion of certain personnel’s time spent with respect to the BXPE, and in each case allocating their compensation and allocable overhead based on time spent, or charging their time spent at market rates, (ii) the assessment of an overall dollar amount (based on a fixed fee or percentage of assets under management) that Blackstone believes represents a fair recoupment of expenses and a market rate for such services or (iii) any other similar methodology determined by Blackstone to be appropriate under the circumstances. Certain Blackstone personnel will provide services to few, or only one, of the BXPE and Other Blackstone Account, in which case Blackstone could rely upon rough approximations of time spent by the employee for purposes of allocating the salary and overhead of the person if the market rate for services is clearly higher than allocable salary and overhead. However, the provision of such services by Blackstone personnel and related parties and any such methodology (including the choice thereof and any benchmarking, verification or other analysis related thereto) involves inherent conflicts. Any amounts paid to Blackstone and/or its affiliates for such services, as well as the expenses, charges and costs of any benchmarking, verification or other analysis related thereto, will be borne by the Partnership as Fund Expenses, will not result in any offset to the Fund Fees and will, in certain circumstances, result in incurrence of greater expenses by the BXPE and its Portfolio Entities than would be the case if such services were provided by third parties.

The Sponsor, BXPE, Other Blackstone Accounts and their Portfolio Entities, and their affiliates, personnel and related parties could continue to receive fees, including performance-based or incentive fees, for the services described in the preceding paragraphs with respect to investments sold by BXPE or a Portfolio Entity to a third party buyer after the sale is consummated. Such post-disposition involvement will give rise to potential or actual conflicts of interest, particularly in the sale process. Moreover, the Sponsor, BXPE, Other Blackstone Accounts and their Portfolio Entities, and their affiliates, personnel and related parties may acquire a stake in the relevant asset as part of the overall service relationship, at the time of the sale or thereafter.

The Sponsor does not have any obligation to ensure that fees for products and services contracted by BXPE or its Portfolio Entities are at market rates unless the counterparty is considered an “Affiliate” of Blackstone, as defined in the organizational documents, and given the breadth of Blackstone’s investments and activities the Sponsor may not be aware of every commercial arrangement between BXPE and its Portfolio Entities, on the one hand, and Blackstone, other Funds, Other Blackstone Accounts and their Portfolio Entities, and personnel and related parties of the foregoing, on the other hand.

Except as set forth above, BXPE and Unitholders will not receive the benefit (e.g., through an offset to Fund Fees or otherwise) of any fees or other compensation or benefit received by the Sponsor, its affiliates or their personnel and related parties (see also “—Service Providers, Vendors and Other Counterparties Generally” and “—Other Blackstone Business Activities” herein). The Sponsor and its affiliates and their personnel and related parties will receive fees attributable to BXPE, Other Blackstone Accounts (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties) and third parties and, without limiting the generality of the foregoing, the amount of such fees allocable to BXPE, Other Blackstone Accounts (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties) will not result in an offset of Fund Fees payable by Unitholders or otherwise be shared with BXPE, its Portfolio Entities or the Unitholders, even if (i) such Other Blackstone Accounts (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties) provide for lower or no management fees for the investors or participants therein (such as the vehicles established in connection with Blackstone’s side-by-side co-investment rights, which generally do not pay a management fee or carried interest) or (ii) such fees result in an offset to management fees or carried interest payable by any of such Other Blackstone Accounts (including co-investment vehicles, permanent capital vehicles, accounts and/or third parties). As noted in “—Co-Investment Opportunities” herein, this creates an incentive for Blackstone to offer co-investment opportunities and can be expected to result in other fees being received more frequently (or exclusively) with investments that involve co-investment.

In addition, to the extent Blackstone receives any of the fees described above in kind, instead of in cash, in whole or in part, Blackstone would in certain circumstances elect to become a co-investor (or otherwise hold an interest) in such investments alongside BXPE, the Sponsor and/or Other Blackstone Accounts, which may give rise to potential or actual conflicts of interest, including with respect to the timing and manner of sale by Blackstone, on the one hand, and other participating funds, including BXPE, on the other hand. Blackstone’s receipt of such interests in kind generally would not be at the same time or on substantially the same terms, price and conditions as BXPE, the Sponsor and/or the Other Blackstone Accounts, as applicable. With respect to any dispositions of securities or investments held by Blackstone resulting from receiving such fees in kind, since BXPE and/or Other Blackstone Accounts, as applicable, are not similarly situated and may have different terms affecting the timing of their respective dispositions, there may be certain situations where Blackstone would not dispose of its securities or interests at the same time and/or on substantially the same terms, price and conditions as such other funds, which would be evaluated by Blackstone on a case-by-case basis taking into account the circumstances at the relevant time. There can be no assurance that any actual or perceived conflicts will be resolved in favor of BXPE or the Unitholders. Blackstone has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on the Fund’s behalf involving any such corporations, the Sponsor will consider those relationships when evaluating the investment opportunity, which may result in the Sponsor choosing not to make such an investment on the Fund’s behalf due to such relationships. The Fund may also co-invest with clients of Blackstone in a particular investment, and the relationship with such clients could influence the decisions made by the Sponsor with respect to such investments.

Fees Received by the Sponsor. To the extent that break-up or topping fees, commitment fees, transaction, monitoring and director fees and organization, financing, divestment, and other similar fees (which does not include amounts received with respect to group purchasing, healthcare brokerage, insurance and other similar services to Portfolio Entities) with respect to the Investments can be paid to the Sponsor, in which case Management Fees may be offset by the amount of net break-up, topping, commitment (including fees received in respect of guarantees as contemplated by the Partnership Agreement), monitoring, transaction, directors’, and organizational fees attributable to a potential Investment by BXPE, but not to any amount attributable to a potential investment by Other Blackstone Accounts, vehicles participating in Blackstone’s side-by-side co-investment rights, permanent capital vehicles, and/or accounts (including Everlake and AIG L&R) managed by affiliates of Blackstone and related entities or third parties (See “—Other Blackstone Business Activities” herein). Alternatively, BXPE could receive the break-up, topping, commitment (including fees received in respect of guarantees as contemplated by the Partnership Agreement), monitoring, transaction, directors’, and organizational fees directly, in which case there will be no Management Fee offset. The Sponsor will generally receive a greater economic benefit by structuring the break-up or topping, commitment (including fees received in respect of guarantees as contemplated by the Partnership Agreement), monitoring, transaction, directors’, and organizational fees to be paid to it directly, subject to the Management Fee offset, and may do so in its sole discretion. Break-up, topping, commitment (including fees received in respect of guarantees as contemplated by the Partnership Agreement), monitoring, transaction, directors’, and organizational fees paid to the Sponsor or BXPE in connection with a transaction could be allocated, or not, to Other Blackstone Accounts, co-investment vehicles and other investment vehicles participating in investments that invest (or are expected to invest)

alongside BXPE, as determined by the Sponsor to be appropriate in the circumstances. Generally, the Sponsor would not allocate break-up, topping fees, commitment (including fees received in respect of guarantees as contemplated by the Partnership Agreement), monitoring, transaction, directors’, and organizational fees with respect to a potential Investment to BXPE, an Other Blackstone Account or co-investment vehicle unless such person would also share in broken deal expenses related to the potential Investment. With respect to fees received by Blackstone relating to the BXPE’s Investments or from unconsummated transactions, Unitholders will not receive the benefit of any fees relating to BXPE’s Investments (including, without limitation, as described above) other than as set forth under “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses.” Any potential offset of the Management Fee will only accrue to the extent the fees giving rise to such offset are paid as part of and during the course of BXPE’s investment in the relevant Portfolio Entity, and, without regard to the nature of such fees, there will be no offset of the Management Fees with respect to any fees paid to Blackstone after BXPE has exited the relevant Investment. Following an exit of BXPE’s Investment in a Portfolio Entity, Other Blackstone Accounts may continue to hold interests (debt and/or equity) in such Portfolio Entity, and Blackstone may begin to earn fees or continue to earn fees from such Portfolio Entity for providing services to such Portfolio Entity, including, but not limited to, capital markets advice, group purchasing and health care brokerage, insurance and other similar services, which in each case will not offset or reduce the Management Fee. Also, in the case of fees for services as a director of a Portfolio Entity, the Management Fee will not be reduced or offset to the extent any Blackstone personnel continues to serve as a director after BXPE has exited (or is in the process of exiting) the applicable Portfolio Entity and/or following the termination of such employee’s employment with Blackstone. Conflicts of interest are expected to arise when a Portfolio Entity enters into arrangements with Blackstone on or about the time BXPE exits its Investment in such Portfolio Entity. To the extent any investment banking fees, consulting (including management consulting) fees, syndication fees, capital markets syndication and significant sums in advisory fees (including underwriting fees), origination fees, servicing fees, healthcare consulting / brokerage fees, fees relating to group purchasing, financial advisory fees and similar fees for arranging acquisitions and other major financial restructurings and other similar operational and financial matters, loan servicing and/or other types of insurance fees, data management and services fees or payments, operations fees, financing fees, fees for asset services, title insurance fees, fees associated with aviation management including origination fees, servicer fees (e.g., services relating to lease collections/disbursements, maintenance, insurance, lease marketing and sale of aircraft/parts), asset management fees (e.g., services relating to the preparation of monthly cash flow models and industry asset management fees, incentive fees and other similar fees and annual retainers (whether in cash or in kind)) are received by Blackstone, such fees will not be required to be shared with BXPE or the Unitholders and will not result in any offset to the Management Fee payable by the Unitholders.

Outsourcing. The Sponsor is expected to outsource to third parties many of the services performed for BXPE and/or its Portfolio Entities, including services (such as administrative, legal, accounting, tax or other related services) that can be and/or historically have been performed in-house by the Sponsor and its personnel, and the fees, costs and expenses of such third-party service providers will be borne by BXPE as Fund Expenses. Outsourced services include certain services that often would be provided at the Sponsor’s expense if such services had been performed in-house by the Sponsor’s personnel. In such cases, the fees, costs and expenses associated with the provision of such services will be borne by BXPE instead of the Sponsor, thereby increasing the Fund Expenses borne by the Unitholders. Outsourced services also include certain services (such as fund administration, transactional legal advice, tax planning and other related services) that may also be provided by the Sponsor in-house at BXPE’s expense (as further described in this Registration Statement). From time to time, the Sponsor may provide such services alongside (and/or supplement or monitor) a third-party service provider on the same matter or engagement and, in such cases, to the extent the Sponsor’s services are reimbursable as Fund Expenses, the overall amount of Fund Expenses borne by the Unitholders will be greater than would the case if only the Sponsor or such third-party provided such services. (See also “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Expenses” herein).

Determining whether to engage a third-party service provider and the terms (including economic terms) of any such engagement will be determined by the Sponsor in its discretion, taking into account such factors as it deems relevant under the circumstances. Certain third party service providers and/or their employees will dedicate substantially all of their business time to BXPE, Other Blackstone Accounts and/or their respective Portfolio Entities, while others will have other clients. In certain cases, third-party service providers and/or their employees may spend a significant amount of time at Blackstone offices, have dedicated office space at Blackstone, receive administrative support from Blackstone personnel or participate in meetings and events for Blackstone personnel, even though they are not Blackstone employees or affiliates. The Sponsor will have an incentive to outsource services to third parties due to a number of factors, including because the fees, costs and expenses of such service providers will be borne by BXPE as Fund Expenses (with no reduction or offset to Fund Fees) and retaining third parties will reduce the Sponsor’s internal overhead and compensation costs for employees who would otherwise perform such services in-house. Such incentives likely exist even with respect to services where internal overhead and compensation are chargeable to BXPE. Moreover, the involvement of third-party service providers may present a number of risks due to, among other factors, the Sponsor’s reduced control over the functions that are outsourced. There can be no assurances that the Sponsor will be able to identify, prevent or mitigate the risks of engaging third-party service providers. BXPE may suffer adverse consequences from actions, errors or failures to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

Outsourcing may not occur uniformly for all Blackstone managed vehicles and accounts and the expenses that may be borne by such vehicles and accounts vary. Accordingly, certain costs may be incurred by (or allocated to) BXPE through the use of third-party (or internal) service providers that are not incurred by (or allocated to) certain Other Blackstone Accounts for similar services.

Material Non-Public Information. By reason of their responsibilities in connection with other activities of Blackstone and potentially by virtue of their activities outside of Blackstone, certain employees of Blackstone may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. BXPE will not be free to act upon any such information. Due to these restrictions, BXPE may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Data Management Services. Blackstone or an affiliate of Blackstone formed in the future will provide data management services to Portfolio Entities, and to certain Unitholders, investors in Other Blackstone Accounts, and to BXPE and Other Blackstone Accounts and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts make investments, and Portfolio Entities thereof) (collectively, “Data Holders”). Such services may include assistance with obtaining, analyzing, curating, processing, packaging, organizing, mapping, holding, transforming, enhancing, distributing, marketing and selling such data (among other related data management and consulting services) for monetization through licensing or sale arrangements with third parties and, subject to any applicable contractual limitations, with BXPE, Other Blackstone Accounts, Portfolio Entities, Unitholders, investors in Other Blackstone Accounts, and other Blackstone affiliates and associated entities (including funds in which Blackstone and Other Blackstone Accounts make investments, and Portfolio Entities thereof). If Blackstone enters into data services arrangements with Portfolio Entities and receives compensation from such Portfolio Entities for such data services, BXPE will indirectly bear its share of such compensation based on its pro rata ownership of such Portfolio Entities. Where Blackstone believes appropriate, data from one Data Holder may be aggregated or pooled with data from other Data Holders. Any revenues arising from such aggregated or pooled data sets would be allocated between applicable Data Holders on a fair and reasonable basis as determined by Blackstone in its sole discretion, with Blackstone able to make corrective allocations should it determine subsequently that such corrections were necessary or advisable. Blackstone is expected to receive compensation for such data management services, which may include a percentage of the revenues generated through any licensing or sale arrangements with respect to the relevant data, and which compensation is also expected to include fees, royalties and cost and expense reimbursement (including start-up costs and allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses)) will not be offset against Fund Fees or otherwise shared with BXPE or the Unitholders. Additionally, Blackstone is also expected to determine to share and distribute the products from such Data Management Services within Blackstone or its affiliates (including Other Blackstone Accounts or their Portfolio Entities) at no charge and, in such cases, the Data Holders may not receive any financial or other benefit from having provided such data to Blackstone. The potential receipt of such compensation by Blackstone may create incentives for Blackstone to cause BXPE to invest in Portfolio Entities with a significant amount of data that it might not otherwise have invested in or on terms less favorable than it otherwise would have sought to obtain on behalf of BXPE. (See also “—Data” herein.)

Securities and Lending Activities. Blackstone, its affiliates and their related parties and personnel participate in underwriting and lending syndicates and otherwise act as arrangers of financing, including with respect to the public offering and private placement of debt or equity securities issued by, and loan proceeds borrowed by, BXPE and its Portfolio Entities or advising on such transactions. Underwritings and financings can be on a firm commitment basis or on an uncommitted, or “best efforts,” basis, and the underwriting or financing parties are under no duty to provide any commitment unless specifically set forth in the relevant contract. Blackstone can also be expected to provide, either alone or alongside third parties performing similar services, placement, financial advisory or other similar services to purchasers or sellers of securities (including in connection with primary offerings, secondary transactions and/or transactions involving special purpose acquisition companies), including loans or instruments issued by Portfolio Entities and Other Blackstone Accounts. Blackstone’s compensation for such services is expected to be paid by the applicable seller (including BXPE (for example, in the case of secondary sales by BXPE) and Portfolio Entities), one or more underwriters or financing parties (including amounts paid by an issuer and reimbursed by one or more underwriters) and/or other transaction parties. A Blackstone broker-dealer will from time to time act as the managing underwriter, a member of the underwriting syndicate or broker for BXPE or its Portfolio Entities, or as dealer, broker or advisor to a counterparty to BXPE or a Portfolio Entity, and purchase securities from or sell securities to BXPE, Other Blackstone Accounts or Portfolio Entities of BXPE and Other Blackstone Accounts, or advise on such transactions. Blackstone will also from time to time, on behalf of BXPE or its Portfolio Entities, or other parties to a transaction involving BXPE or its Portfolio Entities, effect transactions, including transactions in the secondary markets, that result in commissions or other compensation paid to Blackstone by BXPE or its Portfolio Entities or the counterparty to the transaction, thereby creating a potential conflict of interest. This could include, by way of example, fees and/or commissions for equity syndications to co-investment vehicles. Subject to applicable law, Blackstone will from time to time receive underwriting fees, discounts, placement commissions, loan modification or restructuring fees, servicing fees, capital markets, advisory fees, lending arrangement fees, asset/property management fees, insurance (including title insurance) fees and consulting fees, monitoring fees, commitment fees, syndication fees, origination fees, organizational fees, operational fees, loan servicing fees and financing and divestment fees (or, in each case, rebates in lieu of any such fees, whether in the form of purchase price discounts or otherwise, even in cases where Blackstone, BXPE, an Other Blackstone Account or their Portfolio Entities are purchasing debt) or other compensation with respect to the foregoing activities, which are not required to be shared with BXPE or the Unitholders, and Fund Fees will not be reduced by such amounts. The Sponsor has sole discretion to approve the foregoing arrangements if the Sponsor believes in good faith that such transactions are appropriate for BXPE.

Sales of securities for the account of BXPE and its Portfolio Entities will from time to time be bunched or aggregated with orders for other accounts of Blackstone including Other Blackstone Accounts. It could be impossible, as determined by the Sponsor in its sole discretion, to receive the same price or execution on the entire volume of securities sold, and the various prices will, in certain circumstances, therefore be averaged which may be disadvantageous to BXPE.

When Blackstone serves as underwriter with respect to securities of BXPE or its Portfolio Entities, BXPE and such Portfolio Entities could be subject to a “lock-up” period following the offering under applicable regulations during which time BXPE or its Portfolio Entity would be unable to sell any securities subject to the “lock-up.” This may prejudice the ability of BXPE and its Portfolio Entities to dispose of such securities at an opportune time. (See also “—Related Financing Counterparties” and “—Portfolio Entity Relationships Generally” herein.)

Blackstone employees, including employees of the Sponsor, are generally permitted to invest in alternative investment funds, venture capital funds, real estate funds, hedge funds or other investment vehicles, including potential competitors of BXPE. The limited partners will not receive any benefit from any such investments.

PJT. On October 1, 2015, Blackstone spun off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill Group fund placement businesses, and combined these businesses with PJT Partners Inc. (“PJT”), an independent financial advisory firm founded by Paul J. Taubman. While the combined business operates independently from Blackstone and is not an affiliate thereof, it is expected that there will be substantial overlapping ownership between Blackstone and PJT for a considerable period of time going forward. Therefore, conflicts of interest will arise in connection with transactions between or involving BXPE and its Portfolio Entities, on the one hand, and PJT, on the other. The pre-existing relationship between Blackstone and its former personnel involved in financial and strategic advisory services at PJT, the overlapping ownership and co-investment and other continuing arrangements between PJT and Blackstone can be expected to influence the Sponsor to select or recommend PJT to perform services for Blackstone, Blackstone-managed funds, including BXPE or its Portfolio Entities, the cost of which will generally be borne directly or indirectly by BXPE and the Unitholders. Given that PJT is no longer an affiliate of Blackstone, the Sponsor and its affiliates are able to cause BXPE and Portfolio Entities to transact with PJT generally without restriction, notwithstanding the relationship between Blackstone and PJT. (See also “—Service Providers, Vendors and Other Counterparties Generally” herein.) In addition, one or more investment vehicles controlled by Blackstone have been established to facilitate participation in Blackstone’s side-by-side investment program by employees and/or partners of PJT.

Portfolio Entity Relationships Generally. Blackstone, Portfolio Entities of BXPE including special purpose vehicle Portfolio Entities that may be formed in connection with Investments, and Other Blackstone Accounts are and will be counterparties or participants in agreements, transactions and other arrangements with BXPE, Other Blackstone Accounts, and/or Portfolio Entities of BXPE and Other Blackstone Accounts or other Blackstone affiliates for the provision of goods and services, purchase and sale of assets and other matters. In addition, certain Portfolio Entities may be counterparties or participants in agreements, transactions and other arrangements with Other Blackstone Accounts for the provision of goods and services, purchase and sale of assets and other matters. For example, from time to time, certain Portfolio Entities of BXPE or Other Blackstone Accounts will provide or recommend goods or services to Blackstone, BXPE, Other Blackstone Accounts, or other Portfolio Entities of BXPE and Other Blackstone Accounts or other Blackstone affiliates (or vice versa) (including “platform” investments of BXPE and Other Blackstone Accounts). These agreements, transactions and other arrangements will involve payment of fees and other amounts and/or other benefits to Blackstone, Blackstone affiliates and/or a Portfolio Entity, none of which will result in any offset to Fund Fees, notwithstanding that some of the services provided by a Portfolio Entity are similar in nature to the services provided by the Sponsor and that certain Portfolio Entities are expected to be special purpose vehicles created by BXPE. Such agreements, transactions and other arrangements will generally be entered into without the consent or direct involvement BXPE and/or such Other Blackstone Accounts or the consent of the Board of Directors or Unitholders (including, without limitation, in the case of minority Investments by BXPE in such Portfolio Entities or the sale of assets from one Portfolio Entity to another). This is because, among other considerations, Portfolio Entities of BXPE and Portfolio Entities of Other Blackstone Accounts are not considered “affiliates” of Blackstone, BXPE or the Sponsor under the Partnership Agreement and therefore not covered by affiliate transaction restrictions included in the Partnership Agreement. There can be no assurance that the terms of any such agreement, transaction or other arrangement will be as favorable to BXPE as otherwise would be the case if the counterparty were not related to Blackstone.

In addition, it is possible that certain Portfolio Entities of BXPE, Other Blackstone Accounts or entities in which the Other Blackstone Accounts have an interest will compete with BXPE or a Portfolio Entity thereof for one or more investment opportunities. It is also possible that certain Portfolio Entities of the Other Blackstone Accounts or companies in which the Other Blackstone Accounts have an interest will engage in activities that may have adverse consequences on BXPE and/or its Portfolio Entities (including, by way of example only, as a result of laws and regulations of certain jurisdictions (e.g., bankruptcy, environmental, consumer protection and/or labor laws) that may not recognize the segregation of assets and liabilities as between separate entities and may permit recourse against the assets of not just the entity that has incurred the liabilities, but also the other entities that are under common control with, or part of the same economic group as, such entity, which may result in the assets of BXPE and/or its Portfolio Entities being used to satisfy the obligations or liabilities of one or more Other Blackstone Accounts, their Portfolio Entities and/or affiliates).

In addition, Portfolio Entities, Blackstone and affiliates of Blackstone may also establish other investment products, vehicles and platforms focusing on specific asset classes or industry sectors that fall within BXPE’s investment strategy (such as reinsurance), which may compete with BXPE for investment opportunities (it being understood that such arrangements may give rise to conflicts of interest that may not necessarily be resolved in favor of BXPE).

In addition, Portfolio Entities with respect to which BXPE may elect members of the board of directors may, as a result, subject BXPE and/or such directors to fiduciary obligations to make decisions that they believe to be in the best interests of any such Portfolio Entity. Although in most cases the interests of BXPE and any such Portfolio Entity will be aligned, this may not always be the case. This may create conflicts of interest between the relevant director’s obligations to any such Portfolio Entity and its stakeholders, on the one hand, and the interests of BXPE, on the other hand. Although the Sponsor will generally seek to minimize the impact of any such conflicts, there can be no assurance they will be resolved favorably for BXPE.

These conflicts related to Portfolio Entity relationships will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Conflicts of Interest in Service Providers, Including Portfolio Entity Service Providers and Blackstone-Affiliated Service Providers. BXPE, Other Blackstone Accounts, Portfolio Entities of each of the foregoing and Blackstone can be expected to engage Portfolio Entities of BXPE and Other Blackstone Accounts to provide some or all of the following services: (a) corporate support services (including, without limitation, accounts payable, accounts receivable, accounting/audit (including valuation support services), account management, insurance procurement, placement, brokerage and consulting services, cash management, accounts receivable financing, corporate secretarial services, domiciliation, data management, directorship services, finance/budget, human resources, information technology/systems support, internal compliance, know-your-client reviews and refreshes, judicial processes, legal, environmental due diligence support (e.g., review of property condition reports), operational coordination (i.e., coordination with JV partners, property managers), risk management, reporting (such as tax reporting, debt reporting or other reporting), tax and treasury, tax analysis and compliance (e.g., CIT and VAT compliance), transfer pricing and internal risk control, treasury and valuation services), and other services; (b) loan services (including, without limitation, administrative services, and cash management); (c) operational services (i.e., general management of day to day operations); and (d) transaction support services (including, without limitation, managing relationships with brokers and other potential sources of investments, identifying potential investments, coordinating with investors, assembling relevant information, conducting financial and market analyses and modelling, coordinating closing/post-closing procedures for acquisitions, dispositions and other transactions, marketing and distribution, overseeing brokers, lawyers, accountants and other advisors, providing in-house legal and accounting services, assisting with due diligence, preparation of project feasibilities, site visits, transaction consulting and specification of technical analysis and review of (i) operations and maintenance manuals and (ii) statutory documents). Similarly, Blackstone, Other Blackstone Accounts and their portfolio entities can be expected to engage Portfolio Entities of BXPE to provide some or all of these services.

Some of the services performed by Portfolio Entity service providers could also be performed by a General Partner or its affiliates from time to time and vice versa. Fees paid by BXPE or its Portfolio Entities or value created by other Portfolio Entity service providers or vendors do not offset or reduce the Management Fee payable by Unitholders of BXPE and are not otherwise shared with BXPE, unless otherwise required by the Partnership Agreement.

Portfolio Entities of BXPE and Other Blackstone Accounts some of which can be expected to provide services to BXPE and its Portfolio Entities include, without limitation, the following, and may include additional Portfolio Entities that may be formed or acquired in the future:

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BTIG. BTIG is a global financial services firm in which certain Blackstone entities own a strategic minority investment. BTIG provides institutional trading, investment banking, research and related brokerage services and is expected to perform services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Optiv. Optiv Security, Inc. is a Portfolio Entity held by certain Other Blackstone Accounts that provides a full slate of information security services and solutions for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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PSAV. PSAV, Inc. is a Portfolio Entity held by certain Other Blackstone Accounts that provides outsourced audiovisual services and event production. PSAV is expected to provide services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Refinitiv. On October 1, 2018, a consortium led by Blackstone announced that private equity funds managed by Blackstone had completed an acquisition of Thomson Reuters’ Financial & Risk business (“Refinitiv”). Refinitiv operates a pricing service that provides valuation services. Refinitiv is expected to provide services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Kryalos. Kryalos is a Portfolio entity in which Other Blackstone Accounts have made a minority investment, which is an operating partner in certain real estate investments made by Other Blackstone Accounts. Kryalos is expected to provide services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Peridot Financial Services (“Peridot”) and Global Supply Chain Finance (“GSCF”). Peridot and GSCF are Portfolio Entities of certain Other Blackstone Accounts that provide supply chain financing and accounts receivable services globally. Peridot and GSCF are expected to provide services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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RE Tech Advisors (“RE Tech”). Blackstone through one or more of its funds has made a majority investment in RE Tech, an energy audit / consulting firm that identifies and implements energy efficiency programs, calculates return on investment and tracks performance post-completion. RE Tech is expected to perform services BXPE, its Portfolio Entities and Other Blackstone Accounts.

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Therma Holdings (“Therma”). Therma is a Portfolio Entity of certain Other Blackstone Accounts that provides carbon reduction and energy management. Therma is expected to provide services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Revantage. Revantage Corporate Services, Revantage Asia and Revantage Europe (together, “Revantage”) are companies owned by certain Blackstone real estate funds and are expected to provide corporate support services, including, without limitation, accounting, legal, tax, treasury, information technology and human resources to BXPE, Other Blackstone Accounts, Portfolio Entities, and the Investments directly. Blackstone or its affiliates may play a substantial role in overseeing the personnel of Revantage providing services to BXPE, Other Blackstone Accounts and/or their Portfolio Entities on an ongoing basis, including with respect to the selection, hiring, retention and compensation of such personnel. Further, Blackstone or its affiliates may cause Revantage to establish new business lines and provide additional services than those described above. The amount charged is expected to be based on a cost-reimbursement basis though Blackstone and its affiliates may revise such methodology at their discretion. Such expenses are not expected to be benchmarked against the amounts that would be charged by a third-party service provider and will not be offset against management fees otherwise payable by Unitholders or otherwise be reimbursed to Unitholders. The provision of services by Revantage could give rise to conflicts of interest and there can be no assurance that any actual or perceived conflicts will be resolved in favor of the Other Blackstone Accounts or the Unitholders.

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Ontra (fka InCloudCounsel). Ontra is a portfolio entity of certain Other Blackstone Accounts that provides a contract automation and intelligence platform that utilizes artificial intelligence and a network of attorneys to support processing of routine contracts and tracking of obligations in complex agreements. Ontra performs services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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Sphera. Sphera is a Portfolio Entity of certain Other Blackstone Accounts that provides environmental, health and safety and ESG software services and data. Sphera is expected to perform services for BXPE, its Portfolio Entities, Other Blackstone Accounts and Blackstone.

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ASK Investment Management (“ASK”). ASK is a Portfolio Entity of certain Other Blackstone Accounts that provides investment management services. ASK may perform placement agent services for BXPE and placement agent or other services for the Portfolio Entities, Other Blackstone Accounts and Blackstone.

BXPE and its Portfolio Entities will compensate one or more of these service providers and vendors owned by BXPE or Other Blackstone Accounts, including through incentive based compensation payable to their management teams and other related parties. Some of these service providers and vendors owned by BXPE or Other Blackstone Accounts will charge BXPE and its Portfolio Entities for goods and services at rates generally consistent with those available in the market for similar goods and services. The discussion regarding the determination of market rates under “—Blackstone-Affiliated Service Providers” herein applies equally in respect of the fees and expenses of the Portfolio Entity service providers, if charged at rates generally consistent with those available in the market. Other service providers and vendors owned or controlled by BXPE or Other Blackstone Accounts pass through expenses on a cost reimbursement, no-profit or break-even basis, in which case the service provider allocates costs and expenses directly associated with work performed for the benefit of BXPE and its Portfolio Entities to them, along with any related tax costs and an allocation of the service provider’s overhead, including any of the following: salaries, wages, benefits and travel expenses; marketing and advertising fees and expenses; legal, accounting and other professional fees and disbursements; office space (including, without limitation, rent and refurbishment costs and office space in Luxembourg) and equipment; insurance premiums; technology expenditures, including hardware and software costs; costs to engage recruitment firms to hire employees; diligence expenses; one-time costs, including costs related to building-out and winding-down a Portfolio Entity; costs that are of a limited duration or non-recurring (such as start-up or technology build-up costs, one-time technology and systems implementation costs, employee on-boarding and severance payments, and IPO-readiness and other infrastructure costs) taxes; and other operating and capital expenditures. Any of the foregoing costs, although allocated in a particular period, will, in certain circumstances, relate to activities occurring outside the period (including in prior records, such as where any such costs are amortized over an extended period), and further will, in certain circumstances, be of a general and administrative nature that is not specifically related to particular services, and therefore BXPE could pay more than its pro rata portion of fees for services. The allocation of overhead among the entities and assets to which services are provided can be expected to be based on any of a number of different methodologies, including, without limitation, “cost” basis as described above, “time-allocation” basis, “per unit” basis, “per square footage” basis or “fixed percentage” basis, and the particular methodology used to allocate such overhead among the entities and assets to which services are provided are expected to vary depending on the types of services provided and the applicable asset class involved and could, in certain circumstances, change from one period to another. There can be no assurance that a different manner of allocation would result in BXPE and its Portfolio Entities bearing less or more costs and expenses. In certain instances, particularly where such service providers and vendors are located outside the U.S., such service providers and vendors will charge BXPE and its Portfolio Entities for goods and services at cost plus a percentage of cost for transfer pricing or other tax, legal, regulatory, accounting or other reasons. Further, BXPE and its Portfolio Entities will compensate one or more of these service providers and vendors owned by BXPE, or Other Blackstone Accounts through incentive-based compensation payable to their management teams and other related parties. The incentive-based compensation paid with respect to a portfolio entity or asset of BXPE, or Other Blackstone Accounts will vary from the incentive-based compensation paid with respect to other Portfolio Entities and assets of BXPE, and Other Blackstone Accounts;

as a result the management team or other related parties can be expected to have greater incentives with respect to certain assets and portfolio entities relative to others, and the performance of certain assets and portfolio entities may provide incentives to retain management that also service other assets and portfolio entities. Furthermore, Blackstone will generally not perform or obtain any benchmarking analysis or third-party verification of expenses with respect to services provided on a cost reimbursement, no profit or break even basis, or in respect of incentive-based compensation, and will not offset the Management Fee. There can be no assurances that amounts charged by Portfolio Entity service providers that are not controlled by BXPE, or Other Blackstone Accounts will be consistent with market rates or that any benchmarking, verification or other analysis will be performed with respect to such charges. If benchmarking is performed, the related expenses will be borne by BXPE, Other Blackstone Accounts and their respective portfolio entities and will not offset the Management Fee. A Portfolio Entity service provider will, in certain circumstances, subcontract certain of its responsibilities to other Portfolio Entities. In such circumstances, the relevant subcontractor could invoice the Portfolio Entity for fees (or in the case of a cost reimbursement arrangement, for allocable costs and expenses) in respect of the services provided by the subcontractor. The Portfolio Entity, if charging on a cost reimbursement, no-profit or break-even basis, would in turn allocate those costs and expenses as it allocates other fees and expenses as described above. Similarly, Other Blackstone Accounts, their portfolio entities and Blackstone can be expected to engage Portfolio Entities of BXPE to provide services, and these Portfolio Entities will generally charge for services in the same manner described above, but BXPE and its Portfolio Entities generally will not be reimbursed for any costs (such as start-up costs or technology build-up costs) relating to such Portfolio Entities incurred prior to such engagement.

Portfolio Entity service providers described in this section are generally owned and controlled by one or more Blackstone funds, such as BXPE and Other Blackstone Accounts. In certain instances, a similar company could be owned and controlled by Blackstone directly. Blackstone could cause a transfer of ownership of one of these service providers from BXPE to an Other Blackstone Account, or from an Other Blackstone Account to BXPE. The transfer of a Portfolio Entity service provider between BXPE and/or Other Blackstone Accounts (where BXPE may be a seller or a buyer in any such transfer) will generally be consummated for minimal or no consideration, and without obtaining any consent from the Board of Directors. The Sponsor may, but is not required to, obtain a third-party valuation confirming the same, and if it does, the Sponsor may rely on such valuation. Portfolio Entities of BXPE, and Other Blackstone Accounts are not considered “affiliates” of Blackstone, the Sponsor or BXPE under the Partnership Agreement and therefore are not covered by affiliate transaction restrictions included in the Partnership Agreement, such as the requirement to obtain consent from the Board of Directors in certain circumstances.

In the case of investments involving a “platform company,” BXPE will from time to time enter into an arrangement with one or more individuals (who may have experience or capability in sourcing and/or managing investments) to undertake a build-up strategy to acquire and develop assets and businesses in a particular sector or involving a particular strategy. The counterpart individuals may be compensated with a salary and/or equity incentive plan. Such compensation may take the form of a management fee and/or profits allocation (whether paid directly to such individuals and/or to an affiliated entity controlled by such individuals), which may be calculated as a percentage of assets under management and/or a waterfall similar to a carried interest, respectively, and which will not be subject to the Management Fee offset. The professionals at such platform company, which in certain circumstances may include former employees or current or former Consultants (such as senior advisors) to the Sponsor, their affiliates and/or management of portfolio entities, can be expected to undertake analysis and evaluation of potential investment and acquisition opportunities for such platform company. In such circumstances, BXPE would initially invest capital to fund a portion of the overhead (including rent, benefits, salary or retainers for the counterpart individuals and/or their affiliated entity) and sourcing costs for such investments. Although the Sponsor is generally responsible under the Partnership Agreement for certain of its overhead expenses and its investment analysis associated with sourcing and managing investments, as well as compensation costs of its investment professionals, BXPE (and indirectly investors in BXPE), and not solely the Sponsor, will bear some or all of the cost of such platform companies including costs related to overhead and the sourcing and analysis of investments, as well as compensation for the related counterparties, for any such platform companies.

By acquiring an interest in BXPE, Unitholders will be deemed to have acknowledged the conflicts described in the Registration Statement related to Portfolio Entity service providers, to have acknowledged and consented to any actual or potential conflicts of interest with respect to any transfer of Portfolio Entity service providers among BXPE, the and Other Blackstone Accounts and any arrangements or transactions related thereto, including any procedures or actions taken in connection with the resolution thereof, and BXPE’s (and if applicable the Unitholders’) participation therein, consented to any other arrangements and transactions relating to Portfolio Entity service providers and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Service Providers, Vendors and Other Counterparties Generally. Certain third-party advisors, service providers, counterparties and vendors or their affiliates to BXPE and its Portfolio Entities and Third-Party Fund Managers in which BXPE invests (including accountants, administrators, paying agents, depositaries, lenders, bankers, brokers, attorneys, consultants, title agents and investment or commercial banking firms), or their affiliates, are owned by Blackstone, BXPE or Other Blackstone Accounts or provide goods or services to, or have other business, personal, financial or other relationships with, Blackstone, the Other Blackstone Accounts (including co-investment vehicles, where applicable) and their respective Portfolio Entities, and affiliates and personnel of the foregoing. Such advisors and service providers referred to above may be Unitholders in BXPE or investors in Other Blackstone Accounts, affiliates of the Sponsor, sources of financing and investment opportunities or co-investors or commercial counterparties or entities in which Blackstone, BXPE and/or Other Blackstone Accounts have an investment, and payments by BXPE and/or such entities may indirectly benefit Blackstone, BXPE, the Other Blackstone Accounts (including co-investment vehicles, where applicable) and their respective Portfolio Entities or any affiliates or personnel of the foregoing. Also, advisors, lenders, investors, commercial counterparties, vendors and service providers (including any of their affiliates or personnel) to BXPE and its Portfolio Entities could have other commercial or personal relationships with Blackstone, Other Blackstone Accounts (including co-investment vehicles, where applicable) and their respective Portfolio Entities, or any affiliates, personnel or family members of personnel of the foregoing. Although Blackstone selects service providers and vendors it believes are most appropriate in the circumstances based on its knowledge of such service providers and vendors (which knowledge is generally greater in the case of service providers and vendors that have other relationships to Blackstone), the relationship of service providers and vendors to Blackstone as described above will, in certain circumstances, influence Blackstone in deciding whether to select, recommend or form such an advisor or service provider to perform services for BXPE or a Portfolio Entity, the cost of which will generally be borne directly or indirectly by BXPE, and can be expected to incentivize Blackstone to engage such service provider over a third-party, utilize the services of such service providers and vendors more frequently than would be the case absent the conflict, or to cause us to pay such service providers and vendors higher fees or commissions than would be the case absent the conflict. The incentive could be created by current income and/or the generation of enterprise value in a service provider or vendor; Blackstone can be expected to also have an incentive to invest in or create service providers and vendors to realize on these opportunities. Furthermore, Blackstone will from time to time encourage third-party service providers to BXPE and its Portfolio Entities to use other Blackstone-affiliated service providers and vendors in connection with the business of BXPE, Portfolio Entities, and unaffiliated entities, and Blackstone has an incentive to use third-party service providers who do so as a result of the indirect benefit to Blackstone and additional business for the related service providers and vendors. Fees paid by BXPE or its Portfolio Entities to or value created in these service providers and vendors do not offset or reduce Fund Fees payable by the Unitholders and are not otherwise shared with BXPE. In the case of brokers, Blackstone has a best execution policy that it updates from time to time to comply with regulatory requirements in applicable jurisdictions.

There will be no restrictions on the ability of Third-Party Fund Managers in which BXPE invests or their Third-Party Pooled Investment Vehicles or portfolio companies to engage affiliates of Blackstone to provide services or enter into transactions since they are not “affiliates” of Blackstone. In such circumstances, any payments made by such Third-Party Fund Managers or their Third-Party Pooled Investment Vehicles or portfolio companies may be made to or otherwise benefit other parts of Blackstone and be borne indirectly by BXPE (to the extent of its ownership of such Third-Party Fund Manager) and will not otherwise be shared with Unitholders or be applied to offset Fund Fees.

Blackstone has a practice of not entering into any arrangements with advisors, vendors or service providers that provide lower rates or discounts to Blackstone itself compared to those available to BXPE and its Portfolio Entities for the same services. However, legal fees for unconsummated transactions are often charged at a discounted rate, such that if BXPE and its Portfolio Entities consummate a higher percentage of transactions with a particular law firm than Blackstone, BXPE, Other Blackstone Accounts and their Portfolio Entities, the Unitholders could indirectly pay a higher net effective rate for the services of that law firm than Blackstone, BXPE or Other Blackstone Accounts or their Portfolio Entities. Also, advisors, vendors and service providers often charge different rates or have different arrangements for different types of services. For example, advisors, vendors and service providers often charge fees based on the complexity of the matter as well as the expertise and time required to handle it. Therefore, to the extent the types of services used by BXPE and its Portfolio Entities are different from those used by Blackstone, Other Blackstone Accounts and their Portfolio Entities, and their affiliates and personnel, BXPE and its Portfolio Entities can be expected to pay different amounts or rates than those paid by such other persons. Similarly, Blackstone, BXPE, the Other Blackstone Accounts and their Portfolio Entities and affiliates can be expected to enter into agreements or other arrangements with vendors and other similar counterparties (whether such counterparties are affiliated or unaffiliated with Blackstone) from time to time whereby such counterparty will, in certain circumstances, charge lower rates (or no fee) or provide discounts or rebates for such counterparty’s products and/or services depending on certain factors, including without limitation the volume of transactions entered into with such counterparty by Blackstone, BXPE and its Portfolio Entities in the aggregate or other factors.

BXPE, Other Blackstone Accounts and their Portfolio Entities are expected to enter into joint ventures with third parties to which the service providers and vendors described above will, in certain circumstances, provide services. In some of these cases, the third party joint venture partner may negotiate to not pay its pro rata share of fees, costs and expenses to be allocated as described above, in which case BXPE, Other Blackstone Accounts and their Portfolio Entities that also use the services of the Portfolio Entity service provider will, directly or indirectly, pay the difference, or the Portfolio Entity service provider will bear a loss equal to the difference.

Blackstone may, from time to time, encourage service providers to funds and investments to use, at market rates and/or on arm’s length terms, Blackstone-affiliated service providers in connection with the business of BXPE, Portfolio Entities, and unaffiliated entities. This practice provides an indirect benefit to Blackstone in the form of added business for Blackstone-affiliated service providers.

With respect to transactions or agreements with Portfolio Entities (including, for the avoidance of doubt, long-term incentive plans), at times if unrelated officers of a Portfolio Entity have not yet been appointed, Blackstone may negotiate and execute agreements between Blackstone and/or BXPE on the one hand, and the Portfolio Entity or its affiliates, on the other hand, which could entail a conflict of interest in relation to efforts to enter into terms that are arm’s length. Among the measures Blackstone may use to mitigate such conflicts is to involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms.

Blackstone-Affiliated Service Providers. In addition to the service providers (including Portfolio Entity service providers) and vendors described above, BXPE and its Portfolio Entities will engage in transactions with one or more businesses that are owned or controlled by Blackstone directly, not through one of its funds, including the businesses described below. These businesses may, in certain circumstances, also enter into transactions with other counterparties of BXPE and its Portfolio Entities, as well as service providers, vendors and Unitholders of BXPE. Blackstone could benefit from these transactions and activities through current income and creation of enterprise value in these businesses. No fees charged by these service providers and vendors will offset or reduce Fund Fees. Furthermore, Blackstone, BXPE, the Other Blackstone Accounts and their Portfolio Entities and their affiliates and related parties will use the services of these Blackstone affiliates, including at different rates. Although Blackstone believes the services provided by its affiliates are equal or better than those of third parties, Blackstone directly benefits from the engagement of these affiliates, and there is therefore an inherent conflict of interest.

Blackstone affiliated service providers and vendors, include, without limitation:

BX Fund Services Luxembourg. BX Fund Services Luxembourg is a Luxembourg-based company established in 2012 to centralize various resources supporting the maintenance and day-to-day management and administration of certain Luxembourg holding companies controlled by certain of the Other Blackstone Clients. BX Fund Services Luxembourg is entirely owned by certain Other Blackstone Accounts. In certain cases, the funds which use BX Fund Services Luxembourg’s services may contribute capital to fund the costs of BX Fund Services Luxembourg. Key service functions provided by BX Fund Services Luxembourg include domiciliation, accounting, regulatory and tax reporting and compliance. All costs associated with BX Fund Services Luxembourg’s services and operations (including any BX Fund Services Luxembourg employee compensation and other general overhead) will be ultimately borne by BXPE, comparable funds and Other Blackstone Clients that own or use BX Fund Services Luxembourg. These shared costs are intended to be allocated and charged on a cost sharing basis to the individual fund related entities utilizing the services of BX Fund Services Luxembourg based on the type and level of services provided and may include a mark-up, though BX Fund Services Luxembourg is generally intended to operate on a nominal profit basis. The General Partners endeavor to allocate fees and expenses associated with BX Fund Services Luxembourg fairly and equitably, which allocation involves certain methodologies based on actual data pertaining to the services provided. The General Partners believe that these methodologies result in a fair and equitable allocation of expenses.

Aquicore. Aquicore is a cloud-based platform that tracks, analyzes and predicts key metrics in real estate focused on the reduction of energy consumption. Blackstone holds a minority investment in Aquicore.

Equity Healthcare. Equity Healthcare LLC (“Equity Healthcare”) is a Blackstone affiliate that negotiates with providers of standard administrative services and insurance carriers for health benefit plans and other related services for cost discounts, quality of service monitoring, data services and clinical consulting. Because of the combined purchasing power of its client participants, which include unaffiliated third parties, Equity Healthcare is able to negotiate pricing terms that are believed to be more favorable than those that the Portfolio Entities could obtain for themselves on an individual basis. The fees received by Equity Healthcare in connection with such services provided to investments will not offset the Management Fee payable by the Unitholders.

LNLS. Lexington National Land Services (“LNLS”) is a Blackstone affiliate that (i) acts as a title agent in facilitating and issuing title insurance, (ii) provides title support services for title insurance underwriters, (iii) in certain circumstances, provides courtesy title settlement services and (iv) acts as escrow agent in connection with investments by the Funds, Other Blackstone Accounts and their Portfolio Entities, affiliates and related parties, and third parties, including, from time to time, Blackstone’s borrowers. In exchange for such services LNLS earns fees which would have otherwise been paid to third parties. If LNLS is involved in a transaction in which the Fund participates, Blackstone will benchmark the relevant costs to the extent market data is available except when LNLS is providing such services in a state where the insurance premium or escrow fee, as applicable, is regulated by the state or when LNLS is part of a syndicate of title insurance companies where the insurance premium is negotiated by other title insurance underwriters or their agents.

Valkyrie. Valkyrie BTO Aviation LLC (“Valkyrie”) is a Blackstone affiliate that provides asset management and loan servicing solutions for investments in the aviation space, including for investments by the Fund, Other Blackstone Accounts and their Portfolio Entities, affiliates and related parties. The asset management services provided by Valkyrie with respect to such investments can be expected to include, without limitation, origination or sourcing of investment opportunities, diligence, negotiation, analysis, servicing, development, management and disposition and other related services (e.g., marketing, financial, administrative, legal and risk management). In exchange for such services, Valkyrie earns fees, including through incentive-based compensation payable to their management team, which would have otherwise been paid to third parties. As a result of the foregoing and Blackstone’s ownership of Valkyrie, the Sponsor may be incentivized to participate in and pursue more aviation-related transactions due to the prospect of Valkyrie earning such fees. The fees, compensation and other amounts received by Valkyrie in connection with such services provided to investments will not offset the Management Fee payable by Unitholders. As such, the Sponsor will have an incentive to engage Valkyrie because the fees, costs and expenses of such services will be borne by the Fund as partnership expenses (with no reduction or offset to Management Fees) and will reduce the Sponsor’s internal overhead and compensation costs for employees who would otherwise perform such services. As a result, while Blackstone believes that Valkyrie will provide services at or better than those provided by third parties, there is an inherent conflict of interest that would incentivize Blackstone to pursue aviation-related transactions and engage Valkyrie to perform such services.

TFML. The Family (Music) Limited (“TFML”) is a Tac Opps affiliate that is expected to provide asset management and advisory solutions for investments in the music space, including for investments by the Fund, Other Blackstone Accounts, their Portfolio Entities, affiliates and related parties (whether now in existence or subsequently established) and third parties. The asset management services provided by TFML with respect to such investments can be expected to include, without limitation, evaluating, advising and conducting due diligence on possible investment opportunities in music assets, continually monitoring and reporting on music assets, identifying and evaluating opportunities for realizing value from music assets and making refinancing and/or divestment recommendations and other related services. In exchange for such services, TFML earns fees, including through incentive-based compensation payable to their management team. As a result of the foregoing and Tac Opps’ ownership in part of TFML, the Sponsor may be incentivized to participate in and pursue more music-related transactions due to the prospect of TFML earning such fees. The fees, compensation and other amounts received by TFML in connection with such services provided to investments will not offset the Management Fee payable by Unitholders. As such, the Sponsor will have an incentive to engage TFML because the fees, costs and expenses of such services will be borne by the Funds as partnership expenses (with no reduction or offset to Management Fees) and will reduce the Sponsor’s internal overhead and compensation costs for employees who would otherwise perform such services. As a result, while Blackstone believes that TFML will provide services at or better than those provided by third parties, there is an inherent conflict of interest that would incentivize Blackstone to pursue music-related transactions and engage TFML to perform such services.

In addition, Blackstone has acquired a 9.9% interest in AIG L&R, and in connection therewith has entered into a long-term asset management partnership with certain subsidiaries and/or affiliates of AIG L&R to serve as the exclusive external manager with respect to certain asset classes within their investment portfolio, for compensation. While Blackstone does not control AIG L&R (and AIG L&R is not be an “affiliate” of Blackstone under the Partnership Agreement), the aforementioned investment in AIG L&R and asset management arrangements may incentivize Blackstone to cause (and Blackstone will benefit indirectly from causing) BXPE and/or its Portfolio Entities to engage AIG L&R or its affiliates (including American International Group Inc. and its other affiliates and subsidiaries) to provide various services and engage in other transactions and otherwise present conflicts of interests as a result of Blackstone’s interest and relationship therewith.

BXPE could acquire from or sell to Blackstone a service provider as an investment of BXPE or participate alongside Blackstone in the acquisition of a service provider. Blackstone is expected to establish a valuation methodology in relation to any such sale or acquisition by BXPE of a service provider. In addition, before entering into any transaction with respect to any such service provider, it is anticipated that Blackstone will obtain any consents that may be required or advisable, as determined in the Sponsor’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors of BXPE.

Certain Blackstone-affiliated service providers and their respective personnel will receive a management promote, an incentive fee and other performance-based compensation in respect of investments of BXPE, sales or other transaction volume. Furthermore, Blackstone-affiliated service providers can be expected to charge costs and expenses based on allocable overhead associated with personnel working on relevant matters (including salaries, benefits and other similar expenses).

Blackstone will make determinations of market rates (i.e., rates that fall within a range that Blackstone has determined is reflective of rates in the applicable market and certain similar markets, though not necessarily equal to or lower than the median rate of comparable firms) based on its consideration of a number of factors, which are generally expected to include Blackstone’s experience with non-affiliated service providers as well as benchmarking data and other methodologies determined by Blackstone to be appropriate under the circumstances. To the extent Blackstone-affiliated service providers provide goods and/or services to third parties, the rates charged in such instances are assumed to be market rates for the purposes hereof. In respect of benchmarking, while Blackstone often obtains benchmarking data regarding the rates charged or quoted by third parties for services similar to those provided by Blackstone affiliates in the applicable market or certain similar markets, relevant comparisons may not be available for a number of reasons, including, without limitation, as a result of a lack of a substantial market of providers or users of such services or the confidential or bespoke nature of such services (e.g., different assets may receive different services). In addition, benchmarking data is based on general market and broad industry overviews, rather than determined on an asset by asset basis. As a result, benchmarking data does not take into account specific characteristics of individual assets then owned or to be acquired by BXPE (such as size and location), or the particular characteristics of services provided. Further, it could be difficult to identify comparable third-party service providers that provide services of a similar scope and scale as the Blackstone-affiliated service providers that are the subject of the benchmarking analysis or to obtain detailed information about pricing of a service comparable to that being provided to the Fund from third-party service providers if such service providers anticipate that Blackstone will not in fact engage their services. For these reasons, such market comparisons may not result in precise market terms for comparable services. Expenses to obtain benchmarking data generally will be borne by the Fund, Other Blackstone Accounts and their respective Portfolio Entities and will not offset the Management Fee. For these reasons, such market comparisons may not result in precise market terms for comparable services. Finally, in certain circumstances Blackstone can be expected to determine that third party benchmarking is unnecessary, either because the price for a particular good or service is mandated by law (e.g., title insurance in rate-regulated U.S. states) or because in Blackstone’s view no comparable service provider offering such good or service exists (or not enough comparable service providers exist to enable a reasonable comparison) or because Blackstone has access to adequate market data (including from third party clients of the Blackstone-affiliated service provider that is the subject of the benchmarking analysis) to make the determination without reference to third party benchmarking. For example, in certain circumstances a Blackstone-affiliated service provider or a Portfolio Entity service provider could provide services to third parties, in which case if the rates charged to such third parties are consistent with the rates charged to BXPE, Other Blackstone Accounts and their respective Portfolio Entities, then a separate benchmarking analysis of such rates is not expected to be prepared. Some of the services performed by Blackstone-affiliated service providers could also be performed by the Sponsor from time to time and vice versa. Fees paid by BXPE or its Portfolio Entities to Blackstone-affiliated service providers do not offset or reduce Fund Fees and are not otherwise shared by BXPE. These conflicts related to Blackstone-affiliated service providers will not necessarily be resolved in favor of BXPE, and the Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

In addition, Blackstone’s Treasury group currently provides foreign currency exchange (“FX”) services to BXPE and Other Blackstone Accounts for FX trades under a certain threshold. Based on its current practices (which are subject to change in the future), at the request of BXPE or an Other Blackstone Account, the Blackstone Treasury group will exchange foreign currencies from Blackstone’s own account on behalf of BXPE or such Other Blackstone Account based on the end of day mid-market rate published by Bloomberg on the immediately preceding business day, and does not currently charge any fees for providing such service (apart from the same market-rate bank/wire fees BXPE or such Other Blackstone Account would incur on any FX payment or receipt regardless of counterparty).

Some of the services performed by Blackstone-affiliated service providers could also be performed by Blackstone from time to time and vice versa. Fees paid by BXPE or its Portfolio Entities to or value created in Blackstone-affiliated service providers or vendors do not offset or reduce Fund Fees and are not otherwise shared with BXPE. Furthermore, in certain circumstances, Blackstone can be expected to play a substantial role in overseeing the personnel of Portfolio Entity service providers that provide services to BXPE, Other Blackstone Accounts and/or their portfolio entities on an ongoing basis, including with respect to the selection, hiring, retention and compensation of such personnel. For example, Blackstone expects that certain Portfolio Entity service providers, as described above, with Blackstone’s oversight, will establish a team of personnel to provide support services exclusively to BXPE and its Portfolio Entities (and/or other investment funds or accounts managed or controlled by Blackstone).

Dealer Manager. The “Dealer Manager” for BXPE is Blackstone Securities Partners L.P. Any material adverse change to the ability of BXPE’s Dealer Manager to build and maintain a network of licensed securities broker-dealers and other agents could have a material adverse effect on BXPE’s business and the offering. If the Dealer Manager is unable to build and maintain a sufficient network of participating broker-dealers to distribute Units in the offering, BXPE’s ability to raise proceeds through the offering and implement BXPE’s investment strategy may be adversely affected. In addition, the Dealer Manager currently serves and may serve as dealer manager for other issuers. As a result, the Dealer Manager may experience conflicts of interest in allocating its time between the offering and such other issuers, which could adversely affect BXPE’s ability to raise proceeds through the offering and implement BXPE’s investment strategy. Further, the participating broker-dealers retained by the Dealer Manager may have numerous competing investment products, some with similar or identical investment strategies and areas of focus as BXPE, which they may elect to emphasize to their retail clients.

Third-Party Fund Manager Relationships Generally; Other Fees. A Third-Party Fund Manager in which BXPE invests and/or the Third-Party Pooled Investment Vehicles it manages are and will be counterparties in agreements, transactions and other arrangements with Other Blackstone Accounts, their affiliates or Portfolio Entities and/or with other fund managers, the pooled investment vehicles they manage and/or one or more portfolio companies thereof, for the provision of goods and services, purchase and sale of assets and other matters. For example, Third-Party Fund Managers may cause their affiliates, Third-Party Pooled Investment Vehicles or portfolio companies to sell investments or properties to Other Blackstone Accounts or affiliates, or vice versa. Such parties may also enter into arrangements for the provision of services. These agreements, transactions and other arrangements will involve payment of fees and other amounts and/or other benefits to or from Blackstone, a Blackstone affiliate and/or a Third-Party Fund Manager, a portfolio company of a Third-Party Fund Manager or an affiliate thereof, none of which will result in any offset to Fund Fees, notwithstanding that some of the services provided by a Third-Party Fund Manager or portfolio companies of a Third-Party Fund Manager are similar in nature to the services provided by the Sponsor. Blackstone and its affiliates may also receive fees from Third-Party Fund Managers, their portfolio companies, affiliates thereof and/or third parties, including for the provision of services with respect thereto (including fees which are paid or borne by third parties), and such fees will also not result in any offset to Fund Fees. Without regard to the nature of the fees, there will be no offset to Fund Fees with respect to any fees paid to the Sponsor after BXPE has exited the Investment. For example, a Third-Party Fund Manager may retain or continue to retain the Blackstone Capital Markets Group (including with respect to fees for services described herein) or continue to work with Blackstone in connection with group purchasing arrangements when and after BXPE has exited its Investment therein. Conflicts of interest may arise when a Third-Party Fund Manager enters into arrangements with Blackstone on or about the time BXPE exits an Investment.

Trademark License for Blackstone Name. BXPE intends to enter into a trademark license agreement (a “Trademark License Agreement”), with Blackstone TM L.L.C. (the “Licensor”), an affiliate of Blackstone, pursuant to which it has granted BXPE a fully paid-up, royalty-free, non-exclusive, non-transferable license to use the name “Blackstone Private Equity Strategies Fund.” Under this agreement, BXPE has a right to use this name for so long as the Investment Manager (or another affiliate of the Licensor) serves as BXPE’s advisor (or another advisory entity) and the Investment Manager remains an affiliate of the Licensor under the Trademark License Agreement. The Trademark License Agreement may also be earlier terminated by either party as a result of certain breaches or for convenience upon 90 days’ prior written notice; provided that upon notification of such termination by BXPE, the Licensor may elect to effect termination of the Trademark License Agreement immediately at any time after 30 days from the date of such notification. The Licensor and its affiliates, such as Blackstone, will retain the right to continue using the “Blackstone” name. BXPE will further be unable to preclude the Licensor from licensing or transferring the ownership of the “ Blackstone” name to third parties, some of whom may compete with BXPE. Consequently, BXPE will be unable to prevent any damage to goodwill that may occur as a result of the activities of the Licensor, Blackstone or others. Furthermore, in the event that the Trademark License Agreement is terminated, BXPE will be required to, among other things, change BXPE’s name. Any of these events could disrupt BXPE’s recognition in the market place, damage any goodwill BXPE may have generated and otherwise harm BXPE’s business.

Restrictive Covenants; Restrictions on BXPE’s Activities. Blackstone, BXPE, Other Blackstone Accounts, joint venture partners and/or their respective portfolio entities and affiliates can be expected to enter into covenants that restrict or otherwise limit the ability of Blackstone, BXPE, Other Blackstone Accounts, joint venture partners and/or their respective portfolio entities and affiliates to make investments in, or otherwise engage in, certain businesses or activities. For example, an Other Blackstone Account could have granted exclusivity to a joint venture partner that limits BXPE and Other Blackstone Accounts from owning assets within a certain distance of any of the joint venture’s assets. Blackstone, BXPE, an Other Blackstone Account, a joint venture partner and/or their respective portfolio entities and affiliates could have entered into a non-compete or other undertaking in connection with a purchase, sale or other transaction, including, without limitation, that Blackstone, BXPE, Other Blackstone Accounts, joint venture partners and/or their respective portfolio entities and affiliates will not make investments or otherwise engage in any business or activity if such investment, business or activity could adversely affect or materially delay obtaining regulatory or other approvals in connection with any such purchase, sale or other transaction. These types of restrictions may negatively impact the ability of BXPE to implement its investment program. (See also “—Multiple Blackstone Business Lines.”)

Blackstone Insurance Solutions. Blackstone Insurance Solutions (“BIS”) is a business unit of Blackstone that is comprised of two affiliated registered investment advisers. BIS provides investment advisory services to insurers (including insurance companies that are owned, directly or indirectly, by Blackstone, BXPE or Other Blackstone Accounts, in whole or in part, such as ALIC and AIG L&R). BIS may provide asset management or other similar services to Portfolio Entities and the fees attributable to such services will not offset or reduce Fund Fees or otherwise be shared with BXPE, its Portfolio Entities or its Unitholders. As a result of the foregoing, the Sponsor will, from time to time, receive compensation based on such fees and may be incentivized to participate in and pursue more insurance-related transactions due to the prospect of earning such fees. Such arrangements may give rise to additional conflicts of interest in relation to BXPE and there can be no assurance they will be resolved favorably for BXPE.

Actual or potential conflicts of interest will likely arise in relation to the funds, vehicles or accounts BIS advises or sub-advises, including accounts where an insurer participates in investments directly and there is no separate vehicle controlled by Blackstone (collectively, “BIS Clients”). BIS Clients will engage in a variety of activities, including participating in transactions related to BXPE and/or its Portfolio Entities (e.g., as originators, co-originators, counterparties or otherwise). Under certain circumstances (e.g., where a BIS Client participates in a transaction directly (and not through a vehicle controlled by Blackstone) and independently consents to participating in a transaction), a BIS Client (or any Other Blackstone Accounts participating via a similar arrangement) will not be an “affiliate” of BXPE for any purpose nor will its involvement in such transaction be subject to the consent of the Board of Directors. BIS Clients have invested and are expected to continue investing in Other Blackstone Accounts, and may invest in BXPE. BIS Clients may have investment objectives that overlap with those of BXPE or its Portfolio Entities, and such BIS Clients may invest alongside BXPE or such Portfolio Entities in certain investments, which will reduce the investment opportunities otherwise available to BXPE or such Portfolio Entities. Other transactions in which BIS Clients will participate include, without limitation, investments in debt or other securities issued by Portfolio Entities or other forms of financing to Portfolio Entities (including special purpose vehicles established by BXPE or such Portfolio Entities) (see “—Conflicting Fiduciary Duties to Debt Funds” and “—Investments in Which Other Blackstone Accounts Have a Different Principal Investment Generally” herein). When investing alongside BXPE or its Portfolio Entities or in other transactions related to BXPE or its Portfolio Entities, BIS Clients may not invest or divest at the same time or on the same terms as BXPE or the applicable Portfolio Entities. BIS Clients will also from time to time acquire Investments and Portfolio Entities directly or indirectly from BXPE, including one or more royalty streams, which may be securitized along with other royalty streams. In circumstances where the Sponsor determines in good faith that the conflict of interest is mitigated in whole or in part through various measures that Blackstone or the Sponsor implements, the Sponsor is not required and does not intend to seek approval of the Board of Directors or the Unitholders. In order to seek to mitigate any potential conflicts of interest with respect to such transactions (or other transactions involving BIS Clients), Blackstone may, in its discretion, involve independent members of the board of a Portfolio Entity or a third party stakeholder in the transaction to negotiate price and terms on behalf of the BIS Clients or otherwise cause the BIS Clients to “follow the vote” thereof, and/or cause an independent client representative or other third party to approve the transaction or otherwise represent the interests of one or more of the parties to the transaction. In addition, Blackstone or the Sponsor may limit the percentage interest of the BIS Clients participating in such transaction, or obtain appropriate price quotes or other benchmarks, or, alternatively, a third-party price opinion or other document to support the reasonableness of the price and terms of the transaction. BIS will also from time to time require the applicable BIS Clients participating in a transaction to consent thereto (including in circumstances where the Sponsor does not seek the consent of the Board of Directors or the Unitholders). There can be no assurance that any such measures or other measures that may be implemented by Blackstone will be effective at mitigating any actual or potential conflicts of interest.

Transactions with Portfolio Entities. Blackstone and Portfolio Entities of BXPE and Other Blackstone Accounts operate in multiple industries and provide products and services to or otherwise contract with BXPE and its Portfolio Entities, among others. In connection with any such investment, Blackstone and Other Blackstone Accounts and their respective Portfolio Entities and personnel and related parties of the foregoing can be expected to make referrals or introductions to BXPE and its Portfolio Entities. In the alternative, Blackstone may form a joint venture (or other business relationship) with such a Portfolio Entity to implement such arrangements, pursuant to which the joint venture or business provides services (including, without limitation, corporate support services, loan management services, management services, operational services, ongoing account services (e.g., interacting and coordinating with banks generally and with regard to their know your client requirements), risk management services, data management services, consulting services, brokerage services, insurance procurement, placement, brokerage and consulting services, and other services) to such Portfolio Entities that are referred to the joint venture or business by Blackstone. Such referrals may be made by Blackstone in an effort, in part, to increase the customer base of such companies or businesses (and therefore the value of the investment held by the Other Blackstone Accounts) or because such referrals or introductions will, in certain circumstances, result in financial benefits, such as cash payments, equity ownership, participation in revenue share and/or milestones benefitting the referring party that are tied or related to participation by the Portfolio Entities of the Other Blackstone Accounts, accruing to the party making the introduction. Such joint venture or business could use data obtained from such Portfolio Entities. See “—Data” and “—Data Management Services” herein. BXPE and the Unitholders typically will not share in any fees, economics, equity or other benefits accruing to Blackstone, Other Blackstone Accounts and their Portfolio Entities as a result of the introduction of BXPE and its Portfolio Entities. There may, however, be instances in which the applicable arrangements provide that BXPE or its Portfolio Entities share in some or all of any resulting financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) based on structures and allocation methodologies determined in the sole discretion of Blackstone. Conversely, where BXPE or one of its Portfolio Entities is the referring or introducing party, rather than receiving all of the financial incentives (including, in some cases, cash payments, additional equity ownership, participation in revenue share and/or milestones) for similar types of referrals and/or introductions, such financial incentives (including, in some cases, cash payments, equity ownership, participation in revenue share and/or milestones) may be similarly shared with the participating Other Blackstone Accounts or their respective Portfolio Entities.

With respect to transactions or agreements with Portfolio Entities (including, for the avoidance of doubt, long-term incentive plans) occurring at times when unrelated officers of a Portfolio Entity are not appointed, Blackstone can be expected to negotiate and execute agreements on behalf of the Portfolio Entity with Blackstone, BXPE, Other Blackstone Accounts and their Portfolio Entities and affiliates and other related parties. These negotiations would not be arm’s length and would entail conflicts of interest. Among the measures Blackstone can be expected to use to mitigate such conflicts is to involve outside counsel to review and advise on such agreements and provide insights into commercially reasonable terms or establish separate groups with information barriers within Blackstone to advise on each side of the negotiation.

These conflicts related to Portfolio Entity transactions will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts.

Related Party Leasing. BXPE and its Portfolio Entities will, in certain circumstances, lease property to or from Blackstone, Other Blackstone Accounts and their Portfolio Entities and affiliates and other related parties. The leases are generally expected to, but may not always, be at market rates. Blackstone can be expected to confirm market rates by reference to other leases it is aware of in the market, which Blackstone expects to be generally indicative of the market given the scale of Blackstone’s real estate business. Blackstone can be expected to, but may not always, nonetheless have conflicts of interest in making these determinations, and with regard to other decisions related to such assets and investments. There can be no assurance that BXPE and its Portfolio Entities will lease to or from any such related parties on terms as favorable to BXPE and its Portfolio Entities as would apply if the counterparties were unrelated.

Asset Pooling. BXPE may pool certain or all Investments with one or more Other Blackstone Accounts (any such pool, an “Asset Pool”), including for the purposes of obtaining leverage or other financing, or seeking a full or partial exit from one or more Investments including through securitization. In such circumstances an Asset Pool may be managed or controlled by the Sponsor or any of its affiliates (or Other Blackstone Accounts) and securities or other interests in the Asset Pool will be owned by BXPE and Other Blackstone Accounts. The consummation of any such transaction will generally not require the consent of the Board of Directors and will involve the exercise of the Sponsor’s and its affiliates’ discretion with respect to a number of material matters, which may give rise to actual or potential conflicts. For example, in connection with such transactions, the Sponsor will have broad discretion to determine whether and to what extent such a transaction constitutes a disposition of the contributed assets for any purposes, to determine the proportionate interest of BXPE and the Other Blackstone Accounts in the Asset Pool (or particular classes or tranches of securities or others interests in the Asset Pool), which will require the Sponsor and its affiliates to determine the relative value of assets contributed to the Asset Pool and value of securities or interests (or particular classes or tranches thereof) issued by the Asset Pool, and to determine how interests in or proceeds from the Asset Pool are attributed to Unitholders or BXPE, each of which may have a material impact on Unitholders’ returns in respect of such investments or BXPE more generally. In making these determinations the Sponsor and its affiliates may, but are not required to, engage or seek the advice of any third party independent expert, however even if such advice was sought, valuing such assets and interests and, therefore, the value of BXPE’s interest in, or proceeds received from, any Asset Pool, will be subjective. BXPE will generally be exposed to the performance of all assets in an Asset Pool and those investments contributed to the Asset Pool by the Other Blackstone Accounts may not perform as well as those investments contributed by BXPE. Accordingly, the returns of BXPE in respect of investments contributed by it may be lower than if they had not been contributed to the Asset Pool. The receipt, use and recontribution by such Asset Pools of any such proceeds shall not be considered distributions received by, or contributions made by, BXPE or the Unitholders for any purposes (including, for example, that such proceeds will not be subject to the investment limitations applicable to BXPE’s Investments, will not be subject to the Performance Participation Allocation, the Hurdle Amount or the High Water Mark and will not be subject to the requirements described in this Registration Statement with respect to the timing of distribution of proceeds) and may result in higher or lower reported returns than if such proceeds had otherwise been distributed (or deemed distributed) to BXPE or the Unitholders.

Cross-Guarantees and Cross-Collateralization. In certain circumstances BXPE and its Portfolio Entities can be expected to enter into cross-collateralization or any cross-guarantee or similar arrangements (including with respect to Asset Pools) with Other Blackstone Accounts (including co-investment vehicles) and their Portfolio Entities, particularly in circumstances in which better financing terms are available through such arrangements. Also, it is expected that cross-collateralization will generally occur at Portfolio Entities rather than BXPE for obligations that are non-recourse to BXPE except in limited circumstances such as “bad boy” events. Any cross-collateralization arrangements with Other Blackstone Accounts could result in BXPE losing its interests in otherwise performing Investments or other assets due to poorly performing or non-performing investments of Other Blackstone Accounts in the collateral pool or such persons otherwise defaulting on their obligations under the terms of such arrangements (and for the avoidance of doubt, BXPE’s obligations under such cross-collateralization arrangements are expected to apply to investments in which BXPE has not participated). BXPE can, in certain circumstances, be exposed to risks associated with borrowings or other indebtedness of Other Blackstone Accounts when such other entities are not in turn exposed to risks associated with BXPE’s borrowing for a similar purpose if, for example, such other entities or the partners thereof are excused from cross-collateralizing certain partnership expenses, management fees or other obligations of BXPE and Other Blackstone Accounts. (See also “Liability Arising From Transactions Entered into Alongside Blackstone and/or Other Blackstone Accounts” herein.)

Similarly, a lender could require that it face only one Portfolio Entity of BXPE and Other Blackstone Accounts, even though multiple Portfolio Entities of BXPE and Other Blackstone Accounts benefit from the lending, which will typically result in (i) the Portfolio Entity facing the lender being solely liable with respect to the entire obligation, and therefore being required to contribute amounts in respect of the shortfall attributable to other Portfolio Entities, and (ii) Portfolio Entities of BXPE and Other Blackstone Accounts being jointly and severally liable for the full amount of the obligation, liable on a cross-collateralized basis or liable for an equity cushion (which cushion amount may vary depending upon the type of financing or refinancing (e.g., cushions for re-financings may be smaller)). The Portfolio Entities of BXPE and Other Blackstone Accounts benefiting from a financing can be expected to enter into a back-to-back or other similar reimbursement agreements whereby each agrees that no Portfolio Entity shall bear more than its pro rata portion of the debt and related obligations. It is not expected that the Portfolio Entities would be compensated (or provide compensation to other Portfolio Entities) for being primarily liable, or jointly liable, for other Portfolio Entities pro rata share of any financing.

Group Procurement; Discounts. BXPE and its Portfolio Entities will enter into agreements regarding group procurement, benefits management, purchase of title and/or other insurance policies (which can be expected to include brokerage and/or placement thereof), and will from time to time be discounted due to scale or pooled across Portfolio Entities, including through sharing of deductibles and other forms of shared risk retention from a third party or a Blackstone affiliate, and other operational, administrative or management related initiatives. Blackstone will allocate the cost of these various services and products purchased on a group basis among BXPE, Other Blackstone Accounts and their Portfolio Entities. Some of these arrangements result in commissions, discounts, rebates or similar payments to Blackstone and its personnel, or Other Blackstone Accounts and their Portfolio Entities, including as a result of transactions entered into by BXPE and its Portfolio Entities, and such commissions or payment will not be subject to Fund Fee offset provisions. Blackstone can be expected to also receive consulting, usage or other fees from the parties to these group procurement arrangements. To the extent that a Portfolio Entity of an Other Blackstone Account is providing such a service, such Portfolio Entity and such Other Blackstone Account will benefit. Further, the benefits received by the particular Portfolio Entity providing the service will, in certain circumstances, be greater than those received by BXPE and its Portfolio Entities receiving the service. Conflicts exist in the allocation of the costs and benefits of these arrangements, and Unitholders rely on the Sponsor to handle them in its sole discretion.

Joint Venture Partners. BXPE has and will from time to time enter into one or more joint venture arrangements with third-party joint venture partners. Investments made with joint venture partners will often involve performance-based compensation and other fees payable to such joint venture partners, as determined by the Sponsor in its sole discretion. The joint venture partners could provide services similar to those provided by the Sponsor to BXPE. Yet, no compensation or fees paid to the joint venture partners would reduce or offset Fund Fees. Additional conflicts would arise if a joint venture partner is related to Blackstone in any way, such as an investor in, lender to, a shareholder of, or a service provider to Blackstone, BXPE, Other Blackstone Accounts, or their respective Portfolio Entities, or any affiliate, personnel, officer or agent of any of the foregoing.

Valuation Matters. The fair value of all Investments will ultimately be determined by the Sponsor in accordance with this Registration Statement and the Valuation Policy. It will, in certain circumstances, be the case that the NAV of an Investment for the purposes of the calculation of the Performance Participation Allocation may not reflect the price at which the Investment is ultimately sold in the market, and the difference between the NAV of an Investment for the purposes of the calculation of the Performance Participation Allocation and the ultimate sale price could be material. The valuation methodologies used to value any Investment will involve subjective judgments and projections and may, in certain circumstances, not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuation methodologies may permit reliance on a prior period valuation of particular Investments. Ultimate realization of the value of an asset depends to a great extent on economic, market and other conditions beyond the Sponsor’s control. There will be no retroactive adjustment in the valuation of any Investment, the offering price at which Units were purchased or sold by Unitholders or repurchased by BXPE, as applicable, or Fund Fees to the extent any valuation proves to not accurately reflect the realizable value of an asset in BXPE. The valuation of Investments will affect the amount and timing of the Performance Participation Allocation and the amount of the Management Fee and payable to the Investment Manager. The valuation of investments of Other Blackstone Accounts will, in certain circumstances, affect the decision of potential Unitholders to subscribe for Units. Similarly, the valuation of BXPE’s Investments will, in certain circumstances, affect the ability of Blackstone to form and attract capital to Other Blackstone Accounts. As a result, there may be circumstances in which the Sponsor is incentivized to defer realization of Investments, make more speculative Investments, seek to deploy capital in Investments at an accelerated pace, hold Investments longer and/or the Sponsor is incentivized to determine valuations that are higher than the actual fair value of Investments, which generally remains in the sole discretion of Blackstone. In particular, given that the amount of Fund Fees will be dependent on the valuation of non-marketable securities, which will be determined by the Sponsor, the Sponsor could be incentivized to value the securities higher than if Fund Fees Fee were not based on the valuation of such securities. The foregoing conflicts arising from valuation matters will not necessarily be resolved in favor of BXPE, and Unitholders may not be entitled to receive notice or disclosure of the occurrence of these conflicts (except as provided above).

Diverse Unitholder Group. Unitholders have conflicting investment, tax and other interests with respect to their investments in BXPE and with respect to the interests of investors in other investment vehicles managed or advised by Blackstone that participate in the same Investments as BXPE, and Unitholder personnel may have incentives or conflicts with respect to their investments in BXPE or Other Blackstone Accounts, including matters Blackstone is not aware of, such as interests in Blackstone Inc. The conflicting interests of Unitholders and investors in other investment vehicles would generally relate to or arise from, among other things, the nature, structuring, financing, tax profile and timing of disposition of Investments. The Sponsor will, in certain circumstances, as a result have conflicts in making these decisions, which can be expected to be more beneficial for one or more (but not all) Unitholders than for other Unitholders. In addition, BXPE can be expected to make Investments that will, in certain circumstances, have a negative impact on related investments made by the Unitholders in separate transactions. In selecting and structuring Investments appropriate for BXPE, the Sponsor will consider the investment and tax objectives of BXPE and its Unitholders as a whole (and those of investors in Other Blackstone Accounts that participate in the same Investments as BXPE), and not the investment, tax or other objectives of any Unitholder individually. Further, certain Unitholders can be expected to also be investors in Other Blackstone Accounts, including supplemental capital vehicles and co-investment vehicles that may invest alongside BXPE in one or more Investments, which could create conflicts for the Sponsor in the treatment of different Unitholders.

Unitholders can be expected to also include affiliates of Blackstone, such as Other Blackstone Accounts (via a primary investment or secondary acquisition), affiliates of Portfolio Entities of BXPE or Other Blackstone Accounts, charities, foundations or other entities or programs associated with Blackstone and/or its current or former personnel, Blackstone’s senior advisors, and any such affiliates, funds or persons can be expected to also invest in BXPE or through the vehicles established in connection with Blackstone’s side-by-side co-investment rights, in each case, without being subject to management fees or carried interest or other performance-based compensation (or otherwise on more favorable terms, including not bearing in-house administrative, accounting, legal and/or technology-related expenses that are allocable to BXPE), and the Unitholders will not be afforded the benefits of such arrangements. Some of the foregoing Blackstone-related parties are sponsors of feeder vehicles that could invest in BXPE as Unitholders. The Blackstone-related sponsors of feeder vehicles generally charge their investors additional fees, including performance-based fees, which could provide Blackstone current income and increase the value of its ownership position in them. Blackstone will therefore have incentives to refer potential investors to these feeder vehicles. All of these Blackstone-related Unitholders will have equivalent rights to vote and withhold consents as non-related Unitholders. Nonetheless, Blackstone may have the ability to influence, directly or indirectly, these Blackstone-related Unitholders. It is also possible that BXPE or BXPE’s Portfolio Entities will, in certain circumstances, be counterparties (such counterparties dealt with on an arm’s length basis) or participants in agreements, transactions or other arrangements with a Unitholder or its affiliates (which may occur in connection with such Unitholder or its affiliates making a subscription or capital commitment, as applicable, to BXPE or Other Blackstone Accounts), including with respect to one or more Investments (or types of Investments). Such transactions may include agreements to pay performance fees to a management team and other related persons in connection with BXPE’s investment therein, which will reduce BXPE’s returns. Such Unitholders described in the previous sentences can be expected to therefore have different information about Blackstone and BXPE than Unitholders not similarly positioned. In addition, conflicts of interest will, in certain circumstances, arise in dealing with any such Unitholders, and the Sponsor and its affiliates may be motivated to enter into agreements, transactions or arrangements with Unitholders or their affiliates in order to secure subscriptions or capital commitments, as applicable, from investors to BXPE or Other Blackstone Accounts and may otherwise be motivated by factors other than the interests of BXPE. See also “—Other Blackstone Business Activities” herein. Similarly, not all Unitholders monitor their investments in vehicles such as BXPE in the same manner. For example, certain Unitholders can be expected to periodically request from the Sponsor information regarding BXPE and its Portfolio Entities and Investments that is not otherwise included in the reporting and other information delivered to all Unitholders—for instance, pre-quarterly reporting valuation. In such circumstances, the Sponsor may provide such information to such Unitholder and not to other Unitholders. As a result, certain Unitholders can be expected to receive more information from the Sponsor about BXPE and its Portfolio Entities or can be expected to receive information about BXPE and its Portfolio Entities at an earlier time than other Unitholders, and the Sponsor will have no duty to ensure all Unitholders receive the same information regarding BXPE and its Portfolio Entities. Therefore, certain Unitholders can be expected to be able to take actions on the basis of such information which, in the absence of such information, other Unitholders do not take. Furthermore, at certain times Blackstone will, in certain circumstances, be restricted from disclosing to the Unitholders material non-public information regarding Investments, particularly those Investments in which an Other Blackstone Account or Portfolio Entity that is publicly registered co-invests with BXPE. In addition, investment banks or other financial institutions, as well as Blackstone personnel, can be expected to also be Unitholders. These institutions and personnel are a potential source of information and ideas that could benefit BXPE, and can be expected to receive information about BXPE and its Portfolio Entities in their capacity as a service provider or vendor to BXPE and its Portfolio Entities.

In addition, it is also expected that Blackstone will from time to time confirm factual matters to incoming Unitholders, make statements of intent or expectation to such incoming Unitholders or acknowledge statements by such incoming Unitholders that relate to BXPE and/or Blackstone’s activities pertaining thereto in one or more respects. In addition, Blackstone may from time to time agree to certain matters relating to knowledge transfer and/or secondments with one or more Unitholders as part of an overall firm relationship. Any such statements, confirmations, agreements or acknowledgements, including those made in response to a Unitholder’s due diligence requests, will not involve the granting of any legal right or benefit, and the Unitholders generally will as a result not typically receive notice of any such confirmation, statements or acknowledgements or copies of the documentation (if any) in which they are contained. There can be no assurance that any such arrangements will not have an adverse effect on BXPE or that such arrangements will not influence Blackstone’s activities or the operations of BXPE.

Affiliated Unitholders. Certain Unitholders, including current and/or former senior advisors, officers, directors, personnel and/or other key advisors/relationships (including operating partners, executives, founders and entrepreneurs) and personnel of Blackstone, Portfolio Entities of BXPE and Other Blackstone Accounts, personnel of PJT and charitable programs, endowment funds and related entities established by or associated with any of the foregoing (including any trusts, family members, family investment vehicles, estate planning vehicles, descendant trusts and other related persons or entities), and other persons related to Blackstone, may receive preferential terms in connection with their investment in or alongside BXPE. For the avoidance of doubt, in the case of an affiliated Unitholder that is an Other Blackstone Account with its own underlying investors, such underlying investors are generally subject to carried interest and/or management fees in connection with their investment in such Other Blackstone Account. Specific examples of such preferential terms received by certain affiliated Unitholders may include, among others, waiver of the Management Fee and/or the Performance Participation Allocation. For the avoidance of doubt, in the case of an affiliated Unitholder that is an Other Blackstone Account with its own underlying investors, such underlying investors are generally subject to carried interest and/or management fees in connection with their investment in such Other Blackstone Account. In addition, by virtue of their affiliation with the Sponsor, affiliated Unitholders will have more information about BXPE and Investments than other Unitholders and will have access to information (including, but not limited to, valuation reports) in advance of communication to other Unitholders. As a result, such affiliated Unitholders will be able to take actions on the basis of such information which, in the absence of such information, other Unitholders do not take. Finally, to the extent affiliated Unitholders submit Repurchase Requests in respect of their Units in BXPE, conflicts of interest will arise and the Sponsor’s affiliation with such Unitholders could influence the Sponsor’s determination to exercise its discretion whether to satisfy, reject or limit any such requested repurchase. Additionally, in the case of a Unitholder that is an Other Blackstone Account with its own underlying investors, such underlying investors may have received preferential or different terms in connection with their investment in such Other Blackstone Account (including, but not limited to, liquidity rights) as compared to the other Unitholders. See also “Item 1A. Risk Factors—Transfers & Liquidity—Lack of Liquidity.” While such affiliated Unitholders and/or BXPE will seek to adopt policies and procedures to address such conflicts of interest, there can be no assurance that the conflicts of interest described above will be resolved in favor of BXPE or other Unitholders.

Unitholders’ Outside Activities. A Unitholder shall be entitled to and can be expected to have business interests and engage in activities in addition to those relating to BXPE, including business interests and activities in direct competition with BXPE and its Portfolio Entities, and may engage in transactions with, and provide services to, BXPE or its Portfolio Entities (which will, in certain circumstances, include providing leverage or other financing to BXPE or its Portfolio Entities as determined by the Sponsor in its sole discretion). None of BXPE, any Unitholder or any other person shall have any rights by virtue of the Partnership Agreement or any related agreements in any business ventures of any Unitholder. The Unitholder, and in certain cases the Sponsor, will have conflicting loyalties in these situations.

Insurance. BXPE will purchase or bear premiums, fees, costs and expenses (including any expenses or fees of insurance brokers) to insure BXPE, Portfolio Entities, the Sponsor, Blackstone and their respective directors, officers, employees, agents and representatives, and members of the Board of Directors and other indemnified parties, against liability in connection with the activities of BXPE. This includes a portion of any premiums, fees, costs and expenses for one or more “umbrella,” group or other insurance policies maintained by Blackstone that cover one or more of BXPE and Other Blackstone Accounts, the Sponsor and/or Blackstone (including their respective directors, officers, employees, agents and representatives, and members of the Board of Directors and other indemnified parties). The Sponsor will make judgments about the allocation of premiums, fees, costs and expenses for such “umbrella,” group or other insurance policies among one or more of BXPE and Other Blackstone Accounts, the Sponsor and/or Blackstone on a fair and reasonable basis, in its sole discretion, and may make corrective allocations should it determine subsequently that such corrections are necessary or advisable.

Similarly, BXPE and its Portfolio Entities may enter into arrangements with Other Blackstone Accounts and their respective Portfolio Entities whereby insurance is procured as a group where the insurance provider may charge lower premiums to the group than it would on an individual basis. In such event, the obligation to pay the premiums on such group policies may be allocated in accordance with the relative values of the respective entities that are insured by such policies (or other factors that Blackstone may reasonably determine).Additionally, BXPE and Other Blackstone Accounts (and their respective Portfolio Entities) will, in certain circumstances, jointly contribute to a pool of funds that can be expected to be used to pay losses that are subject to the deductibles on any group insurance policies, which contributions may similarly be allocated in accordance with the relative values of the respective assets that are insured by such policies (or other factors that Blackstone may reasonably determine). (See also “—Conflicts of Interest in Service Providers, Including Portfolio Entity Service Providers and Blackstone-Affiliated Service Providers” herein.)

In respect of such insurance arrangements, Blackstone can be expected to make corrective allocations from time to time should it determine subsequently that such adjustments are necessary or advisable. There can be no assurance that different allocations or arrangements than those implemented by Blackstone as provided above would not result in BXPE and its Portfolio Entities bearing less (or more) premiums, deductibles, fees, costs and expenses for insurance policies.

ESG Framework Risk. The Sponsor has established an environmental, social, and governance (“ESG”) framework that it intends to apply as applicable across BXPE’s investment portfolio. Depending on the Investment, the impact of developments connected with ESG factors including greenhouse gas (“GHG”) emissions, energy management, human rights, community relations, workforce health and safety, and business ethics and transparency could have a material effect on the return and risk profile of the Investment. The General Partner will endeavor to consider the material ESG factors in the ESG framework in connection with BXPE’s investment activities however such framework is not part of BXPE’s investment objective or intended to limit available investments. Any reference herein to environmental or social considerations is not intended to qualify the Sponsor’s duty to maximize risk adjusted returns on Investments. However, the act of selecting and evaluating material ESG factors is subjective by nature, and there is no guarantee that the criteria utilized or judgment exercised by the General Partner or a third-party ESG specialist will reflect the beliefs, values, internal policies or preferred practices of any particular Unitholder or align with the beliefs or values or preferred practices of other asset managers or with market trends. Considering ESG factors when evaluating an Investment may, to the extent material economic risks associated with an investment are identified, cause the General Partner not to make an Investment that it would have made or to make a management decision with respect to a Portfolio Entity differently than it would have made in the absence of such consideration. Additionally, ESG factors are only some of the many factors that the General Partner may consider in making an Investment. Although the Sponsor considers application of the ESG framework to be an opportunity to enhance or protect the performance of investments over the long-term, the Sponsor cannot guarantee that its ESG framework, which depends in part on qualitative judgments, will positively impact the financial, climate, or ESG performance of any individual Portfolio Entity or BXPE as a whole. Similarly, to the extent the General Partner or a third-party ESG specialist engages with Portfolio Entities on ESG related practices and potential enhancements thereto, there is no guarantee that such engagements will improve the financial or ESG related performance of the Investment. Successful engagement efforts on the part of BXPE will depend on BXPE’s ability to properly identify and analyze material ESG, impact metrics and other factors and their value, and there can be no assurance that the strategy or techniques employed will be successful.

The materiality of sustainability risks and impacts on an individual asset or issuer and on a portfolio as a whole depends on many factors, including the relevant industry, country, asset class and investment style. In evaluating a prospective Portfolio Entity, the General Partner often depends upon information and data provided by the entity or obtained via third-party reporting or advisors, which may be incomplete or inaccurate and could cause the General Partner to incorrectly identify, prioritize, assess or analyze the entity’s ESG practices and/or related risks and opportunities. To the extent that the Sponsor provides material ESG reports to investors, such reports will be based on the Sponsor’s or applicable Portfolio Entity management team’s sole and subjective determination of whether a material ESG issue has occurred in respect of an Investment.

In addition, the Sponsor’s ESG framework may change over time. The Sponsor may determine in its discretion that it is not feasible or practical to implement or complete certain of its ESG initiatives based on cost, timing or other considerations. It is also possible that market dynamics or other factors will make it impractical, inadvisable or impossible for the General Partner to adhere to all elements of BXPE’s investment strategy, including with respect to ESG risk and opportunity management and impact, whether with respect to one or more individual Investments or to BXPE’s portfolio generally.

Further, ESG integration and responsible investing practices as a whole are evolving rapidly and there are different frameworks and methodologies being implemented by other asset managers. For example, the Sponsor’s ESG framework does not represent a universally recognized standard for assessing ESG considerations. The Sponsor is currently a signatory to the United Nations’ Principles for Responsible Investment, a supporter of the Task Force on Climate-Related Financial Disclosures and the Task Force on Nature-related Financial Disclosures, and a member of Ceres Investor Network and the Sustainable Markets Initiative. These initiatives may not align with the approach used by other asset managers or preferred by prospective investors or with future market trends. There is no guarantee that the Sponsor will remain a signatory, supporter or member of these initiatives or other similar industry frameworks.

Finally, there is also growing regulatory interest, particularly in the U.S., UK, and EU (which may be looked to as models in growth markets), in improving transparency around how asset managers define and measure ESG performance, in order to allow investors to validate and better understand sustainability claims. The Sponsor’s ESG framework and the Partnership is subject to evolving regulations and could become subject to additional regulation in the future. The General Partner cannot guarantee that its current approach will meet future regulatory requirements.

Progress Toward ESG Goals. The Sponsor has established, and will in the future establish, certain ESG goals. These goals are intended to maximize risk-adjusted returns. However, the pursuit of these goals will involve the dedication of time and resources that may otherwise be allocated to other investment management activities and there is a risk that the pursuit of these goals could in fact be detrimental to risk-adjusted returns. The ESG performance of any individual investment cannot be guaranteed.

Climate Change Risk. Global climate change is widely considered to be a significant threat to the global economy. BXPE’s Investments may face risks from the physical effects of climate change, such as risks posed by increasing frequency or severity of extreme weather events and rising sea levels and temperatures. Additionally, the Paris Agreement and other initiatives by international, federal, state and local policymakers and regulatory authorities as well as private actors seeking to reduce or mitigate the effects of GHG emissions may expose certain assets to so-called “transition risks” in addition to physical risks, such as: (i) political and policy risks (e.g., changing regulatory incentives and legal requirements, including with respect to GHG emissions, that could result in increased costs or changes in business operations); (ii) regulatory and litigation risks (e.g., changing legal requirements that could result in increased permitting and compliance costs, changes in business operations, or the discontinuance of certain operations, and litigation seeking monetary or injunctive relief related to climate impacts); (iii) technology and market risks (e.g., declining market for assets, products and services seen as GHG intensive or less effective than alternatives in reducing GHG emissions) and (iv) reputational risks (e.g., risks tied to changing customer or community perceptions of an asset’s relative contribution to GHG emissions). The

General Partner cannot rule out the possibility that climate risks, including changes in weather and climate patterns, could result in unanticipated delays or expenses and, under certain circumstances, could prevent completion of investment activities once undertaken, any of which could have a material adverse effect on an Investment or BXPE. In addition, Blackstone’s ESG Policy is expected to change over time. Blackstone could determine, in its discretion, to revisit the implementation of certain of its ESG initiatives (including due to cost, timing, or other considerations). It is also possible that market dynamics or other factors will make it impractical, inadvisable or impossible for Blackstone to adhere to all elements of BXPE’s investment strategy, including with respect to ESG risk and opportunity management and impact, whether with respect to one or more individual investments or to BXPE’s portfolio generally.

There is also growing regulatory and investor interest, particularly in the US, UK, and EU (which may be looked to as models in growth markets), in improving transparency around how asset managers define and measure ESG performance, in order to allow investors to validate and better understand sustainability claims. Blackstone’s ESG Policy and BXPE are subject to evolving regulations and could become subject to additional regulation in the future. BXPE cannot guarantee that its current approach (including its ESG Policy) or BXPE’s investments will meet future regulatory requirements, reporting frameworks or best practices. There is also risk of mismatch between US, EU and UK initiatives.

Additionally, Blackstone has established certain enterprise-level and business group-specific ESG goals. Although the aim of these goals is to create strong returns for investors, the pursuit of these goals (which will include data collection, analysis and reporting) will involve the dedication of time and resources that may otherwise be allocated to other investment management activities and there is consequently a risk that the pursuit of these goals could adversely affect the performance of BXPE.

Other Conflicts. In addition, other present and future activities of Blackstone (including the Sponsor and the Dealer Manager), BXPE, Other Blackstone Accounts and their Portfolio Entities, affiliates and related parties will from time to time give rise to additional conflicts of interest relating to BXPE and its investment activities. The Sponsor generally attempts to resolve conflicts in a fair and equitable manner, but conflicts will not necessarily be resolved in favor of BXPE’s interests and there may be situations where BXPE, as a passive investor investing alongside or in an Other Blackstone Account, may not have the ability to mitigate such conflicts. In addition, pursuant to the Partnership Agreement, the Board of Directors will be authorized to give consent on behalf of the Fund with respect to certain matters, including those which may be required or advisable, as determined in the Sponsor’s sole discretion, under the Advisers Act or other applicable laws or regulations, which may be, but is not required to be, given by a majority of the Independent Directors of the Fund. If the Board of Directors consents to a particular matter and the Sponsor acts in a manner consistent with, or pursuant to the standards and procedures approved by, the Board of Directors, or otherwise as provided in the Partnership Agreement, then the Sponsor and its affiliates will not have any liability to the Fund or the Unitholders for such actions taken in good faith by them. In addition, BXPE may be “dragged along” in engaging in activities that involve conflicts of interest without the Sponsor’s approval.

Additional Potential Conflicts of Interest. The officers, directors, members, managers and personnel of the Sponsor can be expected to trade in securities and make personal investments for their own accounts, subject to restrictions and reporting requirements as may be required by law and Blackstone policies or as otherwise determined from time to time by the Sponsor. Such personal securities transactions and investments will, in certain circumstances, result in conflicts of interest, including to the extent they relate to (i) a company in which BXPE holds or acquires an interest (either directly through a privately negotiated investment or indirectly through the purchase of securities or other traded instruments related thereto) and (ii) entities that have interests which are adverse to those of BXPE or pursue similar investment opportunities as BXPE. In addition, as a consequence of Blackstone’s status as a public company, the officers, directors, members, managers and personnel of the Sponsor can be expected to take into account certain considerations and other factors in connection with the management of the business and affairs of BXPE and its affiliates that would not necessarily be taken into account if Blackstone were not a public company. The directors of Blackstone have fiduciary duties to shareholders of the public company that may conflict with their duties to BXPE. Finally, although Blackstone believes its positive reputation in the marketplace provides benefit to BXPE and Other Blackstone Accounts, the Sponsor could decline to undertake investment activity or transact with a counterparty on behalf of BXPE for reputational reasons, and this decision could result in BXPE foregoing a profit or suffering a loss.

Other Considerations

Fund Expenses. BXPE will pay and bear all expenses related to its operations as Fund Expenses. The amount of these Fund Expenses will be substantial and will reduce the amount of capital available to be deployed by BXPE in Investments and the actual returns realized by Unitholders on their investment in BXPE. Fund Expenses include recurring and regular items, as well as extraordinary expenses which may be hard to budget or forecast. As a result, the amount of Fund Expenses ultimately borne by BXPE at any one time may exceed expectations.

As described in this Registration Statement, Fund Expenses encompass a broad range of expenses and include all expenses of operating BXPE and its Portfolio Entities and other related entities, including any entities used directly or indirectly to acquire, hold, or dispose of Investments or otherwise facilitate BXPE’s investment activities.

Fund Expenses borne by BXPE and Unitholders also include, among other things, fees, costs and expenses for and/or relating to attorneys (including compensation costs specifically charged, allocated or attributed by the Sponsor or its affiliates to BXPE or its Portfolio Entities with respect to in-house attorneys to provide transactional legal advice, tax planning and/or other related services to BXPE or its Portfolio Entities on matters related to potential or actual Investments and transactions; provided, that any such compensation costs shall not be greater than what would be paid to, or duplicative of services provided by (as determined by the General Partner in good faith), an unaffiliated third party for substantially similar advice and/or services, tax advisors, accountants, auditors, administrative agents, paying agents, advisors (including senior advisors), consultants, fund administrators, depositaries and custodians, investment bankers, prime brokers and other third-party service providers or professionals; valuation costs, expenses of offering Units (including expenses associated with updating the offering materials, expenses associated with printing such materials, expenses associated with subscriptions and repurchases, and travel expenses relating to the ongoing offering of Units); expenses relating to ongoing administrative, governance and compliance services necessary for the operation of BXPE and its Portfolio Entities (including, without limitation, (i) expenses relating to the preparation and filing of Form PF, Form ADV (with respect to the Investment Manager), Exchange Act reports, reports and notices to be filed with the CFTC, reports, filings, disclosures and notices prepared in connection with the laws and/or regulations of jurisdictions in which BXPE engages in activities and any related regulations, or the laws and/or regulations of jurisdictions in which BXPE engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Manager and/or its affiliates relating to BXPE and their activities, and preparing materials and coordinating meetings of the Board, and (ii) compensation, overhead (including rent, office equipment and utilities) and other expenses incurred, charged or specifically attributed or allocated by the General Partner, the Investment Manager and/or their affiliates in performing administrative and/or accounting services for BXPE or any Portfolio Entity (including but not limited to legal and compliance, finance, accounting, operations, investor relations, tax, valuation and internal audit personnel and other non-investment professionals that provide services to BXPE; provided, that any such expenses, fees, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services); brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual Investments (including, without limitation, any costs or expenses relating to currency conversion in the case of Investments denominated in a currency other than U.S. dollars); the cost of borrowings, guarantees and other financing (including interest, fees, related legal expenses and arrangement expenses), bank fees, expenses of loan servicers and other service providers; expenses and fees (including compensation costs) charged or specifically attributed or allocated by the General Partner and/or Investment Manager or their affiliates for data-related services provided to the Portfolio Entities or BXPE (including in connection with prospective Investments); provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services; fees, costs and expenses related to the organization or maintenance of any entity used to acquire, hold or dispose of any one or more Investment(s) or otherwise facilitating BXPE’s investment activities, including without limitation any travel and accommodation expenses related to such entity and the salary and benefits of any personnel (including personnel of the Investment Manager or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such entity, or other overhead expenses in connection therewith; expenses associated with BXPE’s compliance with applicable laws and regulations; organizational and offering expenses of feeder vehicles to the extent not paid by such vehicle or its partners, as applicable; any taxes, fees, costs of obtaining non-U.S. tax receipts or other governmental charges levied against BXPE and all expenses incurred in connection with any tax audit, investigation, settlement or review of BXPE; expenses and fees of the General Partner and/or Investment Manager, any third-party advisory committees, any independent representative of BXPE, and any annual meeting of BXPE; expenses associated with auditing, research, reporting, printing, publishing and technology, including, without limitation, news and quotation equipment and services, preparation of BXPE’s periodic reports and related statements (including notices, communications, financial statements and tax returns) in respect of BXPE and its activities; costs and expenses of technology service providers and related software/hardware and market data and research utilized in connection with BXPE’s investment and operational activities (including internal expenses, charges and / or related costs incurred, charged or specifically attributed or allocated by BXPE, the Investment Manager or its affiliates in connection with such provision of services thereby); expenses relating to the maintenance of any website, data room or communication medium used in relation to BXPE (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Unitholders admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by such Unitholders directly); expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters; all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which BXPE directly or indirectly participate in Investments); the costs and expenses of any litigation or settlement involving BXPE or entities in which BXPE holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of BXPE, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; all fees, costs and expenses, if any, incurred by or on behalf of BXPE in developing, negotiating and structuring prospective or potential Investments that are not ultimately made or a proposed disposition that is not actually consummated, including without limitation any legal, tax, accounting, travel, advisory, consulting, printing and other related costs and expenses and any liquidated damages, reverse termination fees and/or similar payments and commitment fees in respect of Investments that are not ultimately consummated or a proposed disposition that is not actually consummated.

BXPE will also bear any extraordinary expenses it may incur, including any litigation, arbitration or settlement expenses involving BXPE, any investment or entities in which it has an investment or otherwise relates to such investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith. Service providers (including affiliates of the Sponsor) will be retained for such purposes, as further described under “—Service Providers, Vendors and Other Counterparties Generally” herein. In addition, BXPE will bear any expenses incurred in connection with due diligence visits by the Sponsor to third-party service providers (including fund administrators), by the Sponsor or any Unitholder to any Portfolio Entities or portfolio assets as well as visits by the Sponsor to any Unitholder. BXPE will bear the start-up, wind-down and liquidation expenses related to Portfolio Entity service providers owned by BXPE, or an allocation of such expenses related to Portfolio Entity service providers used by BXPE and owned by Other Blackstone Accounts.

Expenses to be borne by the Sponsor are limited only to those items specifically enumerated in this Registration Statement, the Investment Management Agreement and/or in the Partnership Agreement (such as rent for office space, office furniture and salaries of its employees), and all other costs and expenses in operating BXPE will be borne directly or indirectly by the Unitholders. The Sponsor may choose in its own discretion to pay expenses not specifically enumerated herein, and the Sponsor may at any time in its sole discretion discontinue paying such expenses and cause BXPE to pay them.

Expenses associated with the investigation, negotiation, structuring, acquisition, settling, holding, monitoring and disposition of Investments, including, without limitation, any due diligence-related expenses, brokerage, custody or hedging costs and travel and related expenses in connection with BXPE’s activities will be borne by BXPE (and indirectly by the Unitholders). To the extent not reimbursed by a third party, all third-party expenses incurred in connection with a proposed Investment that is not ultimately made or a proposed disposition that is not actually consummated, including, without limitation, commitment fees that become payable in connection with a proposed Investment that is not ultimately made, legal, tax, accounting, advisory and consulting fees and expenses, travel, accommodation and related expenses, printing expenses and any liquidated damages, reverse termination fees and similar payments will be borne by BXPE (and indirectly by the Unitholders). From time to time, the Sponsor will be required to decide whether costs and expenses are to be borne by BXPE, on the one hand, or the Sponsor or Other Blackstone Accounts, on the other, and whether certain costs and expenses should be allocated between or among BXPE, on the one hand, and Other Blackstone Accounts on the other hand. Certain expenses may be suitable for only BXPE or participating Other Blackstone Account and borne only by such vehicle, or, as is more often the case, expenses may be allocated pro rata among each participating Other Blackstone Account and BXPE even if the expenses relate only to particular vehicle(s) and/or investor(s) therein. Any entities established in connection with Blackstone’s side-by-side co-investment rights and any Other Blackstone Accounts that co-invest alongside BXPE in Investments will generally bear their pro rata share of any expenses related to such Investments, but such entities will generally not be required to bear any portion of the Organizational and Offering Expenses or any other non-investment related Fund Expenses (given that those other vehicles bear their own non-investment related expenses). If the expenses incurred in connection with a particular matter should be borne in part by BXPE and in part by the Sponsor (e.g., expenses incurred in connection with a meeting of the officers, managers or directors of any Luxembourg entity described above in which matters relating to BXPE’s activities (e.g., matters relating to Investments) and the Sponsor’s activities (e.g., the appointment of new managers) are discussed), then such expenses will be allocated between BXPE and the Sponsor as determined by the Sponsor in good faith to be equitable. The Sponsor intends to generally allocate Fund Expenses, including Fund Expenses of the alternative investment vehicles, and Organizational and Offering Expenses of BXPE between or among BXPE and each of its alternative investment vehicles, as applicable, on a pro rata basis based on total subscriptions, invested capital or available capital, as applicable, but may in certain circumstances allocate such expenses in a different manner if the Sponsor determines in good faith that doing so is more equitable or appropriate under the circumstances. For example, certain expenses may be incurred by or on behalf of BXPE and Other Blackstone Accounts and will be allocated among BXPE and such Other Blackstone Accounts by the Sponsor in its good faith reasonable discretion, including, in the case of travel, based on estimated time spent with respect to the business of BXPE and Other Blackstone Accounts. The Sponsor will make such allocation judgments in its fair and reasonable discretion, notwithstanding its interest in the outcome, and may make corrective allocations should it determine that such corrections are necessary or advisable. There can be no assurance that a different manner of allocation would not result in BXPE or an Other Blackstone Account bearing less (or more) expenses.

Travel and related expenses described herein include, without limitation, first class and/or business class airfare (and/or private charter, where appropriate, such as when commercial equivalent travel is not available for the applicable itinerary), first class lodging, ground transportation, travel and premium meals (including, as applicable, closing dinners and mementos, cars and meals (outside normal business hours), and social and entertainment events with Portfolio Entity employees, customers, clients, borrowers, brokers and service providers) and related costs and expenses incidental thereto.

Indemnification. The Fund will be required to indemnify the Sponsor, its affiliates, and each of their respective members, officers, directors, employees, agents, partners, and certain other persons who serve at the request of the Sponsor on behalf of the Fund for liabilities incurred in connection with the affairs of the Fund. See “Item 12. Indemnification of Directors and Officers.” Members of the Board of Directors will also be entitled to the benefit of certain indemnification and exculpation provisions as set forth in the Partnership Agreement. Such liabilities may be material and have an adverse effect on the returns of the Unitholders. For example, in their capacity as directors of Portfolio Entities, the partners, managers, or affiliates of the Sponsor may be subject to derivative or other similar claims brought by security holders of such entities. The indemnification obligation of the Fund would be payable from the assets of the Fund. Because the Sponsor may cause the Fund to advance the costs and expenses of an indemnitee pending the outcome of the particular matter (including determination as to whether or not the person was entitled to indemnification or engaged in conduct that negated such person’s entitlement to indemnification), there may be periods in which the Fund advances expenses to an individual or entity not aligned with or adverse to the Fund. Moreover, in its capacity as Sponsor, of the Fund, the Sponsor will, notwithstanding any actual or perceived conflict of interest, be the beneficiary of any decision by it to provide indemnification (including advancement of expenses). This may be the case even with respect to settlement of claims arising out of alleged conduct that would disqualify any such person from indemnification and exculpation if the Sponsor (and/or its legal counsel) determined that such disqualifying conduct occurred.

No Independent Advice. The terms of the agreements and arrangements under which BXPE is established and will be operated have been or will be established by the Sponsor and are not the result of arm’s-length negotiations or representations of the Unitholders by separate counsel. Potential investors should therefore seek their own legal, tax and financial advice before making an investment in BXPE.

Certain Business Relationships

Certain of our current directors and officers are directors, officers or employees of the Investment Manager.

(b) Promoters and Certain Control Persons

The Sponsor may be deemed a promoter of the Fund. We have entered into the Investment Management Agreement with the Investment Manager and the Partnership Agreement with the General Partner. The Investment Manager, for its services to us, will be entitled to receive Management Fees in addition to the reimbursement of certain expenses. The General Partner or the Recipient will also be entitled to receive the Performance Participation Allocation, as described herein. In addition, under the Investment Management Agreement and Partnership Agreement, to the extent permitted by applicable law, we have indemnified the Investment Manager and the General Partner and certain of their affiliates. See “Item 1(c). Description of Business.”

ITEM 8	LEGAL PROCEEDINGS

Neither we, the General Partner, the Investment Manager nor the BX Managers are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us, the

General Partner, the Investment Manager or the BX Managers. From time to time, we, the Sponsor or the BX Managers may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. We may also be subject to regulatory proceedings. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED UNITHOLDER MATTERS

Market Information

Our outstanding Units will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Units currently, nor can we give any assurance that one will develop.

Because our Units are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Units may not be sold or transferred (i) except as permitted under the Partnership Agreement and (ii) unless the Units are registered under applicable securities laws or specifically exempted from registration. Accordingly, an investor must be willing to bear the economic risk of investment in the Units unless and until we accept their repurchase or transfer. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Units may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Units and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our Units.

Valuation of Portfolio Securities

It is expected that the NAV for each Class will first be determined as of the end of the first full month after BXPE has accepted third party investors and begun investment operations. Thereafter, the NAV for each Class will be calculated monthly by the Sponsor.

The NAV will be based on the month-end values of Investments (including Debt and Other Securities), the addition of the value of any other assets (such as cash on hand) (together, “Total Assets”), and the deduction of any liabilities, including the allocation/accrual of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain Classes, such as applicable Servicing Fees, in all cases as described in this Registration Statement and determined in accordance with the valuation policy (the “Valuation Policy”) adopted for BXPE. The Valuation Policy may be changed by the Sponsor from time to time in its sole discretion.

The Sponsor may, but is not obligated to, suspend the determination of NAV and/or BXPE’s offering and/or repurchases where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. Any such suspension shall be notified to the concerned Unitholders. No Units will be issued or repurchased during such suspension period.

The monthly NAV per Unit for each Class will generally be available around the 20th business day of the following month (e.g., the NAV for October 31st will generally be available around November 30th). Each Class of Units may have a different NAV per Unit because of different Servicing Fees.

Notwithstanding anything herein to the contrary, the Sponsor may in its discretion, but is not obligated to, consider material market data and other information (as of the applicable month-end for which NAV is being calculated) that becomes available after the end of the applicable month in valuing BXPE’s assets and liabilities and calculating its NAV. The Sponsor may, but is not obligated to, suspend the determination of NAV and/or BXPE’s offering and/or repurchases where (i) the circumstances so require and (ii) the suspension is reasonably deemed to be in the best interests of Unitholders. Any such suspension shall be notified to the concerned Unitholders. No Units will be issued or repurchased during such suspension period.

The Sponsor may amend or suspend the Repurchase Program if in its reasonable judgment it deems such action to be in BXPE’s best interest and the best interest of Unitholders, including as necessary to ensure that BXPE is not subject to tax as a corporation.

Direct Investments

Investments or Instruments that are Publicly Traded in Active Markets

Securities that are publicly traded and for which market quotations are readily available will be valued at the closing price of such securities in the principal market in which the security trades.

If market quotations are not readily available, the fair value will be determined in good faith by the Sponsor using a widely accepted valuation methodology on the valuation date.

In some cases, securities will include legal and contractual restrictions that limit their purchase or sale for a period of time. A discount to publicly traded price may be appropriate in those cases and the amount of the discount will be determined based on the time period that must pass before the restricted security becomes unrestricted or otherwise available for sale.

Investments or Instruments that are not Publicly Traded

BXPE’s Direct Investments will generally initially be valued at cost; however, to the extent the Sponsor does not believe a Direct Investment’s cost reflects the current market value, the Sponsor may adjust such valuation. When the Sponsor determines the fair value of BXPE’s Direct Investments, the Sponsor updates the prior month-end valuations by incorporating the latest available financial data for such Direct Investments, as well as any cash flow activity related to the Investments during the month. The month-end process is not expected to take into consideration all factors that are included in the quarterly process (as described below). On a quarterly basis, the Sponsor will also value BXPE’s Direct Investments utilizing the more detailed valuation procedures as described below. Each quarter, the Sponsor will engage a qualified, independent valuation advisor to provide positive assurance for the valuations of each of BXPE’s Direct Investments prepared by the Sponsor. It is expected that the independent valuation advisor will provide such positive assurance on a rolling basis throughout the quarter, such that BXPE’s Direct Investments may be reviewed at different times during the quarter but that the independent valuation advisor would provide positive assurance on each Direct Investment at least once per quarter. Additionally, a second independent valuation advisor will provide a more detailed “range of value” analysis on a rolling basis throughout the year, such that the value of BXPE’s Direct Investments may be estimated by an independent valuation advisor at different times during the year but that the independent valuation advisor would provide a range of value on each Direct Investment at least once per year. Both independent valuation advisors will be engaged on a monthly basis and will review a portion of the portfolio each month.

The Sponsor will value BXPE’s Direct Investments using the valuation methodology it deems most appropriate and consistent with widely recognized valuation methodologies and market conditions. The Sponsor currently expects the primary methodology for determining the fair value of Direct Investments will be the income approach, whereby fair value is derived based on the present value of cash flows that a business, or security is expected to generate in the future. The most widely used methodology under the income approach is the discounted cash flow method, which includes significant assumptions about the underlying investment’s projected net earnings or cash flows, discount rate, capitalization rate and exit multiple. The Sponsor’s secondary methodology, generally used to corroborate the results of the income approach, is typically the market approach. The most widely used methodology under the market approach relies upon valuations for comparable public companies, transactions, or assets, and includes making judgments about which companies, transactions, or assets are comparable. In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices and market transactions in comparable investments and various relationships between investments. Depending on the facts and circumstances associated with the investment, different primary and secondary methodologies may be used including option value, contingent claims or scenario analysis, yield analysis, projected cash flow through maturity or expiration, probability weighted methods and/or recent round of financing. Generally, material differences between the primary and secondary approaches will be investigated and updates may be made to model inputs as deemed necessary.

In addition, the Sponsor may, but is not obligated to, monitor BXPE’s Direct Investments on an ongoing basis for events that the Sponsor believes may have a material impact on BXPE’s NAV as a whole. Material events may include investment-specific events or broader market-driven events that may impact more than one specific investment. Upon the occurrence of such a material event and provided that the Sponsor is aware that such event has occurred, the Sponsor may, but is not obligated to, provide an estimate of the change in value of the Direct Investment, based on the valuation procedures described herein. In general, the Sponsor expects that any adjustments to fair values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Sponsor. However, rapidly changing market conditions or material events may not be immediately reflected in the monthly NAV.

The Sponsor may engage additional independent valuation advisors in the future as BXPE’s portfolio grows. While the independent valuation advisors are responsible for reviewing valuations and/or providing a range of value (as applicable), the independent valuation advisors are not responsible for, and do not determine the fair value of BXPE’s Direct Investments and do not calculate BXPE’s NAV. The Sponsor is ultimately responsible for the determination of BXPE’s NAV. An independent valuation advisor may be replaced at any time, in accordance with agreed-upon notice requirements, by the Sponsor. The independent valuation advisors will discharge their responsibilities in accordance with the Valuation Policy.

Investments in Investment Funds (Primary Commitments and Secondary Investments)

Primary Commitments and Secondary Investments are generally valued based on the latest NAV reported or provided by the investment fund’s investment advisor or investment manager. If the latest NAV of an investment fund is not available at the time BXPE is calculating its NAV, the Sponsor will update the last available NAV by recognizing any cash flow activity for the investment fund during the month. Cash flows since the reference date of the last NAV received by an investment fund are recognized by adding the nominal amount of the investment related capital calls and deducting the nominal amount of investment related distributions from the NAV as reported.

In addition to tracking the NAV plus related cash flows of BXPE’s Investments in investment funds, the Sponsor may, but is not obligated to, track relevant issuer-specific events or broader market-driven events related to BXPE’s Investments in investment funds that the Sponsor believes may have a material impact on BXPE’s NAV as a whole. Upon the occurrence of such a material event and provided that the Sponsor is aware that such event has occurred, the Sponsor may, but is not obligated to, make a corresponding adjustment to reflect the current fair value of such investment fund, applying the valuation methodologies for Direct Investments outlined above. In general, the Sponsor expects that any adjustments to fair values will be calculated promptly after a determination that a material change has occurred and the financial effects of such change are quantifiable by the Sponsor. However, rapidly changing market conditions or material events may not be immediately reflected in BXPE’s monthly NAV.

Debt and Other Securities

In general, Debt and Other Securities will be valued monthly by the Investment Manager based on market quotations or at fair value determined in accordance with the Valuation Policy. For the avoidance of doubt, acquisitions and dispositions of Debt and Other Securities will be reflected in BXPE’s NAV on an as-settled basis.

Readily available market quotations

Market quotations may be obtained from third-party pricing service providers or, if not available from third-party pricing service providers, broker-dealers for certain of BXPE’s Debt and Other Securities. When reliable market quotations for Debt and Other Securities are available from multiple sources, the Sponsor will use commercially reasonable efforts to use two or more quotations and will value such Investments based on the average of the quotations obtained. However, to the extent that one or more of the quotations received is determined in good faith by the Sponsor to not be reliable, the Sponsor may disregard such quotation if the average of the remaining quotations is determined in good faith to be reliable by the Sponsor. Securities that are traded publicly on an exchange or other public market (stocks, exchange traded derivatives and securities convertible into publicly-traded securities, such as warrants) will be valued at the closing price of such securities in the principal market in which the security trades.

No readily available market quotations

If market quotations are not readily available (or are otherwise not reliable for a particular Investment), the fair value will be determined in good faith by the Sponsor. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these Investments existed and the differences could be material. Market quotes are considered not readily available in circumstances where there is an absence of current or reliable market-based data (e.g., trade information, bid/ask information, or broker-dealer quotations). Certain Investments, such as mezzanine loans or preferred equity, are unlikely to have market quotations. The initial value of such Investments will generally be the acquisition price of such Investment until such time as the General Partner subsequently revalues the Investment. The General Partner and the BX Managers will utilize generally accepted valuation methodologies to value such Investments.

In the case of loans acquired by BXPE, such initial value will generally be the acquisition price of such loan. Each such loan Investment will then be valued by the Sponsor within the first three full months after BXPE makes such Investment and no less frequently than quarterly thereafter in accordance with the procedures set forth in the immediately following paragraph.

The Sponsor will conduct its initial quarterly valuation and subsequent quarterly revaluations of such loan Investments by determining if there is adequate collateral value supporting such Investments and whether the Investment’s yield approximates market yield. If the market yield is estimated to approximate the Investment’s yield, then such Investment is valued at its par value. If the market yield is not estimated to approximate the Investment’s yield, the Sponsor will project the expected cash flows of the Investment based on its contractual terms and discount such cash flows back to the valuation date based on an estimated market yield. Market yield is estimated as of each quarterly valuation date based on a variety of inputs regarding the collateral asset(s) performance and capital market conditions, in each case as determined in good faith by the Sponsor. For each month that the Sponsor does not perform a valuation of such Investments, it will review such Investments to confirm that there have been no significant events that would cause a material change in value of any such Investment.

The Sponsor may determine that certain Investments in Debt and Other Securities will be valued using different procedures.

Liabilities

With respect to each Class, the Sponsor will include the fair value of such Class’s pro rata portion of BXPE’s liabilities as part of the Class’s monthly NAV calculation. These liabilities are expected to include the fees payable to the Investment Manager, any accrued Performance Participation Allocation, accounts payable, accrued operating expenses, fund level borrowings and other liabilities. All of BXPE’s borrowings will be held at cost. All other liabilities will generally be valued using widely accepted methodologies specific to each type of liability.

The Investment Manager will advance all of BXPE’s Organizational and Offering Expenses on BXPE’s behalf (other than Subscription Fees and Servicing Fees) through the first anniversary of the date on which BXPE accepts third-party investors and begins investment operations (“Effective Date”). BXPE will reimburse the Investment Manager for such advanced expenses ratably over the 60 months following the Effective Date. For purposes of calculating BXPE’s NAV for purchases or repurchases of units (but not for financial reporting purposes), the Organizational and Offering Expenses paid by the Investment Manager through the Effective Date will be recognized as a reduction to NAV in the month BXPE reimburses the Investment Manager for such costs.

For purposes of calculating a monthly NAV, the Servicing Fee for each applicable Class of Units will be calculated by multiplying the accrued monthly Servicing Fee rate (1/12th of the total annual Servicing Fee rate for each applicable Class of Units) by the aggregate NAV of such Class of Units for that month, after adjustment for any net portfolio income or loss, unrealized/realized gains or losses on assets and liabilities, Management Fee expense and Performance Participation Allocation accrual.

Distributions

BXPE may declare distributions from time to time. However, the Fund cannot guarantee that it will make distributions, and any distributions will be made at the discretion of the General Partner, considering factors such as earnings, cash flow, capital needs, taxes and general financial condition and the requirements of applicable law. As a result, BXPE’s distribution rates and payment frequency may vary from time to time.

Unitholders of record as of the record date will be eligible for distributions declared. The per Unit amount of distributions on Class S Units, Class D Units and Class I Units may differ if different Class-specific fees and expenses are deducted from the gross distributions for each Class. In the event that the Fund makes a distribution, we intend to adopt an “opt out” distribution reinvestment plan for investors. As a result, in the event of a declared cash distribution, each Unitholder that has not “opted out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional Units rather than receive cash distributions. See “Item 1(c). Description of Business— Distribution Reinvestment Plan.”

ITEM 10	RECENT SALES OF UNREGISTERED SECURITIES

We have not yet commenced commercial activities and will not do so until after the Subscription Date. On June 15, 2022, the Investment Manager purchased 4,000 Units of the Fund at a price of $25.00 per Unit as our initial capital. As of June 30, 2022, the Investment Manager was our only Unitholder. These Units were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

ITEM 11	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Description of our Units

General

There is currently no market for our Units, and we do not expect that a market for our Units will develop in the future. We do not intend for the Units registered under this Registration Statement to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our Units. Under the terms of the Partnership Agreement, Unitholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Partnership Agreement provides that no Unitholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a Unitholder, nor shall any Unitholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a Unitholder.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

As further explained in the Partnership Agreement and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the General Partner, Investment Manager, partnership representative and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Investment Manager on behalf of the Fund or any other entity (each, a “Fund Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Partnership Agreement, so long as the Fund Indemnified Party did not act in bad faith, fraud, willful misconduct, gross negligence or intentional and material breach of the Partnership Agreement.

As further explained in the Partnership Agreement and, if applicable, any indemnification agreements entered into by and between each officer and director, as applicable, and the Fund, and to the fullest extent permitted by law, the Fund will also indemnify each director on the Board of Directors (together with a Fund Indemnified Party, an “Indemnified Party”) for any act or omission that was performed or omitted in good faith in connection with the conduct of the affairs of the Fund, so long as the director did not act in bad faith, fraud, willful misconduct, gross negligence or intentional and material breach of the Partnership Agreement.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by an Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

Delaware Law and Certain Provisions of the Partnership Agreement

Organization and Duration

The Fund was formed on April 5, 2022 as a Delaware limited partnership. The Fund will remain in existence until dissolved in accordance with our Partnership Agreement or pursuant to Delaware law. The Partnership Agreement provides that the Fund will be dissolved upon (a) the determination made by the General Partner in its sole discretion, (b) the bankruptcy, termination, dissolution or withdrawal of the General Partner or (c) upon (i) certain cause events, including a finding by any court or governmental body of competent jurisdiction that the General Partner or the Investment Manager has committed a felony or a material violation of applicable securities laws that has a material adverse effect on the business of the Fund or the ability of the General Partner or the Investment Manager to perform their respective duties under the terms of the Partnership Agreement or the Investment Manager Agreement, as the case may be, and (ii) the vote by holders in interest of 75% of the outstanding Units to dissolve the Fund.

Purpose

Under our Partnership Agreement, the principal purpose of the Fund is to seek to invest in privately negotiated equity investments in accordance with the investment objectives and policies described elsewhere in this Registration Statement and the Partnership Agreement and to engage in any other lawful activity as the General Partner may from time to time determine.

Amendment to the Partnership Agreement

The Partnership Agreement may be amended, modified or supplemented without the approval of any other Unitholder by the written consent of the General Partner, except as otherwise required by law.

Actions Related to Merger, Conversion, Reorganization or Dissolution

The General Partner may in its sole discretion enter into any one or more transactions related to capital or conversion events, including a merger, conversion, consolidation or other reorganization of the Fund and take all actions necessary or desirable to affect any such transactions, as further described in the Partnership Agreement.

Exclusive Delaware Jurisdiction

Any action or proceeding against the parties relating in any way to the Partnership Agreement shall be brought and enforced in the courts of the State of Delaware, and to the extent that subject matter jurisdiction exists, the United States for the District of Delaware.

ITEM 12	INDEMNIFICATION OF DIRECTORS AND OFFICERS

As further explained in the Partnership Agreement and to the fullest extent permitted by law, the Fund will indemnify and hold harmless any of the General Partner, Investment Manager, partnership representative and any of their respective affiliates and any person who serves at the specific request of the General Partner or the Investment Manager on behalf of the Fund or any other entity (each, a “Fund Indemnified Party”) for any mistake in judgment or any action or omission required pursuant to the Partnership Agreement, so long as the Fund Indemnified Party did not act in bad faith, fraud, willful misconduct, gross negligence or intentional and material breach of the Partnership Agreement.

As further explained in the Partnership Agreement and, if applicable, any indemnification agreements entered into by and between each officer and director, as applicable, and the Fund, and to the fullest extent permitted by law, the Fund will also indemnify each director on the Board of Directors (together with a Fund Indemnified Party, an “Indemnified Party”) for any act or omission that was performed or omitted in good faith in connection with the conduct of the affairs of the Fund, so long as the director did not act in bad faith, fraud, willful misconduct, gross negligence or intentional and material breach of the Partnership Agreement.

The Fund’s indemnification obligations will be satisfied from the Fund’s assets. Upon prior written approval by the General Partner, the Fund will advance expenses that are reasonably incurred by an Indemnified Party in the defense or settlement of any claim that is subject to indemnification.

ITEM 13	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statement attached to this Registration Statement.

ITEM 14	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between the Fund and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statement attached to this Registration Statement is listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

3.1	Limited Partnership Agreement*

3.2	Certificate of Limited Partnership*

3.3	Certificate of Amendment to Certificate of Limited Partnership*

3.4	Form of Amended and Restated Limited Partnership Agreement

10.1	Form of Investment Management Agreement

20.1	Privacy Policy Notice *

20.2	Privacy Policy Notice for Non-U.S. Investors*

21.1	List of Subsidiaries – None.

*	Previously filed.

Index to Financial Statement

Blackstone Private Equity Strategies Fund L.P.

Report of Independent Registered Public Accounting Firm

To the Unitholder and the Board of Directors of Blackstone Private Equity Strategies Fund L.P.:

Opinions on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Blackstone Private Equity Strategies Fund L.P. (the “Partnership”) as of June 30, 2022 and the related notes (referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Partnership as of June 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

This financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Partnership’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Partnership in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ DELOITTE & TOUCHE LLP

New York, New York

July 15, 2022

We have served as the Partnership’s auditor since 2022.

Blackstone Private Equity Strategies Fund L.P.

Statement of Assets and Liabilities

(Dollars in Thousands, Except Unit and Per Unit Data)

June 30, 2022
Assets
Cash and Cash Equivalents	$100

Total Assets	$100

Liabilities
Total Liabilities	$—

Commitments and Contingencies
Net Assets
Common Unit — Class S units, unlimited units authorized, no units issued and outstanding	—
Common Unit — Class D units, unlimited units authorized, no units issued and outstanding	—
Common Unit — Class I units, unlimited units authorized, 4,000 units issued and outstanding	100

Total Net Assets	100

Total Liabilities and Net Assets	$100

Net Asset Value Per Unit	$25.00

See notes to financial statement.

Blackstone Private Equity Strategies Fund L.P.

Notes to Financial Statement

(All Dollars are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

1.	Organization

Blackstone Private Equity Strategies Fund L.P. (“BXPE”) is a Delaware limited partnership formed on April 5, 2022, and is a private fund exempt from registration under Section 3(c)(7) of the Investment Company Act of 1940, as amended (the “1940 Act”). BXPE was organized to invest primarily in privately negotiated, equity-oriented investments (“Private Equity Investments”). BXPE is structured as a perpetual-life strategy, with monthly, fully funded subscriptions and periodic repurchase offers.

BXPE expects to conduct a continuous private offering of its units in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (“1933 Act”), to investors that are both (a) accredited investors (as defined in Regulation D under the 1933 Act) and (b) qualified purchasers (as defined in the 1940 Act and rules thereunder).

As of June 30, 2022, BXPE had not commenced its investment activities. BXPE’s first fiscal period will end December 31, 2022.

Blackstone Private Equity Strategies Associates L.P., a Delaware limited partnership, is BXPE’s general partner (the “General Partner”). Overall responsibility for oversight of BXPE rests with the General Partner. The General Partner will delegate BXPE’s portfolio management function to Blackstone Private Investments Advisors L.L.C. (the “Investment Manager”). The Investment Manager will have discretion to make investments on behalf of BXPE and will be responsible for initiating, structuring, and negotiating BXPE’s investments, as well as actively managing each investment to seek to maximize value. The Investment Manager is a Delaware limited liability company and is registered with the United States Securities and Exchange Commission as an investment adviser under the United States Investment Advisers Act of 1940, as amended. The General Partner or the Investment Manager will provide administration services to BXPE and are individually and collectively referred to as the “Sponsor.” Both the General Partner and Investment Manager are subsidiaries of Blackstone Inc. (“Blackstone”).

BXPE’s investment objectives are to deliver medium- to long-term capital appreciation and, to a lesser extent, generate modest current income. BXPE will seek to meet its investment objectives by primarily investing in Private Equity Investments. BXPE expects to access Private Equity Investments in a variety of ways, including through:

•	Direct Investments — Investments in companies and other private assets, directly or through intermediate entities,

•	Secondary Investments — Secondary market purchases of existing investments in established funds managed by Blackstone or third-party managers, and

•	Primary Commitments — Capital commitments to commingled, blind pool investment funds managed by Blackstone or third-party managers.

To a lesser extent, BXPE will also invest in debt and other securities, including but not limited to loans, debt securities, public equities, interests in collateralized debt obligation and loan obligation vehicles, derivatives, money market instruments, cash and cash equivalents (“Debt and Other Securities”). Debt and Other Securities are generally expected to be liquid, and may be used to generate income, facilitate capital deployment and provide a potential source of liquidity.

BXPE will generally seek to invest at least 80% of its net asset value (“NAV”) in Private Equity Investments and up to 20% of its NAV in Debt and Other Securities. Its investments may vary materially from

Blackstone Private Equity Strategies Fund L.P.

Notes to Financial Statement — Continued

(All Dollars are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

these indicative allocation ranges due to factors such as a large inflow of capital over a short period of time, the Sponsor’s assessment of the relative attractiveness of opportunities, or an increase in anticipated cash requirements or repurchase requests and subject to any limitations or requirements relating to applicable law. Certain investments could be characterized by the Investment Manager, in its discretion, as either Private Equity Investments or Debt and Other Securities depending on the terms and characteristics of such investments. BXPE may make investments by investing in or alongside other Blackstone accounts, subject to the terms and conditions of BXPE’s and such other Blackstone accounts’ governing documents. BXPE may utilize leverage, incur indebtedness and provide other credit support for any purpose, including to fund all or a portion of the capital necessary for an investment, subject to certain limitations, and leverage may be used more heavily by certain investment strategies, such as Debt and Other Securities, particularly during the ramp-up period.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statement of BXPE has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). BXPE follows the accounting and reporting guidance applicable to investment companies in the Financial Accounting Standards Board Accounting Standards Codification Topic 946.

Use of Estimates

The preparation of the financial statement in accordance with GAAP requires management to make estimates that affect the amounts reported in the financial statement and accompanying notes. Management believes that estimates utilized in the preparation of the financial statement are prudent and reasonable. Actual results could differ from those estimates and such differences could be material.

Cash and Cash Equivalents

Cash and Cash Equivalents represents cash on hand, cash held in banks, money market funds and liquid investments with original maturities of three months or less.

Organizational and Offering Expenses

Organizational and offering costs will only be borne by BXPE when BXPE first accepts third-party investors and begins investment operations, at which time, costs associated with the organization of BXPE will be expensed as incurred. Costs associated with the offering of Class S, Class D and Class I units of BXPE will be capitalized as a deferred expense and included as an asset on the Statement of Assets and Liabilities and amortized over a twelve-month period from incurrence. BXPE has not accepted any third-party investors, therefore organizational and offering expenses are not recorded in the accompanying Statement of Assets and Liabilities.

Income Taxes

BXPE is treated as a partnership for income tax purposes and is not subject to income taxes.

Blackstone Private Equity Strategies Fund L.P.

Notes to Financial Statement — Continued

(All Dollars are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

3.	Related Party Transactions

Partnership Agreement

BXPE has entered into a limited partnership agreement with the General Partner. Overall responsibility for BXPE oversight rests with the General Partner, subject to certain oversight rights held by BXPE’s Board of Directors. The General Partner will delegate BXPE’s portfolio management function to the Investment Manager.

Performance Participation Allocation

The General Partner, or any other entity designated by the General Partner, will be allocated a performance participation (“Performance Participation Allocation”) by BXPE equal to 12.5% of total return subject to a 5% annual hurdle amount and a high water mark with 100% catch-up. Such allocation will be measured on a calendar year basis, paid quarterly and accrued monthly (subject to pro-rating for partial periods). The General Partner may elect to receive the Performance Participation Allocation in cash, units and/or shares or units of intermediate entities. If the Performance Participation Allocation is paid in BXPE units, such units may be repurchased at the General Partner’s request and will be subject to certain limitations.

Investment Management Agreement

BXPE intends to enter into an investment management agreement with the Investment Manager (the “Investment Management Agreement”).

Management Fee

In consideration for its services, BXPE will pay the Investment Manager a management fee (the “Management Fee”) equal to 1.25% of BXPE’s NAV per year payable monthly, before giving effect to any accruals for the Management Fee, servicing fees related to BXPE’s Class S and Class D units, Performance Participation Allocation, pending unit repurchases, any distributions and without taking into account accrued and unpaid taxes of any intermediate entity through which BXPE indirectly invests in an investment or taxes paid by any such intermediate entity during the applicable month. The management fee will be calculated by the Sponsor.

The Investment Manager may elect to receive the Management Fee in cash, units and/or shares or units of intermediate entities. If the Management Fee is paid in BXPE units, such units may be repurchased at the Investment Manager’s request and will be subject to certain limitations. Additionally, the Investment Manager may separately elect for the Management Fee to be paid (in whole or in part) to an affiliate of the Investment Manager in satisfaction of Management Fee amounts owed to the Investment Manager in connection with services provided by such affiliate to BXPE and/or any intermediate entity. The Investment Manager has agreed to waive the Management Fee for the first six months following the date on which BXPE first accepts third-party investors for this offering.

Dealer Manager Agreement

BXPE intends to enter into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with Blackstone Securities Partners L.P. (the “Dealer Manager”), a registered broker-dealer. Pursuant to the Dealer Manager Agreement, the Dealer Manager will manage BXPE’s relationships with third-party brokers engaged by the Dealer Manager to participate in the distribution of units, which are referred to as participating brokers, and financial advisors. The Dealer Manager will also coordinate BXPE’s marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of BXPE’s offering, its investment strategies, material aspects of its operations and subscription procedures.

Blackstone Private Equity Strategies Fund L.P.

Notes to Financial Statement — Continued

(All Dollars are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

The Dealer Manager will be entitled to receive unitholder servicing fees monthly in arrears at an annual rate of 0.85% of the value of BXPE’s NAV attributable to Class S units as of the beginning of the first calendar day of the month. The Dealer Manager will be entitled to receive unitholder servicing fees monthly in arrears at an annual rate of 0.25% of the value of BXPE’s NAV attributable to Class D units as of the beginning of the first calendar day of the month. There will not be a unitholder servicing fees with respect to Class I units. The unitholder servicing fees will be payable to the Dealer Manager, but the Dealer Manager anticipates that all or a portion of such fees will be retained by, or reallowed (paid) to, participating brokers or other financial intermediaries. See Note 5. “Net Assets” for further details.

Feeder

Blackstone Private Equity Strategies Fund (TE) L.P. (the “Feeder”) is a feeder vehicle for BXPE. The Feeder was established to allow certain investors with particular tax characteristics, such as tax-exempt investors and non-U.S. investors, to participate in BXPE in a more efficient manner. Investors in the Feeder will indirectly bear a portion of the Management Fee and Performance Participation Allocation paid by BXPE, but such expenses will not be duplicated at the Feeder level.

BXPE Lux

BXPE will invest alongside Blackstone Private Equity Strategies Fund SICAV (“BXPE Lux”), a Luxembourg alternative investment fund available to individual investors primarily domiciled in countries of the European Economic Area, the United Kingdom, Switzerland, Asia and certain other jurisdictions, together with its master fund, feeder funds, parallel funds and other related entities. While BXPE and BXPE Lux have substantially similar investment objectives and strategies and are expected to have highly overlapping investment portfolios and together form the “BXPE Fund Program,” BXPE and BXPE Lux will be operated as distinct investment structures.

Affiliates

The General Partner, Investment Manager, Dealer Manager, Feeder, and BXPE Lux are affiliates of BXPE.

4.	Commitments and Contingencies

Commitments

The Investment Manager has agreed to advance organizational and offering expenses, other than subscription fees and servicing fees related to Class S and Class D units, on BXPE’s behalf through the first anniversary of the date on which BXPE first accepts third-party investors and begins investment operations (the “Effective Date”). BXPE will reimburse the Investment Manager for all such advanced expenses ratably over the 60 months following the Effective Date. As of June 30, 2022, the Investment Manager and its affiliates have incurred organizational and offering expenses on BXPE’s behalf in the amount of $4.3 million. This amount will only be borne by BXPE when BXPE first accepts third-party investors and begins investment operations.

5.	Net Assets

In connection with its formation, BXPE has the authority to issue an unlimited number of units of each unit class.

BXPE expects to offer three classes of limited partnership units: Class S, Class D, and Class I units. Class S and Class D units will bear a servicing fee in an amount equal to, on an annualized basis, 0.85% and 0.25%,

Blackstone Private Equity Strategies Fund L.P.

Notes to Financial Statement — Continued

(All Dollars are in Thousands, Except Unit and Per Unit Data, Except Where Noted)

respectively, of the NAV of each class of units as of the last day of each month. In calculating the servicing fee, BXPE will use the NAV before giving effect to any accruals for the servicing fee, repurchases, if any, for that month and distributions payable on BXPE’s units. No servicing fee will be payable with respect to Class I units. The purchase price per unit of each class is equal to the NAV per unit for such class as of the last calendar day of the immediately preceding month. Until BXPE has determined its first NAV, the subscription price for units will be $25.00 per unit plus applicable subscription fees.

Certain financial intermediaries through which a unitholder is placed in BXPE may charge the unitholder upfront selling commissions, placement fees, subscription fees or similar fees (“Subscription Fees”) of up to (a) 3.5% of NAV on Class S units and (b) 1.5% of NAV on Class D units sold in the offering. These Subscription Fees are paid by the unitholder outside of its investment in BXPE and not reflected in BXPE’s NAV.

On June 15, 2022, the Investment Manager purchased 4,000 Class I units at a price of $25.00 per unit as its initial capital. As of June 30, 2022, the Investment Manager was BXPE’s only unitholder.

It is expected that the NAV for each unit class will first be determined as of the end of the first full month after BXPE has accepted third-party investors and has begun investment operations. Thereafter, the NAV for each unit class will be calculated monthly by the Sponsor. The NAV will be based on the month-end values of investments, the addition of the value of any other assets such as cash, and the deduction of any liabilities, including the accrual and allocation of the Management Fee and the Performance Participation Allocation and the deduction of expenses attributable to certain unit classes, such as applicable servicing fees.

6.	Subsequent Events

BXPE’s management evaluated subsequent events through July 15, 2022, the date of issuance of the financial statement. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, the financial statement as of June 30, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Blackstone Private Equity Strategies Fund L.P.

By:	/s/ David Blitzer
Name: David Blitzer
Title: Chairman

Date: July 15, 2022